AGREEMENT RE:  CONNECTICUT NEEWS PROJECTS

BY AND BETWEEN

THE CONNECTICUT LIGHT AND POWER COMPANY

AND

THE UNITED ILLUMINATING COMPANY

DATED:  JULY 14, 2010

i

SECTION 20.	Dispute Resolution	45

SECTION 21.	Relationship of the Parties	47

SECTION 22.	Public Announcement	48

SECTION 23.	Miscellaneous Provisions	48

Exhibit A:

UI Investment Line

Exhibit B:

Potential UI Connecticut GSRP Project Assets

Exhibit C:

Intentionally Omitted

Exhibit D:

Purchase and Sale Terms

Attachment D-1:

Form of Bill of Sale

Attachment D-2:

Form of Assignment and Assumption Agreement

Attachment D-3:

Form of License Agreement

Attachment D-4:

Form of Property Tax Agreement

Attachment D-5:

Form of Asset Demarcation Agreement

Exhibit E:

Intentionally Omitted

Exhibit F:

Intentionally Omitted

Exhibit G:

Intentionally Omitted

Exhibit H:

O&M Agreement

Exhibit I:

Step-In Agreement

Exhibit J:

Confidentiality Agreement

Schedule A:

Payments Under Section 3(n)

ii

AGREEMENT RE: CONNECTICUT NEEWS PROJECTS

This Agreement Re: Connecticut NEEWS Projects is entered into as of July 14, 2010 (the "Effective Date"), by and between The Connecticut Light and Power Company ("CL&P") and The United Illuminating Company ("UI") (CL&P and UI are each a "Party" and, collectively, the "Parties").

WHEREAS, UI desires to support, invest in and own certain assets comprising, in part, the portions of the New England East-West Solution Projects being Developed (defined below) by CL&P and to be located in the State of Connecticut or the HVDC (defined below) alternatives thereto to be located in the State of Connecticut, and to assume certain associated Liabilities (defined below), all on the terms and conditions set forth in the Transaction Documents (defined below) (the "Transaction") (the New England East-West Solution Projects, as well as the HVDC alternatives thereto, to the extent that any or all of them are or will be Developed by CL&P or any of CL&P's Affiliates (defined below), are hereinafter referred to as the "NEEWS Projects").  Such portions of the NEEWS Projects to be located in the State of Connecticut are the Connecticut GSRP Project (defined below), the Connecticut Interstate Project (defined below) and the Central Connecticut Project (defined below), each of which is subject to change by CL&P as more particularly set forth in this Agreement (defined below).  All such portions of the NEEWS Projects to be located in the State of Connecticut, as well as any and all HVDC alternatives thereto, to the extent that any or all of them are or will be Developed by CL&P or any of CL&P's Affiliates, are referred to herein collectively as the "Connecticut NEEWS Projects"; and

WHEREAS, CL&P and UI desire to enter into the Transaction pursuant to the terms and conditions set forth in the Transaction Documents;

NOW, THEREFORE, for good and valuable consideration received to each Party's full satisfaction, the Parties agree as follows:

1.

Definitions of Terms; Interpretation.

(a)

Definitions.  Except as otherwise provided in this Section 1, as used in the Associated Agreements, the following terms shall have the following meanings:

"Actionable Conduct" means a conscious, voluntary act or omission in reckless disregard of a legal duty and of the consequences to another Person.

"Additional Installations" has the meaning given in Section 1.2 of the License Agreement.

"Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control or ownership with the specified Person, including, in case of each Party, the ultimate parent company of such Party.

For purposes of this definition, "control" means the power to direct the management and policies of the specified Person.

"Agreement" means this Agreement re: Connecticut NEEWS Projects, dated as of the Effective Date, by and between the Parties, including all exhibits and schedules hereto, and any and all amendments hereto or thereto agreed to in writing by the Parties, provided that the term "Agreement" as used in any Associated Agreement other than this Agreement shall have the meaning set forth in such Associated Agreement.

"Asset Demarcation Agreement" has the meaning given in Paragraph E.1(e) of the Purchase and Sale Terms.

"Assigned Rights" has the meaning given in Section 1(a) of the Assignment and Assumption Agreement.

"Assignment and Assumption Agreement" has the meaning given in Paragraph E.1(b) of the Purchase and Sale Terms.

"Associated Agreements" means this Agreement (including the Purchase and Sale Terms), the Assignment and Assumption Agreement, the Asset Demarcation Agreement, the Bill of Sale, the License Agreement and the Property Tax Agreement.

"Assumed Liabilities" has the meaning given in Paragraph D of the Purchase and Sale Terms.

"Bankrupt" means, with respect to a Person, if such Person or any of its Affiliates (a) files a petition or otherwise commences a Proceeding under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it; (b) makes an assignment or any general arrangement (other than an assignment undertaken in connection with a financing) for the benefit of creditors; (c) otherwise becomes bankrupt or insolvent (however evidenced); (d) has a liquidator, administrator, receiver, bankruptcy trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, provided that if such action is taken without the consent of such Person, then such Person shall be allowed twenty (20) days to dismiss such appointment; or (e) is generally unable to pay its debts as they fall due.

"Bill of Sale" has the meaning given in Paragraph E.1(a) of the Purchase and Sale Terms.

"Business Day" means any day other than Saturday and Sunday and other than when the following holidays are celebrated: New Year's Day; Presidents' Day; Good Friday; Memorial Day; Independence Day; Labor Day; Columbus Day; Veterans Day; Thanksgiving Day; day after Thanksgiving; and Christmas Day.

"Buy-Back Option" has the meaning given in Paragraph I.2(a) of the Purchase and Sale Terms.

"Buyer" has the meaning given in the introductory paragraph of the Bill of Sale.

"Buy-Up Rights" means collectively UI's right to increase the total amount of UI Investments when each Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation pursuant to Section 3(d) as effected through Section 3(m)(ii)(B).

"Capital Improvement" has the meaning given in Section 1.1 of the O&M Agreement.

"CEAB" means the Connecticut Energy Advisory Board and any successor thereto.

"CEII" means critical energy infrastructure information, as defined by FERC pursuant to 18 C.F.R. §388.113(c)(1), or any successor designation of information having a similar effect.

"Central Connecticut Project" means, as currently contemplated (as of the Effective Date), a set of reliability improvements to the electric transmission system of Southern New England that are or will be Developed by CL&P or any of CL&P's Affiliates and that currently includes the Development of a 345-kV electric transmission line along existing overhead line rights-of-way extending approximately thirty-seven (37) miles in Connecticut from CL&P's Frost Bridge 8R Substation in Watertown, Connecticut to CL&P's North Bloomfield 2A Substation in Bloomfield, Connecticut along with substation upgrades and expansions, as described in CL&P's Transmission Project Summary TPS-06-019-CT, rev. 2, internally approved by CL&P or its Affiliate on January 19, 2010, as it may be amended from time to time by CL&P; if Development of the aforementioned project is terminated, the "Central Connecticut Project" also shall include any and all substitute projects that are (a) in the same geographic area set forth in the above-referenced Transmission Project Summary, (b) reasonably expected by CL&P to be funded in whole or in part through regional rates, and (c) proposed to ISO-NE by CL&P or any Affiliate of CL&P on or before the tenth (10th) anniversary of the Effective Date.

"C.F.R." means the Code of Federal Regulations of the United States of America.

"Change of Control" means a transaction that requires the approval of the DPUC pursuant to Connecticut General Statutes §16-47, as it may be amended, supplemented or replaced from time to time.

"CL&P" has the meaning given in the introductory paragraph of this Agreement.

"CL&P Facilities" has the meaning given in Section 1 of the Asset Demarcation Agreement.

"CL&P Investment Approvals" has the meaning given in Section 13(a)(ii)(A).

"CL&P Property" has the meaning given in the Recitals of the License Agreement.

"CL&P's Regulatory Approvals" means the CL&P Investment Approvals and the CL&P Transfer Approvals.

"CL&P Transfer Approvals" has the meaning given in Section 13(b)(ii)(A).

"Claim" means any claim, complaint, investigation, hearing, demand, demand letter, allegation of Liability or potential Liability or notice of noncompliance or violation delivered by any Relevant Authority or other Person.

"Closing" has the meaning given in Paragraph B.1 of the Purchase and Sale Terms.

"Closing Date" has the meaning given in Paragraph B.1 of the Purchase and Sale Terms.

"Code" has the meaning given in Paragraph B.2(c) of the Purchase and Sale Terms.

"Commercial Operation" means the date that is one (1) day after Readiness for Energization.

"Common Permit" has the meaning given in Paragraph A of the Purchase and Sale Terms.

"Component" means a Property Unit that is part of a Connecticut NEEWS Project.

"Confidentiality Agreement" has the meaning given in Section 11(a).

"Connecticut GSRP Project" means, as currently contemplated (as of the Effective Date), the Connecticut portions of a set of reliability improvements to the electric transmission system of Southern New England that are or will be Developed by CL&P or any of CL&P's Affiliates and that currently include the Development of a 345-kV electric transmission line along existing overhead line rights-of-way extending approximately twelve (12) miles in Connecticut from CL&P's North Bloomfield 2A Substation in Bloomfield, Connecticut to the point at which the electric transmission right-of-way between such North Bloomfield 2A Substation and Western Massachusetts Electric Company's Agawam Substation crosses the Connecticut/Massachusetts state line, along with substation upgrades and expansions, as described in CL&P's Transmission Project Summary TPS-06-048-MA, rev. 1, internally approved by CL&P or its Affiliate on March 16, 2010, as it may be amended from time to time by CL&P; if Development of the aforementioned project is terminated, the "Connecticut GSRP Project" also shall include any and all substitute projects that are (a) in the same geographic area set forth in the above-referenced Transmission Project Summary, (b) reasonably expected by CL&P to be funded in whole or in part through regional rates, and (c) proposed to ISO-NE by CL&P or any Affiliate of CL&P on or before the tenth (10th) anniversary of the Effective Date; the "Connecticut GSRP Project" also includes the Manchester to Meekville Line, whether or not the Manchester to Meekville Line is otherwise considered part of the Connecticut NEEWS Projects.

"Connecticut Interstate Project" means, as currently contemplated (as of the Effective Date), the Connecticut portions of a set of reliability improvements to the electric transmission system of Southern New England that are or will be Developed by CL&P or any of CL&P's Affiliates and that currently include the Development of a 345-kV electric transmission line along existing overhead line rights-of-way extending approximately thirty-eight (38) miles in Connecticut from Card 11F Substation in Lebanon, Connecticut to the point at which the electric transmission right-of-way between Card and Sherman Road Substations crosses the Rhode Island/Connecticut state line, including the additional work to loop the Millstone to Manchester 310 Line into Card Substation, along with substation upgrades and expansions, as described in CL&P's Transmission Project Summary TPS-06-022-CT, rev. 3, internally approved by CL&P or its Affiliate on June 19, 2008, as it may be amended from time to time by CL&P, and in CL&P's Transmission Project Summary TPS-06-021-CT, rev. 3, dated March 12, 2008, as it may be amended from time to time by CL&P; if Development of the aforementioned project is terminated, the "Connecticut Interstate Project" also shall include any and all substitute projects that are (a) in the same geographic area set forth in the above-referenced Transmission Project Summary, (b) reasonably expected by CL&P to be funded in whole or in part through regional rates, and (c) proposed to ISO-NE by CL&P or any Affiliate of CL&P on or before the tenth (10th) anniversary of the Effective Date.

"Connecticut NEEWS Projects" has the meaning given in the Recitals of this Agreement.

"Contract" has the meaning given in Paragraph A of the Purchase and Sale Terms.

"Contractor Facilities" has the meaning given in Section 1.1 of the O&M Agreement.

"CONVEX" means The Connecticut Valley Electric Exchange.  The Connecticut Valley Electric Exchange is a Local Control Center (as defined in the ISO-NE Tariff) and performs certain functions regarding the operation of the electric transmission system and dispatch of generation in the State of Connecticut and the Commonwealth of Massachusetts in accordance with the ISO-NE Tariff and the TOA.

"Conveyance" has the meaning given in the Recitals of the License Agreement.

"Cost" means any and all costs incurred (as reasonably determined by CL&P) or to be incurred (as determined by CL&P in its good faith business judgment) by CL&P with respect to each or all (as the context requires) of the Connecticut NEEWS Projects as reflected on the books of CL&P maintained in accordance with the FERC Uniform System of Accounts. For purposes of this Agreement, Cost shall include only those costs associated with a Component for matters occurring prior to Commercial Operation of such Component.

"CPR" means the CPR Institute for Dispute Resolution (formerly known as the Center for Public Resources).

"CPR Mediation Procedure" means the procedures developed by CPR to facilitate the conduct of the mediation process.

"CPR Panels of Distinguished Neutrals" means a list of qualified mediators and arbitrators developed and maintained by CPR available to help resolve complex business disputes.

"CPR Rules for Non-Administered Arbitration" means the rules developed by CPR to facilitate the conduct of the arbitration process.

"Credit Rating" means, with respect to any Person, the rating assigned to such Person by Moody's and S&P (or if only one such entity provides a rating, then Moody's or S&P) for such Person's senior unsecured, unsubordinated long-term debt obligations (not supported by third party credit enhancements) or, if such Person does not have a rating for its senior unsecured, unsubordinated long-term obligations, then the rating one notch below the rating then assigned to such issuer as a corporate or long-term issuer rating.  If a Person has a rating from Moody's and S&P, then, if the ratings differ, the lower of the two Credit Ratings shall apply.

"Definitive Agreement" means this Agreement re: Connecticut NEEWS Projects, dated as of the Effective Date, by and between the Parties, including all exhibits and schedules hereto (including the Purchase and Sale Terms), and any and all amendments hereto or thereto agreed to in writing by the Parties.

"Deposit Rate" means CL&P's pre-tax weighted average cost of capital for CL&P's transmission business as adjusted annually, calculated in accordance with Schedule A.

"Development" means any and all activities related to bringing an electric transmission project to Commercial Operation, including any and all activities related to planning, design, permitting, engineering, procurement, construction and/or commissioning each such project.  "Develop" shall have the same meaning in verb form.

"DPUC" means the State of Connecticut Department of Public Utility Control and any successor thereto.

"Effective Date" has the meaning given in the introductory paragraph of this Agreement.

"EMF" means electromagnetic field.

"Environment" means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air (including indoor air) and any other environmental medium or natural resource.

"Environmental Law" means Law relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land, natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Materials, including all applicable common law pertaining to actions for personal injury and/or property damage resulting from Hazardous Materials with respect to both on-site and off-site contamination; or (d) noise.

"Environmental Liability" means any Liability (including enhanced oversight expenses) under or related to Environmental Law arising as a result of or in connection with (a) the construction, installation, ownership, use, operation and/or maintenance of all or any portion of any Group of Purchased UI Assets whether occurring prior to, on, or after the Closing Date; (b) the presence or Release of Hazardous Materials at, on, in, under, adjacent to or migrating from the location of any of the assets comprising all or any portion of any Group of Purchased UI Assets prior to, on or after the Closing Date; (c) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Materials that are present or have been Released prior to, on or after the Closing Date at, on, in, under, adjacent to or migrating from the location of any of the assets comprising all or any portion of any Group of Purchased UI Assets; (d) the off-site disposal, treatment, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Materials, prior to, on or after the Closing Date, in connection with the construction, installation, ownership, use, operation and/or maintenance of all or any portion of any Group of Purchased UI Assets; and (e) the investigation and/or Remediation of Hazardous Materials that are generated, disposed, treated, stored, transported, discharged, Released, recycled, or the arrangement of such activities, prior to, on or after the Closing Date, in connection with the construction, installation, ownership, use, operation and/or maintenance of all or any portion of any Group of Purchased UI Assets at any Offsite Disposal Facility.

"Event of Default" has the meaning given in Section 18.

"Excluded Communication Assets" has the meaning given in Section 2(b) of the Bill of Sale.

"Exempted Projects" means:

(a)

Any electric generation project in the ISO-NE generation project queue as of December 15, 2008;

(b)

Any Connecticut electric generation plant existing on December 15, 2008, or for which permits have been applied for or received, or which has been publicly disclosed in a filing with a governmental or regulatory authority or ISO-NE as of December 15, 2008;

(c)

Any electric generation project as to which an electric distribution company in the State of Connecticut is authorized by statute to purchase, own or operate;

(d)

Any electric transmission facility (other than the Connecticut NEEWS Projects) in the ISO-NE Regional System Plan, or that has been publicly disclosed in a filing with a governmental or regulatory authority or ISO-NE as of December 15, 2008;

(e)

         Any electric transmission facility intended to facilitate access to and importation of electric capacity and/or power from northern New England or Canada; and

(f)

Any electric transmission facility necessary to solve a reliability problem in UI's service territory.

Any and all plants, projects and facilities that are Exempted Projects by reason of their existence or their being planned as of December 15, 2008 shall not be considered Exempted Projects if and when they are modified in a manner that materially changes their scope, character and purpose, except if such plants, projects or facilities otherwise meet the definition of Exempted Projects notwithstanding any such material change.

"Facilities" has the meaning given in Section 1 of the Asset Demarcation Agreement.

"FERC" means the Federal Energy Regulatory Commission and any successor thereto.

"FERC 18 CFR" means the accounting rules and guidelines of FERC contained in Title 18 of the C.F.R.

"FERC Uniform System of Accounts" means the "Uniform System of Accounts Prescribed for Public Utilities and Licensees Subject to the Provisions of the Federal Power Act," as contained in 18 C.F.R. Part 101.

"Good Utility Practices" shall have the meaning set forth in the TOA from time to time.

"Group of Purchased UI Assets" means:  (a) as used in the Associated Agreements other than the Purchase and Sale Terms, such term as defined in each Bill of Sale; and (b) as used in the Purchase and Sale Terms, such term as defined in Paragraph A of the Purchase and Sale Terms.  Each Group of Purchased UI Assets shall coincide with a Component or Components such that the ownership of each Component shall not be divided in any manner.

"Hazardous Materials" means (a) any petrochemical or petroleum products, oil, waste oil, asbestos in any form that is or could become friable, urea formaldehyde foam insulations, lead-based paint and polychlorinated biphenyls; (b) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges or any chemical, material or substance that may give rise to Liability pursuant to, or is listed or regulated under, or the human exposure to which or the release of which is controlled or limited by Environmental Law; and (c)

any materials or substances defined in Environmental Law as "hazardous", "toxic", "pollutant", or "contaminant", or defined in Environmental Law using any words of similar meaning or legal or regulatory effect.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"HVDC" means high voltage direct current.

"Indemnified Environmental Obligations" has the meaning set forth in Paragraph G.2 of the Purchase and Sale Terms.

"Indemnified Person" has the meaning given in Paragraph G.1 of the Purchase and Sale Terms.

"Independent Accounting Firm" means Ernst & Young LLP, or if such company is not in existence, is providing services to either Party or is serving as either Party's independent auditor at the applicable time, such other internationally recognized accounting firm as the Parties shall mutually select at such time.

"Investment Notice" has the meaning given in Section 3(j).

"ISO-NE" means ISO-New England Inc. and any successor thereto as the independent system operator (including a regional transmission organization) for the regional transmission grid that includes each Group of Purchased UI Assets.

"ISO-NE Regional System Plan" means the annual planning report of ISO-NE concerning New England's bulk electric power system in effect on December 15, 2008.

"ISO-NE Tariff" means ISO-NE Transmission, Markets and Services Tariff, FERC Electric Tariff No. 3.

"Law" means any current and future applicable federal, state, local or other governmental or quasi-governmental (including the CEAB, CONVEX,  ISO-NE, NERC and NPCC) constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, decree, ruling, decision, judgment, license or permit.

"Liability" or "Liabilities" means any loss, fee (including experts' and/or attorneys' fees), cost, damage, expense, fine, penalty, liability, demand, action, settlement, judgment, award or other obligation of whatever nature, including cost and expense of claims management and litigation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including those arising as a result of any Proceeding and/or Claim and including any Environmental Liability.

"License Agreement" has the meaning given in Paragraph E.1(c) of the Purchase and Sale Terms.

"Licensed Premises" has the meaning given in Section 1.1 of the License Agreement.

"Managed Claims" means collectively (a) the Pending Proceedings (if any); (b) any Claim or Proceeding alleging that all or any portion of any Group of Purchased UI Assets, or the activities associated with the construction of, and/or capital improvements to, all or any portion of any Group of Purchased UI Assets, constitute overburdening of easement, trespass, nuisance, inverse condemnation, and/or similar Claims arising out of, and/or related to, in whole or in part, the construction of, and/or capital improvements to, all or any portion of any Group of Purchased UI Assets; and (c) any Claim or Proceeding arising out of, and/or related to EMFs associated with, and/or produced by, in whole or in part, all or any portion of any Group of Purchased UI Assets.

          "Manchester to Meekville Line" means, as currently contemplated (as of the Effective Date), a set of reliability improvements to the electric transmission system of Southern New England that are or will be Developed by CL&P or any of CL&P's Affiliates and that currently include the Development of a 115-kV electric transmission line along existing overhead line rights-of-way extending from just north of CL&P's Manchester Substation to Meekville Junction in South Windsor, Connecticut, as described in CL&P's Transmission Project Summary TPS-08-016-CT, rev. 1, internally approved by CL&P or its Affiliate on July 28, 2008, as it may be amended from time to time by CL&P; if Development of the aforementioned project is terminated, the "Manchester to Meekville Line" also shall include any and all substitute projects that are (a) in the same geographic area set forth in the above-referenced Transmission Project Summary, (b) reasonably expected by CL&P to be funded in whole or in part through regional rates, and (c) proposed to ISO-NE by CL&P or any Affiliate of CL&P on or before the tenth (10th) anniversary of the Effective Date.

"Master Agreements" has the meaning given in Section 2(c) of the Bill of Sale.

"Memorandum of Understanding" means the Memorandum of Understanding by and among NGrid and the Parties dated of even date herewith.

"Moody's" means Moody's Investor Services, Inc.

"NEEWS Projects" has the meaning given in the Recitals of this Agreement.

"NEON" means NEON Optica, Inc., a Delaware corporation, as successor in interest to NECOM LLC.

"NEON Agreements" means collectively (a) the Second Amended and Restated Agreement for the Provision of Fiber Optic Facilities and Services – Phase 1, dated December 23, 2002 (but effective as of September 27, 1994), among NUSCO, CL&P, Western Massachusetts Electric Company, Public Service Company of New Hampshire and NEON; and (b) the Second Amended and Restated Agreement for the Provision of Fiber Optic Facilities and Services – Phase 2, dated December 23, 2002, among NUSCO, CL&P, Western Massachusetts Electric Company, Public Service Company of New Hampshire and NEON, as each such agreement has been or may be amended from time to time.

"NERC" means the North American Electric Reliability Corporation and any successor thereto.

"NGrid" means New England Power Company d/b/a National Grid.

"No Harm Principle" has the meaning given in Section 13(c).

"Non-Breaching Party" means the Party as to whom an Event of Default has not occurred.

"Non-Managed Claim" means any Claim for which CL&P is entitled to indemnification by UI under the Transaction Documents that is not a Managed Claim.

"No Transfer Notice" has the meaning given in Section 13(d).

"NPCC" means the Northeast Power Coordinating Council and any successor thereto.

"NUSCO" means Northeast Utilities Service Company, a Connecticut corporation.

"O&M" has the meaning given in Section 7(a).

"O&M Agreement" has the meaning given in Section 7(a).

"Offsite Disposal Facility" means a location, other than the location of any asset comprising all or any part of any Group of Purchased UI Assets, that receives or received Hazardous Materials for storage and/or disposal by or on behalf of CL&P prior to the Closing Date or by or on behalf of UI on or after the Closing Date.

"Operating Authority" means that authority vested in ISO-NE pursuant to the TOA.

"Operating Requirements" has the meaning given in the Recitals of the Asset Demarcation Agreement.

"Order" means any order, consent order, judgment, writ, injunction, decree, decision, directive or award of a court, administrative judge or other Relevant Authority acting in an adjudicative or regulatory capacity, or of an arbitrator with jurisdiction over the subject matter.

"Owner" has the meaning given in Section 1.1 of the O&M Agreement.

"Ownership Demarcation Point" has the meaning given in Section 1 of the Asset Demarcation Agreement.

"Parent" means UIL Holdings Corporation.

"Partially Assigned Contract" has the meaning given in Section 1(b) of the Assignment and Assumption Agreement.

"Participating Transmission Owners" means those transmission owners who have executed the TOA with ISO-NE with the consent and approval of ISO-NE.

"Party" and "Parties" have the meaning given in the introductory paragraph of this Agreement.

"Pending Proceeding" means any Claim or Proceeding that exists with respect to a Connecticut NEEWS Project before the Closing relating to the applicable Group of Purchased UI Assets.

"Person" means a natural person, a corporation, a partnership, a limited liability company, a limited liability partnership, or any other entity.

"Plan" has the meaning given in Section 1 of the Asset Demarcation Agreement.

"Proceeding" means (a) any action, cause of action, and/or proceeding of whatever form including any writ, filing, hearing, complaint, lawsuit, litigation, mediation, arbitration, regulatory proceeding, investigation, petition for relief, appeal, injunction, declaratory action, and/or any process that has any effect similar to any of the foregoing; and (b) without limiting the generality of clause (a) of this definition, any process that involves the enforcement and/or declaration of any right, benefit and/or entitlement, seeks the relief from, and/or imposition of, any Liability of whatever nature, and/or requests any decision, authorization and/or other action from a Person other than a Party, whether or not a Relevant Authority.

"Project Rights" has the meaning given in Section 1(a) of the Assignment and Assumption Agreement.

"Property Tax Agreement" has the meaning given in Paragraph E.1(d) of the Purchase and Sale Terms.

"Property Unit" means a unit established by CL&P for the purpose of, among other things, accounting for and/or otherwise allocating Cost associated with an identifiable asset or group of similarly situated assets, as reflected on the books of CL&P as maintained in the ordinary course of CL&P's business.

" PTF" means pool transmission facilities that are owned by Participating Transmission Owners, over which ISO-NE has Operating Authority in accordance with the terms of the TOA.

"Purchase and Sale Terms" has the meaning given in Section 3(o)(iv).

"Purchaser" has the meaning given in Paragraph H.1(a) of the Purchase and Sale Terms.

"Put Closing" has the meaning given in Paragraph I.2(b) of the Purchase and Sale Terms.

"Readiness for Energization" means, with respect to each Component of each Connecticut NEEWS Project, the date upon which such Component has been checked for proper operation, and is otherwise ready to the satisfaction of CL&P for commencement of initial energization testing of such Component by CONVEX or CL&P's testing contractor to determine the electrical and mechanical functionality of such Component, as determined by CL&P, in its sole and exclusive discretion, exercised in good faith.

"Records" has the meaning given in Section 14(a).

"Regulatory Proceeding" has the meaning given in Section 1.1 of the O&M Agreement.

"Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Materials into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Materials).

"Relevant Authorities" means any and all governmental, quasi-governmental and/or regulatory authorities or any Person, including siting and other permitting authorities having jurisdiction over any or all of the Connecticut NEEWS Projects, and/or over the Parties or their respective Affiliates, including FERC, NERC, NPCC, ISO-NE, CONVEX, CEAB and DPUC.

"Relevant Rights" has the meaning given in Section 1(h) of the Assignment and Assumption Agreement.

"Remediation" means any or all of the following activities to the extent required to address the presence or Release of Hazardous Materials: (a) monitoring, investigation, assessment, treatment, cleanup containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Relevant Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice (or an oral notice that is appropriately documented or memorialized) from a Relevant Authority with competent jurisdiction under Environmental Law or a written opinion of a Licensed Environmental Professional (as defined in Connecticut General Statutes § 22a-133v), as contemplated by the relevant Environmental Law and in lieu of a written notice from a Relevant Authority, that no material additional work is required; and (d) any other activities reasonably determined by a Party to be necessary,  appropriate or required under Environmental Law.

"Repurchase Closing" has the meaning given in Paragraph I.2(a) of the Purchase and Sale Terms.

"Required Credit Rating" means a Credit Rating equivalent to the Credit Rating of UI as of the Effective Date.

"Reserved Ancillary Rights" has the meaning given in Section 2(d) of the Bill of Sale.

"Reserved Rights" has the meaning given in Section 2(a) of the Bill of Sale.

"Retained Rights" has the meaning given in Section 1(a) of the Assignment and Assumption Agreement.

"Right of First Refusal" has the meaning given in Paragraph I.1(c) of the Purchase and Sale Terms.

"S&P" means Standard and Poor's Rating Group (a division of McGraw-Hill, Inc.).

"Seller" has the meaning given in the introductory paragraph of the Bill of Sale.

"Sequential Approvals" has the meaning given in Section 13(b).

"Shared Contract" has the meaning given in Paragraph A of the Purchase and Sale Terms.

"Shared Structure" means any transmission or other structure installed as part of a Connecticut NEEWS Project that has or will have electric transmission and/or distribution facilities of CL&P attached to it that were not installed as part of, and/or otherwise not included in the Cost associated with, such Connecticut NEEWS Project.

"Step-In Agreement" has the meaning given in Section 7(d).

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, franchise, profits, withholding, real property, personal property, sales, use, transfer, conveyance, registration, value added, alternative or add-on minimum, estimated, or other tax, fees and other charges of any Relevant Authority of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Term" has the meaning given in Section 2.1 of the License Agreement.

"Third Party" means any Person other than the Parties or any of their respective Affiliates.

"Third Party Rights & Encumbrances" has the meaning given in Section 4.5 of the License Agreement.

"TOA" means that certain Transmission Operating Agreement dated February 1, 2005 between ISO-NE and the Participating Transmission Owners (as amended from time to time) on file with FERC or any successor document thereto.

"Transaction" has the meaning given in the Recitals of this Agreement.

"Transaction Assets" has the meaning given in Paragraph H.1(a) of the Purchase and Sale Terms.

"Transaction Documents" means the Associated Agreements, the O&M Agreement and the Step-In Agreement.

"Transaction Event of Default" has the meaning given in Paragraph I.2(a) of the Purchase and Sale Terms.

"Transfer" means, whether used in noun or verb form, a transaction, other than a Change of Control of Parent or UI, by which UI directly or indirectly (through an equity sale, merger or other means) sells, assigns, conveys, delegates or otherwise transfers all or any portion of its rights, obligations and/or other interests in the referenced agreement, property and/or other asset (including the proceeds thereof), including (a) a sale, assignment, license, lease, transfer, gift, or exchange, (b) as a result of the exercise of rights by any Person other than a Party under any pledge, encumbrance, hypothecation, and/or mortgage granted by UI and/or Parent, (c) any involuntary or voluntary transfer to a bankruptcy estate, receiver or similar person acting for the benefit of creditors, or (d) any other disposition whatsoever (including any transaction that could result in the functional equivalent of any of the foregoing), or an agreement or requirement to do any of the foregoing.

"Transferable Permits" has the meaning given in Paragraph A of the Purchase and Sale Terms.

"Transmission Facilities" has the meaning given in Section 1.1 of the O&M Agreement.

"UI" has the meaning given in the introductory paragraph of this Agreement.

"UI Assets" means the UI Central Connecticut Project Assets, the UI Connecticut GSRP Project Assets and the UI Connecticut Interstate Project Assets.

"UI Asset List" has the meaning given in Section 3(o)(i).

"UI Central Connecticut Project Assets" means those assets comprising, in part, the Central Connecticut Project that are to be owned or become owned by UI (as the context may require) as determined in accordance with Section 3(o).

"UI Connecticut GSRP Project Assets" means those assets comprising, in part, the Connecticut GSRP Project that are to be owned or become owned by UI (as the context may require) as determined in accordance with Section 3(o) and Exhibit B.

"UI Connecticut Interstate Project Assets" means those assets comprising, in part, the Connecticut Interstate Project that are to be owned or become owned by UI (as the context may require) in accordance with Section 3(o).

"UI Facilities" has the meaning given in Section 1 of the Asset Demarcation Agreement.

"UI Investments" has the meaning given in Section 3(a).

"UI Investment Approvals" has the meaning given in Section 13(a)(i)(A).

"UI Investment Line" has the meaning given in Section 3(b).

"UI Notice" has the meaning given in Paragraph I.1(b) of the Purchase and Sale Terms.

"UI's One Time Catch-Up Investment Right" has the meaning given in Section 3(i)(i).

"UI Put Option" has the meaning given in Paragraph I.2(b) of the Purchase and Sale Terms.

"UI's Regulatory Approvals" means the UI Investment Approvals and the UI Transfer Approvals.

"UI Transfer Approvals" has the meaning given in Section 13(b)(i)(A).

(b)

Interpretation.

(i)

Construction.  Insofar as reasonable, all terms and conditions of the Associated Agreements shall be construed and interpreted consistently.

(ii)

References. Reference to a given section, exhibit, schedule or attachment is reference to a section, exhibit, schedule or attachment of this Agreement, unless otherwise specified.  The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Agreement as a whole.

(iii)

Number.  As used in the Associated Agreements, all singular terms shall include the plural and vice versa as the context may require.

(iv)

General Interpretation.  Except where otherwise expressly provided or unless the context otherwise necessarily requires, in the Associated Agreements: (A) reference to a given Law or tariff shall mean such Law or tariff in effect as amended or modified as of the Effective Date, or on the date on which the reference is made, or performance and/or compliance is required; (B) reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made to that agreement or instrument or performance is required under that agreement or instrument; (C) "include(s)," "including" or any other variant thereof means "include(s), without limitation" or "including, without limitation," or any other variant thereof as the context requires; (D) the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; (E) reference to a Person includes its heirs, executors, administrators, successors and permitted assigns; and (F) any pronoun includes the corresponding masculine, feminine and/or neuter forms as the context may require.  The words "will" and "shall" are used interchangeably throughout the Associated Agreements; the use of either connotes a mandatory requirement; and the use of one or the other will not mean a different degree of right or obligation for either Party.  The headings and captions for the articles, sections, subsections, paragraphs and subparagraphs contained in the Associated Agreements have been inserted for convenience only and form no part of the Associated Agreements and shall not be deemed to affect the meaning or construction of any of the covenants, agreements, terms or conditions of the Associated Agreements.

(v)

Days.  Unless otherwise indicated, whenever the Associated Agreements refer to a number of days, such number shall refer to calendar days.  If any deadline calculated in accordance with the provisions of the Associated Agreements falls on a day that is not a Business Day, such deadline shall be extended automatically to the next Business Day.

(vi)

Non-waiver.  Failure of a Party to exercise any of its rights under any Associated Agreement will not excuse the other Party from compliance with the terms and conditions of the Associated Agreements, nor constitute a waiver of, or otherwise prejudice any rights or remedies of the Party possessing such rights.  No waiver by either Party of any rights or remedies under any Associated Agreement shall constitute a subsequent waiver of the same rights or remedies, except to the extent the original waiver so provides.  All waivers of rights and/or obligations under the Transaction Documents must be in writing, and executed and delivered by the Party to be bound thereby.

(vii)

Writing.  All notices, demands, directions, approvals, requests, acknowledgements, consents, authorizations, permission, invoices and/or other communications required or permitted to be given hereunder or under any of the other Associated Agreements from either Party shall be in writing and delivered to the other Party in accordance with Section 23(b).

(viii)

Participation.  The Parties acknowledge that (A) they are of equal bargaining strength and have jointly participated in the preparation of the Associated Agreements; and (B) any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of all or any portion of the Associated Agreements, or to any amendment to any of the Associated Agreements.

2.

NUSCO.  Any and all rights and/or obligations of CL&P under the Associated Agreements may be exercised and/or performed by NUSCO or any other Affiliate of CL&P acting as agent for CL&P.

3.

UI Investments.

(a)

UI Investments/Asset Ownership.  UI shall have the right, but not the obligation, to invest in each of the Connecticut NEEWS Projects on the terms and conditions set forth in the Transaction Documents.  Subject to the terms and conditions of the Transaction Documents, any and all such investments made by UI (herein referred to as "UI Investments") shall be made by wire transfer, in accordance with applicable wire instructions provided by CL&P to UI pursuant to Section 23(b).  UI Investments will entitle UI:

(i)

to receive the payments specified in Section 3(n); and

(ii)

subsequently,

(A)

to acquire the UI Assets on the Business Day immediately prior to Commercial Operation of each of such assets, subject to the terms and conditions set forth in the Transaction Documents and as more particularly set forth in Section 3(o) and Exhibit B attached hereto and made a part hereof (as applicable); or

(B)

to receive the payments provided for in Section 4.

(b)

UI Investment Line.  The term "UI Investment Line" shall mean the following formula used to determine UI's maximum aggregate investment rights under this Agreement (based upon the aggregate Cost of all Connecticut NEEWS Projects through the applicable determination date) beginning when the first Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation in accordance with Section 3(m)(ii)(A)(II):

Aggregate Cost of all Connecticut NEEWS Projects:	Maximum Aggregate UI Investment Rights:
(i) Less than or equal to $147,000,000.00	$25,000,000.00
(ii) $147,000,000.01 to $350,000,000.00	$25,000,000.00 plus ((20/203)*(aggregate Cost of the Connecticut NEEWS Projects in excess of $147,000,000.00))
(iii) $350,000,000.01 to $398,000,000.00	$45,000,000.00

(iv) $398,000,000.01 to $650,000,000.00	$45,000,000.00 plus ((15/252)*(aggregate Cost of the Connecticut NEEWS Projects in excess of $398,000,000.00))
(v) $650,000,000.01 to $711,000,000.00	$60,000,000.00
(vi) $711,000,000.01 or greater	8.4% of aggregate Cost of the Connecticut NEEWS Projects

The UI Investment Line is graphically depicted on Exhibit A attached hereto and made a part hereof.  In the event of any conflict between the immediately above table and Exhibit A, the provisions of the immediately above table shall control.  The UI Investment Line is subject to being lowered in accordance with Section 3(e).  Aggregate UI Investments shall not exceed under any circumstances the applicable amount on the UI Investment Line (as lowered, if at all, pursuant to Section 3(e)).  In the event that aggregate UI Investments exceed the applicable amount on the UI Investment Line for whatever reason, CL&P shall promptly refund such excess to UI, without any payment under Section 3(n) in respect of such excess amounts and without interest.

(c)

Pre-Commercial Operation UI Investment Rights.  Subject to the terms and conditions of the Transaction Documents, UI shall have the right, but not the obligation, to invest in each of the Connecticut NEEWS Projects in accordance with the provisions set forth below in this Section 3(c) and in Sections 3(d) through 3(m) and 3(o).  UI Investments shall be allocated among the Connecticut NEEWS Projects in accordance with this Section 3(c) and with Sections 3(d), 3(h), 3(m) and 3(o).

(i)

Initial Investment.  Subject to each Party's right to terminate this Agreement in accordance with Section 13(a), the UI Investment in connection with UI's initial investment opportunity shall be due and payable within thirty (30) days after UI's receipt of the initial Investment Notice; provided, that such initial Investment Notice shall not be given until after the satisfaction or waiver of all of the conditions precedent set forth in Section 13(a).  The amount of the required initial UI Investment shall be an aggregate amount equal to 8.4% of the aggregate Cost of all of the Connecticut NEEWS Projects incurred through and including the end of the then most recently ended calendar quarter.  The initial Investment Notice shall set forth a detailed summary of such Cost (itemized per project) and CL&P's calculation of the amount of the required initial UI Investment under this Section 3(c)(i).  If UI does not make the entire required initial UI Investment within the time period specified above in this Section 3(c)(i), then this Agreement shall automatically terminate and UI shall have no investment rights or other rights under the Transaction Documents.

(ii)

Quarterly UI Investments Before First Commercial Operation.  Subject to the provisions of Sections 3(d) and 3(i), UI Investments subsequent to the initial UI Investment shall be made quarterly beginning with the first calendar quarter after the initial Investment Notice is issued and shall be due and payable on or before the date that is the later to occur of (A) sixty (60) days after the end of each calendar quarter, or (B) thirty (30) days after UI's receipt of the applicable quarterly Investment Notice.  Until the first Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation, the maximum amount of each quarterly UI Investment shall be an aggregate amount equal to 8.4% of the aggregate Cost of all of the Connecticut NEEWS Projects incurred during the then most recently ended calendar quarter.

(d)

Buy-Up Rights.  As more particularly described in Section 3(m), if and when each Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation, UI has the right, but not the obligation, to exercise Buy-Up Rights by making an additional UI Investment in an amount (or any portion thereof) that will cause total UI Investments through such time to equal the maximum aggregate UI investment right as determined pursuant to the UI Investment Line (as lowered, if at all, pursuant to Section 3(e)).  Notwithstanding anything to the contrary in this Agreement regarding pro-ration of UI Investments, UI Investments made in the exercise of UI's Buy-Up Rights shall be allocated as follows:

(i)

When the first Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation, if UI elects to exercise all or any portion of its then-applicable Buy-Up Rights, the total amount of UI Investments made in the exercise of such Buy-Up Rights shall be allocated first to such first Connecticut NEEWS Project deemed by CL&P to have achieved Commercial Operation to increase total UI Investments in such project to the greater of (A) Twenty-Five Million Dollars ($25,000,000.00) or (B) 8.4% of the Cost of such project (as determined in accordance with Section 3(m)(ii)(B)(I)).  Any remaining amount of UI Investments made in the exercise of such Buy-Up Rights shall be allocated to, and pro-rated between, the other two (2) Connecticut NEEWS Projects based on CL&P's good faith estimate of the relative remaining Cost of each such Project;

(ii)

When the second Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation, if UI elects to exercise all or any portion of its then-applicable Buy-Up Rights, the total amount of UI Investments made in the exercise of such Buy-Up Rights at that time shall be allocated to such second Connecticut NEEWS Project deemed by CL&P to have achieved Commercial Operation to increase total UI Investments in such project to the greater of (A) Twenty Million Dollars ($20,000,000.00) or (B) 8.4% of the Cost of such project (as determined in accordance with Section 3(m)(ii)(B)(I)).  Any remaining amount of UI Investments made in the exercise of such Buy-Up Rights shall be allocated to the Connecticut NEEWS Project that has not been deemed by CL&P to have achieved Commercial Operation; and

(iii)

When the third Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation, if UI elects to exercise all or any portion of its then-applicable Buy-Up Rights, all UI Investments made in the exercise of such Buy-Up Rights at that time shall be allocated to such third Connecticut NEEWS Project deemed by CL&P to have achieved Commercial Operation.

(e)

Lowering of UI Investment Line.  To the extent UI does not exercise, in whole or in part, any Buy-Up Rights to increase UI Investments to the applicable maximum amount determined pursuant to the UI Investment Line when each Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation in accordance with applicable requirements of Section 3(m), the maximum aggregate UI investment right determined pursuant to the UI Investment Line shall be permanently lowered by an amount equal to such foregone amount.

(f)

Subsequent Quarterly UI Investments.  Beginning with the first quarter after the first Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation, the maximum amount of each quarterly UI Investment shall be the amount, if any, necessary to keep the total amount of UI Investments to date equal to the maximum aggregate UI investment right determined pursuant to the UI Investment Line (as lowered, if at all, pursuant to Section 3(e)); provided that, in calculating such maximum quarterly UI Investment, the following shall not be taken into account:

(i)

UI previously having made less than the maximum quarterly UI

Investment; and

(ii)

UI having deferred making any UI Investment pursuant to UI's One Time Catch-Up Investment Right.

Each such quarterly UI Investment made under this Section 3(f) shall be due and payable in accordance with the first sentence of Section 3(c)(ii).  After a Connecticut NEEWS Project shall be deemed by CL&P to have achieved Commercial Operation, UI shall have no further opportunity to invest in such Connecticut NEEWS Project other than through exercise of UI's Buy-Up Rights in accordance with Section 3(m)(ii)(B) and, as applicable, the adjustment under Section 3(k).

(g)

Minimum Quarterly UI Investments.  Subject to UI's One Time Catch-Up Investment Right, the required minimum amount of each quarterly UI Investment shall be an amount equal to eighty percent (80%) of the applicable maximum quarterly UI Investment under Section 3(c)(ii) or under Section 3(f), as applicable.

(h)

Cost Summary.  The Investment Notice for each of UI's quarterly investment opportunities under Section 3(c)(ii) or under Section 3(f), as applicable, shall set forth a detailed summary of (i) the aggregate Cost of all of the Connecticut NEEWS Projects that have not been deemed by CL&P to have achieved Commercial Operation (itemized per project) incurred through and including the end of the applicable calendar quarter, and (ii) CL&P's calculation of the maximum and minimum amounts of UI's applicable quarterly investment opportunity. Each quarterly UI Investment shall be pro-rated (or allocated, as applicable) pursuant to Section 3(m)(i).

(i)

UI's One Time Catch-Up Investment Right/Termination of Further Investment

Rights.

(i)

For any one (1) quarterly period for which UI is to make a quarterly UI Investment, UI may defer making all or any portion of such quarterly UI Investment to the earlier to occur thereunder of (A) the date when the quarterly UI Investment for the immediately succeeding quarter is due and payable, and (B) the date on which a UI Investment is made in the exercise of any Buy-Up Rights (such one time right being herein referred to as "UI's One Time Catch-Up Investment Right").  For purposes of this Agreement, any and all references in this Agreement to UI's failure to make the minimum required quarterly UI Investment shall mean that UI has failed to make the minimum quarterly investment and subsequently has failed to exercise UI's One Time Catch-Up Investment Right (if available) to invest such required minimum.

(ii)

If the amount of any quarterly UI Investment does not equal or exceed the minimum required quarterly investment for such calendar quarter as specified in Section 3(g), then, subject to UI's One Time Catch-Up Investment Right (if available), UI shall have no further investment rights (including Buy-Up Rights) under this Agreement.  If UI has no further investment rights under this Agreement as a result of UI's failure to make the minimum required quarterly UI Investment, UI's rights to acquire UI Assets shall nonetheless continue thereafter, with the amount of UI Assets to be acquired by UI determined as provided in Sections 3(m) and 3(o) and, to the extent applicable, Exhibit B (based on the total UI Investments as of the date of such failure).

(j)

Investment Notices.  Pursuant to Sections 3(c)(i), 3(c)(ii) and 3(f), CL&P shall deliver to UI (written) notice (each, as well as the notice of Buy-Up Rights pursuant to Section 3(m)(ii)(B), an "Investment Notice") of each investment opportunity available to UI under Sections 3(c)(i), 3(c)(ii) and 3(f) as follows: (i) with respect to the initial Investment Notice under Section 3(c)(i), within twenty (20) days after satisfaction of the conditions precedent set forth in Section 13(a); and (ii) with respect to each quarterly Investment Notice under Section 3(c)(ii) or under Section 3(f), within thirty (30) days after the end of each calendar quarter.  CL&P shall provide Investment Notices with respect to UI's Buy-Up Rights pursuant to Section 3(m)(ii)(B)(I).

(k)

Adjustments.  Subject to the provisions of this Section 3(k), CL&P may, in good faith, adjust Cost previously used in calculating any of UI's investment opportunities.  Any adjustments made by CL&P to Cost previously used in calculating UI's investment opportunities shall be reflected in the next UI investment opportunity after each such adjustment and, if the adjusted amount exceeds the sum of Five Hundred Thousand Dollars ($500,000.00), explained in reasonable detail in the next Investment Notice issued after CL&P makes such adjustment.  When CL&P, in good faith, expects that the next Component that is to be transferred to UI is to be the last Component of the last Connecticut NEEWS Project deemed by CL&P to have achieved Commercial Operation to be transferred to UI, CL&P shall make a final determination of Cost (of all of the Connecticut NEEWS Projects), which determination shall be based upon actual Cost (of all of the Connecticut NEEWS Projects) to such date, as reasonably determined by CL&P, and CL&P's good faith estimate of all future Cost (of all of the Connecticut NEEWS Projects).  UI's investment rights shall be subject to one final good faith adjustment pursuant to such final determination of Cost, which adjustment shall be made at least sixty (60) days before the date CL&P, in good faith, expects such Component to achieve Commercial Operation.  Any additional UI Investment or any refund by CL&P of any previous UI Investment resulting from such adjustment shall be made within thirty (30) days after CL&P's final Cost determination (and sooner in the case of an additional UI Investment, to the extent such last Component is expected by CL&P, in its good faith business judgment, to sooner achieve Commercial Operation).  No Component previously transferred by CL&P to UI shall be reconveyed by UI to CL&P as a result of any such good faith adjustment.

(l)

Substitute Projects.  Regarding UI Investments in any of the substitute projects described in the definitions of each of the Connecticut NEEWS Projects in Section 1(a), if CL&P expects in good faith that less than fifty percent (50%) of the Cost of any such substitute project will be recovered through regional rates, the Cost of only that portion of such substitute project(s) with respect to which CL&P in good faith expects to recover Cost through regional rates shall be considered for purposes of UI investment rights under this Agreement.

(m)

Allocation; Mechanics Re:  Buy-Up Rights; Adjustment of Investment Rate.

(i)

Quarterly UI Investments made pursuant to Section 3(c)(ii) shall be pro-rated among the Connecticut NEEWS Projects in proportion to the Cost of each Connecticut NEEWS Project incurred during the period for which the UI Investment was made.  Quarterly UI Investments made pursuant to Section 3(f) shall be pro-rated (or, after two (2) Connecticut NEEWS Projects have been deemed by CL&P to have achieved Commercial Operation, allocated) in the same manner, but excluding the Cost of any Connecticut NEEWS Project deemed by CL&P to have achieved Commercial Operation.  For the avoidance of doubt, UI shall not have the right to allocate the UI Investment made pursuant to UI's One Time Catch-Up Investment Right under Section 3(i)(i) to any specified Connecticut NEEWS Project(s); instead, such UI Investment shall be allocated in accordance with the applicable allocation at the time such UI Investment is made.

(ii)

(A)

(I)

As and when each Component of each Connecticut

NEEWS Project, all of which is to be transferred to UI in accordance with Section 3(o) and, to the extent applicable, Exhibit B, achieves Commercial Operation, CL&P shall transfer all of each such Component to UI, effective as of the Business Day immediately prior to the date upon which such Component achieves Commercial Operation, with a Cost (both actual Cost incurred to date as reasonably determined by CL&P and projected future Cost to be incurred for such Component, as determined in good faith by CL&P) as of the date on which CL&P notifies UI that such Component is expected by CL&P, in its good faith business judgment, to achieve Commercial Operation (pursuant to Section 3(o)(i)) equal to the amount of the UI Investment allocated to such project pursuant to Section 3(m)(i) and such Component pursuant to Section 3(o)(i), each as of the date of such notice.  CL&P shall allocate Cost to Components per CL&P's standard methodology for allocating Cost as of the date of such notice.

(II)

Once CL&P notifies UI, in accordance with Section 3(o)(i), that the first Component of a Connecticut NEEWS Project is to be transferred to UI pursuant to the applicable provisions of the Transaction Documents, is expected by CL&P in its good faith business judgment to achieve Commercial Operation, CL&P shall determine, in its good faith business judgment, whether all or substantially all of the Connecticut NEEWS Project of which the applicable Component is a part is likely to achieve Commercial Operation.  If and when CL&P makes the determination in its good faith business judgment that all or substantially all of such Connecticut NEEWS Project is likely to achieve Commercial Operation, which determination may be made at any time from and after the notification referred to above in this Section 3(m)(ii)(A)(II), then, for purposes of this Agreement, such Connecticut NEEWS Project shall be "deemed by CL&P to have achieved Commercial Operation" and CL&P shall provide UI with an Investment Notice for Buy-Up Rights pursuant to Section 3(m)(ii)(B)(I).

(B)

(I)

CL&P shall provide UI with an Investment Notice detailing UI's Buy-Up Rights within thirty (30) days after the date that each Connecticut NEEWS Project is deemed by CL&P to have achieved Commercial Operation, if at all.  For the first Connecticut NEEWS Project deemed by CL&P to have achieved Commercial Operation, such Investment Notice shall provide a detailed summary of the then-present aggregate Cost of all of the Connecticut NEEWS Projects (itemized per project) as of the date of notice, as reasonably determined by CL&P, together with CL&P's good faith projection of what such aggregate Costs will be at the time CL&P, in good faith, expects the first Connecticut NEEWS Project to achieve Commercial Operation in its entirety.  Such Investment Notice shall contain the allocation of UI's Buy-Up Rights pursuant to Section 3(d)(i) (assuming full investment by UI) based on actual and projected Cost determined by CL&P as provided immediately above.  Upon receipt by UI of any such Investment Notice, UI shall have the right, but not the obligation, to exercise its Buy-Up Rights pursuant to Section 3(d)(i).  Within thirty (30) days after the date of UI's receipt of such Investment Notice from CL&P, UI shall provide CL&P with (written) notice of UI's intention to exercise all or any portion of its Buy-Up Rights and the amount of Buy-Up Rights that UI intends to exercise.  If UI elects to exercise all or any portion of such Buy-Up Rights, UI shall fund UI Investments made in the exercise of UI's Buy-Up Rights (which shall be allocated pursuant to Section 3(d)(i)) within sixty (60) days after UI's receipt of such Investment Notice from CL&P (or within any longer period as may be specified in such Investment Notice) (and sooner, to the extent any Component of such Project to be transferred to UI as a result of UI's exercise of applicable Buy-Up Rights is expected by CL&P in its good faith business judgment, to sooner achieve Commercial Operation and be transferred to UI).  UI shall then have no further opportunity to invest in such Connecticut NEEWS Project.

(II)

As more fully described in Section 3(m)(ii)(A)(I), one (1) Business Day prior to the date of Commercial Operation of each Component of each Connecticut NEEWS Project all of which Component is to be transferred to UI pursuant to the applicable provisions of the Associated Agreements, CL&P shall transfer to UI all of the assets comprising such Component, provided that the Cost of all such assets (together with the Cost of all UI Assets previously transferred to UI with respect to such Connecticut NEEWS Project) is equal to or less than the amount of total UI Investments allocated to the Connecticut NEEWS Project of which the Component is a part as of the date of transfer.  (See Section 3(o) and Exhibit B for additional details on designation of UI Assets.)  If the UI Investments that have been allocated to the Connecticut NEEWS Project of which such Component is a part, and that have not yet been converted to assets transferred to UI are less than the Cost of the assets of such Component available for transfer pursuant to this Section 3(m)(ii)(B)(II) and Section 3(o)(i), CL&P shall not transfer such Component to UI, and such UI Investments shall be subject to Section 3(o)(iii).

(III)

Such process shall be repeated for the second and third Connecticut NEEWS Projects deemed by CL&P to have achieved Commercial Operation to effect UI's applicable Buy-Up Rights in connection with such projects being deemed by CL&P to have achieved Commercial Operation.

(iii)

Section 3(o) and Exhibit B (as applicable) include the methodology for determining the actual assets to be transferred to UI as contemplated by this Section 3(m), and Section 3(o) and the Purchase and Sale Terms include the terms and conditions of such transfers.  Cost calculation for any and all matters that are not finally determined with respect to each UI Investment at the time of notice of the applicable UI investment opportunity, including matters relating to accounting, including regulatory accounting, regulatory cost allowance and pending or threatened Claims, shall be made by CL&P in its good faith business judgment.

(n)

Payments to UI Re: UI Investments During Development.  Unless and until UI receives a transfer of UI Assets in respect of UI Investments, any and all UI Investments shall be considered deposits made by UI to CL&P for the contingent purchase of applicable Connecticut NEEWS Project assets.  CL&P shall be entitled to use such deposited amounts without restriction and without an accounting to UI.  Until the earliest to occur of (i) Commercial Operation and transfer to UI of a Component of the Connecticut NEEWS Project(s) to which the applicable UI Investments are allocated, (ii) transfer contemplated by Section 4(b)(ii), (iii) transfer of a portion of the Connecticut NEEWS Project(s) to which the applicable UI Investments are allocated (but only as to amounts paid to UI under Section 4(b)(iii)), (iv) termination of Development of the Connecticut NEEWS Project(s) to which the applicable UI Investments are allocated and (v) refund of UI Investments pursuant to Section 3(o)(i), (ii) and/or (iii) (but only as to such refunded amounts), CL&P shall pay to UI an amount equal to the Deposit Rate with respect to such UI Investments from the date of CL&P's receipt of such deposit.  Such payments shall be made by CL&P to UI on a quarterly basis, within sixty (60) days after the end of each calendar quarter, commencing with the calendar quarter ending after the date of UI's funding of the initial UI Investment in accordance with Section 3(c)(i).  Schedule A to this Agreement sets forth a more detailed description of the calculation of and timing of the payments to be made by CL&P to UI with respect to the UI Investments during Development of the Connecticut NEEWS Projects under this Section 3(n).

(o)

Mechanics of Transfer of UI Assets.

(i)

Subject to each Party's right to terminate this Agreement in accordance with the provisions of Sections 13 and 17, and subject to the satisfaction or waiver of the conditions precedent to the transfer of the UI Assets by CL&P to UI set forth in Section 13(b), CL&P shall transfer Components of Connecticut NEEWS Projects to UI in accordance with Section 3(m)(ii)(A)(I), this Section 3(o) and Exhibit B, as applicable.  No later than sixty (60) days prior to the date that a Component to be transferred to UI is expected by CL&P, in its good faith business judgment, to achieve Commercial Operation, CL&P shall provide UI with (written) notice of such fact, and shall provide UI with a detailed summary of the Cost (then-present Cost, as reasonably determined by CL&P, and projected future Cost, as determined in good faith by CL&P) of such Component as of such date; provided that, with respect to each of the Central Connecticut Project and the Connecticut Interstate Project, at least thirty (30) days prior to the date that CL&P reasonably expects to file an application with the applicable siting authority for such projects, CL&P shall provide UI with a list of potential UI Assets within each Component with respect to such projects (the "UI Asset List").  For each such project, the UI Asset List shall: (i) include potential UI Assets, the projected value of which shall be at least two (2) times the maximum value of the UI Investment in that particular project, as projected by CL&P in good faith (taking into account Buy-Up Rights projected by CL&P in good faith); and (ii) exclude the following categories of assets: (A) substations; (B) overhead electric transmission lines within one (1) pole span from any substation; (C) unless and until UI is permitted by Law to locate electric transmission facilities in the public right of way outside of UI's service territory, any electric transmission lines that run longitudinally along, or cross the public right of way; and (D) unless otherwise mutually agreed, any Shared Structures.  Within forty-five (45) days after receipt by UI of any UI Asset List, UI shall provide to CL&P (written) notice of those assets from such UI Asset List eligible to be transferred to UI for such project, prioritized by Component in a manner substantially similar to the prioritization set forth in Exhibit B.  UI shall select assets valued by CL&P at least one and one-half (1½) times CL&P's good faith projection of maximum value of assets to be transferred to UI (taking into account Buy-Up Rights projected by CL&P in good faith), with UI's selections to be subject to transfer in sequential order until the Cost of Components in the applicable project transferred to UI equal the required value based on UI Investments allocated to such project, subject to the provisions of the last sentence of Section 3(m)(ii)(B)(II).  UI must select all portions of each Component offered by CL&P before selecting the Components that are lower on the list of potential UI Assets presented by CL&P to UI.  If the (aggregate) Cost of assets selected and prioritized by UI in accordance with this Section 3(o) are, for any reason, less than the aggregate amount of the UI Investment allocated to the applicable project, then CL&P shall apply the following order of priority for allocating additional assets for transfer to UI that have a total value equal to such shortfall:

(A)

first, the remaining Components on the UI Asset List for such project, but only those Components that have not yet achieved Commercial Operation;

(B)

second, other assets (excluding substations, overhead electric transmission lines within one (1) pole span from any substation, electric transmission lines that run longitudinally along or cross the public right of way (unless and until UI is permitted by Law to locate any electric transmission facilities in the public right of way outside of UI's service territory) and, unless otherwise mutually agreed, any Shared Structures) constituting a Component of such project that has not yet achieved Commercial Operation; and

(C)

third, assets (excluding substations, overhead electric transmission lines within one (1) pole span from any substation and electric transmission lines that run longitudinally along or cross the public right of way (unless and until UI is permitted by Law to locate electric transmission facilities in the public right of way outside of UI's service territory) and, unless otherwise mutually agreed, any Shared Structures) constituting a Component of another Connecticut NEEWS Project that has not yet achieved Commercial Operation (in which case, such assets shall be transferred in connection with the Commercial Operation of the Component containing such assets);

provided that if CL&P, in good faith, determines that such additional assets, if any, fail to fully satisfy such shortfall, then the provisions of Section 3(o)(iii) shall apply, unless the last Group of Purchased UI Assets has been transferred to UI, in which case CL&P shall refund to UI such shortfall amount within forty-five (45) days after such determination.  Any allocations made pursuant to the provisions in paragraphs (A), (B) and (C) immediately above shall be taken into account for purposes of pro-rating future UI Investments.

(ii)

If any final adjustment to UI investment rights made in accordance with Section 3(k) results in UI making an additional UI Investment, and as a result, the UI Investments allocated to the last Component of the last Connecticut NEEWS Project to achieve Commercial Operation exceed the Cost of such Component, then such excess portion of such additional UI Investment shall be allocated in the sequential order to the next available Component on the applicable UI Asset List in accordance with Section 3(o)(i); provided that if the UI Investment so allocated in sequential order is less than the Cost of the next available Component, then such next available Component shall not be transferred to UI and such UI Investment shall be refunded by CL&P to UI within forty-five (45) days after such determination, and the Parties shall have no further rights or obligations concerning such UI Investment. If such final adjustment pursuant to Section 3(k) results in CL&P refunding all or a portion of any UI Investment(s), and as a result the UI Investments allocated to the last Component of the last Connecticut NEEWS Project to achieve Commercial Operation are less than the Cost of such Component, then such last Component shall not be transferred to UI and such UI Investments shall be refunded by CL&P to UI within forty-five (45) days after such determination, and the Parties shall have no further rights or obligations concerning such UI Investments.  Notwithstanding any such adjustment, no Component previously transferred by CL&P to UI shall be reconveyed by UI to CL&P as a result of any such adjustment.

(iii)

Concerning any and all UI Investments allocated to each of the first two (2) Connecticut NEEWS Projects deemed by CL&P to have achieved Commercial Operation that are not used to purchase Components of the applicable project (including due to UI Investments remaining after allocation in the sequential order of the applicable UI Asset List being insufficient to equal the Cost of the next available Component on such UI Asset List), such excess UI Investments shall continue to earn the Deposit Rate and shall be credited against the immediately succeeding UI Investment(s) by reallocating such amounts to the other Connecticut NEEWS Project(s) that has/have not yet been deemed by CL&P to have achieved Commercial Operation in lieu of UI funding such UI Investment(s) in response to an Investment Notice; provided that, upon the later to occur of (A) transfer of the last Group of Purchased UI Assets to UI, or (B) termination of the Development of all of the Connecticut NEEWS Projects, any such excess amounts that have not yet been reallocated in accordance with the foregoing shall be refunded by CL&P to UI within forty-five (45) days thereafter, and the Parties shall have no further rights or obligations concerning such excess amounts.  Such reallocation shall be effected consistent with Section 3(m)(i) with the reallocated funds being treated as new UI Investments for purposes of such proration according to Cost.  CL&P shall identify the effect of such reallocation in the applicable Investment Notice(s), including the amount, if any, remaining for investment by UI after the application of such reallocated funds.

(iv)

As more fully described in Exhibit D (the "Purchase and Sale Terms"), the UI Assets shall be transferred by CL&P to UI on an "as is, where is" basis and in accordance with the other terms and conditions set forth in the Purchase and Sale Terms, and subject to the provisions of Sections 6 and 7.  Each such transfer shall be evidenced by a Bill of Sale, executed by CL&P in favor of UI and describing the UI Assets being transferred by CL&P to UI on such date, and such other conveyance documents required by the provisions of the Purchase and Sale Terms.  The executed Bill of Sale for such UI Assets (and such other required conveyance documents) shall be held in escrow by CL&P pending achievement of Commercial Operation of the Component of such project that is to be transferred to UI.  If Commercial Operation does not occur on the expected date, the executed Bill of Sale for such UI Assets (and such other required conveyance documents) shall remain in escrow with CL&P until the date upon which the applicable Component of such project achieves Commercial Operation.  If Commercial Operation of such Component is not achieved within one hundred twenty (120) days after the original expected date of achievement of Commercial Operation, then the escrow arrangement shall be terminated and the executed Bill of Sale (and such other required conveyance documents) shall be voided by CL&P and be of no further force or effect.  This process shall be repeated (including the re-execution of a replacement Bill of Sale (and such other required conveyance documents) by CL&P describing the assets of the Component to be transferred to UI) until Commercial Operation of such Component is achieved, whereupon the UI Assets shall be transferred by CL&P to UI as of the Business Day immediately prior to the date such Component achieves Commercial Operation.

(p)

Connecticut NEEWS Project No Longer Expected to Achieve Commercial Operation.  CL&P shall notify UI as soon as practicable if any Connecticut NEEWS Project that was previously deemed by CL&P to have achieved Commercial Operation is no longer expected by CL&P, in its good faith business judgment, to achieve Commercial Operation.

4.

Modification, Termination or Sale of the Connecticut NEEWS Projects.

(a)

Modification/Termination.  CL&P reserves the right, in its sole and exclusive discretion, exercised in good faith, to change the Connecticut NEEWS Projects in any way it deems advisable, including changing the capital budget and timing of any Connecticut NEEWS Project or portion thereof, changing the assets included within, and the location of, any Connecticut NEEWS Project or portion thereof, or terminating the Development of all or any portion of any of the Connecticut NEEWS Projects (with or without pursuing substitute projects described within the definitions of each Connecticut NEEWS Project and within the definition of the Manchester to Meekville Line).  Any such changes and/or modifications made by CL&P to the Connecticut NEEWS Project(s) after the Effective Date shall be effective immediately as and when implemented and/or put into effect by CL&P, without the need for notice to or consent by UI to such changes and/or modifications.  Any such changes and/or modifications to the Connecticut NEEWS Projects (or any portion(s) thereof) after the Effective Date shall not, however, alter or change the overall objective of the Parties under this Agreement to allow UI to acquire UI Assets in applicable amounts shown on the UI Investment Line, but subject to the provisions of Section 3(e).  In the event of a termination of the Development of any or all of the Connecticut NEEWS Projects, to the extent that UI Investments in any Connecticut NEEWS Project have not been converted to UI Assets at the time of any such termination, UI shall receive a refund of UI Investments in each Connecticut NEEWS Project for which Development has terminated in whole or in part prior to Commercial Operation (pro rata with CL&P's Cost recovery) as and when CL&P receives its recovery of applicable Cost in respect of such Connecticut NEEWS Project.

(b)

Transfer of Connecticut NEEWS Projects Prior to Commercial Operation.  CL&P shall have the right, in its sole and exclusive discretion exercised in good faith, to transfer all or any portion of the Connecticut NEEWS Projects at any time before Commercial Operation thereof.  Additionally:

(i)

Any such transfer to any Affiliate of CL&P shall not affect UI's investment rights or asset ownership rights under the Transaction Documents;

(ii)

For each Connecticut NEEWS Project (directly or indirectly) transferred prior to Commercial Operation thereof (as a whole, whether or not portions of such project previously achieved Commercial Operation and whether or not portions thereof previously have been transferred to UI) by CL&P to any Person that is not an Affiliate of CL&P, CL&P shall pay to UI a share of the net sales proceeds thereof, pro-rated based on the ratio of total UI Investments in such Connecticut NEEWS Project that have not been previously converted to UI Assets (as allocated by CL&P pursuant to Sections 3(d) and 3(m)(i)) to the Cost of the applicable transferred Connecticut NEEWS Project (other than the Cost of the portions of such Connecticut NEEWS Project that have previously achieved Commercial Operation as of the date of such transfer);

(iii)

For each Connecticut NEEWS Project (directly or indirectly) transferred, in part, prior to Commercial Operation thereof by CL&P to any Person that is not an Affiliate of CL&P, CL&P shall pay to UI a share of the net sales proceeds thereof, pro-rated based on the ratio of total UI Investments in such Connecticut NEEWS Project that have not been previously converted to UI Assets (as allocated by CL&P pursuant to Sections 3(d) and 3(m)(i)) to the Cost of the transferred portion of the applicable Connecticut NEEWS Project (other than the Cost of those portions of such Connecticut NEEWS Project that have been previously converted to UI

Assets as of the date of such transfer).  Any and all such sums paid to UI under this Section 4(b)(iii) shall be treated as not having been invested by UI and the Cost of the transferred portion of the applicable Connecticut NEEWS Project shall be disregarded for purposes of this Agreement; and

(iv)

Thereafter, UI shall have no further rights (including investment rights) concerning any portion (or all, if all is transferred) of any Connecticut NEEWS Project transferred in whole or in part to any Person that is not an Affiliate of CL&P.

(c)

Credit Toward UI Investment Rights.  Subject to the provisions of the last sentence of Section 4(b)(iii), any and all UI Investments in respect of any Connecticut NEEWS Projects for which Development has been terminated (including any such projects for which Development has been terminated and for which Development is subsequently reinstated in accordance with the requirements for substitute projects set forth in the definitions of "Central Connecticut Project", "Connecticut GSRP Project" "Connecticut Interstate Project" and "Manchester to Meekville Line" in Section 1(a)) or transferred shall count for purposes of the UI Investment Line.

5.

Development of the Connecticut NEEWS Projects.  Subject to UI's obligations under Section 9 and CL&P's obligations under Section 14, CL&P shall exclusively control Development of the Connecticut NEEWS Projects, including any and all portions thereof that may become UI Assets, until Commercial Operation and transfer thereof to UI.  UI shall share the risk of any regulatorily disallowed Cost of each Connecticut NEEWS Project, except to the extent such disallowance arises out of CL&P's or any of its Affiliates' Actionable Conduct, or except to the extent such disallowance exclusively relates to assets of the Connecticut NEEWS Projects that are not transferred to UI.  To the extent that any such disallowance exclusively relates to the UI Assets, UI shall solely and fully bear the entire amount of such disallowance.  To the extent that any such disallowance relates to any Connecticut NEEWS Project and cannot be reasonably attributed to any particular asset(s), UI shall bear its share of such disallowance on a pro rata basis (pro-rated in proportion to the adjusted gross plant value of the UI Assets of such Connecticut NEEWS Project relative to the adjusted gross plant value of all transmission facilities comprising such Connecticut NEEWS Project).

6.

Limitations Re: UI Assets.

(a)

[Intentionally Omitted.]

(b)

Immediately upon the transfer by CL&P to UI of UI Assets, UI shall assume full responsibility for all rights and obligations associated with, and/or arising out of, the UI Assets, including any environmental matters, without recourse to CL&P and/or its Affiliates for any matters whatsoever, except as provided in the O&M Agreement.

(c)

Notwithstanding anything to the contrary in this Agreement and/or any other Transaction Document, following each transfer of UI Assets, CL&P will have no exposure with respect to the regulatory treatment of, or recovery on, such UI Assets (including the consequences of a Relevant Authority determination that a portion of the Cost of such UI Assets should be localized).  Without limiting the foregoing, UI shall assume the obligation to recover costs associated with the UI Assets from the appropriate customers should ISO-NE determine that some or all costs associated with the UI Assets are not recoverable from regional customers.

(d)

Entering into the Transaction Documents and transferring ownership of the UI Assets by CL&P to UI shall not constitute a waiver of CL&P's franchise rights, nor CL&P's permission or assent for UI to own or operate any other transmission facilities within CL&P's service territory.  UI shall, and shall cause UI's Affiliates to, refrain from directly or indirectly taking any action and/or otherwise supporting any effort that could be reasonably expected to use in any manner the Transaction (including any of the Transaction Documents) for purposes of furthering such waiver, permission, assent and/or the functional equivalent thereof.  Without limiting the generality of the foregoing, this Agreement, the other Transaction Documents and/or the consummation of all or any portion of the Transaction shall not be used by UI or any Affiliates of UI as precedent or other evidence of CL&P's support of, and/or willingness to accept, the shared development, construction and/or ownership of its current or proposed transmission facilities.  CL&P expressly disclaims any such implication. The Transaction constitutes a negotiated structure designed to accomplish the mutual goals of the Parties based on the unique circumstances associated with the Connecticut NEEWS Projects. The Transaction Documents shall not affect in any manner whatsoever the franchise and other rights of CL&P or its Affiliates.

(e)

Following each UI Asset transfer, UI shall bear all costs (including ISO-NE and CONVEX charges), obligations and risks associated with such UI Assets (including future Capital Improvements, insurance coverage and risk of loss).

(f)

UI Assets shall be used for the transmission of electricity, with any post-Commercial Operation recovery of UI Investments in UI Assets to be received by UI through transmission tariffs.  While UI will have ownership of the UI Assets, the UI Assets will be considered part of CL&P's transmission system for operational purposes.

(g)

[Intentionally Omitted.]

(h)

Except as provided in the Purchase and Sale Terms, UI will indemnify and defend CL&P for all Claims arising out of, and/or relating to, the UI Assets (including EMF Claims), whether accruing before or after the Transaction, as more particularly described in the Purchase and Sale Terms.  UI also shall indemnify CL&P in accordance with the O&M Agreement and the Step-In Agreement.

7.

Operation and Maintenance of UI Assets.

(a)

O&M.  UI has requested, and CL&P has agreed, that CL&P will operate and maintain the UI Assets on the terms and conditions set forth in the Transaction Documents.  Contemporaneously with the first closing of the transfer of UI Assets pursuant to the Transaction Documents, the Parties shall execute and deliver an operation and maintenance ("O&M") agreement (the "O&M Agreement") in substantially the form attached hereto and made a part hereof as Exhibit H, under which CL&P (or a CL&P Affiliate) will exclusively operate and maintain the UI Assets.

(b)

Facilities Upgrade.  UI shall upgrade electric transmission facilities comprising UI Assets as and when CL&P upgrades its electric transmission facilities that are interconnected with such UI electric transmission facilities.  During the term of the O&M Agreement, CL&P shall manage any such upgrade of such UI Assets in accordance with the provisions of the O&M Agreement.

(c)

Good Utility Practices.  During any period when the O&M Agreement is not in full force and effect for whatever reason, including due to suspension (in whole or in part), expiration, or termination, UI shall maintain the UI Assets in compliance with Good Utility Practices and otherwise in a manner that does not adversely affect any of CL&P's transmission facilities that interconnect with any of the UI Assets.

(d)

Step-In Right.  If at any time when the O&M Agreement is not in effect UI fails to operate and maintain any or all of the UI Assets in accordance with Good Utility Practices, CL&P may step-in and operate such UI Assets in accordance with the provisions of a Step-In Agreement in the form attached hereto and made a part hereof as Exhibit I (the "Step-In

Agreement"), which the Parties shall execute and deliver contemporaneously with the first closing of the transfer of UI Assets pursuant to this Agreement.

8.

Intentionally Omitted.

9.

Support.

(a)

Cooperation.  Subject to the provisions of Section 5, UI shall use commercially reasonable efforts to cooperate with CL&P in the Development of the Connecticut NEEWS Projects.  UI also shall provide such public support for the Connecticut NEEWS Projects as may be reasonably requested by CL&P from time to time.  Such cooperation and public support shall include such support with Relevant Authorities as may be reasonably requested from time to time by CL&P, including full support for regionalization of the Cost of the Connecticut NEEWS Projects.  Such cooperation and public support by UI also shall include such correspondence and attendance at meetings with Relevant Authorities and the public as reasonably requested from time to time by CL&P, without charge to CL&P.  Additionally, such cooperation and public support shall include the provision by UI of a nominal amount of work products and services as reasonably requested from time to time by CL&P in support of the Connecticut NEEWS Projects, without charge to CL&P.  If CL&P reasonably requests, and UI agrees to provide work products and/or services beyond nominal amounts, such services and/or work products shall be chargeable to and become part of the Cost of the applicable Connecticut NEEWS Projects as mutually agreed.

(b)

No Adverse Action.  Except to the extent necessary to comply with Law, UI shall take no action, and shall refrain from any and all action, that could reasonably be expected to directly or indirectly have a material and adverse effect on any or all of the Connecticut NEEWS

 Projects or Development thereof, except:

(i)

the foregoing shall not prohibit UI from engaging in, pursuing or taking any action related to or in furtherance of any of the Exempted Projects; and

(ii)

subsequent to CL&P's receipt of all final, non-appealable approvals from applicable Relevant Authorities permitting commencement of construction for, and/or termination of the Development of, all of the Connecticut NEEWS Projects, UI may participate and/or invest in any electric generation plant or project, and/or transmission facility or project.

10.

Intentionally Omitted.

11.

Confidentiality.

(a)

General.  CL&P, through NUSCO (with NUSCO also acting as agent for Western Massachusetts Electric Company), and UI have executed and delivered a Confidentiality Agreement, dated February 20, 2008 (the "Confidentiality Agreement"), a copy of which is attached hereto and made a part hereof as Exhibit J.  The provisions of the Confidentiality Agreement are hereby incorporated by reference into the Associated Agreements as though fully stated therein, and shall be deemed amended by the provisions of this Section 11.  If there is any inconsistency between the provisions of the body of the Associated Agreements and the provisions of the Confidentiality Agreement, the provisions of the body of the Associated Agreements shall control.  The Associated Agreements and the provision of any and all books, records, data or other information, whether oral or written, as well as any and all discussions related to the Associated Agreements shall be considered "Confidential Information," as described in the Confidentiality Agreement.  As used in the Confidentiality Agreement, the term "Project" shall mean the NEEWS Projects as defined in this Agreement.  References in the Confidentiality Agreement to "Proposed Transaction" shall include the Transaction.  The Parties also hereby agree that the first sentence of Section 7 of the Confidentiality Agreement ("This Agreement shall remain in effect until termination by written notice by either Party.") shall be removed from the Confidentiality Agreement in its entirety and in lieu of such provision, the Confidentiality Agreement shall remain in effect during the term of this Agreement, and shall remain in effect through the period that UI holds UI Investments and/or UI Assets.

(b)

CEII/CIP.  Any and all CEII provided by CL&P to UI also shall be considered Confidential Information.  UI shall treat any and all CEII received by UI from CL&P in the same manner as CEII concerning UI's own facilities.  To the extent UI receives information from CL&P concerning critical assets and/or critical cyber assets, UI shall be bound by and comply with the NERC Critical Infrastructure Protection standards (CIP-002 through CIP-2009).  In addition, upon request by CL&P, UI shall execute and deliver to CL&P a certificate confirming UI's full compliance with the provisions of this Section 11(b).

12.

Due Diligence.  UI has conducted due diligence investigations concerning the Connecticut NEEWS Projects and the Transaction, subject to the terms and conditions set forth in the Confidentiality Agreement.  Any and all books, records, data or other information made available to UI in connection with such due diligence has been supplied solely for the convenience of UI.  Neither CL&P nor any of its Affiliates shall be responsible for the accuracy or completeness of any of such books, records, data or other information.  Additionally, CL&P makes no representation or warranty whatsoever concerning the Connecticut NEEWS Projects, UI Investments and/or UI Assets.

13.

Conditions Precedent to UI Investments; Conditions Precedent to Transfer to UI of UI Assets; Satisfaction of Conditions Precedent; Compliance with HSR Act; Non-Assignability of Certain Rights to UI Assets; Compliance Filings at Transfer; Pre-Closing Termination of Conveyance Due to Adverse Actions.

(a)

Conditions Precedent to UI Investments.  Regulatory approval of UI Investments will be pursued as a whole, in advance of the initial UI Investment.

(i)

UI's Conditions.

(A)

UI's rights and obligations to make UI Investments under this Agreement are expressly subject to the timely fulfillment or waiver by UI of both of the following conditions set forth in this Section 13(a)(i) prior to UI making any UI Investments (collectively, the "UI Investment Approvals"):

(1)

Final, non-appealable DPUC approval of the Transaction on or before December 31, 2010, on terms and conditions acceptable to UI in UI's sole and exclusive discretion, exercised in good faith (For purposes of this Agreement, final, non-appealable DPUC approval shall mean that, within forty-five (45) days after the order or series of orders by the DPUC approving the Transaction, no Person has commenced a Proceeding challenging such order or series of orders.); and

(2)

Final, non-appealable FERC Section 203 authorization and approval of the Transaction, no later than one hundred eighty (180) days after the date of submission of the filing seeking the authorization and approval set forth in this Section 13(a)(i)(A)(2) on terms and conditions acceptable to UI in UI's sole and exclusive discretion, exercised in good faith.  (For purposes of this Agreement, "final, non-appealable" shall mean, for FERC Section 203 authorization and approval and for FERC Section 205 acceptance for filing, that there has been no request to FERC for rehearing within the applicable deadline for filing such request, and no Person has commenced a Proceeding challenging applicable FERC action within sixty (60) days after such FERC action.)

(B)

Either or both of the UI Investment Approvals may be waived in whole or in part by UI by (written) notice to CL&P on or before the date that is twenty (20) days after the deadline for the applicable UI Investment Approval.  In the event that: (1) either of the UI Investment Approvals is not fulfilled or waived by the applicable deadline; or (2) UI provides (written) notice to CL&P within twenty (20) days after the applicable CL&P Investment Approval that any or all of the material terms and/or conditions of either or both of the CL&P

Investment Approvals are not satisfactory to UI, in UI's sole and exclusive discretion, exercised in good faith, then, in each case, UI may terminate this Agreement upon (written) notice to CL&P in accordance with Section 23(b), and, in such event, the Parties shall be released from any and all obligations under this Agreement, except for those obligations that are to survive pursuant to the provisions of Section 17(a).

(ii)

CL&P's Conditions.

(A)

CL&P's obligations under this Agreement to accept UI Investments are expressly subject to the timely fulfillment or waiver by CL&P of both of the following conditions prior to UI making any UI Investments (collectively, the "CL&P Investment Approvals"):

(1)

Final, non-appealable DPUC approval of the Transaction on or before December 31, 2010, on terms and conditions acceptable to CL&P in CL&P's sole and exclusive discretion, exercised in good faith; and

(2)

Final, non-appealable FERC Section 203 authorization and approval of the Transaction, no later than one hundred eighty (180) days after the date of submission of the filing seeking the authorization and approval set forth in this Section 13(a)(ii)(A)(2) on terms and conditions acceptable to CL&P in CL&P's sole and exclusive discretion, exercised in good faith.

(B)

Either or both of the CL&P Investment Approvals may be waived in whole or in part by CL&P by (written) notice to UI on or before the date that is twenty (20) days after the deadline for the applicable CL&P Investment Approval.  In the event that: (1) either of the CL&P Investment Approvals is not fulfilled or waived by the applicable deadline; or (2) CL&P provides (written) notice to UI within twenty (20) days after the applicable UI Investment Approval that any or all of the material terms and/or conditions of either or both of the UI Investment Approvals are not satisfactory to CL&P, in CL&P's sole and exclusive discretion, exercised in good faith, then, in each case, CL&P may terminate this Agreement upon (written) notice to UI in accordance with Section 23(b), and, in such event, the Parties shall be released from any and all obligations under this Agreement, except for those obligations that are to survive pursuant to the provisions of Section 17(a).

(iii)

Waivers of Conditions Precedent. Any waiver by either Party of any condition precedent to UI Investments as contemplated by this Section 13(a) that also is a condition precedent to Transfer to UI of UI Assets shall not act as a waiver of the condition precedent to Transfer to UI of UI Assets as contemplated by Section 13(b) unless such (written) waiver expressly states such additional waiver.

(iv)

Application Deadline. The Parties shall apply for FERC Section 203 authorization and approval of the Transaction as contemplated in Sections 13(a)(i)(A)(2) and 13(a)(ii)(A)(2) no later than sixty (60) days after satisfaction of the conditions set forth in Sections 13(a)(i)(A)(1) and 13(a)(ii)(A)(1).

(v)

FERC Rehearing.  Without limitation of UI's rights under Section 13(a)(i)(B) (allowing UI to defer investing until final, non-appealable DPUC approval and final, non-appealable FERC Section 203 authorization and approval) and without limitation of CL&P's rights under Section 13(a)(ii)(B) (allowing CL&P to defer taking UI Investments until final, non-appealable DPUC approval and final, non-appealable FERC Section 203 authorization and approval), if FERC Section 203 authorization and approval of the Transaction has not become final and non-appealable within sixty (60) days after FERC Section 203 authorization and approval of the Transaction, the Parties shall promptly meet to discuss the possibility of commencement of UI Investments during the period in which FERC Section 203 authorization and approval of the Transaction is subject to rehearing or other Proceeding(s).  If the Parties agree (in writing) that UI Investments shall commence notwithstanding the pendency of any such rehearing or other Proceeding(s), then UI Investments shall commence on the date that is agreed to (in writing) by the Parties, subject to terms and conditions, if any, as agreed to (in writing) by the Parties.

(b)

Conditions Precedent to Transfer to UI of UI Assets.  Regulatory approvals of the transfer of UI Assets will be pursued as a whole, in advance of the first Closing.  However, the Parties acknowledge and agree that the Relevant Authorities may not issue the UI Transfer Approvals and/or the CL&P Transfer Approvals as a whole (i.e., with respect to all of the UI Assets to be transferred by CL&P to UI pursuant to the Transaction Documents) prior to the first Closing hereunder (such issuance of less than all of such regulatory approvals prior to the first Closing being "Sequential Approvals").  Given that Sequential Approvals are possible, at least to some extent, if all of the UI Transfer Approvals and the CL&P Transfer Approvals applicable to any Group of Purchased UI Assets to be transferred by CL&P to UI pursuant to this Agreement are not fulfilled or waived prior to the applicable Closing Date, the Parties shall terminate the conveyance of such Group of Purchased UI Assets, effective as of such Closing Date, and the Parties shall proceed in accordance with the applicable provisions of Section 3(o)(iii) regarding designation of other assets for transfer and, to the extent necessary, refund of UI Investments.

(i)

UI's Conditions.

(A)

UI's rights and obligations to receive UI Assets under this Agreement are expressly subject to the timely fulfillment or waiver by UI of each and all of the following conditions prior to CL&P transferring to UI any UI Assets (collectively, the "UI Transfer Approvals"):

(1)

Final, non-appealable DPUC approval of the Transaction on or before December 31, 2010, on terms and conditions acceptable to UI in UI's sole and exclusive discretion, exercised in good faith;

(2)

Final, non-appealable FERC Section 203 authorization and approval of the Transaction no later than one hundred eighty (180) days after the date of submission of the filing seeking the authorization and approval set forth in this Section 13(b)(i)(A)(2), on terms and conditions acceptable to UI in UI's sole and exclusive discretion, exercised in good faith;

(3)

Final, non-appealable FERC Section 205 acceptance for filing of UI's transmission rates and incentives with respect to the UI Assets no later than one hundred eighty (180) days after the date of submission of the filing seeking the acceptance for filing set forth in this Section 13(b)(i)(A)(3), on terms and conditions acceptable to UI in UI's sole and exclusive discretion, exercised in good faith; provided that UI's justification for UI's proposed transmission rates and incentives shall be separate and independent from the justification for the transmission rates and incentives of CL&P (and its Affiliates) and NGrid for the NEEWS Projects; provided further, that UI shall provide CL&P with a copy of UI's proposed FERC Section 205 application at least thirty (30) days before filing and UI shall allow CL&P a reasonable opportunity to review and comment on such application before filing by UI; and

(4)

Compliance with the HSR Act, if and when applicable.

(B)

Any UI Transfer Approval (other than compliance with the HSR Act, if and when applicable) may be waived in whole or in part by UI by (written) notice to CL&P no later than twenty (20) days after the deadline for the applicable UI Transfer Approval.  In the event that: (1) any of the UI Transfer Approvals is not fulfilled or waived (if waivable) by the applicable deadline; or (2) UI provides (written) notice to CL&P within twenty (20) days after the applicable CL&P Transfer Approval that any or all of the material terms and/or conditions of any of the CL&P Transfer Approvals are not satisfactory to UI, in UI's sole and exclusive discretion, exercised in good faith, then, in each case, UI may terminate this Agreement upon (written) notice to CL&P in accordance with Section 23(b), and, in such event, the Parties shall be released from any and all obligations under this Agreement, except for those obligations that are to survive pursuant to the provisions of Section 17(a).  In the event of any such termination by UI, CL&P shall refund to UI any and all UI Investments determined as of the date of such (written) notice of termination, within fifteen (15) Business Days after the date of such (written) notice.

(ii)

CL&P's Conditions.

(A)

CL&P's obligations to transfer UI Assets to UI under this Agreement are expressly subject to the timely fulfillment or waiver by CL&P of each and all of the following conditions prior to CL&P transferring to UI any UI Assets (collectively, the "CL&P Transfer Approvals"):

(1)

Final, non-appealable DPUC approval of the Transaction on or before December 31, 2010, on terms and conditions acceptable to CL&P in CL&P's sole and exclusive discretion, exercised in good faith;

(2)

Final, non-appealable FERC Section 203 authorization and approval of the Transaction, no later than one hundred eighty (180) days after the date of submission of the filing seeking the authorization and approval set forth in this Section

13(b)(ii)(A)(2) on terms and conditions acceptable to CL&P in CL&P's sole and exclusive discretion, exercised in good faith;

(3)

Final, non-appealable FERC Section 205 acceptance for filing of the O&M Agreement no later than one hundred eighty (180) days after submission of the filing seeking the acceptance for filing set forth in this Section 13(b)(ii)(A)(3), on terms and conditions acceptable to CL&P in CL&P's sole and exclusive discretion, exercised in good faith; and

(4)

Compliance with the HSR Act, if and when applicable.

(B)

Any CL&P Transfer Approval (other than compliance with the HSR Act) may be waived in whole or in part by CL&P by (written) notice to UI no later than twenty (20) days after the deadline for the applicable CL&P Transfer Approval.  In the event that: (1) any of the CL&P Transfer Approvals for the conveyance of UI Assets is not fulfilled or waived (if waivable) by the applicable deadline; or (2) CL&P provides (written) notice to UI within twenty (20) days after the applicable UI Transfer Approval that any or all of the material terms and/or conditions of any of the UI Transfer Approvals are not satisfactory to CL&P, in CL&P's sole and exclusive discretion, exercised in good faith, then, in each case, CL&P may terminate this Agreement upon (written) notice to UI in accordance with Section 23(b), and, in such event, the Parties shall be released from any and all obligations under this Agreement, except for those obligations that are to survive pursuant to the provisions of Section 17(a).  In the event of any such termination by CL&P, CL&P shall refund to UI any and all UI Investments with respect to the affected UI Assets, determined as of the date of such (written) notice of termination, within fifteen (15) Business Days after the date of such (written) notice.

(iii)

Application Deadlines.

(A)

The Parties shall apply for FERC Section 203 authorization and approval of the Transaction as contemplated in Sections 13(b)(i)(A)(2) and 13(b)(ii)(A)(2) on or before the date specified in Section 13(a)(iv).

(B)

UI shall apply for FERC Section 205 acceptance for filing of UI transmission rates and incentives as contemplated in Section 13(b)(i)(A)(3) on or before June 30, 2011.

(C)

CL&P shall apply for FERC Section 205 acceptance for filing of the O&M Agreement as contemplated in Section 13(b)(ii)(A)(3) at least one hundred eighty (180) days prior to the date the first Group of Purchased UI Assets to be transferred to UI pursuant to this Agreement is expected by CL&P, in its good faith business judgment, to achieve Commercial Operation.

(c)

Satisfaction of Conditions Precedent.  Each Party will pursue satisfaction of the conditions precedent to its respective obligations under this Agreement that are capable of being satisfied by such Party in accordance with its usual and customary business practice and, subject to the provisions of Section 17(c) and subject to the provisions set forth below in this Section 13(c), each Party will reasonably cooperate with the other Party in the other Party's pursuit of satisfaction of the conditions precedent to the other Party's obligations under this Agreement that are capable of being satisfied by the other Party.  Subject to the provisions of Section 17(c) and subject to the provisions set forth below in this Section 13(c), no Party shall, without prior (written) consent of the other Party, which (written) consent may not be unreasonably withheld, conditioned or delayed, take or fail to take any action that might reasonably be expected to prevent or materially impede, interfere with or delay the Transaction.  Notwithstanding anything to the contrary in the foregoing or elsewhere, CL&P shall have no obligation to assist, support and/or otherwise take any action to advance UI making any UI Investments and/or the transfer of any UI Assets unless CL&P, in good faith, expects that the rates to be charged to customers of CL&P or its Affiliates for the transmission of electricity will be equal to or lower than such rates if UI had not made such UI Investments and/or such UI Assets had not been transferred to UI (the "No Harm Principle").  CL&P hereby reserves, and nothing in this Agreement or elsewhere shall prohibit, restrict, limit and/or otherwise affect, CL&P's ability to take any action or position (even if adverse or contrary to UI and/or its Affiliates) to advocate and/or otherwise advance through any means the No Harm Principle, provided that CL&P shall not oppose UI based on actual or potential increase to rates of customers of CL&P or its Affiliates resulting from (i) UI's capital structure and/or financing costs differing from CL&P's capital structure and/or financing costs; (ii) UI's PTF/non-PTF asset split differing from that of CL&P; or (iii) UI's depreciation schedules differing from those of CL&P.

(d)

Non-Assignability of Certain Rights to UI Assets.  In the event that CL&P is unable to effect the transfer to UI of any rights necessary to own, operate and maintain any UI Assets at the time of any transfer of UI Assets, then CL&P shall provide (written) notice thereof to UI as soon as reasonably practicable (the "No Transfer Notice") describing in reasonable detail the justification for such No Transfer Notice and identifying the applicable UI Assets.  In the event any No Transfer Notice is issued by CL&P, the UI Assets identified in such notice shall not be transferred to UI.  Within ten (10) days after the date of any No Transfer Notice, the Parties shall proceed in accordance with the applicable provisions of Section 3(o)(iii) regarding designation of other assets for transfer and, to the extent necessary, refund of UI Investments.

(e)

Compliance Filings at Transfer.  In connection with any and all transfers by CL&P to UI of any UI Assets, the Parties shall prepare and file, and shall cause to be prepared and filed, any and all such compliance filings and other related documentation that any Relevant Authority may require in connection with any such transfer, in each case within the time period specified for such filing (or if no time period has been specified, within sixty (60) days after the relevant Closing).

(f)

Pre-Closing Termination of Conveyance Due to Adverse Actions.  Any conveyance of UI Assets pursuant to this Agreement may be terminated by CL&P or UI if (i) any Proceeding shall have been commenced against such Party seeking an Order restraining, enjoining or otherwise preventing such Party from performing any of its material obligations under the Transaction Documents concerning such conveyance; or (ii) any Relevant Authority shall have proposed any statute, rule, Order or regulation that directly or indirectly prohibits the consummation of such conveyance and/or could reasonably be expected to adversely affect the purpose and intent of the Parties as reflected in the Transaction Documents, but only if the terminating Party shall have determined in good faith that such proposal is reasonably likely to be adopted.  In the event of any such termination of any conveyance of any UI Assets, the Parties shall proceed in accordance with the applicable provisions of Section 3(o)(iii) regarding designation of other assets for transfer, and, to the extent necessary, refund of the UI Investments.

14.

Information; Records.

(a)

CL&P shall keep usual and customary financial and project records, including information as to Claims (such financial and project records being collectively referred to herein as the "Records") relating to Development of the Connecticut NEEWS Projects.

(b)

The Records shall be available for inspection by UI during normal business hours of CL&P at 107 Selden Street, Berlin, Connecticut, or such other place located within the State of Connecticut as the Parties may agree, upon seven (7) days' prior (written) notice from UI to CL&P; provided that (i) the frequency and extent of such inspections shall be limited as reasonably necessary for UI to verify financial and project information provided by CL&P to UI in accordance with this Section 14; (ii) CL&P may condition such inspection on UI's compliance with additional restrictions designed to preserve the confidentiality and/or the integrity of such Records; (iii) CL&P may condition UI's access to certain records to maintain system integrity or similar purposes (including the inability to practically separate electronic records relating to the applicable Group of Purchased UI Assets from records regarding other aspects of CL&P's business); and (iv) CL&P may redact or otherwise withhold any portion of such Records that contains information that CL&P considers proprietary, company confidential, or otherwise inappropriate for disclosure in connection with such verification.  This Section 14(b) shall not limit or otherwise affect any of the provisions of any other Transaction Document regarding access to records, books and other documents.

(c)

CL&P shall keep UI reasonably apprised of any and all matters that could reasonably be expected to have a material adverse effect on the UI Investments and/or potential UI Assets within a reasonable time after CL&P's project director for the NEEWS Projects becoming aware of such matters.  Additionally, the Parties shall meet no less than quarterly during the term of this Agreement at CL&P's office located at 107 Selden Street, Berlin, Connecticut for the purpose of CL&P keeping UI reasonably apprised of significant developments concerning the Connecticut NEEWS Projects.  In connection with such meeting and/or as requested by either Party, the Parties shall reasonably cooperate and coordinate the exchange of accounting and regulatory ratemaking information and reasonably cooperate and coordinate to achieve appropriate consistency between the Parties in the accounting and regulatory ratemaking treatment of the Transaction on their respective books and records.

(d)

If accounting principles authoritative to United States Securities and Exchange Commission registrants, including CL&P, UI or their respective parent companies, are changed by standard setters in the future and if those changes affect the accounting outcome of the

Transaction, then CL&P and UI will promptly evaluate the changes together, determine the impacts on the Transaction, and negotiate in good faith if and how this Agreement should be amended to reflect the new accounting principles; provided that no amendments shall be made that are inconsistent with the intent of the Parties reflected in this Agreement.

15.

Representations and Warranties.

Each Party represents and warrants to the other that, except as provided in Section 13, above:

(a)

Such Party has full power and authority necessary to execute and deliver this Agreement, and, as of each applicable Closing Date, will have the full power and authority to execute and deliver each Associated Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by such Party of this Agreement has been duly and validly authorized by all necessary action on its part, and, as of the applicable Closing Date, each Associated Agreement to which such Party is a party will be, and the consummation of the transactions contemplated by the Associated Agreements will have been duly and validly authorized by all necessary action on its part.  This Agreement has been duly and validly executed and delivered by such Party, and this Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.  Upon the execution and delivery by such Party of each Associated Agreement to which it is a party, such Associated Agreement will have been duly and validly executed and delivered by such Party, and such Associated Agreement will constitute the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

(b)

Neither the execution and delivery of this Agreement or any other Associated Agreement by such Party, nor the consummation by such Party of the transactions contemplated hereby or thereby will (i) conflict with or result in any material breach or violation of any provision of the enabling legislation and/or constituent documents, as the case may be, of such Party; (ii) result in a default (or give rise to any right of termination, consent, cancellation or acceleration) under any of the terms, conditions or provisions of any material lease, note, bond, mortgage, indenture, agreement or other instrument or obligation to which such Party is a party or by which it may be bound; provided that CL&P provides no representation and/or warranty of whatever nature with regard to the Relevant Rights, or the underlying real property rights with respect to the Licensed Premises; or (iii) constitute any material violation of Law applicable to such Party; and

(c)

No consent or approval of, filing with, or prior notice to, any Relevant Authority or any other Person by or for such Party is necessary for the execution and delivery of the Associated Agreements by it, or the consummation by it of the transactions contemplated thereby; provided, that CL&P provides no representation and/or warranty of whatever nature with regard to the Transferable Permits or other Relevant Rights.

16.

Transfer of the Connecticut NEEWS Projects.  Nothing in the Transaction Documents  shall restrict or constrain CL&P concerning the transfer of all or any portion of the Connecticut NEEWS Projects (other than the UI Assets) or any ownership or other economic interest therein;

provided, however, that any such transfer prior to Commercial Operation shall be subject to the provisions of Section 4(b).

17.

Term and Termination; Change of Control of Parent and/or UI;

Impact to NU/NGRID Incentive Rates.

(a)

The term of this Agreement shall commence on the Effective Date and continue until Development of each of the Connecticut NEEWS Projects by CL&P (or its Affiliates) has been terminated or completed, unless this Agreement is terminated by either Party pursuant to Sections 13 or 18, or by CL&P, in CL&P's sole and exclusive discretion, pursuant to Section 17(b) upon a Change of Control of Parent and/or UI.  The provisions of Sections 1, 4 (for any pending payments to UI), 5 (regarding regulatorily disallowed Cost and related matters), 6, 7, 9(b), 11, 13(b)(i)(B), 13(b)(ii)(B), 13(f), 14, 17, 18, 19, 20, 21, 22, 23(b), 23(c), 23(d), 23(e), 23(k) and 23(l), as well as the provisions of the other Associated Agreements and of exhibits (including Paragraphs F, G, H, I and J of the Purchase and Sale Terms), schedules and other attachments hereto or thereto that expressly survive termination or expiration of this Agreement and the other Associated Agreements, shall survive termination or expiration of this Agreement and the other Associated Agreements for so long as is necessary to fulfill the intent thereof.

(b)

In the event of a Change of Control of Parent and/or UI, CL&P, in its sole and exclusive discretion, may terminate this Agreement upon (written) notice to UI given in accordance with Section 23(b) no later than thirty (30) days after CL&P receives (written) notice from UI of such Change of Control (which UI shall provide in accordance with Paragraph I.1(b) of the Purchase and Sale Terms), and, in such event, CL&P shall refund to UI, within fifteen (15) days after the date of such (written) termination notice, any and all UI Investments made as of the date of any such termination, but not used to acquire UI Assets prior to the date of such (written) termination notice.  Without limiting the foregoing, if such Change of Control occurs on or after the first Closing, then, upon any such occurrence, CL&P shall have the right, exercisable by it in its sole and exclusive discretion, to exercise the Right of First Refusal pursuant to Paragraph I.1 of the Purchase and Sale Terms with respect to any UI Assets conveyed by CL&P to UI pursuant to this Agreement (as the same may be replaced, improved and/or altered) for a sum equal to the fair market value of such UI Assets.

(c)

(i)

If:

(A)

in any Proceeding any reference is made to the Transaction by any Third Party (including FERC or any other Relevant Authority) in questioning or opposing then-applicable transmission rates paid by CL&P, any of its Affiliates or their respective customers, recovery of revenue requirements by CL&P or its Affiliates, or then-applicable incentives of CL&P and/or any of its Affiliates for the NEEWS Projects; and

(B)

CL&P, in its sole discretion, exercised in good faith, believes that the Transaction may adversely impact then-applicable transmission rates paid by CL&P, any of its Affiliates or their respective customers, recovery of revenue requirements by CL&P or its Affiliates, or then-applicable incentives of CL&P and/or any of its Affiliates for the NEEWS

Projects, then CL&P may terminate this Agreement upon notice to UI in accordance with Section 23(b), and, in such event, CL&P shall refund to UI any and all UI Investments made as of the date of any such termination and that have not been converted to UI Assets within fifteen (15) Business Days after the date of such (written) notice; provided that, if CL&P elects to terminate this Agreement pursuant to the provisions of this Section 17(c)(i), then CL&P shall provide UI with the specific reference to the Transaction raised by the Third Party in questioning or opposing any transmission rates, recovery of revenue requirements and/or incentives referred to above in this Section 17(c)(i); provided, further, that CL&P's termination right under this Section 17(c)(i) shall expire upon final, non-appealable resolution of Northeast Utilities Service Company and National Grid USA, FERC Docket No. ER08-1548.  CL&P shall notify UI (in accordance with Section 23(b)) of CL&P's intent to terminate this Agreement at least three (3) Business Days before providing the notice of termination specified above (unless CL&P reasonably determines that the action is required in less than three (3) Business Days, in which case such notice period shall be whatever is reasonable under the circumstances).

(ii)

For the avoidance of doubt, CL&P may defer any decision on

terminating this Agreement under Section 17(c)(i) after any Third Party reference to the Transaction referenced in Section 17(c)(i) until the earlier to occur of:

(A)

final, non-appealable resolution of such opposition; and

(B)

expiration of CL&P's termination right under Section 17(c)(i)(B).

(iii)

Regardless of whether or when CL&P elects to exercise a termination right under Section 17(c)(i), CL&P shall notify UI of any Third Party reference to the Transaction questioning or opposing any transmission rates, recovery of revenue requirements and/or incentives referred to in Section 17(c)(i) within thirty (30) days after CL&P becomes aware of any such Third Party reference.

(d)

The Parties acknowledge and agree that this Agreement may be terminated pursuant to the provisions of the Memorandum of Understanding.

18.

Events of Default; Remedies.

Upon the occurrence of any of the following (each, an "Event of Default"):

(a)

Any representation or warranty made by a Party in Section 15, above, and/or in any of the other Transaction Documents is false or misleading in any material respect at the time made;

(b)

UI permits or suffers a Transfer of or Transfers (and/or agrees to Transfer) its rights and/or obligations under this Agreement, in each case in breach of Section 23(f)(iii);

(c)

Either Party fails to perform any material obligation set forth in this Agreement (other than each event that is otherwise specifically covered as a separate Event of Default), and such Party fails to cure such breach within thirty (30) days after receipt of (written) notice of such failure from the Non-Breaching Party; provided if such failure is capable of cure and the defaulting Party is pursuing such cure with due diligence, but such cure cannot be effected within such thirty (30) day period with the exercise of reasonable diligence, then such cure period shall be extended for an additional thirty (30) day period;

(d)

Either Party fails to perform any material obligation set forth in any Transaction Document (other than this Agreement) and/or the Memorandum of Understanding, and such default has not been cured in accordance with the terms of such Transaction Document and/or Memorandum of Understanding;

(e)

A Party becomes Bankrupt; or

(f)

Commencement of any Proceeding against a Party that prevents such Party from performing any of its material obligations under any of the Associated Agreements; then the Non-Breaching Party, without prejudice to any other rights or remedies the Non-Breaching Party may have under any Transaction Document, at Law, and/or in equity, but subject to the provisions of Section 19, may terminate this Agreement and the other Transaction Documents by giving (written) notice of such termination to the other Party and noting therein the effective date of termination.  In the event of any such termination, without limiting the foregoing, UI shall have no further rights (including investment rights) concerning the Connecticut NEEWS Projects.  Additionally, in the event of any such termination, the Parties shall have the respective rights and obligations set forth in Paragraph I.2 of the Purchase and Sale Terms.

19.

Limitation of Liability/Waiver of Consequential Damages.  Except with respect to any and all Claims of Persons other than UI or UI's Affiliates, CL&P's aggregate Liability to UI and/or any of its Affiliates under or on account of this Agreement, the Memorandum of Understanding, and/or any Bill of Sale, Assignment and Assumption Agreement, Property Tax Agreement and/or Asset Demarcation Agreement shall be limited to the total sum of UI Investments at the time at which the event giving rise to UI's (or its Affiliate's) Claim occurs, less amounts converted to UI Assets and any damages previously paid by CL&P to UI; provided, that if, by reason of CL&P's and/or any of its Affiliates' Actionable Conduct, CL&P (a) fails to make any payment due hereunder, or (b) fails to transfer to UI any UI Assets required to be transferred under this Agreement, then CL&P's aggregate Liability to UI with respect to such Claims only shall be limited to one and one-half (1 ½) times the total sum of UI Investments at the time at which the event giving rise to UI's Claim occurs, less amounts converted to UI Assets and any damages previously paid by CL&P to UI.  Neither CL&P nor any of its Affiliates shall be liable to UI and/or any of its Affiliates under the Transaction Documents, the Memorandum of Understanding or otherwise in connection with the Connecticut NEEWS Projects, except to the extent arising out of CL&P's and/or any of its Affiliates' Actionable Conduct.  Neither Party (nor any of its respective Affiliates) shall be liable to the other Party (or any of its respective Affiliates) for any indirect, incidental, consequential, special, exemplary, punitive or similar damages, except to the extent Law requires that compensatory damages be increased in a specified manner, or except with respect to any and all Claims of Third Parties.

20.

Dispute Resolution.

(a)

Negotiation Between Executives.  Without limiting the provisions of Section 20(f), the Parties shall attempt in good faith to promptly resolve any dispute arising out of or relating to any Associated Agreement by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the Persons with direct responsibility for administration of the Associated Agreements.  Either Party may give the other Party (written) notice of any dispute not resolved in the normal course of business.  Such notice shall include: (a) a statement of that Party's position and a summary of arguments supporting that position; and (b) the name and title of the executive who will be representing that Party and of any other Person who will accompany the executive.  Within fifteen (15) days after delivery of the notice, the receiving Party shall respond with: (i) a statement of that Party's position and a summary of arguments supporting that position; and (ii) the name and title of the executive who will represent that Party and of any other Person who will accompany the executive.  Within thirty (30) days after delivery of the initial notice, the designated executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they deem necessary, in good faith, to attempt to resolve the dispute.  All reasonable requests for information made by one Party to the other will be honored.  All negotiations pursuant to this Section 20(a) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of Law and rules of evidence.

(b)

Mediation. If the dispute has not been resolved by negotiation within forty-five (45) days after the disputing Party's notice, or if the Parties have failed to meet within thirty (30) days, each as contemplated in Section 20(a), the Parties shall attempt to settle the dispute by mediation under the then current CPR Mediation Procedure; provided, however, that if one Party refuses or fails to participate in negotiation pursuant to Section 20(a), the other Party may then immediately initiate mediation prior to the expiration of the forty-five (45) day negotiation period.  Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals.

(c)

[Intentionally Omitted.]

(d)

Arbitration.  Without limiting the provisions of Section 20(f), any dispute arising out of or relating to the Associated Agreements, including the breach, termination or validity of any such Associated Agreement, that has not been resolved by a non-binding procedure as provided in Section 20(a) and/or Section 20(b) within ninety (90) days after notice of the dispute, shall be resolved by final and binding arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration by a sole neutral arbitrator designated in accordance with CPR Rule 5.3, for any dispute involving amounts in the aggregate under Three Million Dollars ($3,000,000.00), or, for any dispute involving amounts in the aggregate equal to or greater than Three Million Dollars ($3,000,000.00), by three (3) arbitrators, with each Party designating one (1) arbitrator in accordance with the "screened" appointment procedure set forth in CPR Rule 5.4, and with the third arbitrator being appointed in accordance with CPR Rule 5.4(e); provided, however, that if either Party will not participate in a non-binding mediation Proceeding as specified in Section 20(b), the other Party may thereafter immediately initiate arbitration (before expiration of the above-mentioned ninety (90) day period).  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, inclusive, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The place of arbitration shall be Hartford, Connecticut.

(e)

Powers of Arbitrators.  Except with respect to any and all Claims of Persons other than UI or UI's Affiliates, the arbitrator(s) are not empowered to award damages to UI, if any, in excess of compensatory damages (subject to the limitation on Liability set forth in the applicable Associated Agreement).  Also in accordance with Section 19, the arbitrators shall not find CL&P liable to UI, except to the extent arising out of CL&P's and/or any of its Affiliates' Actionable Conduct.  Additionally, in accordance with Section 19, each Party expressly waives and foregoes any right to have the arbitrator(s) award indirect, incidental, consequential, special, exemplary, punitive or similar damages, except to the extent Law requires that compensatory damages be increased in a specified manner, or except with respect to any and all Claims of Third Parties.  All costs of the arbitration shall be paid equally by the Parties, unless the award shall specify a different division of such costs.  Each Party shall be responsible for its own expenses, including attorneys' fees.  Both Parties shall be afforded adequate opportunity to present information in support of its position on the dispute being arbitrated.  The arbitrator(s) also may request additional information from the Parties.

(f)

Deferral. The Parties may agree to defer any arbitration Proceeding pending the resolution of a particular dispute, but only to the extent the Indemnified Persons are not prejudiced thereby.

(g)

Continued Performance.  Each Party shall continue performance of its obligations under the Associated Agreements, in conformance with the terms and conditions of the Associated Agreements, notwithstanding the existence of any Claim, dispute, arbitration and/or other Proceeding between the Parties.  Nothing in this Section 20 shall prejudice, impair or otherwise prevent either Party from receiving equitable relief, including an order for specific performance and/or an injunction, from any Relevant Authority having proper jurisdiction pending the conclusion of any negotiation, mediation and/or arbitration Proceeding.

(h)

Compelled Arbitration.  Subject to the provisions of Section 20(f), each Party will proceed in good faith to conclude any arbitration Proceeding referred to above in this Section 20 as quickly as reasonably possible.  If a Party refuses or fails to participate in an arbitration Proceeding as required by this Section 20, the other Party may petition any court of competent jurisdiction for an order directing the refusing Party to participate in the arbitration Proceeding.  All costs and expenses, including attorneys' fees, incurred by the petitioning Party in enforcing such participation shall be paid for by the refusing Party.

(i)

Related Parties.  Each Party shall have the right, but not the obligation, to join or otherwise require others to participate as parties and/or witnesses, in the sole and exclusive discretion of each such Party exercised in good faith, in any dispute resolution Proceeding hereunder (including any negotiation between executives, mediation and/or arbitration).  If either Party, in its sole and exclusive discretion exercised in good faith, exercises such right, then such additional party and/or parties shall be an equal participant in, and subject to all rules and requirements of, such Proceeding; provided that if such additional participation involves an arbitration Proceeding for disputes involving amounts in the aggregate equal to or greater than Three Million Dollars ($3,000,000.00), then three (3) arbitrators shall be designated pursuant to the "screened" appointment procedure referenced in Section 20(d), with one (1) arbitrator being appointed by CL&P, one (1) arbitrator being appointed by UI, and the third arbitrator appointed in accordance with CPR Rule 5.4(e).

(j)

Participation.  Each Party shall have the right, but not the obligation, to require the other Party to join or otherwise participate as a party and/or witness, in the sole and exclusive discretion of such Party exercised in good faith, in any dispute resolution Proceeding (including any negotiation between executives, mediation and/or arbitration) involving all or any portion of the Connecticut NEEWS Projects.  If either Party, in its sole and exclusive discretion exercised in good faith, exercises such right, then the other Party shall act in good faith, coordinate and cooperate with such Party and the other parties to the Proceeding, and otherwise proceed as though such Proceeding involved a dispute under the Associated Agreements.  Both Parties hereby consent to being so joined and waive and release, to the fullest extent permitted by Law, any objection, right or other Claim that such Party cannot be compelled or otherwise has no obligation to participate in any such Proceeding.  The joined or otherwise participating Party shall solely bear all costs and expenses incurred in connection with such participation.

(k)

Compelled Participation.  If either Party refuses or fails to comply with Section 20(i) and/or Section 20(j) in whole or in part, the other Party may petition any Relevant Authority having proper jurisdiction for an order directing such refusing or non-complying Party to so comply.  All costs and expenses, including attorneys' fees, incurred by the other Party in enforcing such participation will be paid by such refusing or non-complying Party.

(l)

Exclusion.  Any disputes arising out of or relating to the O&M Agreement and/or the Step-In Agreement shall be resolved in accordance with, and subject to, the terms and conditions of such Transaction Document(s).

21.

Relationship of the Parties.  Nothing in the Associated Agreements creates or is intended to create an association, trust, partnership, joint venture, or other entity or similar legal relationship between the Parties, or impose a trust, partnership or fiduciary duty, obligation or other Liability on or with respect to either Party.  Except for the rights and obligations of the Parties concerning Development, ownership and operation and maintenance of the Connecticut NEEWS Projects set forth in Sections 5 and 7, respectively, neither Party shall be deemed to be a representative, an agent or an employee of the other Party, or have any right or authority to take action that may bind the other Party, without the prior (written) consent of the other Party, which consent may be granted or withheld in such other Party's sole and exclusive discretion.

22.

Public Announcement. Except for disclosures:

(a)

to a Party's Affiliates and its own and/or its Affiliates' employees, agents, representatives and consultants who have agreed to be bound by the provisions of the Confidentiality Agreement;

(b)

to other NEEWS Projects participants to whom such disclosures are reasonably deemed by CL&P to be necessary or advisable; and/or

(c)

as required to comply with Law (which disclosures shall be subject to the applicable provisions of the Confidentiality Agreement),

neither Party shall issue or permit any of its officers, directors, employees, agents, advisors and/or representatives to issue any press release or other information to the press or to any Third Party with respect to the Transaction, any Transaction Document or the matters expressed in any Transaction Document without the prior (written) consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

23.

Miscellaneous Provisions.

(a)

Governing Law.  The Associated Agreements and the rights and duties of the Parties thereunder shall be governed by and construed, enforced and performed in accordance with the Law of the State of Connecticut, without regard to principles of conflicts of law thereof, except to the extent that the Law of another jurisdiction must govern certain aspects of the enforcement of the rights and remedies of the Parties (including legal process and procedure).

(b)

Notice.  All notices, demands, directions, approvals, requests, acknowledgements, consents, authorizations, permission, invoices and/or other communications required or permitted to be given hereunder and/or under any of the other Associated Agreements from either Party shall be in writing and shall be deemed effective upon the first to occur of the following:

(i)

actual receipt by the recipient;

(ii)

one (1) Business Day after deposit of the notice addressed as provided below with a nationally recognized overnight courier for next Business Day delivery (the delivery fees for which have been paid by or charged to the delivering Party); or

(iii)

five (5) days after deposit of the notice addressed as provided below in the U.S. mail, if sent by U.S. certified mail, return receipt requested.

In each case, such notice or other communication shall be sent to the respective Party at the following respective addresses:

48

If to CL&P:

The Connecticut Light and Power Company
107 Selden Street
Berlin, CT 06037
Attention: Project Director – NEEWS

With a copy to:

Northeast Utilities Service Company
P. O. Box 270
Hartford, Connecticut 06141
Attention: General Counsel

Address for couriers:

56 Prospect Street
Hartford, Connecticut 06103-2818

And if to UI:

The United Illuminating Company
157 Church Street
New Haven, CT 06510
Attention: Vice President Transmission Business

With a copy to:

The United Illuminating Company
157 Church Street
New Haven, Connecticut 06510
Attention: General Counsel

Either Party may change its address for notice or other communication by providing (written) notice of such change to the other Party in accordance with this Section 23(b).

(c)

Time.  Time is of the essence concerning the time periods and deadlines set forth in the Associated Agreements.

(d)

Jurisdiction.  Subject to the provisions of Section 20, the Parties hereby consent to the exclusive personal and subject matter jurisdiction of any federal or state court located within the State of Connecticut for the enforcement of the outcome of any and all arbitration

Proceedings pursuant to Section 20 and any other legal or equitable Proceedings arising out of or relating to any of the Associated Agreements.  Each Party hereby irrevocably waives and

49

releases, to the fullest extent permitted by Law:  (i) any objection to the venue of any such Proceeding brought in such a court; and (ii) any Claim that any such Proceeding brought in such court has been brought in an inconvenient forum.

(e)

Invalid Provisions.  If any provision of any Associated Agreement is adjudged in arbitration or by a court of competent jurisdiction to be illegal, invalid or unenforceable at law or in equity for any reason, the same shall, if possible, be modified to the extent necessary to make it legal, valid and enforceable, or, if not possible, such provision shall be deleted.  The remaining provisions of such Associated Agreement shall remain enforceable notwithstanding the illegality, invalidity or unenforceability of any individual provision.  The Parties also shall negotiate an equitable adjustment to such Associated Agreement with a view toward effecting, to the extent possible, the original purpose and intent of the severed provision.

(f)

Succession/Assignment.

(i)

The Associated Agreements, and the rights and obligations created thereby, shall bind and inure to the benefit of the permitted successors and assigns of the Parties, subject to the provisions set forth below in this Section 23(f).

(ii)

CL&P may assign its rights and/or obligations, in whole or in part, under any Associated Agreement without recourse and without the consent of UI, to any Affiliate of CL&P and/or any Person acquiring all or substantially all of the transmission assets of CL&P.  Additionally, as set forth in Section 2, CL&P may exercise any or all of its rights and/or perform any or all of its obligations under the Associated Agreements through NUSCO or other Affiliate of CL&P acting as agent for CL&P, and such performance shall not constitute an assignment and/or assumption of Liability by NUSCO and/or any such Affiliate.  Otherwise, CL&P shall not assign its rights and/or obligations under any Associated Agreement without the prior (written) consent of UI, which shall not be unreasonably withheld or delayed; provided, however, CL&P may assign, in whole or in part, any Associated Agreement without the consent of UI to any Person if CL&P remains unconditionally liable for all of the obligations and other Liabilities of such transferee thereunder notwithstanding such assignment.

(iii)

UI is not authorized to and shall not Transfer or suffer or permit a Transfer of its rights and/or obligations under this Agreement (including the opportunity to invest in the Development of any of the Connecticut NEEWS Projects, the right to receive amounts on account of the UI Investments based on the Deposit Rate, and/or the ability to acquire UI Assets using UI Investments) and/or any of the other Associated Agreements, without the prior (written) consent of CL&P, which may be granted or withheld in CL&P's sole and exclusive discretion; provided, however, if CL&P withholds such consent for whatever reason, UI shall have the option, exercisable by (written) notice given to CL&P no later than fifteen (15) days after CL&P notifies UI of such denial, to terminate this Agreement and the other Associated Agreements, in which case, the Parties shall be released from any and all obligations under this Agreement and the other Associated Agreements, except for those obligations that are to survive pursuant to the provisions of Section 17(a).  For purpose of this Section 23(f)(iii), the term Transfer shall not include the assignment or pledge of an interest in such property or rights as collateral security in

50

connection with a financing transaction unless the Person providing such financing exercises its right to realize on such collateral.  In the event of any such termination by UI, CL&P shall refund to UI any and all UI Investments that have not been used to acquire UI Assets, determined as of the date of such (written) notice of termination, within fifteen (15) Business Days after the date of such (written) termination notice.

For the avoidance of doubt, the foregoing termination shall not affect in any manner whatsoever the terms and conditions of this Agreement and the other Transaction Documents (including the provisions of Exhibits, Schedules and other attachments hereto or thereto) that apply to UI Assets acquired by UI before the effective date of such termination.  Without limiting CL&P's discretion with respect to any proposed Transfer of this Agreement and/or any other Associated Agreement, CL&P may condition its consent on the transferee executing and delivering to CL&P an agreement under which the transferee agrees to be bound by the terms of this Agreement and the provisions of the other Associated Agreements, including the continuing covenants set forth in the Purchase and Sale Terms (including the Right of First Refusal and the Buy-Back Option).

(g)

Amendments and Modifications. The Transaction Documents, including all exhibits and schedules and all attachments thereto, including the Confidentiality Agreement, together with the Memorandum of Understanding, constitute the entire agreement between the Parties concerning the subject matter hereof and thereof and supersede all prior agreements between the Parties, whether oral or written, with respect to the subject matter hereof and thereof.  The Transaction Documents may not be amended or modified except by the written agreement of the Parties.

(h)

Further Assurances.  The Parties shall from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to clarify, confirm and assure the rights and obligations provided for in this Agreement and the other Transaction Documents.

(i)

Counterparts/Facsimiles/PDF Copies.  This Agreement and the other Transaction Documents may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the other Transaction Documents or the terms hereof or thereof to produce or account for more than one of such counterparts; provided that the counterpart produced bears the signature of the Party sought to be bound.  Facsimile signatures and "portable document format" (PDF) copies of signatures shall be deemed original signatures.

(j)

No Third Party Beneficiaries.  This Agreement and the other Transaction Documents and all rights hereunder and thereunder are intended for the sole benefit of the Parties and shall not imply or create any rights on the part of, or obligations to, any other Person (other than the Indemnified Persons).

(k)

No Recourse.  UI shall not have any recourse whatsoever against any of the directors, officers or employees of CL&P or against any of CL&P's Affiliates for any of CL&P's

51

obligations under this Agreement (including the Purchase and Sale Terms), under any other Transaction Document, or under the Memorandum of Understanding.  Without limiting the generality of the foregoing, UI, on behalf of itself and its Affiliates, hereby fully and irrevocably waives any right, Claim or entitlement whatsoever against any such directors, officers or employees and/or such Affiliates relating to any Liability suffered or incurred by any of them from any acts or omissions of any of such Persons.  This Section 23(k) shall survive termination or expiration of this Agreement, the Memorandum of Understanding and any other Transaction Documents.

(l)

Transaction Cost Reimbursement.  To partially reimburse CL&P for costs related to the Transaction, UI shall pay CL&P:

(i)

the sum of Two Hundred Thousand Dollars ($200,000.00) when the first Group of Purchased UI Assets from the first Connecticut NEEWS Project to achieve Commercial Operation, at least in part, is transferred from CL&P to UI;

(ii)

the sum of One Hundred Thousand Dollars ($100,000.00) when the first Group of Purchased UI Assets from the second Connecticut NEEWS Project to achieve Commercial Operation, at least in part, is transferred from CL&P to UI; and

(iii)

the sum of One Hundred Thousand Dollars ($100,000.00) when the first Group of Purchased UI Assets from the third Connecticut NEEWS Project is transferred from CL&P to UI.

In addition to and without limiting the foregoing, any payments to Third Parties that are required for CL&P to obtain consents and approvals (except for FERC and DPUC consents and approvals), including those relating to the assignment of Contracts and the Transferable Permits pursuant to the Purchase and Sale Terms, shall be UI's responsibility; provided, that, if CL&P, in good faith, expects the aggregate cost of any such Third Party consent or approval to exceed the sum of Two Thousand Five Hundred Dollars ($2,500.00) (determined on an individual basis) and such amount is not determined pursuant to Law, CL&P shall obtain the prior (written) consent of UI (not to be unreasonably withheld, conditioned or delayed) before committing to such cost.  If UI withholds such consent, such Contract and/or Transferable Permit shall be administered pursuant to the applicable provisions of the Assignment and Assumption Agreement in lieu of incurring such costs, in which case UI shall have assumed all risks and other Liabilities associated with such decision (together with all risks of any Claims from the applicable counterparty and/or Relevant Authority relating to such decision), CL&P shall have no liability whatsoever to UI related to UI's refusal or failure to provide such consent, and UI shall fully indemnify CL&P with respect to all Claims, Proceedings and Liabilities whatsoever relating to such decision pursuant to Paragraph G of the Purchase and Sale Terms.  To the extent not presented for payment (and paid by UI) as of the Effective Date or each Closing, UI shall pay the full amount invoiced by CL&P for reimbursement of costs and expenses that are UI's responsibility under the provisions of this

Section 23(l) within thirty (30) days after the date of the applicable invoice.  Payment shall be

52

made by wire transfer to an account from time to time designated by CL&P, or by other mutually agreeable methods(s).

(m)

DPUC Approval.  For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the effectiveness of this Agreement concerning any and all matters regarding UI Investments and the transfer of UI Assets is subject to final, non-appealable DPUC approval of the Transaction on or before December 31, 2010, on terms and conditions acceptable to each Party in their respective sole discretion exercised in good faith.

[SIGNATURE PAGE TO FOLLOW]

53

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

THE CONNECTICUT LIGHT AND POWER COMPANY

    /S/ MARK J. MALASPINA

By: /S/ JAMES A. MUNTZ

Name: James A. Muntz

Title: Senior Vice President - Transmission

   /S/ WILLIAM O’HARA

Duly Authorized

THE UNITED ILLUMINATING COMPANY

    /S/ STEPHANIE N. GOOD

By: /S/ ANTHONY J. VALLILLO

Name: Anthony J. Vallillo

Title: President and COO

  /S/ BERNICE L. HERRING

Duly Authorized

STATE OF CONNECTICUT

)

)   ss.

Berlin

COUNTY OF HARTFORD

)

This Agreement was acknowledged before me on the 13th day of July, 2010, by James A. Muntz, Senior Vice President - Transmission of The Connecticut Light and Power Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:

   /S DIANE S. FARYNIARZ

     Notary Public

   11/30/2014

____Diane S. Faryniarz

     Notary's Printed/Typed Name

STATE OF CONNECTICUT

)

)   ss.

New Haven

COUNTY OF

NEW HAVEN

This Agreement was acknowledged before me on the 13th day of July, 2010, by Anthony J. Vallillo, President and COO of The United Illuminating Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:

    /S/ TALINE R. FRASER

     Notary Public

 June 30, 2012

_____ Taline R. Fraser

     Notary's Printed/Typed Name

Exhibit A

UI Investment Line

Chart depicting investment levels

Exhibit B

Potential UI Connecticut GSRP Assets

As of the Effective Date, Components of the following segments of the Connecticut GSRP Project are intended to become UI Assets as and to the extent necessary to convert UI Investments into UI Assets at the time of Commercial Operation of each Component of each such segment.  Segments and Components within segments will be used in sequential order (with segments being used in the numbered order below and Components within such segments being used in an order beginning with each applicable starting structure).

Segment	Miles	Segment Cost, $M	% of GSRP	Starting Structure	Ending Structure
1. Manchester to Meekville Line	2.0	12.3	8.4	3703	3719
2. N. Bloomfield to Rt. 20	4.7	16.3	11.1	3	46
3. Rt. 20 to CT-MA border	7.2	25.0	17.0	47	113

EXHIBIT D TO

AGREEMENT RE:  CONNECTICUT NEEWS PROJECTS

BY AND BETWEEN

THE CONNECTICUT LIGHT AND POWER COMPANY

AND

THE UNITED ILLUMINATING COMPANY

DATED:  JULY ___, 2010

PURCHASE AND SALE TERMS

i

Paragraph H.	Restrictions on Transfer of UI Assets	15
	1. Consent Requirement	15
	2. Transfers in Violation	17

Paragraph I.	Right of First Refusal; Unwind Upon Termination Due to Transaction Event of Default	17
	1. Right of First Refusal	17
	2. Unwind Upon Termination Due to Transaction Event of Default	18
	3. Survival	21

Paragraph J.	Additional Rights; Reserved Rights; Retirement	21
	1. Regulatory Matters	21
	2. Reserved Rights	23
	3. Retirement	23
	4. Condemnation Rights	23
	5. Late Charges; Collections Costs	24

ii

EXHIBIT D

Purchase and Sale Terms

The following additional terms and conditions, including terms and conditions of purchase and sale, shall govern the respective rights and obligations of the Parties under this Agreement and the conveyance of each Group of Purchased UI Assets (as defined below) by CL&P to UI.  Initially capitalized terms used and not defined in these Purchase and Sale Terms shall have the meanings ascribed to such terms in Section 1(a) of this Agreement.

A.

Identification of UI Assets to be Conveyed to UI.  After CL&P notifies UI pursuant to Section 3(o)(i) of this Agreement of the expected date of Commercial Operation of each Component (of each Connecticut NEEWS Project) that is to be conveyed to UI (such assets being herein referred to as the "Group of Purchased UI Assets"), the Parties shall use commercially reasonable efforts to take such actions as are necessary to consummate the applicable Closing (to the extent not already addressed in this Agreement, including Section 13), including the use of commercially reasonable efforts to obtain any consent, approval or other authorization required from any Third Party (including any Relevant Authority).  To the extent that any Project Rights (other than Transferable Permits) related to or associated with each Group of Purchased UI Assets also include Retained Rights (including warranties) (a "Shared Contract"), and such Shared Contract is not partially assignable to UI without the consent of the applicable counterparty, the Parties shall use commercially reasonable efforts to establish a separate agreement, understanding, instrument or other arrangement (a "Contract") on or before the applicable Closing Date with the applicable counterparty that can be assigned to UI at the applicable Closing, on substantially identical terms as the applicable Shared Contract relating to the applicable Group of Purchased UI Assets, without recourse to CL&P.  To the extent that any Transferable Permit also includes Retained Rights (a "Common Permit"), and such Common Permit is not partially assignable to UI without the consent of the issuing Relevant Authority, the Parties shall use commercially reasonable efforts to effect, before the applicable Closing Date, the consent and/or other appropriate authorization from the issuing Relevant Authority to the partial assignment, without recourse to CL&P or its Affiliates, of such Common Permit to the extent applicable to the applicable Group of Purchased UI Assets.  Notwithstanding anything to the contrary in this Paragraph A, if the counterparty to any Shared Contract and the issuer of any Transferable Permit requires the payment of such Person's costs and expenses as a condition to granting a Party's request pursuant to this Paragraph A, then the provisions of Section 23(l) of this Agreement shall apply.  As used herein, "Transferable Permits" shall mean the approvals, authorizations, permits, orders, consent orders and licenses issued by any Relevant Authority and necessary to own, use and/or operate the applicable Group of Purchased UI Assets after the applicable Closing Date.

B.

Closing of Conveyance of each Group of Purchased UI Assets; Closing Adjustments.

1.

Closing.  As more fully described in Section 3(m)(ii)(A)(I) of this Agreement, the closing ("Closing") of the conveyance of each Group of Purchased UI Assets by CL&P to UI, which also shall include the assumption of the Assumed Liabilities for each Group of Purchased UI Assets, shall be effective as of the Business Day immediately prior to the date of Commercial

Operation of the Component of such Connecticut NEEWS Project comprising such Group of Purchased UI Assets, or at such other time as the Parties may agree upon in writing (each, a "Closing Date").  Each Closing shall take place on the applicable Closing Date by electronic exchange of documents, or in such other manner or place as the Parties may agree upon in writing.

2.

Closing Adjustments.

(a)

Pro-Ration.

(i)

The Parties agree that all of the items normally prorated in a sale of assets of the type contemplated by this Agreement, including those listed below, relating to the ownership and/or operation of any Group of Purchased UI Assets, will be prorated between the Parties as of the applicable Closing Date, with CL&P liable to the extent such items relate to any period through and including the applicable Closing Date, and UI liable to the extent such items relate to periods after the applicable Closing Date: (A) Taxes, if any, on or associated with such Group of Purchased UI Assets; (B) rent, Taxes and other items payable by or to CL&P under any of the written contracts, agreements, arrangements, licenses, easements, subeasements and other documents and/or instruments relating to the ownership and/or operation of such Group of Purchased UI Assets assigned to and assumed by UI (in the case of any partial assignment, to the extent so assigned and assumed), or for which other arrangements have been made under the applicable Assignment and Assumption Agreement, pursuant to these Purchase and Sale Terms and the other Transaction Documents; (C) any permit, license, registration or similar fee with respect to any Transferable Permit associated with such Group of Purchased UI Assets; and (D) to the extent applicable, sewer charges and charges for water, fire protection, telephone, electricity and other utilities or services.  Subject to Paragraph B.2(a)(ii) immediately below, and not less than five (5) Business Days prior to the applicable Closing Date, the Parties shall agree upon the sum of the net amount of the prorated amounts to which either CL&P or UI shall be entitled pursuant to this Paragraph B.2(a)(i) and such net amount shall be paid at the applicable Closing.  In the event that a dispute exists between the Parties with regard to any proration, the Parties shall consummate the applicable Closing using CL&P's good faith estimate of amounts pending the resolution of such dispute pursuant to Section 20 of this Agreement.

(ii)

If the amount of one or more of the Taxes or other Liabilities to be prorated in accordance with Paragraph B.2(a)(i) is not known or determinable on or prior to the applicable Closing Date, the amounts to be prorated as of the applicable Closing Date in accordance with Paragraph B.2(a)(i) shall be based upon the actual Taxes or other Liabilities for the most recent preceding year (or other appropriate period) for which such actual Taxes or Liabilities are available.  The amount of unknown or indeterminable Taxes or other Liabilities prorated as of the applicable Closing Date pursuant to Paragraph B.2(a)(i) shall be adjusted to reflect the actual amount of such Taxes or Liabilities upon the request of either CL&P, on the one hand, or UI, on the other hand, within sixty (60) days after the date the actual amounts become available, and resulting payment shall be made within thirty (30) days after receipt of a correct (written) invoice or other accurate (written) request for payment.  The Parties agree to furnish each other with such documents and other records that may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Paragraph

4

B.2(a)(ii).  Without limiting the generality of the foregoing, UI acknowledges and agrees that, if CL&P has submitted a personal property declaration to any municipality before the applicable Closing Date that included, among other things, any Group of Purchased UI Assets, then CL&P shall remain liable to such municipality for personal property Taxes associated with such Group of Purchased UI Assets for the fiscal year covered by such declaration.  In furtherance of the foregoing and in addition to the adjustment made at the applicable Closing pursuant to Paragraph B.2(a)(i) with respect to personal property Taxes associated with the applicable Group of Purchased UI Assets for the applicable municipality's then current fiscal year, UI shall pay to CL&P all other amounts paid by CL&P for Taxes associated with the applicable Group of Purchased UI Assets, including for any future fiscal year covered by such declaration.  UI shall pay CL&P the amount of such Taxes within thirty (30) days after receipt of a (written) invoice or other (written) request for reimbursement of the same from CL&P.  If and to the extent that a municipality adjusts the Liability for such personal property Taxes for any fiscal year, including as a result of the adjustment in the mil rate, UI, in the case of an increase in Taxes, shall reimburse CL&P in accordance with this Paragraph B.2(a)(ii) for any such increase paid by CL&P and associated with the applicable Group of Purchased UI Assets, or CL&P, in the case of a decrease in Taxes already reimbursed by UI pursuant to this Paragraph B.2(a)(ii), shall refund any reduction associated with the applicable Group of Purchased UI Assets, each within thirty (30) days after the applicable Party has knowledge of such adjustment.  UI shall be directly responsible for Taxes on or associated with each Group of Purchased UI Assets for the fiscal year after the applicable Closing Date and not covered by the adjustments contemplated in this Paragraph B.2(a), including the filing of a declaration with the applicable municipality for such fiscal year.

(b)

Transfer, Conveyance, Sales and Gross Receipts Tax.  All transfer, conveyance, sales and gross receipts Taxes payable in connection with the conveyance of any Group of Purchased UI Assets (whether or not treated by the applicable taxing authority as personal property, notwithstanding the Parties' intent and understanding that each Group of Purchased UI Assets is personal property) and the transactions contemplated by these Purchase and Sale Terms, including Connecticut sales and gross receipts Tax, shall be borne by UI, and UI, at its own cost and expense, will file, to the extent required by Law, all necessary Tax Returns and other documentation with respect to all such transfer, conveyance, sales or gross receipts Taxes.  If required by Law, CL&P will execute or join in the execution of any such Tax Returns or other documentation; provided, that CL&P shall not be required to execute or deliver any Tax Returns or other documentation that CL&P, in good faith, believes to be false or misleading.  Prior to the applicable Closing Date, UI will provide to CL&P, to the extent possible, an appropriate certificate of no Tax due from each applicable taxing authority.

(c)

Allocation of Cost of Group of Purchased UI Assets.  With respect to any Group of Purchased UI Assets, the sum of the applicable Cost of such Group of Purchased UI Assets will be allocated among such Group of Purchased UI Assets as indicated on CL&P's books, in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder (the "Code").  Each Party will report the transactions contemplated by this Agreement for federal income Tax and all other Tax purposes in a manner consistent with such allocation to the extent consistent with Law.  Each Party will provide the other promptly with any and all other information required to complete Form 8594 under the Code.  Each Party will notify the other and will

5

provide the other with reasonably requested cooperation in the event of an examination, audit, or other Proceeding regarding the allocations provided for in this Paragraph B.2(c).

C.

CL&P's Obligations Re:  Sale and Conveyance.  With respect to each Group of Purchased UI Assets, as of the applicable Closing Date, CL&P shall sell, assign, convey, transfer and deliver to UI through, and subject to the terms and conditions of, the applicable Bill of Sale and the other Transaction Documents, all of CL&P's right, title and other arrangements provided for in the applicable Assignment and Assumption Agreement concerning and interest in, to and under such Group of Purchased UI Assets.  CL&P shall also grant to UI a license pursuant to the applicable License Agreement to use the real property rights owned (in fee or by easement) and/or leased or licensed by CL&P upon which such Group of Purchased UI Assets are located on and/or attached to.  The conveyance of each Group of Purchased UI Assets shall also include delivery of copies of the related documents in CL&P's possession necessary to the ownership, use and operation of such Group of Purchased UI Assets as and when such documents are made available to CL&P, and the assignment and other arrangements provided for in the applicable Assignment and Assumption Agreement concerning any and all Transferable Permits and other Relevant Rights necessary to the ownership, use and operation of such Group of Purchased UI Assets in accordance with the terms and conditions of these Purchase and Sale Terms and the applicable Assignment and Assumption Agreement.  In addition, at the time of each Closing (or reasonably soon thereafter), CL&P also shall deliver to UI copies of all written contracts, agreements, arrangements, licenses, leases, easements, subeasements and other documents and/or instruments relating to such Group of Purchased UI Assets as of the applicable Closing Date or by which such Group of Purchased UI Assets are bound or subject as of the applicable Closing Date, in each case, relating to the ownership, lease, maintenance or operation of such Group of Purchased UI Assets.

Notwithstanding anything to the contrary in these Purchase and Sale Terms or in any other Transaction Document, neither this Agreement (including these Purchase and Sale Terms) nor any of the other Transaction Documents shall sell, assign, convey and/or otherwise transfer any interest of whatever nature in real property.  Each Group of Purchased UI Assets shall constitute only personal property, and the Parties shall take all such actions, execute and deliver all such documents and/or otherwise do all such things (including appropriate filings with Tax authorities) from time to time as may be necessary and appropriate to confirm, clarify and/or otherwise characterize each Group of Purchased UI Assets as personal property.  As more fully described in the Transaction Documents (including the applicable Bill of Sale), each Group of Purchased UI Assets shall be conveyed by CL&P to UI on an "as is, where is" basis without representation or warranty of any kind or character by CL&P or recourse to CL&P.  The applicable Bill of Sale to be executed and delivered by CL&P to UI in connection with the conveyance of each Group of Purchased UI Assets shall set forth a more detailed disclaimer of representations or warranties of CL&P with respect to each Group of Purchased UI Assets.

D.

UI's Obligations Re:  Purchase and Assumption.  With respect to each Group of Purchased UI Assets, UI will purchase and acquire from CL&P, subject to the terms and conditions of the applicable Bill of Sale and the other Transaction Documents, all of CL&P's right, title and interest in and to such Group of Purchased UI Assets as of the applicable Closing Date.  Without limiting the generality of Section 6(b) of this Agreement, UI shall also assume

6

and agree to pay, perform and otherwise discharge when due, without recourse to CL&P or its Affiliates, any and all Liabilities of CL&P and its Affiliates, successors and assigns of any kind and description, relating to, in respect of, or otherwise arising from the development, construction, installation, ownership, operation, maintenance and/or use of, each Group of Purchased UI Assets (collectively, the "Assumed Liabilities"), including the following Liabilities: (i) all Liabilities arising under, in respect to, or relating to the written contracts, agreements, arrangements, licenses, easements, subeasements and other documents and/or instruments relating to the development, construction, installation, ownership, use, operation and/or maintenance of each Group of Purchased UI Assets, (ii) all Liabilities arising under, in respect to, or relating to the Transferable Permits, (iii) all Liabilities for any and all post-Closing Date Taxes with respect to each Group of Purchased UI Assets, (iv) all Liabilities with respect to the development, construction, installation, ownership, use, operation and/or maintenance of each Group of Purchased UI Assets, including Pending Proceedings and any and all Liabilities arising from and/or relating to compliance or non-compliance with Law, including Environmental Law, (v) all Liabilities arising under, in respect to, or relating to any Proceeding existing, arising or asserted with respect to each Group of Purchased UI Assets on or after the applicable Closing Date, and (vi) all other Liabilities of any nature whatsoever to the extent arising from the development, construction, installation, ownership, use, operation and/or maintenance of all and/or any portion of each Group of Purchased UI Assets.  UI shall execute and deliver to CL&P at each Closing an Assignment and Assumption Agreement with respect to the Assumed Liabilities attributable to each Group of Purchased UI Assets.

E.

Delivery of Documents at Closing/Effect of Closing.

1.

Deliveries by CL&P.  At or prior to each Closing, CL&P will deliver, or cause to be delivered, the following to UI:

(a)

A Bill of Sale in substantially the form set forth in Attachment D-1 to these Purchase and Sale Terms ("Bill of Sale"), duly executed by CL&P;

(b)

An Assignment and Assumption Agreement in substantially the form set forth in Attachment D-2 to these Purchase and Sale Terms ("Assignment and Assumption Agreement"), duly executed by CL&P;

(c)

A License Agreement in substantially the form set forth in Attachment D-3 to these Purchase and Sale Terms ("License Agreement"), duly executed by CL&P;

(d)

A Property Tax Agreement in substantially the form set forth in Attachment D-4 to these Purchase and Sale Terms ("Property Tax Agreement"), duly executed by CL&P;

(e)

An Asset Demarcation Agreement in substantially the form set forth in Attachment D-5 to these Purchase and Sale Terms ("Asset Demarcation Agreement"), duly executed by CL&P;

(f)

For the first Closing, in accordance with Sections 7(a) and 7(d) of this Agreement, the O&M Agreement and the Step-In Agreement, duly executed by CL&P;

(g)

A certificate of a duly authorized officer of CL&P (i) stating that the

7

execution, delivery and performance of the applicable Bill of Sale, Assignment and Assumption Agreement, License Agreement, Property Tax Agreement and Asset Demarcation Agreement, as well as the O&M Agreement (for the first Closing only) and the Step-In Agreement (for the first Closing only) have been duly authorized by all necessary corporate action by CL&P and that all conditions precedent to such execution and delivery have been satisfied or waived by CL&P, and (ii) identifying the name and title and bearing the signatures of the officers of CL&P authorized to execute and deliver the applicable Bill of Sale, Assignment and Assumption Agreement, License Agreement, Property Tax Agreement and Asset Demarcation Agreement, as well as the O&M Agreement (for the first Closing only) and the Step-In Agreement (for the first Closing only);

(h)

Subject to Paragraph C above, originals in CL&P's possession of the Transferable Permits and other Relevant Rights (to the extent embodied in writing) relating to the applicable Group of Purchased UI Assets; provided that (i) if any Transferable Permit(s) and/or other Relevant Right(s) (to the extent embodied in writing) also relate to any portion of the Connecticut NEEWS Projects retained by CL&P or to any other property of CL&P, then CL&P only shall furnish copies of such documents; (ii) CL&P, in its capacity as the Contractor, as defined in the O&M Agreement, may retain such originals to the extent reasonably required for the operation and maintenance of the applicable Group of Purchased UI Assets, in which case UI shall have access to the same pursuant to Section 2.9 of the O&M Agreement; and/or (iii) CL&P shall have the right to retain copies of all such records, books and documents relating to such Relevant Rights; and

(i)

If and as applicable, a joint defense agreement with respect to any Pending Proceeding in accordance with Paragraph F.7.

2.

Deliveries by UI.  At or prior to each Closing, UI will deliver, or cause to be delivered, the following to CL&P:

(a)

The applicable Bill of Sale, duly executed by UI;

(b)

The applicable Assignment and Assumption Agreement, duly executed by UI;

(c)

The applicable License Agreement, duly executed by UI;

(d)

The applicable Property Tax Agreement, duly executed by UI;

(e)

The applicable Asset Demarcation Agreement, duly executed by UI;

(f)

For the first Closing, in accordance with Sections 7(a) and 7(d) of this Agreement, the O&M Agreement and the Step-In Agreement, duly executed by UI;

(g)

A certificate of a duly authorized officer of UI (i) stating that the execution, delivery and performance of the applicable Bill of Sale, Assignment and Assumption Agreement, License Agreement, Property Tax Agreement and Asset Demarcation Agreement, as well as the O&M Agreement (for the first Closing only) and the Step-In Agreement (for the first Closing only) have been duly authorized by all necessary corporate action by UI and that all conditions precedent to such execution and delivery have been satisfied or waived by UI, and (ii) identifying the name

8

and title and bearing the signatures of the officers of UI authorized to execute and deliver the applicable Bill of Sale, Assignment and Assumption Agreement, License Agreement, Property Tax Agreement and Asset Demarcation Agreement, as well as the O&M Agreement (for the first Closing only) and the Step-In Agreement (for the first Closing only); and

(h)

If and as applicable, a joint defense agreement with respect to any Pending Proceeding in accordance with Paragraph F.7.

3.

Effect of Closing.  For each Closing subsequent to the first Closing, each Group of Purchased UI Assets that is the subject of such subsequent Closing shall automatically become subject to the O&M Agreement and the Step-In Agreement, without further action or documentation of any sort required.

F.

Claims Management.

1.

Managed Claims.  CL&P shall exclusively manage and control all Managed Claims (whether before or after the applicable Closing); provided that:

(a)

CL&P shall be entitled, by notice given to UI within thirty (30) days after the applicable Closing, to elect not to so manage and control any Pending Proceeding, in which case such Pending Proceeding shall be deemed to be a Non-Managed Claim;

(b)

CL&P shall be entitled, by notice given to UI within thirty (30) days after CL&P receives written notice of a Managed Claim, to elect not to so manage and control such Managed Claim, in which case such Claim or Proceeding shall be a Non-Managed Claim; and/or

(c)

if a Third Party has asserted a Managed Claim against UI, but has not asserted such Managed Claim against CL&P and/or any of its Affiliates, then (i) such Claim or Proceeding shall become a Non-Managed Claim that UI shall manage at its sole cost and expense, with CL&P entitled to participate in the defense of such Non-Managed Claim through CL&P's counsel at CL&P's expense; (ii) UI shall select counsel for its defense of such Non-Managed Claim from a list of three (3) law firms chosen by CL&P, which list shall be provided by CL&P to UI within twenty (20) days after CL&P receives written notice of such Non-Managed Claim; and (iii) UI shall not agree to a consensual resolution of all or any portion of such Non-Managed Claim without the prior written consent of CL&P, which consent shall not be unreasonably withheld, conditioned or delayed; provided further that if such Third Party subsequently asserts such Claim against, and/or prosecutes a Proceeding involving, CL&P and/or any of its Affiliates, then CL&P shall be entitled to assume the exclusive management and control of such Claim or Proceeding as a Managed Claim effective upon CL&P's notice of such election given to UI.  If any Non-Managed Claim becomes a Managed Claim pursuant to this Paragraph F.1(c), UI, at UI's sole cost and expense, will perform all such acts, file all such documents, and cause to be done all such other things as CL&P may reasonably request from time to time in connection with the transition of the management and control of such Non-Managed Claim (becoming a Managed Claim) to CL&P (including counsel selected by CL&P); provided that, if CL&P elects to change counsel in connection with such transition for reasons other than actual or potential conflicts and/or other objective reasons, CL&P shall bear the costs

9

incurred by CL&P directly related to the transition of such Non-Managed Claim (becoming a Managed Claim) to the new counsel.

2.

Management Standard.  The Parties acknowledge the benefits associated with the consistency in the management and control of Managed Claims.  This Paragraph F reflects the desire of UI to align its interests with those of CL&P in Managed Claims, since the relative implications of the disposition of Managed Claims will likely have similar effects on the UI Assets, Contractor Facilities and/or CL&P Property.  UI acknowledges that, since the disposition of any Managed Claims will directly and/or indirectly impact Contractor Facilities and/or CL&P Property, UI shall have no recourse whatsoever against CL&P with respect to the disposition of any Managed Claims, and UI fully accepts and will bear the effects of any Order and/or settlement resulting from any Managed Claims and/or other result in such matter, including the obligation to make any payments due to any Third Party, except to the extent such disposition, Order and/or settlement arises out of CL&P's Actionable Conduct.  UI hereby irrevocably (a) waives any and all claims of whatever nature against CL&P and CL&P's Affiliates arising out of, and/or related to, each Managed Claim, including any act and/or omission by CL&P and/or any of CL&P's Affiliates (whether before or after the applicable Closing Date) that could have and/or has prejudiced, influenced and/or otherwise affected UI's Liability with respect to each Managed Claim; and (b) releases and discharges CL&P and CL&P's Affiliates from any Liabilities regarding a Managed Claim.  The Parties intend that the foregoing waiver and release shall be construed broadly to prohibit any recovery of whatever nature by UI against CL&P and CL&P's Affiliates for any Liabilities associated with, and/or relating to, each Managed Claim.  If requested by UI for any Managed Claim that UI has not exercised its right of separate counsel pursuant to Paragraph F.9(a), CL&P shall provide UI with a report regarding the Managed Claim(s), in such form and content as CL&P may reasonably determine based on the circumstances, on a quarterly basis.  CL&P shall not consent to any settlement, entry of Order or other disposition in a Managed Claim that would result in UI making a payment to the claimant (determined in the aggregate if there is more than one claimant in such Managed Claim) on account of such disposition that exceeds the sum of Fifty Thousand Dollars ($50,000.00), without the prior written consent of UI, which consent shall not be unreasonably withheld, conditioned or delayed.

3.

UI Support.  UI, at UI's sole cost and expense, will perform all such acts, file all such documents, and cause to be done all such other things as CL&P may reasonably request from time to time in connection with each Managed Claim and otherwise support and cooperate with CL&P in such regard.  UI hereby appoints CL&P (and its agents) as the exclusive attorney-in-fact of UI for the purpose of taking any action and executing any instrument that CL&P may deem necessary or advisable in connection with each Managed Claim (including any pleadings in connection with Proceedings relating to the same) consistent with the terms and conditions of this Agreement.  UI understands and agrees that the power of attorney granted to CL&P for such purpose is coupled with an interest and is irrevocable, and UI hereby ratifies all actions taken by CL&P (and its agents) as UI's attorney-in-fact by virtue hereof.  If any Managed Claim also involves any Affiliate(s) of UI, UI shall cause such Affiliate(s) to enter into an arrangement with CL&P for CL&P's exclusive control and management of such Managed Claim on behalf of such Person on terms and conditions substantially identical to those contained in this Paragraph F.

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4.

Liability for Managed Claims.

(a)

UI shall fully and solely bear and pay all costs, expenses and other Liabilities arising out of, and/or related to each Managed Claim (including the costs of experts and attorneys' fees incurred by CL&P in the defense and management thereof and the full amount of any Order and/or settlement resulting from such Managed Claim).  Without limiting the generality of the foregoing, although UI has indemnified CL&P for Managed Claims pursuant to Paragraph G of these Purchase and Sale Terms and/or applicable indemnification provisions of other Transaction Documents, the provisions of Paragraph G.3 and Paragraph G.4 of these Purchase and Sale Terms (and any similar provisions of other applicable Transaction Documents) regarding indemnification notices and indemnification procedure shall not apply to Managed Claims.  Instead, the provisions of this Paragraph F shall govern the management and administration of Managed Claims.  Except for such management and administration, nothing in this Paragraph F shall affect in any manner whatsoever the obligations and other Liabilities of UI with respect to the indemnification of CL&P and/or CL&P's Affiliates for Managed Claims under any of the Transaction Documents, including UI's obligations to Indemnified Persons under Paragraph G of these Purchase and Sale Terms.

(b)

To the extent that any Claim and/or Proceeding includes one or more Managed Claims and certain Non-Managed Claim(s), such Claim and/or Proceeding shall be deemed and shall constitute a Managed Claim for all purposes hereunder and the Transaction Documents, including Paragraph F.4(a) regarding the defense and management of such Claim and/or Proceeding at UI 's sole cost and expense and UI's full indemnification of CL&P with respect to such Claim and/or Proceeding.

(c)

[Intentionally Omitted.]

(d)

As part of its management and control of a Managed Claim, CL&P, in its sole and absolute discretion, may exercise rights, assert Claims, commence Proceedings, and/or take other actions against any other Person (including seeking the addition of any other Person as a defendant in such Managed Claim).  CL&P shall not be obligated to take any of such actions, and CL&P's decision in such regard shall be final and binding on UI.  Without limiting the generality of the foregoing, UI shall have no right and/or ability to assert any Claim, commence any Proceeding, and/or otherwise take any action through whatever means against any other Person on account of any Managed Claim, including any Claim for malpractice and/or other Liability against counsel selected by CL&P for any Managed Claim, and UI hereby irrevocably waives and releases any such rights.  To the extent that CL&P actually receives any amounts from a Third Party as a result of such actions taken by CL&P, CL&P shall apply such amounts to reduce the indemnification obligation of UI to CL&P on account of such Managed Claim, with any balance remaining after final disposition of such Managed Claim being paid by CL&P to UI.

5.

Related Claim Management.  CL&P shall have the right, but not the obligation, to manage and otherwise administer Managed Claims with other Claims against (or being managed by) CL&P that involve reasonably similar allegations and/or claims for relief and/or otherwise are reasonably related (as determined in CL&P's reasonable discretion), irrespective of whether such Claims have been consolidated in one or more Proceedings.  In such event, to the extent

11

that any costs, expenses and other Liabilities exclusively relate to the applicable Managed Claim, UI shall solely and fully bear and pay all such costs, expenses and other Liabilities arising out of, and/or related to, such Managed Claim (including the costs of experts and attorneys' fees incurred by CL&P in the management thereof and the full amount of any Order and/or settlement resulting from such Managed Claim).  To the extent that any costs, expenses and other Liabilities cannot be reasonably attributed to any particular Claim (whether the applicable Managed Claim or the related Claim(s)), UI shall bear and pay a pro rata share of such costs, expenses and other Liabilities based on the number of properties involved in the Managed Claim(s) (irrespective of the number of claimants) relative to the total number of properties involved in the Managed Claim(s) and Claims being managed with such Managed Claim(s).  For purposes of the foregoing allocation, any properties (whether or not contiguous) owned by the same Person(s) and/or any Affiliate(s) of such Person shall be deemed to be a single property.  CL&P (and/or any other Person responsible for such related Claim(s)) shall bear and pay the remaining allocation of such prorated costs, expenses and other Liabilities.

6.

Payment.  To the extent that UI is not directly billed for costs, expenses and/or other Liabilities associated with Managed Claims (and/or if CL&P pays such direct bills after UI's failure to timely pay the same), UI shall pay the full amount invoiced by CL&P for reimbursement of such costs, expenses and other Liabilities within thirty (30) days after the date of the invoice.  Payment shall be made by wire transfer to an account from time to time designated by CL&P, or by other mutually agreeable method(s).  In the event of any dispute regarding costs, expenses and other Liabilities with respect to a Managed Claim, UI shall be fully and solely responsible for and pay all costs, expenses and other Liabilities associated with such Managed Claim as determined by CL&P, in good faith, pending the resolution of such dispute in accordance with Section 20 of this Agreement.

7.

Joint Defense Agreement.  For each Managed Claim, the Parties shall enter into a joint defense agreement in the form of Schedule F.7 hereto with appropriate conforming changes, or a similar agreement mutually acceptable to the Parties.  If CL&P has not been named in a Managed Claim, UI shall not seek to bring and/or otherwise involve CL&P and/or any of its Affiliates into or in such Managed Claim unless CL&P, in its sole and exclusive discretion, authorizes UI to do so, and UI shall support and cooperate with CL&P if CL&P takes action to join such Managed Claim as a direct, named and/or otherwise active participant.

8.

Waiver of Conflict.  CL&P, in its sole and exclusive discretion, shall select counsel for the defense of each Managed Claim, including the right to supplement, replace and/or otherwise change counsel from time to time.  UI, on behalf of itself, its Affiliates, and their respective successors and assigns, hereby irrevocably and fully waives any conflict of interest of whatever nature arising out of, and/or related to, counsel selected and/or retained by CL&P representing UI and/or its interest in any Managed Claim.  If requested by CL&P and/or counsel for any Managed Claim, UI shall execute and deliver further waivers of conflict and such additional documentation as may be requested to evidence that UI has no objection, on an ethical basis or otherwise, to CL&P's counsel representing the interests of both Parties and/or such counsel representing CL&P in other Claims and/or Proceedings (including any Claim and/or Proceedings in which UI and CL&P are adverse).  Notwithstanding anything to the contrary in this Paragraph F, if counsel (whether selected by CL&P or UI (pursuant to Paragraph

12

F.1(c) and/or F.9(b))) advises that, due to actual or potential conflicts and/or other reasons, separate counsel should represent each Party, CL&P, in its sole and exclusive discretion, shall select separate counsel for UI; CL&P shall continue to manage and control any Managed Claim; and the costs and expenses associated with each counsel shall be solely and fully borne and paid by UI.

9.

UI Reservations.  Notwithstanding anything to the contrary in this Paragraph F:

(a)

UI shall be entitled to participate in (but not control) the defense of each Managed Claim through UI's counsel and at UI's sole cost and expense; provided that, without the prior written consent of CL&P, which may be granted or withheld in CL&P's sole and absolute discretion, UI's counsel shall not file an appearance in any Proceeding and/or otherwise take any action inconsistent with CL&P's exclusive management and control of such Managed Claim.  To the extent that UI desires to exercise such reserved right, the Parties shall reasonably cooperate and coordinate to ensure that UI's participation supports CL&P's efforts;

(b)

If CL&P does not timely assume the defense of any Managed Claim, and as a result thereof, UI's interests in such Managed Claim could reasonably be expected to be prejudiced, UI may defend such Claim in such manner as it may deem appropriate pending such assumption by CL&P; provided that, without the prior written consent of CL&P, which consent shall not be unreasonably withheld, conditioned or delayed, UI shall not (i) make any admission in connection with such defense, and/or (ii) consent to any settlement, entry of Order or other disposition.  All of the costs and expenses, including attorneys' fees, incurred by UI in connection with such defense shall be solely and fully borne and paid by UI.  In the event that CL&P subsequently assumes such defense, UI shall reasonably cooperate with CL&P in connection with the transition of such defense to CL&P (including counsel selected by CL&P); and

(c)

CL&P shall have no obligation whatsoever regarding, and the provisions of this Paragraph F shall not apply to, any Non-Managed Claim that has not been deemed to be a Managed Claim.  UI reserves the right, and shall have the obligation, to defend any such Non-Managed Claim pursuant to Paragraph G of these Purchase and Sale Terms.  In the event of any dispute regarding whether a particular Claim or Proceeding constitutes a Managed Claim, such Claim or Proceeding shall be deemed to be a Managed Claim pending the resolution of such dispute in accordance with Section 20 of this Agreement.

10.

Notice.  Each Party shall give the other party notice of any Claim or Proceeding that could reasonably be expected to be a Managed Claim, including reasonable detail about the facts and circumstances thereof, and a complete copy of all legal process and communications relating thereto.  Such notice shall be given as soon as reasonably practical following the time that such Party realizes such potential status.

11.

Public Relations.  CL&P's management and control of Managed Claims includes all aspects of public relations associated with each Managed Claim.  To the extent that UI receives any inquiry from, and/or intends to make any statement to, any Person (other than CL&P) regarding any Managed Claim, UI (a) shall submit to CL&P UI's response, statement

13

and/or other communication in advance of UI's release of the same; (b) shall refrain from taking any action with respect thereto pending CL&P's prior (written) approval to do the same; and (c) if CL&P consents to the release of such response, statement and/or other communication with certain conditions, shall fully comply with such conditions.  In the absence of specific direction from CL&P, UI shall direct to CL&P all inquiries and other matters concerning each Managed Claim.  Notwithstanding anything to the contrary in this Paragraph F.11, UI may disclose any information otherwise subject to this Paragraph F.11 as and when compelled or required by any court or governmental or regulatory agency having jurisdiction, whether federal, state or local.  Nothing in this Paragraph F.11 shall affect the Confidentiality Agreement.

12.

Non-Managed Claims.  Nothing in this Paragraph F shall affect in any manner whatsoever the obligations and other Liabilities of UI with respect to the indemnification of CL&P and/or its Affiliates under any of the Transaction Documents for Non-Managed Claims, including UI's obligations to Indemnified Persons under Paragraph G of these Purchase and Sale Terms.

13.

Regulatory Proceedings.  Notwithstanding anything to the contrary in this Paragraph F, any Regulatory Proceeding that may be managed and controlled by CL&P pursuant to Paragraph J.1 of these Purchase and Sale Terms and/or the O&M Agreement shall not constitute a Managed Claim, and the provisions of this Paragraph F shall not apply to such Regulatory Proceeding.

14.

Survival.  The provisions of this Paragraph F shall apply to any Managed Claim that arises out of, and/or relates to, events, facts, and/or circumstances occurring, in whole or in part, before the expiration or earlier termination of this Agreement and/or any of the other Transaction Documents, irrespective of the date of the assertion of such Managed Claim.  The applicable provisions of this Agreement and any other Transaction Document shall remain in effect after the expiration or termination of this Agreement and the other Transaction Documents to the extent necessary to provide for the management and control of such Managed Claim(s) pursuant to this Paragraph F.

G.

Indemnification.  UI shall indemnify and defend CL&P with respect to any Group of Purchased UI Assets conveyed by CL&P to UI. Without limiting the generality of Section 6(h) of this Agreement:

1.

General Indemnification.  UI shall be responsible for and shall indemnify, and shall defend and save CL&P, its Affiliates and their respective employees, trustees, shareholders, officers, and directors, as well as their respective agents, contractors and consultants (each, an "Indemnified Person") harmless from and against any and all Claims, Proceedings and/or Liabilities whatsoever (including consequences resulting from exposure to EMFs), regardless of whether or not such Claim, Proceeding and/or Liability is caused by or attributable in whole or in part to any negligent act or omission of an Indemnified Person, suffered or incurred by any of such Indemnified Persons arising out of, and/or related to: (a) any UI Assets that have been conveyed by CL&P to UI pursuant to the provisions of this Agreement, as the same may be replaced, improved and/or altered from time to time, and/or any of the Assumed Liabilities; and/or (b) any breach by UI of the terms and conditions of this Agreement, any of the other Associated Agreements and/or the Memorandum of Understanding; provided that, if and to the

14

extent that a court of competent jurisdiction conclusively determines that any such Liability has been solely caused by an Indemnified Person's Actionable Conduct, then the foregoing indemnification shall not extend to (i) such Indemnified Person to the extent of the Claim, Proceeding and/or Liability solely caused by such Actionable Conduct of such Indemnified Person; or (ii) any Indemnified Person to the extent of the Liability solely caused by such Actionable Conduct of such Indemnified Person if such Indemnified Person acted pursuant to authorized corporate action of CL&P.

2.

Environmental Indemnification.  Without limiting the generality and scope of Paragraph G.1, above, UI agrees to indemnify each Indemnified Person against, and defend and hold each of them harmless from any and all Environmental Liabilities (collectively, the "Indemnified Environmental Obligations") suffered or incurred by any of them, including any such Indemnified Environmental Obligation alleged, asserted, initiated or otherwise existing in respect of injury to persons, including death, and damage to property, business and/or natural resources or trespass or nuisance to property suffered by any Person.  The foregoing indemnification shall include any Indemnified Environmental Obligation arising out of, and/or relating to, any acts or omissions of CL&P, any consultants, contractors, subcontractors, transporters, recyclers, or any treatment, storage or Off-Site Disposal Facility or location used by CL&P or such other Persons, whether or not based upon any act or omission on or off such location.  Further, Indemnified Environmental Obligations shall include any Liability suffered, incurred and/or imposed as a result of actions pursued by any Relevant Authority.  If and to the extent that a court of competent jurisdiction conclusively determines that any such Liability has been solely caused by an Indemnified Person's Actionable Conduct, then the foregoing indemnification shall not extend to (a) such Indemnified Person to the extent of the Liability solely caused by such Actionable Conduct of such Indemnified Person; or (b) any Indemnified Person to the extent of the Liability solely caused by such Actionable Conduct of such Indemnified Person if such Indemnified Person acted pursuant to authorized corporate action of CL&P.

3.

Indemnification Notice.  Whenever a Claim for indemnification shall arise under Paragraphs G.1 and/or G.2, above, the affected Indemnified Person(s) shall give notice to UI of such Claim, including reasonable detail about the facts and circumstances thereof.  Such notice shall be given as soon as reasonably practical following the time that such Indemnified Person realized its entitlement to indemnification under such Paragraph.  Notwithstanding the foregoing, the failure to provide such notice shall not prejudice, impair or otherwise adversely affect in any manner whatsoever the rights of the Indemnified Persons and the obligations of UI, and such Indemnified Person(s) shall have no Liability to UI as a result of the failure to provide such notice and such Indemnified Person(s) shall have all of the rights and benefits provided for in these Purchase and Sale Terms notwithstanding failure to provide such notice, except to the extent that such failure to provide notice prevents UI from, or materially disadvantages UI in, effectively defending any Claim to which UI's indemnification obligations under this Paragraph G apply.  Any notice given by an Indemnified Person pursuant to this Paragraph G.3 shall be deemed to have satisfied the notice requirement with respect to any Managed Claim.

4.

Indemnification Procedure.

15

(a)

Assumption of Defense.  If UI has acknowledged, by notice given to the affected Indemnified Person(s) within a reasonable period after receiving the notice from such Indemnified Person(s) (based on the circumstances, but no more than five (5) Business Days after receipt of such notice), its indemnification obligation with respect to a particular Claim, UI, upon giving such notice to such Indemnified Person(s), may assume, at its sole cost and expense, the defense of any Claim by a Third Party.  Counsel selected for such defense of any Claim by a Third Party shall be reasonably acceptable to such Indemnified Person(s), and such Indemnified Person(s) shall be entitled to participate in (but not control) such defense through its/their own counsel and at its/their own cost and expense; provided that, if the counsel selected by UI advises that, due to actual or potential conflicts, separate counsel should represent such Indemnified Person(s), the expense of such separate counsel shall be an indemnified expense in accordance with the terms and conditions hereof, the full cost of which shall be borne by UI.  Such Indemnified Person(s) shall reasonably cooperate with UI in connection with the defense of such Claim by a Third Party.  Notwithstanding anything to the contrary set forth in these Purchase and Sale Terms or elsewhere in this Agreement and/or any other Associated Agreement, each Indemnified Person shall have the right to retain separate counsel to represent such Indemnified Person, at the sole cost and expense of such Indemnified Person concerning such Claim by a Third Party, except to the extent such cost and expense are subsequently determined to be an indemnified expense.

(b)

Indemnified Persons' Rights.  If UI does not acknowledge its indemnification obligation for a particular Claim by a Third Party, or does not timely assume the defense thereof, such Indemnified Person may defend such Claim in such manner as it may deem appropriate.  UI shall bear all of the costs and expenses, including attorneys' fees, incurred by such Indemnified Person in connection with such defense, all of which shall be paid from time to time within twenty (20) days after UI receives a written request from such Indemnified Person for reimbursement (including reasonably detailed documentation in support of any such request), and UI shall be entitled to participate (but not control) such defense through its own counsel and at its own cost and expense.  UI shall reasonably cooperate with such Indemnified Person in connection with the defense of such Claim by a Third Party.

(c)

UI Obligations.  Notwithstanding its control of a defense of any Claim by a Third Party, UI shall not (i) make any admission or take any other action that is binding on, or otherwise attributable to any Indemnified Person; and/or (ii) consent to any settlement, entry of Order or other disposition, in any or all instances without the prior written consent of the affected Indemnified Person(s).

(d)

Managed Claims.  Notwithstanding anything to the contrary in this Paragraph G.4 and without affecting in any manner UI's Liability with respect to any Claim to which UI's indemnification obligations apply under this Paragraph G, Managed Claims shall be managed and controlled pursuant to Paragraph F of these Purchase and Sale Terms.

5.

Survival.  Indemnification shall apply irrespective of the date of the assertion of any Claim against an Indemnified Person and/or whether the Indemnified Person suffers or incurs any Liability before or after the expiration or earlier termination of this Agreement, any other Transaction Document and/or the Memorandum of Understanding.  The applicable

16

provisions of this Agreement, any other Transaction Document and the Memorandum of Understanding (but only as between the Parties) shall remain in effect after the expiration or termination of this Agreement, the other Transaction Documents and the Memorandum of Understanding to the extent necessary to provide for the determination and enforcement of UI's indemnification obligations with respect to acts or events that occurred while this Agreement, the other Transaction Documents and the Memorandum of Understanding were in effect.

6.

Insurance.  Prior to the date of transfer of the initial Group of Purchased UI Assets by CL&P to UI under the terms of this Agreement (including these Purchase and Sale Terms), UI shall obtain, and maintain at its sole cost and expense, such insurance as will insure its obligations under the provisions of Paragraphs G.1 and G.2, above, and all other indemnity obligations in the Transaction Documents; provided that the amount of available insurance shall not limit or otherwise restrict UI's indemnity obligations under the Transaction Documents.  All insurance required under the Transaction Documents shall be endorsed to name CL&P and its Affiliates as additional insureds (other than for workers' compensation insurance). The amount of deductibles or self-insured retentions shall be for the sole account of UI.  UI shall maintain such insurance in place during the entire term of its ownership of the UI Assets and for a minimum of three (3) years after the date of change of such ownership (or termination of this Agreement), and shall cause any transferee of such UI Assets permitted under the terms and conditions of this Agreement to maintain such insurance.  Evidence of such insurance (including copies of policies) shall be available for CL&P's review and will be furnished to CL&P within ten (10) days after its request.  UI shall provide CL&P with certificate(s) of insurance demonstrating such coverage within ten (10) days after the expiration or earlier termination of the O&M Agreement, and UI shall ensure that its broker or insurer provides CL&P with replacement certificates evidencing required insurance coverage prior to the expiration of prior certificates.  Such certificate(s) shall contain statements (a) indicating that CL&P shall receive a written notice at least thirty (30) days before cancellation/non-renewal or significant modification of any of such policies; and (b) confirming that CL&P and its Affiliates (as their interests may appear) have been named as additional insureds (other than for workers' compensation insurance) and providing a waiver of subrogation that UI may have against them.  Such insurance coverages shall be primary to any other coverage available to CL&P or its Affiliates, and shall not be deemed to limit UI's Liability under the Transaction Documents.

7.

Indemnification Limitation.  Any indemnification or similar hold harmless obligation(s) under these Purchase and Sale Terms shall not be enforceable to the extent that a court of competent jurisdiction conclusively determines that such obligation(s) is/are prohibited by Law.  The Parties expressly acknowledge that none of the Transaction Documents, nor the Memorandum of Understanding, constitutes a "contract or agreement relative to the construction, alteration, repair or maintenance of any building, structure or appurtenances thereto" as that phrase is used in Connecticut General Statutes § 52-572k.

H.

Restrictions on Transfer of UI Assets.

1.

Consent Requirement.  UI is not authorized to and shall not Transfer or permit or suffer a Transfer of any UI Assets purchased by it hereunder without the prior written consent of CL&P, which consent may be granted or withheld in CL&P's sole and exclusive discretion; provided that, subject to Paragraph I.1 below, UI may, without CL&P's consent:

17

(a)

Transfer all of the UI Assets that have been conveyed by CL&P to UI and the associated rights, obligations and/or interests under the Transaction Documents (other than this Agreement) then owned by UI (collectively, the "Transaction Assets") to any Person (including an Affiliate of UI) that acquires record and beneficial ownership of all such Transaction Assets (a "Purchaser"); provided that:

(i)

such Purchaser (or its guarantor under a guaranty agreement acceptable to CL&P in its reasonable discretion) has a Credit Rating as of the date of Transfer of at least the Required Credit Rating (or the equivalent of such ratings if any rating agency has modified its rating scale), unless UI remains unconditionally liable for all of its obligations and other Liabilities with respect to the Transaction Assets notwithstanding such Transfer (in which case the conditions set forth in this clause (i) shall be deemed satisfied);

(ii)

such Purchaser is a Participating Transmission Owner; and

(iii)

there is no pending and/or threatened Proceeding where such Purchaser and/or any of its Affiliates is/are adverse to CL&P and/or any of its Affiliates.

UI shall notify CL&P of any proposed transaction with a Purchaser at least thirty (30) days before the proposed effective date of any Transfer of the Transaction Assets;

(b)

conditionally assign and/or pledge all or any portion of the UI Assets that have been conveyed by CL&P to UI and the associated rights, obligations and/or interests under the Associated Agreements (other than this Agreement) as collateral security for the purposes of financing its purchase of such UI Assets and/or the making of any Capital Improvements so long as the Person providing such financing acknowledges on terms acceptable to CL&P that such financing, including the exercise of the rights and remedies of such Person, are subject and subordinate to the Associated Agreements (including the Right of First Refusal and the Buy-Back Option contained in these Purchase and Sale Terms), the Step-In Agreement and the exclusive right of CL&P to manage, operate and maintain the UI Assets under the O&M Agreement.

Notwithstanding anything to the contrary in this Paragraph H or elsewhere in the Transaction Documents and without limiting CL&P's discretion with respect to any proposed Transfer, any Purchaser or other transferee of the Transaction Assets shall agree to be bound by the terms of this Paragraph H for any future Transfers, the provisions of Paragraph I of these Purchase and Sale Terms (including the Right of First Refusal and the Buy-Back Option), the other applicable provisions of this Agreement and the provisions of the other Transaction Documents, all in a form acceptable to CL&P.  Without limiting the generality of the foregoing, in connection with such assumption and assignment, such Purchaser or other transferee of the Transaction Assets shall demonstrate to CL&P compliance with all of the applicable requirements of this Agreement and the other Transaction Documents applicable to the owner of such Transaction Assets, including the maintenance of insurance required under the Transaction Documents.

2.

Transfers in Violation.  Any purported Transfer of any UI Assets or any interest

18

therein, in whole or in part, in violation of this Paragraph H shall constitute a Transaction Event of Default.  For purposes of clarification, nothing in this Agreement shall affect the validity or enforceability of a Change of Control of Parent and/or UI.

I.

Right of First Refusal; Unwind Upon Termination Due to Transaction Event of Default.

1.

Right of First Refusal.

(a)

Intent.  CL&P's Right of First Refusal shall pertain to UI Assets that have been conveyed by CL&P to UI pursuant to the provisions of this Agreement, as the same may be replaced, improved and/or altered from time to time.  Notwithstanding any other provision contained in these Purchase and Sale Terms, in the event of a Change of Control of Parent and/or UI, and/or in the event that UI suffers a Transfer and/or intends to Transfer any right, title or interest, including any operating rights, whether by operation of Law or otherwise, in and to any UI Assets (as the same may be replaced, improved and/or altered from time to time), CL&P shall have a right of first refusal to acquire from UI and/or such transferee such right, title and interest in and to all UI Assets (in the event of a Change of Control of Parent and/or UI) or, in the event of a Transfer of UI Assets, to such UI Assets that are the subject of the applicable Transfer.

(b)

UI Notice.  To effect the foregoing, UI shall notify CL&P no later than ten (10) days after a Change of Control of Parent and/or UI, and/or UI suffers a Transfer or decides to Transfer any UI Assets, and shall promptly provide to CL&P a detailed summary of the material terms of such Change of Control, suffered Transfer and/or proposed Transfer, including the consideration attributable to the UI Assets subject to the Transfer (if attributed), and copies of any and all material documents (including any offering or similar memorandum, correspondence with potential transferees, draft and final agreements, and proposed filings with Relevant Authorities) (the "UI Notice").  UI also shall provide such additional information regarding the Change of Control of Parent and/or UI and/or the Transfer as CL&P may reasonably request and shall meet with CL&P from time to time to discuss in good faith any such Change of Control of Parent and/or UI and/or Transfer.  The UI Notice shall constitute an irrevocable offer by UI to sell the UI Assets described in the UI Notice.

(c)

Right of First Refusal.  CL&P shall have the prior right, exercisable by it in its sole and exclusive discretion, to consummate the proposed Transfer to CL&P or, in the event of a Change of Control of Parent and/or UI, or if UI suffers a Transfer of UI Assets, the subsequent right to repurchase any UI Assets (the "Right of First Refusal"), either on substantially the same terms and conditions contained in the UI Notice with respect to a proposed Transfer or, if the Right of First Refusal is exercised by CL&P pursuant to Section 17(b) of this Agreement, as a result of a Change of Control of Parent and/or UI, or if UI suffers a Transfer of UI Assets, for the fair market value of such UI Assets.  Within thirty (30) days after CL&P's receipt of any UI Notice, CL&P shall provide written notice to UI indicating whether CL&P desires to exercise the Right of First Refusal and to consummate the proposed Transfer on substantially the same terms and conditions set forth in such UI Notice or, in the event of a Change of Control of Parent and/or UI, or if UI suffers a Transfer of UI Assets, repurchase any UI Assets for fair market value.  If CL&P elects to exercise the Right of First Refusal, the Parties shall consummate the Transfer or repurchase in a timely manner.  If CL&P does not exercise the

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Right of First Refusal with respect to any proposed Transfer, UI shall have the right to consummate the proposed Transfer with the proposed transferee on terms and conditions no more favorable to the proposed transferee than as set forth in such UI Notice within one hundred twenty (120) days after the date of such UI Notice.  If UI fails to consummate such proposed Transfer to the proposed transferee within such one hundred twenty (120) day period, the affected UI Assets shall again be subject to CL&P's Right of First Refusal as described in this Paragraph I.1.  If the consideration set forth in any UI Notice for the UI Assets subject to a proposed Transfer consists of any property or value other than cash, and CL&P exercises its Right of First Refusal, then CL&P shall pay, in cash, the fair market value of such non-cash consideration.  If the Parties cannot agree on such fair market value of such non-cash consideration in the case a Transfer, or the fair market value of the UI Assets in the case of a Change of Control of Parent and/or UI, or if UI suffers a Transfer of UI Assets, the Independent Accounting Firm shall determine fair market value, the costs of which determination shall be borne equally by the Parties.  CL&P's Right of First Refusal shall be assignable to its Affiliates.  Nothing in this Paragraph I.1 shall modify, alter or otherwise affect any other agreement between the Parties with respect to any Transfer (including restrictions on Transfer in this Agreement) or a Change of Control of Parent and/or UI or entitle CL&P to participate in or block a transaction involving a Change of Control of Parent and/or UI.

(d)

Disputes.  In the event that a dispute exists between the Parties with regard to the terms and conditions of the consummation of the Right of First Refusal, CL&P shall have the right to consummate such transaction pending the resolution of such dispute pursuant to Section 20, and the relevant closing documents shall be amended to reflect the results of such dispute resolution Proceeding.  Without limiting the generality of the foregoing, if the dispute concerns the consideration (cash or non-cash) attributable to the UI Assets in the case of a proposed Transfer or the fair market value of the UI Assets in the case of a Change of Control of Parent and/or UI, or if UI suffers a Transfer of UI Assets, and if CL&P exercises its right to consummate the transaction pending the resolution of any such dispute, then the Parties shall consummate such transaction based on CL&P's good faith estimate of such consideration or value, subject to subsequent adjustment based on the results of such dispute resolution Proceeding.

2.

Unwind Upon Termination Due to Transaction Event of Default.

(a)

CL&P's Buy-Back Option.  Without limiting the generality of Section 18 of this Agreement, upon the occurrence of any of the following (each, a "Transaction Event of Default"):

(i)

receipt by UI of any notice of termination by CL&P of this Agreement pursuant to Section 18 of this Agreement due to the occurrence of an Event of Default;

(ii)

termination of the O&M Agreement by CL&P pursuant to Section 8.3 of the O&M Agreement due to the occurrence of an Event of Default under (and as defined in) the O&M Agreement after the expiration of all applicable cure periods;

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(iii)

a default by UI under the applicable License Agreement pursuant to Section 10.1 of such License Agreement that UI fails to cure pursuant to said Section 10.1;

(iv)

a default by UI under the Step-In Agreement pursuant to Section 2.2(b)(ii) of the Step-In Agreement that UI fails to cure pursuant to said Section 2.2(b)(ii);

(v)

a breach by UI of any of the terms and conditions of the applicable Assignment and Assumption Agreement;

(vi)

a breach by UI of any of the terms and conditions of the applicable Bill of Sale; and/or

(vii)

a Transfer in violation of Paragraph H of these Purchase and Sale Terms,

and without limiting any and all other rights and remedies available to CL&P, at CL&P's option, CL&P may repurchase from UI any UI Assets conveyed to UI under this Agreement (as the same may be replaced, improved and/or altered from time to time) as of the date of the occurrence of such Transaction Event of Default, other than UI Assets previously Transferred in compliance with Paragraph H of these Purchase and Sale Terms to Persons other than UI's Affiliates, for a sum equal to the fair market value of such UI Assets (the "Buy-Back Option").  CL&P shall be entitled to exercise the Buy-Back Option at any time within thirty (30) days after CL&P becomes aware of such Transaction Event of Default, by notifying UI in writing of its intention to do so.  The closing of the transaction involving such repurchase by CL&P of the UI Assets from UI (the "Repurchase Closing") shall occur within sixty (60) days after CL&P and UI obtain the necessary final, non-appealable approvals to do so from FERC, DPUC and/or any other Relevant Authority.  CL&P shall have the right to set-off against the purchase price any unrecovered damages or other amounts due and owing to CL&P from UI at the time of any Repurchase Closing.  The O&M Agreement, the Step-In Agreement and the applicable License Agreement shall remain in effect until consummation of the Repurchase Closing, at which time such agreements shall be deemed terminated.  The rights provided for in this Paragraph I.2(a) shall expire if CL&P fails to exercise the Buy-Back Option within such thirty (30) day period; provided that such expiration shall not affect in any manner whatsoever CL&P's right to exercise the Buy-Back Option as a result of any subsequent Transaction Event of Default that triggers the Buy-Back Option.  The repurchase by CL&P pursuant to this Paragraph I.2(a) shall be on substantially the same terms and conditions set forth in this Agreement excluding, however, any inappropriate terms (including the reserved rights set forth in the applicable Bill of Sale and/or any obligation by UI to operate and maintain the UI Assets).

(b)

UI's Put Option.  Without limiting the generality of Section 18 of this Agreement, upon:

(i)

receipt by CL&P of any notice of termination by UI of this Agreement pursuant to Section 18 of this Agreement;

(ii)

termination of the O&M Agreement by UI pursuant to Section 8.3

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of the O&M Agreement due to the occurrence of an Event of Default under (and as defined in the O&M Agreement) after the expiration of all applicable cure periods; and/or

(iii)

a default by CL&P under Section 10.2 of the applicable License Agreement that CL&P fails to cure pursuant to said Section 10.2,

and without limiting any and all other rights and remedies available to UI, at UI's option, CL&P shall be required to repurchase from UI any and all UI Assets conveyed to and held by UI under this Agreement (as the same may be replaced, improved and/or altered from time to time) as of the date of any such termination or default, for a sum equal to the fair market value of such UI Assets (the "UI Put Option").  UI shall be entitled to exercise the UI Put Option at any time within thirty (30) days after such termination or default by notifying CL&P in writing of its intention to do so.  The closing of the transaction involving such repurchase by CL&P of the UI Assets from UI following UI's exercise of the UI Put Option (the "Put Closing") shall occur within sixty (60) days after CL&P and UI obtain the necessary or advisable final, non-appealable approvals to do so from FERC, DPUC and/or any other Relevant Authority.  The O&M Agreement, the Step-In Agreement and the applicable License Agreement shall remain in effect until consummation of the Put Closing, at which time such agreements shall be deemed terminated.  The rights provided for in this Paragraph I.2(b) shall expire if UI fails to exercise the UI Put Option within such thirty (30) day period; provided, that such expiration shall not affect in any manner whatsoever UI's right to exercise the UI Put Option as a result of any subsequent occurrence that triggers the UI Put Option.  The repurchase by CL&P pursuant to this Paragraph I.2(b) shall be on substantially the same terms and conditions set forth in this Agreement excluding, however, any inappropriate terms (including the reserved rights set forth in the applicable Bill of Sale and/or any obligation by UI to operate and maintain the UI Assets).

(c)

Disputes.  In the event that a dispute exists between the Parties with regard to the terms and conditions of the consummation of the Buy-Back Option or the UI Put Option, as the case may be, CL&P shall have the right to consummate the transaction for the Buy-Back Option and UI shall have the right to consummate the transaction for the UI Put Option pending the resolution of such dispute pursuant to Section 20, with relevant closing document provisions (other than price) to be as reasonably required by the Party exercising its applicable right; provided that the relevant closing documents shall be amended if and as necessary to reflect the results of such dispute resolution Proceeding; provided, further, that if the dispute concerns the fair market value of the UI Assets to be conveyed to CL&P, the Parties shall consummate such transaction based on the net book value of such transferred assets, subject to subsequent adjustment based on the results of such dispute resolution Proceeding.

(d)

Satisfaction of Approvals.  If CL&P elects to exercise the Buy-Back Option or UI elects to exercise the Put Option, each Party will pursue obtaining the final, non-appealable approvals from FERC, DPUC and/or any other Relevant Authority necessary for the Parties to complete the Repurchase Closing or Put Closing, as applicable, that are capable of being obtained by such Party in accordance with its usual and customary business practice and, subject to the provisions set forth below in this Paragraph I.2(d), each Party will reasonably cooperate with the other Party in the other Party's pursuit of obtaining such approvals that are capable of being obtained by the other Party.  Subject to the provisions set forth below in this

22

Paragraph I.2(d), no Party shall, without prior (written) consent of the other Party, which (written) consent may not be unreasonably withheld, conditioned or delayed, take or fail to take any action that might reasonably be expected to prevent or materially impede, interfere with or delay the obtaining of such approvals.  Notwithstanding anything to the contrary in the foregoing or elsewhere, CL&P shall have no obligation to assist, support and/or otherwise take any action to advance any approvals that UI needs to allow the exercise of the Buy-Back Option or the Put Option unless CL&P, in good faith, expects that the rates to be charged to customers of CL&P or its Affiliates for the transmission of electricity at any time after the Repurchase Closing date or Put Closing date, as applicable, will be equal to or lower than such rates if UI had retained the UI Assets.  CL&P hereby reserves, and nothing in this Agreement or elsewhere shall prohibit, restrict, limit and/or otherwise affect, CL&P's ability to take any action or position (even if adverse or contrary to UI) to advocate and/or otherwise advance through any means the principle set forth in the immediately preceding sentence, provided that CL&P shall not oppose UI based on actual or potential increase to rates of customers of CL&P or its Affiliates resulting from (i) UI's capital structure and/or financing costs differing from CL&P's capital structure and/or financing costs; (ii) UI's PTF/non-PTF asset split differing from that of CL&P; or (iii) UI's depreciation schedules differing from those of CL&P.

3.

Survival.  Without limiting Section 23(f) of this Agreement and Paragraph H, above, the Right of First Refusal and the Buy-Back Option shall survive any Transfer of any UI Assets, and the assumption and assignment agreement contemplated in Section 23(f) and Paragraph H, above, shall include an acknowledgement of such survival and continuing effect with respect to such transferred assets in a form acceptable to CL&P.

J.

Additional Rights; Reserved Rights; Retirement.

1.

Regulatory Matters.  Notwithstanding anything to the contrary in these Purchase and Sale Terms, this Agreement and/or any of the other Transaction Documents, CL&P shall retain sole and exclusive control of all regulatory matters with respect to each Group of Purchased UI Assets before each applicable Closing.  Except as provided below in this Paragraph J.1, CL&P shall control all regulatory matters with respect to each Group of Purchased UI Assets conveyed by CL&P to UI as provided in the O&M Agreement.  Without limiting the generality of the O&M Agreement, this Paragraph J.1 shall only apply during any period when the O&M Agreement is not in full force and effect for whatever reason, including due to suspension (in whole or in part), expiration, or termination.

(a)

Intent.  The Parties acknowledge the benefits of cooperating and coordinating in the prosecution or defense of any Regulatory Proceeding that involves any UI Assets that have been conveyed by CL&P to UI pursuant to the provisions of this Agreement (as the same may be replaced, improved and/or altered from time to time) and any Contractor Facilities.  This Paragraph J.1 reflects the desire of the Parties to align their interests in any such Regulatory Proceedings.

(b)

Management.  CL&P shall exclusively manage and control all Regulatory Proceedings pending as of the Effective Date that involve each Group of Purchased UI Assets (or any portion thereof).  After each Closing, CL&P shall exclusively manage and control all future

23

Regulatory Proceedings associated with the applicable Group of Purchased UI Assets that involve any Contractor Facilities.  To the extent CL&P files any documents in such Regulatory Proceedings that are not available to the public, CL&P shall promptly provide to UI a copy of such documents on a confidential basis; provided that CL&P may (i) further condition such disclosure on UI's compliance with additional restrictions designed to preserve the confidentiality of such documents and/or the integrity of such Regulatory Proceedings; and (ii) redact or otherwise withhold any portion of such documents that contains information that CL&P considers proprietary, company confidential, or otherwise inappropriate for disclosure to a Third Party but for such Regulatory Proceedings.

(c)

UI Actions.  UI, at its sole cost and expense, will perform all such acts, file all such documents, and cause to be done all such other things as CL&P may reasonably request from time to time in connection with any Regulatory Proceeding being managed by CL&P hereunder and otherwise fully cooperate with CL&P in such regard.  UI hereby appoints CL&P (and its agents) as the exclusive attorney-in-fact of UI for the purpose of carrying out the provisions of this Paragraph J.1 and taking any action and executing any instrument which CL&P may deem necessary or advisable to accomplish the purposes hereof.  UI understands and agrees that the power of attorney granted to CL&P for purposes of this Paragraph J.1 is coupled with an interest and is irrevocable, and UI hereby ratifies all actions taken by CL&P (and its agents) as UI's attorney-in-fact by virtue hereof.

(d)

UI Reservations.  Notwithstanding anything to the contrary in this Paragraph J.1:

(i)

UI reserves the right to participate in any Regulatory Proceeding that involves any Group of Purchased UI Assets after the applicable Closing in a manner that is not inconsistent with, or in any other manner adverse to, the positions and/or actions being taken and/or advanced by CL&P.  To the extent that UI desires to exercise such reserved right, the Parties shall reasonably cooperate and coordinate to ensure that UI's participation supports CL&P's efforts.  Without limiting the generality of the foregoing, UI shall not file or otherwise submit any documentation in any such pending Regulatory Proceeding without furnishing a copy thereof to CL&P no later than ten (10) Business Days before the date such documentation is to be filed, and UI shall modify such documentation in a manner reasonably requested by CL&P; and

(ii)

CL&P shall have no obligation whatsoever regarding, and the provisions of this Paragraph J.1 shall not apply to, any Regulatory Proceeding initiated after the applicable Closing for the rate making and/or cost recovery on account of any UI Assets, including any Regulatory Proceeding pursuant to Section 205 of the Federal Power Act for incentive rates for such UI Assets.  UI reserves the right to fully and solely manage and control any such Regulatory Proceeding; provided that nothing in this Paragraph J.1, this Agreement and/or any other Transaction Document shall prohibit, restrict, limit and/or otherwise affect CL&P's ability to participate in, and/or to take any action or position (even if adverse or contrary to UI) during the course of, any such Regulatory Proceeding as a party, intervener or otherwise.

(e)

No Liability.  CL&P shall have no Liability for, and UI shall have no

24

recourse whatsoever against CL&P with respect to, the disposition of any Regulatory Proceeding that involves any UI Assets (whether before or after the applicable Closing).  UI fully accepts and will solely bear the effects of any Order and/or other result in such Regulatory Proceedings.

2.

Reserved Rights.  CL&P shall have the reserved rights set forth in each Bill of Sale and License Agreement.  Without limiting Section 23(f) of this Agreement and Paragraph H, above, any instrument effecting a Transfer of any interest in the UI Assets shall include an acknowledgement of the continuing effect of such reserved rights in a form acceptable to CL&P.

3.

Retirement.

(a)

Retirement Decision.  The Parties acknowledge that, since the UI Assets will be interconnected to CL&P's transmission facilities, UI shall not retire and/or take any action that could result in the retirement of any of the assets comprising the UI Assets, except in connection with CL&P's decision to retire CL&P's interconnecting transmission facilities.  Subject to the receipt of required retirement approvals, including those from ISO-NE, UI shall take such action as appropriate to effect such retirement in a manner consistent with the retirement, in whole or in part, of such interconnecting facilities of CL&P.  Each Party shall promptly notify the other Party after it becomes aware of any public effort to retire any UI Assets in whole or in part, and without limiting Paragraph J.1, the Parties shall reasonably coordinate and cooperate during the retirement process.

(b)

Dismantling; Restoration.  UI shall bear sole responsibility for any and all costs and expenses of dismantling and removing any retired UI Assets and restoring the site of such retired UI Assets in accordance with the terms of each License Agreement.  UI shall commence such dismantling in coordination with CL&P's dismantling of CL&P's transmission facilities that interconnect to such retired UI Assets.  Notwithstanding anything to the contrary in the foregoing, UI shall complete the dismantling, removal and restoration no later than two (2) years after the retirement of such UI Assets.

(c)

O&M Agreement.  Nothing in these Purchase and Sale Terms shall modify, limit or otherwise affect the obligations of UI under the O&M Agreement with respect to the retirement, in whole or in part, of any UI Assets.

4.

Condemnation Rights.  Entering into the Transaction Documents and transferring any Group of Purchased UI Assets shall not constitute a waiver of CL&P's condemnation rights, including the right to condemn UI's interest in any of the assets comprising the UI Assets and any and all other rights granted by CL&P or any other Person in connection therewith.  UI shall not assert a defense or otherwise rely on the character of any UI Assets, whether as utility, transmission or otherwise, it being acknowledged by UI that such UI Assets are integrally connected into CL&P's system.  Nothing in the foregoing shall impair UI's right to seek compensation for such UI Assets in any condemnation Proceeding.

5.

Late Charges; Collection Costs.  In addition to all other payment obligations hereunder and under Law, if UI fails to make any payment to CL&P when due under any of the Associated Agreements, interest shall accrue thereon as a late charge at the rate of one and one-

25

half percent (1.5%) per month (or if less, the maximum rate allowable by Law (including under applicable FERC requirements)) from the date of issuance of the applicable invoice or other (written) request for payment, which late charge shall be immediately due and payable, provided, however, that no interest shall accrue or be payable upon any investments due from and payable by UI under the provisions of this Agreement.  UI shall pay for all reasonable costs of collection and enforcement, including reasonable attorneys' fees, that may be incurred by CL&P in collecting or attempting to collect amounts due to CL&P under any of the Associated Agreements or in otherwise enforcing its rights and remedies against UI under any Associated Agreements, including CL&P's indemnification rights under Paragraph G of these Purchase and Sale Terms.

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SCHEDULE F.7

JOINT DEFENSE AGREEMENT

The Connecticut Light and Power Company ("CL&P") and The United Illuminating Company ("UI") entered into a certain Agreement Re: Connecticut NEEWS Projects dated [________], 2010 concerning, inter alia, the sale of certain transmission facilities in the Town of [_______], State of Connecticut ("Definitive Agreement").  Under the terms of Paragraph F.7 of the Purchase and Sale Terms (as defined in the Definitive Agreement), CL&P and UI agreed to execute a joint defense agreement in connection with all Managed Claims.

The matter of [

] (hereinafter the "Lawsuit"),which was commenced against [      ] by complaint dated      and is pending in [      ], is a Managed Claim under the Definitive Agreement.

CL&P, NUSCO, and UI (CL&P, NUSCO, and UI are each referred to herein as a "Party" and collectively as the "Parties") understand that defined terms in this Joint Defense Agreement that are not defined herein are being used as defined in the Definitive Agreement.

[INSERT THE FOLLOWING PARAGRAPH IF UI/CL&P IS NOT A DEFENDANT IN THE PARTICULAR LAWSUIT AT ISSUE] It is mutually understood by the Parties that, while [_______] is not a defendant in the Lawsuit at this time, the plaintiff’s assertions in the Lawsuit raise matters of common interest to the CL&P, NUSCO, and UI.

To facilitate the defense of the Lawsuit, it is the intention of the Parties to enter into a so-called "Joint Defense Agreement" (herein referred to as this "Agreement") as recognized by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, 874 F.2d 20, 28 (1st Cir. 1989) and the Second Circuit in United States v. Schwimmer, 892 F.2d 237, 243-44 (2d Cir. 1989).  This Agreement confirms that understanding, and sets forth the terms of such agreement as stated herein.  It is the Parties’ mutual understanding and agreement that the Parties share common interests in, or issues with respect to, their handling of the claims and liabilities that have been or may be asserted by plaintiff(s) in the Lawsuit, and that the sharing of documents, information, factual materials, mental impressions, memoranda, interview reports and communications (hereinafter referred to as "Joint Defense Materials"), will facilitate the rendition of professional legal services to the Parties.

It is further understood that these Joint Defense Materials shall be used solely by the Parties and their attorneys, employees, experts or agents (1) in the preparation of claims and defenses to be raised in connection with proceedings arising from or relating to the above-described matter, or (2) for attorneys to advise their respective party clients.  The Joint Defense Materials are privileged from disclosure to adverse or other parties not otherwise considered Parties (or experts or agents of the Parties) to this Agreement, as they represent or reflect communications or information protected from disclosure by the attorney/client privilege, attorney work product doctrine, joint defense doctrine, common interest doctrine and any and all other constitutional, statutory or common law privileges which may apply (collectively, "Rules of Nondisclosure").

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Further, it is the Parties’ mutual understanding that the sharing or disclosure of Joint Defense Materials among the Parties and their respective attorneys, employees, experts and/or agents will not diminish in any way the confidentiality of such materials and will not constitute a waiver of any of the applicable Rules of Nondisclosure.  The Parties have further agreed that without prior consent of the Party furnishing the materials, neither the Parties nor their attorneys, employees, experts or agents will disclose Joint Defense Materials received from each other to anyone except the Parties’ respective attorneys, employees, experts or agents.

Counsel for the Parties agree to designate specially the documentary Joint Defense Materials that contain the confidences or statements of any of the Parties in a prominent manner with a designation such as:  "PRIVILEGED AND CONFIDENTIAL – JOINT DEFENSE MATERIALS."  The failure to specially designate documents, however, will not change the confidential and/or privileged nature of the documents.  Counsel receiving such specially designated Joint Defense Materials may make duplicate copies of such materials for internal office use only, unless otherwise designated or agreed in writing.  Upon written demand, counsel receiving such specially-designated Joint Defense Materials agrees to return the original and any copies to the disclosing Party.  Nothing in the preceding sentence shall require, or be construed to require, counsel to turn over any annotations, notes or comments that have been written on copies of documents made for internal office use.

This Agreement may be terminated only upon mutual agreement of the Parties.  The obligations of the Parties and their respective attorneys, employees, experts and agents not to disclose Joint Defense Materials, except in accordance with this Agreement, shall not be affected by the termination of, or withdrawal from this Agreement.  If another person or entity requests or demands, by subpoena or otherwise, Joint Defense Materials obtained from another Party, the Party to whom the request is made will immediately notify the other Parties to this Agreement.  The person or entity seeking the Joint Defense Materials will be informed that such materials are privileged and will not be produced or disclosed without the consent of the Party furnishing them unless ordered by a court.

It is further agreed that the confidentiality prescribed above shall remain operative as to all previously furnished Joint Defense Materials if adversity should subsequently arise between or among any of the Parties to this Agreement, irrespective of any claim that the joint defense and/or interest may become prospectively inoperative by virtue of the claimed adversity.

Nothing in this Agreement shall be considered to create an attorney/client relationship with any other Party to this Agreement, nor shall it create a conflict of interest so as to require the disqualification of any attorney from the representation of his or her client.  Each Party represents and acknowledges that it is represented by its own counsel in connection with this Agreement.  Each Party and each Party’s attorneys, employees, experts and agents participating in this Agreement are obligated to maintain the confidentiality of information specified herein, but each counsel does not act on behalf of any person other than his or her own client.

If any provision of this Agreement, or any portion thereof, is held by competent authority to be unenforceable or invalid, the remainder of this Agreement shall continue in full force and effect.  Nothing in this Agreement shall require a Party to disclose or share any information that it

28

determines should not be disclosed.

This Agreement shall not modify, limit or otherwise affect the rights and obligations of the Parties under the Definitive Agreement.  In the event of any conflict or inconsistency between any provision of the Definitive Agreement and this Agreement, such conflict or inconsistency shall be resolved in favor of the provision of the Definitive Agreement (including, without limitation, the Purchase and Sale Terms).

Nothing in this Agreement is intended to create any right on the part of any Party or other person or entity that is not explicitly set forth herein.  It is further agreed that nothing in this Agreement shall operate to limit the ability of any of the Parties to assert any claim or defense otherwise available against any person or entity not a party to this Agreement.  In addition, nothing in this Agreement shall constitute an admission of any fact or liability by any Party.

[INSERT THE FOLLOWING PARAGRAPH IF UI/CL&P IS NOT A DEFENDANT IN THE PARTICULAR LAWSUIT AT ISSUE]  In the event that [_____] is cited into the Lawsuit as an additional defendant, this Agreement shall continue in full force and effect, unless terminated or modified by mutual agreement of the Parties, and [_________] shall be entitled to [UI - participate in (but not control)] [CL&P - control] the defense of the Lawsuit in accordance with the provisions of Paragraph F of the Purchase and Sale Terms.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without reference to principles of choice or conflict of laws.

Any modification to this Agreement shall be in writing and signed by all Parties.

This Agreement shall have an effective date of [_____________________].

By signing this Agreement, the Parties represent that they are authorized to execute this Agreement, and they, their attorneys, employees, experts and their agents agree to be bound by its terms.  All amendments and modification to this Agreement must be in writing and agreed to by the Parties.  This Agreement may be executed in counterparts.

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The foregoing is agreed to:

The Connecticut Light and Power Company

By:
	Name:	Date
Title:

By:
	Name:	Date
Title: Its Counsel

Northeast Utilities Service Company

By:
	Name:	Date
Title:

By:
	Name:	Date
Title: Its Counsel

The United Illuminating Company

By:
	Name:	Date
Title:

By:
	Name:	Date
Title: Its Counsel

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Attachment D-1 to Exhibit D

Form of Bill of Sale

THIS BILL OF SALE ("Bill of Sale") is made as of [_________], 201[_], by and between THE CONNECTICUT LIGHT AND POWER COMPANY, a specially chartered Connecticut corporation with offices at 107 Selden Street, Berlin, Connecticut 06037 ("Seller"), and THE UNITED ILLUMINATING COMPANY, a specially chartered Connecticut corporation with offices at 157 Church Street, New Haven, Connecticut 06510 ("Buyer").  Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties".  Capitalized terms used but not defined in this Bill of Sale shall have the meanings assigned to such terms in Section 1(a) of the Agreement Re: Connecticut NEEWS Projects, dated [________], 2010 (the "Definitive Agreement").

WITNESSETH:

WHEREAS, pursuant to the Definitive Agreement, Seller has agreed to sell, assign, convey, transfer and deliver to Buyer all of Seller's right, title and interest in and to the tangible personal property assets described in Schedule 1 to this Bill of Sale (the "Group of Purchased UI Assets"), on an "as is, where is" basis, and Buyer has agreed to purchase and acquire the Group of Purchased UI Assets from Seller, subject to the terms and conditions of the Transaction Documents; and

WHEREAS, pursuant to the Definitive Agreement, Seller has agreed to execute and deliver to Buyer this Bill of Sale pursuant to which the Group of Purchased UI Assets will be sold, assigned, conveyed, transferred and delivered by Seller to Buyer; and

WHEREAS, contemporaneously herewith, Seller and Buyer are entering into the  Assignment and Assumption Agreement, pursuant to which Seller is transferring to Buyer the intangible property, contract rights and other rights associated with the Group of Purchased UI Assets and Buyer is assuming the Liabilities associated with the Group of Purchased UI Assets; and

WHEREAS, contemporaneously herewith, Seller and Buyer are entering into the License Agreement pursuant to which Seller is granting Buyer a license to use the real property and licensed rights associated with the Group of Purchased UI Assets described therein on the terms and conditions set forth therein; and

WHEREAS, contemporaneously herewith, Seller and Buyer are entering into the Property Tax Agreement pursuant to which Seller and Buyer have agreed to allocate certain real and personal property Taxes associated with the Group of Purchased UI Assets between themselves; and

WHEREAS, contemporaneously herewith, Seller and Buyer are entering into the Asset Demarcation Agreement pursuant to Seller and Buyer are evidencing the demarcation of

31

ownership of their respective Facilities;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, Seller does hereby sell, assign, convey, transfer and deliver to Buyer, all of Seller's right, title and interest in and to the Group of Purchased UI Assets (described in Schedule 1 to this Bill of Sale) on an "as is, where is" basis, upon the terms and subject to the conditions of this Bill of Sale and the other Transaction Documents, including the Purchase and Sale Terms, except to the extent the terms and conditions of the other Transaction Documents are contrary to the terms and conditions of this Bill of Sale.

TO HAVE AND TO HOLD the Group of Purchased UI Assets unto Buyer, its permitted successors and permitted assigns, for its and their own use and benefit, forever.

1.

As Is, Where Is.  THE GROUP OF PURCHASED UI ASSETS IS SOLD "AS IS, WHERE IS," AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE GROUP OF PURCHASED UI ASSETS, INCLUDING ANY LIABILITIES ASSOCIATED WITH THE GROUP OF PURCHASED UI ASSETS, OPERATIONAL FUNCTIONALITY OF THE GROUP OF PURCHASED UI ASSETS, THE VALIDITY OR ENFORCEABILITY OF THE CONTRACTS AND/OR PERMITS RELATED TO THE GROUP OF PURCHASED UI ASSETS COVERED BY THE ASSIGNMENT AND ASSUMPTION AGREEMENT, WHETHER OR NOT THE ASSIGNMENT (FULL OR PARTIAL) OF, OR OTHER ARRANGEMENTS CONCERNING ANY OF SUCH CONTRACTS OR PERMITS CAN BE MADE, THE CONDITION, VALUE OR QUALITY OF THE GROUP OF PURCHASED UI ASSETS, OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF OWNERSHIP OF THE GROUP OF PURCHASED UI ASSETS (INCLUDING BUYER'S ABILITY TO RECOVER THE COSTS ASSOCIATED WITH THE GROUP OF PURCHASED UI ASSETS THROUGH THE REGIONAL ELECTRIC TRANSMISSION SYSTEM OR OTHERWISE).  SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE GROUP OF PURCHASED UI ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS, OMISSIONS AND/OR OTHER DEFICIENCIES THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH LAW, OR AS TO THE CONDITION OF THE GROUP OF PURCHASED UI ASSETS, OR ANY PART THEREOF, INCLUDING WHETHER SELLER POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY RIGHTS TO OPERATE THE GROUP OF PURCHASED UI ASSETS.  SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS MATERIALS OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ANY ENVIRONMENTAL LAW.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE SUITABILITY OF THE GROUP OF PURCHASED UI ASSETS FOR OPERATION AS A PORTION OF THE CONNECTICUT ELECTRIC TRANSMISSION SYSTEM KNOWN AS THE [_________]

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PROJECT OR THE VALIDITY OR ENFORCEABILITY OF THE CONTRACT OR PERMIT RIGHTS RELATED TO THE GROUP OF PURCHASED UI ASSETS ASSIGNED BY SELLER TO BUYER PURSUANT TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT, OR WHETHER OR NOT ANY OF SUCH CONTRACTS OR PERMITS CAN BE TRANSFERRED TO BUYER AND WHETHER SELLER HAS THE RIGHTS TO TRANSFER OR TO MAKE OTHER ARRANGEMENTS CONCERNING ALL OR ANY PORTION OF SUCH RIGHTS TO BUYER.  NO MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATION (ORAL, WRITTEN OR ELECTRONIC) MADE BY SELLER, AND NO ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED BY SELLER TO BUYER, WILL CAUSE OR CREATE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE GROUP OF PURCHASED UI ASSETS THAT IS NOT EXPRESSLY SET FORTH IN THE DEFINITIVE AGREEMENT.

BUYER ACKNOWLEDGES AND AGREES THAT THE GROUP OF PURCHASED UI ASSETS IS BEING ACQUIRED "AS IS, WHERE IS" AS OF THE CLOSING DATE, AND IN ITS CONDITION AS OF THE CLOSING DATE, AND THAT PRIOR TO THE EXECUTION AND DELIVERY OF THIS BILL OF SALE, AND PRIOR TO THE CLOSING, BUYER HAS CONDUCTED TO ITS SATISFACTION ALL NECESSARY AND SUFFICIENT EXAMINATION OF THE GROUP OF PURCHASED UI ASSETS, AND THAT BUYER IS RELYING ON ITS OWN EXAMINATION OF THE GROUP OF PURCHASED UI ASSETS, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING THE GROUP OF PURCHASED UI ASSETS SET FORTH IN THE DEFINITIVE AGREEMENT SHALL TERMINATE AS OF THE CLOSING DATE, AND THAT FOLLOWING THE CLOSING DATE, BUYER SHALL HAVE NO RECOURSE AGAINST SELLER OR ANY OF ITS AFFILIATES WITH RESPECT TO ANY BREACH OF SUCH REPRESENTATIONS AND WARRANTIES AND/OR OTHERWISE WITH RESPECT TO THE GROUP OF PURCHASED UI ASSETS.

2.

Reserved Rights.  Nothing in this Bill of Sale and/or in any other Transaction Document shall transfer or convey, in whole or in part, any rights in the Group of Purchased UI Assets beyond those expressly granted in this Bill of Sale, the Assignment and Assumption Agreement, and/or the License Agreement.  Without limiting the generality of the foregoing, and without limiting Seller's reservation and retention of rights and property in any of the other Transaction Documents:

(a)

Rights.  Seller hereby reserves such interests, entitlements and/or such other tangible and/or intangible rights in, to and/or associated with, and/or arising out of, the Group of Purchased UI Assets (as the same may be replaced, improved and/or altered from time to time) to the extent not integral, necessary and required for the transmission and distribution of electric energy (collectively, "Reserved Rights"); provided that Buyer has not already exercised any such rights (or similar rights) with respect to the same location or use proposed by Seller, where the prior and actual use of such rights by Buyer prevents Seller from exercising the same or similar rights.  Nothing in this Bill of Sale and/or in any other Transaction Document shall

33

transfer or otherwise convey, in whole or in part, any of such Reserved Rights to Buyer.  Reserved Rights include communications, broadband or any similar current or future technological advances for alternate uses of electric transmission assets.  Seller shall be entitled to use and/or otherwise exploit such Reserved Rights directly and/or through any Affiliate of Seller and/or Third Party, and Buyer shall not be entitled to any compensation of whatever form in connection with, and/or as a consequence of, any such exercise of any Reserved Rights.  Buyer acknowledges that some or all Reserved Rights may rely on, and/or be a result of, the operation of the Group of Purchased UI Assets, and Buyer shall not take, and shall not allow any Person acting for or on behalf of Buyer to take, any action that could interfere, restrict or otherwise impair the effectiveness of any Reserved Rights.

(b)

Communications.  The Parties acknowledge and agree that the Group of Purchased UI Assets excludes any and all current or future fiber optic and other equipment, devices and material used for communication purposes (collectively, the "Excluded Communication Assets"), including the fiber optic strands owned by NEON embedded in the shield wire included in the Group of Purchased UI Assets and any and all Contracts related thereto (including the NEON Agreements).  Seller hereby reserves, on behalf of itself and NEON (and any and all transferees, in whole or in part, of each), the right to locate, attach, and otherwise preserve, replace, improve and/or alter the Excluded Communication Assets on, in and/or as part of the Group of Purchased UI Assets.  To the fullest extent necessary, required, or appropriate, Buyer hereby irrevocably grants, without additional cost, charge and/or other compensation to Buyer of whatever nature, Seller and NEON the right to so locate, attach, and otherwise preserve, replace, improve and/or alter the Excluded Communication Assets on, in and/or as part of the Group of Purchased UI Assets for the useful life of the Excluded Communication Assets (as the same may be replaced, improved and/or altered from time to time).  In the event of any casualty and/or other damage that affects both of any of the Group of Purchased UI Assets and any Excluded Communication Assets, the Parties shall cooperate and coordinate in the repair and, to the extent necessary or advisable, relocation and/or replacement of such facilities.  Notwithstanding anything to the contrary in this Bill of Sale and/or in any other Transaction Document, Buyer shall purchase and receive the Group of Purchased UI Assets subject and subordinate to the respective rights and obligations of the parties under the NEON Agreements, and Buyer shall take such action as is necessary to fulfill and otherwise fully comply with the obligations of the owner of the electric transmission facilities under such agreements.  To the extent such action is performed by Seller under the O&M Agreement and/or the Step-In Agreement and the costs of such action is covered by the amounts paid by Buyer under the O&M Agreement or the Step-In Agreement, as applicable, such action shall be at Buyer's sole cost and expense; otherwise, Buyer shall perform such action at the sole cost and expense of Seller or NEON as more particularly specified in the NEON Agreements.

(c)

Master Communications Leases.  Without limiting the generality of Reserved Ancillary Rights, the Parties acknowledge that the Group of Purchased UI Assets excludes the rights and obligations under master lease agreements with telecommunication providers (collectively, the "Master Agreements"), including the site lease acknowledgments issued as of the Closing Date thereunder and equipment attached to the Group of Purchased UI Assets pursuant to the Master Agreements.  Seller hereby reserves, on behalf of itself and such telecommunication providers (and any and all transferees, in whole or in part, of each), the right to locate, attach, and otherwise preserve, replace, improve and/or alter the equipment installed

34

pursuant to the Master Agreements.  To the fullest extent necessary, required, or appropriate, Buyer hereby irrevocably grants, without additional cost, charge and/or other compensation to Buyer of whatever nature, Seller and such telecommunication providers, the right to so locate, attach, and otherwise preserve, replace, improve and/or alter such equipment on, in and/or as part of the Group of Purchased UI Assets for the term of the applicable Master Agreement and/or site lease acknowledgments issued thereunder (as the same may be replaced, improved and/or altered from time to time).  In the event of any casualty and/or other damage that affects both of any of the Group of Purchased UI Assets and any equipment installed under a Master Agreement, the Parties shall cooperate and coordinate in the repair and, to the extent necessary or advisable, relocation and/or replacement of such equipment.  Notwithstanding anything to the contrary in this Agreement and/or any of the other Transaction Documents, Buyer shall purchase and receive the Group of Purchased UI Assets subject and subordinate to the respective rights and obligations of the parties under the Master Agreements, and Buyer shall take such action as is necessary to fulfill and otherwise fully comply with the obligations of the owner of the electric transmission facilities under the Master Agreements.  To the extent such action is performed by Seller under the O&M Agreement and/or the Step-In Agreement and the costs of such action are covered by the amounts paid by Buyer under the O&M Agreement or the Step-In Agreement, as applicable, such action shall be at Buyer's sole cost and expense; otherwise, Buyer shall perform such action at the sole cost and expense of Seller or the applicable telecommunication provider as more particularly specified in the relevant Master Agreement.

(d)

Ancillary Rights.  Seller hereby reserves the right, directly and/or indirectly (including through arrangements with any Affiliate of Seller or any Third Party) to attach equipment, material and other property to, locate any assets on, or otherwise use, any of the assets comprising the Group of Purchased UI Assets for any purpose other than electric transmission or distribution (collectively, the "Reserved Ancillary Rights"); provided that Buyer has not already exercised any such rights (or similar rights) with respect to the same location or use proposed by Seller, where such prior and actual use of such rights by Buyer prevents Seller from exercising the same or similar rights.  Without limiting the generality of the foregoing, the Reserved Ancillary Rights include the installation of any equipment, materials and/or other assets to poles and/or structures for whatever purpose other than for electric transmission or distribution.  Nothing in this Bill of Sale and/or in any other Transaction Document shall transfer or otherwise convey, in whole or in part, any of such Reserved Ancillary Rights to Buyer. Seller shall be entitled to use and/or otherwise exploit such Reserved Ancillary Rights directly and/or through arrangements with any Affiliate of Seller or any Third Party, and Buyer shall not be entitled to any compensation of whatever form in connection with, and/or as a consequence of, any such exercise of any Reserved Ancillary Rights.  Seller shall bear all costs and expenses arising out of the exercise of any Reserved Ancillary Rights, including any repair and/or restoration of any portion of the Group of Purchased UI Assets affected by such exercise.

(e)

Access Rights.  In addition to the rights of Seller and NEON under the NEON Agreements and of Seller and the telecommunication providers under the Master Agreements, Seller hereby reserves the right to access each of the assets comprising the Group of Purchased UI Assets to install, maintain, repair, operate and/or otherwise exploit any and all of the rights and/or assets reserved to and/or retained by Seller under this Bill of Sale and/or any other Transaction Document, including the Reserved Rights, Excluded Communication Assets

35

and/or under Master Agreements and the Reserved Ancillary Rights.  To the fullest extent necessary, required, or appropriate, Buyer hereby irrevocably grants, without additional cost, charge and/or other compensation to Buyer of whatever nature, Seller the right, on behalf of itself and any other Persons having an interest, to so access the Group of Purchased UI Assets, or any part thereof.  Seller (or such other Persons) will reasonably coordinate such access with Buyer (or the Person retained by Buyer to maintain the Group of Purchased UI Assets).

3.

Good Utility Practices.  Seller shall not exercise any of the Reserved Rights and/or Reserved Ancillary Rights and/or any rights with respect to Excluded Communication Assets and/or Master Agreements in a manner that unreasonably interferes with Buyer's operation and maintenance of the Group of Purchased UI Assets for the transmission of electric energy as part of the regional transmission grid in accordance with Good Utility Practices.  Buyer shall promptly notify Seller of any instance in which Buyer in good faith believes that such exercise could reasonably be expected to result in such a violation of Good Utility Practices.  Such notice shall include reasonable detail regarding the alleged consequence and a certification to the effect that Buyer currently prohibits such installations and/or uses in connection with its other transmission facilities (or indicating the conditions under which Buyer permits the same).

4.

Dismantling of the Group of UI Purchased Assets.  Seller's rights to exercise Reserved Rights and/or Reserved Ancillary Rights and to attach and otherwise locate Excluded Communication Assets and/or telecommunications equipment under Master Agreements shall continue until the Group of Purchased UI Assets has been dismantled pursuant to Paragraph J.3(b) of the Purchase and Sale Terms.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Bill of Sale to be executed as of the date first written above.

Witnessed by		THE CONNECTICUT LIGHT AND POWER COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

THE UNITED ILLUMINATING COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

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Schedule 1

Group of Purchased UI Assets

Attachment D-2 to Exhibit D

Form of Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made as of [_________],201[_], by and between THE CONNECTICUT LIGHT AND POWER COMPANY, a specially chartered Connecticut corporation with offices at 107 Selden Street, Berlin, Connecticut 06037 ("Seller"), and THE UNITED ILLUMINATING COMPANY, a specially chartered Connecticut corporation with offices at 157 Church Street, New Haven, Connecticut 06510 ("Buyer").  Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties".  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in Section 1(a) of the Agreement Re: Connecticut NEEWS Projects, dated [________], 2010 (the "Definitive Agreement").

WITNESSETH:

WHEREAS, Seller and Buyer have entered into the Definitive Agreement, pursuant to which Seller, inter alia, has agreed to sell, assign, convey, transfer and deliver to Buyer, and Buyer, inter alia, has agreed to purchase the UI Assets; and

WHEREAS, contemporaneously herewith, Seller and Buyer have executed and delivered the Bill of Sale, pursuant to which Seller has sold, assigned, conveyed, transferred and delivered to Buyer on an "as is, where is" basis the Group of Purchased UI Assets; and

WHEREAS, in connection with the transactions described in the Bill of Sale and as more fully described in the Transaction Documents, Seller has also agreed to assign, convey, transfer  and deliver to Buyer all of Seller's right, title and interest in, to, and under the Assigned Rights and provide Buyer with other Relevant Rights associated with the Group of Purchased UI Assets described in this Agreement, and Buyer has agreed to assume and discharge the Assumed Liabilities related to the Group of Purchased UI Assets.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.

Assignment.

(a)

Subject to the terms and conditions of the Transaction Documents, Seller does hereby assign, convey, transfer and deliver to Buyer, on an "as is, where is" basis, all of Seller's right, title, and interest in, to, and under the intangible property, contract rights and other rights (collectively, "Project Rights") to the extent related to or associated with the Group of Purchased UI Assets, as such Project Rights are more particularly described in Schedule 1 attached hereto (collectively, the "Assigned Rights").  Notwithstanding anything to the contrary in this Agreement and/or any other Transaction Document, the Assigned Rights shall not include any right, title, or interest in, to, or under any of the Project Rights, or any portion thereof, related to or associated with Contractor Facilities and/or other assets, including the Excluded

39

Communication Assets and the Master Agreements, or rights retained by Seller, including the Reserved Rights and the Reserved Ancillary Rights (collectively, the "Retained Rights"), and nothing in this Agreement or in any of the other Transaction Documents shall transfer or otherwise convey, in whole or in part, any rights beyond those required for the ownership, operation and maintenance of the Group of Purchased UI Assets.  All Retained Rights shall remain in full force and effect for the benefit of Seller, and shall be neither assigned to, nor assumed by, Buyer.

(b)

Partially Assignable Contracts.  This Agreement shall constitute a partial assignment by Seller to Buyer, to the extent of the rights thereunder solely related to the Group of Purchased UI Assets, of each Shared Contract that is partially assignable to Buyer without the consent of the applicable counterparty (each, a "Partially Assigned Contract").  Neither Party shall take any action that reasonably could be expected to materially and adversely affect the rights and/or obligations of the other Party with respect to any Partially Assigned Contract, including effecting any amendment, change or other modification of any such Partially Assigned Contract that reasonably could be expected to affect any of such actions and rights and/or obligations.  The Parties shall reasonably coordinate and cooperate in the exercise of any such actions and rights (including enforcement of warranty or guaranty obligations) and/or in responding to any counterparty Claim with respect to any Partially Assigned Contract.  To the extent that either Party desires to exercise any right, respond to any Claim and/or take any other action with respect to any Partially Assigned Contract, such Party shall provide reasonable advance notice of such proposed action to the other Party, in reasonable detail, at least ten (10) days before taking the same.  In the event that Seller determines that it is appropriate to take such action to protect the respective rights of the Parties or otherwise proceed in a joint manner, Seller shall be entitled, by notice given to Buyer, to exclusively manage and control all matters that directly or indirectly involve, could affect, and/or may set precedent applicable to such Partially Assigned Contract.  In such case, Buyer, at its sole cost and expense, will do all such acts, file all such documents, and cause to be done all such other things as Seller may reasonably request from time to time in connection with such Partially Assigned Contract and otherwise cooperate with Seller in such regard.  Buyer hereby appoints Seller (and its agents) as the exclusive attorney-in-fact of Buyer for the purpose of taking any action and executing any instrument that Seller may deem necessary or advisable in connection with any such Partially Assigned Contract (including any Proceedings relating to the same).  Buyer understands and agrees that the power of attorney granted to Seller for such purpose is coupled with an interest and is irrevocable, and Buyer, by virtue hereof, hereby ratifies all actions taken by Seller (and its agents) as Buyer's attorney-in-fact.  Buyer acknowledges that since the disposition of any matter involving such Partially Assigned Contract will apply to the Group of Purchased UI Assets and the Retained Rights, Buyer shall have no recourse whatsoever against Seller with respect to the disposition of any matter relating to such Partially Assigned Contract, and Buyer fully accepts and will bear the effects of any such Proceeding on the Group of Purchased UI Assets and/or other result in such matter, including the obligation to pay its proportionate share of any payment due to any Third Party.  Notwithstanding anything to the contrary in the foregoing, Seller shall not be obligated to bring or file any Proceeding against any Third Party; provided that if Seller shall determine not to bring or file a Proceeding after being requested by Buyer to do so, Seller shall assign, without recourse and to the extent permitted by Law or the applicable Partially Assigned Contract, its rights in respect to the Claims on account of the Group of Purchased UI Assets with respect to

40

such Proceeding so that Buyer may bring or file such Proceeding.

(c)

Intentionally Omitted

(d)

Non-Assignable Contracts.  To the extent that Seller's right, title or interest in, to or under any Project Rights (other than Transferable Permits) may not be assigned without the consent, approval or authorization of any Third Party, which consent, approval or authorization has not been obtained as of the applicable Closing Date (including any Shared Contract for which the Parties do not enter into a separate Contract on or before the applicable Closing Date as contemplated in Paragraph A of the Purchase and Sale Terms), this Agreement shall not constitute an agreement to assign such right, title or interest if an attempted assignment would constitute a breach of such Project Rights or violate Law.  If any consent, approval or authorization to such assignment of any such Project Rights shall not be obtained without recourse to Seller, or if any attempted assignment would be ineffective or would materially impair Buyer's rights and obligations under such Project Rights such that Buyer would not acquire and assume the benefit and burden of all such rights and obligations, then Seller shall administer such Project Rights for the benefit of Buyer pursuant to, and subject to, the terms and conditions of, the O&M Agreement; provided that if the O&M Agreement expires or terminates before the expiration or termination of such Project Rights, then Seller, at its option (exercisable by notice to Buyer) and to the fullest extent permitted by Law and such Project Rights, shall, from and after such expiration or termination of the O&M Agreement, either (i) appoint Buyer to be Seller's agent with respect to such Project Rights to the extent of the Group of Purchased UI Assets, or (ii) enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations under such Project Rights to the extent of the Group of Purchased UI Assets.  Notwithstanding anything to the contrary in the foregoing, for each Shared Contract subject to this Section 1(d) that survives the expiration or termination of the O&M Agreement, the Parties shall enter into an appropriate arrangement pursuant to which Buyer shall irrevocably appoint Seller as its attorney-in-fact, coupled with an interest, under terms and conditions substantially similar to those set forth in Section 1(b) for Partially Assigned Contracts for the period after such expiration or termination.

(e)

Common Permits.  Seller shall administer for the benefit of Buyer pursuant to the O&M Agreement each Common Permit that is partially assignable to Buyer without the consent of the issuing Relevant Authority.  If the O&M Agreement expires or terminates before the expiration or termination of any Common Permit, then Seller, at its option (exercisable by notice given to Buyer) and to the fullest extent permitted by Law and such Common Permit, shall, from and after such expiration or termination of the O&M Agreement, either:

(i)

continue to exclusively manage and control all matters that directly or indirectly involve, could reasonably be expected to affect, and/or could reasonably be expected to set precedent applicable to the Retained Rights under such Common Permit.  In such case, Buyer, at its sole cost and expense, will do all such acts, file all such documents, and cause to be done all such other things as Seller may reasonably request from time to time in connection with such Common Permit and otherwise cooperate with Seller in such regard.  In such case,

41

Buyer hereby appoints Seller (and its agents) as the exclusive attorney-in-fact of Buyer for the purpose of taking any action and executing any instrument that Seller may deem necessary or advisable in connection with such Common Permit (including any Proceedings relating to the same).  Buyer understands and agrees that the power of attorney granted to Seller for such purpose is coupled with an interest and is irrevocable, and Buyer, by virtue hereof, hereby ratifies all actions taken by Seller (and its agents) as Buyer's attorney-in-fact.  Buyer acknowledges that since the disposition of any matter involving such Common Permit will apply to the Group of Purchased UI Assets and the Retained Rights, Buyer shall have no recourse whatsoever against Seller with respect to the disposition of any matter relating to such Common Permit, and Buyer fully accepts and will bear the effects of any result of any such Proceeding on the Group of Purchased UI Assets and/or other result in such matter; or

(ii)

appoint, to the fullest extent permitted by Law and such Common Permit, Buyer to be Seller's agent with respect to such Common Permit to the extent of the Group of Purchased UI Assets, subject to such reasonable terms and conditions as Seller may require in connection with such appointment.

(f)

Non-Assignable Permit.  To the extent that Seller's right, title or interest in, to or under any Transferable Permit (including any Common Permit) may not be assigned without the consent, approval or authorization of any Relevant Authority, which consent, approval or authorization has not been obtained as of the applicable Closing Date (including, in the case of any Common Permit, as contemplated in Paragraph A of the Purchase and Sale Terms), this Agreement shall not constitute an agreement to assign such right, title or interest if an attempted assignment would constitute a breach of such Transferable Permit or violate any Law.  If any consent, approval or authorization to such assignment of any such Transferable Permit shall not be obtained without recourse to Seller, or if any attempted assignment would be ineffective or would materially impair Buyer's rights and obligations under such Transferable Permit such that Buyer would not acquire and assume the benefit and burden of all such rights and obligations, then Seller shall administer such Transferable Permit for the benefit of Buyer pursuant to, and subject to, the terms and conditions of, the O&M Agreement; provided that (i) the Parties shall continue to use commercially reasonable efforts to obtain the consent to partial assignment of any Common Permit subject to this Section 1(f) unless Seller shall notify Buyer that such effort reasonably could be expected to adversely affect any Contractor Facilities subject to such Common Permit; and (ii) if the O&M Agreement expires or terminates before the expiration or termination of such Transferable Permit, then Seller, at its option (exercisable by notice to Buyer) and to the fullest extent permitted by Law and such Transferable Permit, shall, from and after such expiration or termination of the O&M Agreement, either (A) appoint Buyer to be Seller's agent with respect to such Transferable Permit to the extent of the Group of Purchased UI Assets, or (B) enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations under such Transferable Permit to the extent of the Group of Purchased UI Assets.  Notwithstanding anything to the contrary in the foregoing, for each Common Permit subject to this Section 1(f) that survives the expiration or termination of the O&M Agreement, Seller shall have the option to manage and control such Common Permit, or appoint Buyer, each in accordance with Section 1(e), for the period after such expiration or termination.

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(g)

Buyer as Agent.  To the extent that Seller appoints Buyer as its agent pursuant to this Agreement, Buyer shall keep Seller promptly informed of any act or omission by Buyer acting as Seller's agent.  In addition to Buyer's indemnification obligations under Paragraph G of the Purchase and Sale Terms, Buyer shall be responsible for and shall indemnify, defend and save each Indemnified Person harmless from and against any and all Claims, Orders, Proceedings and Liabilities whatsoever arising out of and/or related to any act or omission by Buyer in connection with any Project Rights, whether or not Buyer acted in its capacity as Seller's agent.

(h)

No Recourse.  Buyer acknowledges and agrees that the Assigned Rights and the rights provided to Buyer in this Agreement concerning non-assignable Project Rights (which, together with the Assigned Rights, are referred to in this Agreement as the "Relevant Rights") are being assigned or provided to Buyer by Seller on an "as is, where is" basis as of the date hereof and without recourse whatsoever to Seller, and that Seller expressly disclaims any and all representations or warranties of any kind or nature, express or implied, as to the Relevant Rights.  Without limiting the generality of the foregoing:

(i)

SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO RIGHTS AND LIABILITIES ASSOCIATED WITH THE RELEVANT RIGHTS, THE RELATIONSHIP BETWEEN THE RELEVANT RIGHTS AND THE GROUP OF PURCHASED UI ASSETS (INCLUDING WHETHER THE COMBINATION OF THE SAME RESULTS IN OPERATIONAL FUNCTIONALITY), THE VALIDITY OR ENFORCEABILITY OF ANY OF THE RELEVANT RIGHTS, WHETHER OR NOT ANY OF THE RELEVANT RIGHTS CAN BE TRANSFERRED TO BUYER, AND/OR CONDITION, VALUE OR QUALITY OF THE RELEVANT RIGHTS, AND SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE RELEVANT RIGHTS, OR ANY PART THEREOF, OR THE ABSENCE OF ANY DEFECTS, OMISSIONS AND/OR OTHER DEFICIENCIES THEREIN, WHETHER LATENT OR PATENT, INCLUDING WHETHER THE RELEVANT RIGHTS ARE SUFFICIENT TO OPERATE THE GROUP OF PURCHASED UI ASSETS.  NO MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATION (ORAL, WRITTEN OR ELECTRONIC) MADE BY SELLER TO BUYER, AND NO ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED BY SELLER TO BUYER, WILL CAUSE OR CREATE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE RELEVANT RIGHTS; and

(ii)

BUYER ACKNOWLEDGES THAT PRIOR TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE APPLICABLE CLOSING, BUYER HAS CONDUCTED TO ITS SATISFACTION ALL NECESSARY AND SUFFICIENT EXAMINATION OF THE RELEVANT RIGHTS AND ASSUMED LIABILITIES, AND THAT BUYER IS RELYING ON ITS OWN EXAMINATION OF THE RELEVANT RIGHTS AND ASSUMED LIABILITIES, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER.  BUYER FURTHER

43

ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING THE RELEVANT RIGHTS AND ASSUMED LIABILITIES SET FORTH IN THE DEFINITIVE AGREEMENT SHALL TERMINATE AS OF THE DATE HEREOF, AND THAT FOLLOWING THE DATE HEREOF, BUYER SHALL HAVE NO RECOURSE AGAINST SELLER OR ANY OF ITS AFFILIATES WITH RESPECT TO ANY BREACH OF SUCH REPRESENTATIONS AND WARRANTIES AND/OR OTHERWISE WITH RESPECT TO THE RELEVANT RIGHTS AND ASSUMED LIABILITIES.

2.

Assumption of Assumed Liabilities.  Buyer hereby irrevocably assumes and agrees to discharge the Assumed Liabilities (including all past, present and future Liabilities associated with, and/or arising out of the Relevant Rights) in accordance with their respective terms and subject to the respective conditions thereof.

[SIGNATURE PAGE TO FOLLOW]

44

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Witnessed by		THE CONNECTICUT LIGHT AND POWER COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

THE UNITED ILLUMINATING COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

STATE OF CONNECTICUT	)
	)	ss. Berlin
COUNTY OF HARTFORD	)

This Agreement was acknowledged before me on the ___ day of _______, 201__, by _______________, the _______________ of The Connecticut Light and Power Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:
Notary Public

Notary’s Printed/Typed Name

45

STATE OF CONNECTICUT	)
	)	ss.
COUNTY OF	)

This Agreement was acknowledged before me on the ___ day of _______, 201__, by _______________, the _______________ of The United Illuminating Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:
Notary Public

Notary’s Printed/Typed Name

46

Schedule 1

List of Assigned Rights

Attachment D-3 to Exhibit D

Form of License Agreement

THIS LICENSE AGREEMENT ("Agreement") is made as of [_________], 201[_], by and between THE CONNECTICUT LIGHT AND POWER COMPANY, a specially chartered Connecticut corporation with offices at 107 Selden Street, Berlin, Connecticut 06037 ("CL&P"), and THE UNITED ILLUMINATING COMPANY, a specially chartered Connecticut corporation with offices at 157 Church Street, New Haven, Connecticut 06510 ("UI").  CL&P and UI are sometimes referred to herein individually as a "Party" and collectively as the "Parties".  Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in Section 1(a) of the Agreement Re: Connecticut NEEWS Projects, dated [________], 2010 (the "Definitive Agreement").

WITNESSETH:

WHEREAS, CL&P is the owner in fee simple of, or holder of other rights (including easement and/or license rights) in, the Licensed Premises;

WHEREAS, CL&P and UI have entered into the Definitive Agreement, pursuant to which CL&P has agreed to sell and UI, inter alia, has agreed to purchase the UI Assets and to assume the Assumed Liabilities, subject to the terms and conditions set forth therein;

WHEREAS, contemporaneously herewith, CL&P and UI have executed and delivered the Bill of Sale, pursuant to which CL&P has sold, assigned, conveyed, transferred and delivered to UI on an "as is, where is" basis the Group of Purchased UI Assets (such sale, assignment, conveyance, transfer and delivery is hereinafter referred to as the "Conveyance");

WHEREAS, to the extent that the Group of Purchased UI Assets is located on real property owned by CL&P and/or real property in which CL&P holds an interest (including an easement or license) (collectively, "CL&P Property"), UI's use of the CL&P Property is necessary to UI's ownership and operation of the Group of Purchased UI Assets;

WHEREAS, in connection with the Conveyance, CL&P desires to grant to UI a limited, non-exclusive license to use the CL&P Property, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and conditions hereinafter set forth, CL&P and UI agree as follows:

ARTICLE I

Description of Licensed Premises

Section 1.1 – Licensed Premises.  CL&P hereby grants to UI a fully-paid up, non-exclusive limited license to use that CL&P Property upon which the Transmission Facilities are located (the "Licensed Premises"), pursuant to the terms of this Agreement.

Section 1.2 – Reserved Rights.  Nothing herein and/or in any other Transaction Document shall transfer or otherwise convey, in whole or in part, any rights concerning the Licensed Premises beyond those expressly granted in this Agreement.  Without limiting the generality of the foregoing, except for the limited non-exclusive rights granted hereby, CL&P hereby reserves all rights, title and/or interests in, to and/or associated with, and/or arising out of the Licensed Premises.  UI acknowledges that CL&P has not conveyed to UI, and this Agreement does not prohibit or otherwise affect in any manner whatsoever, the right of CL&P to erect, install, construct, reconstruct, repair, maintain, replace, relocate, inspect, patrol, expand, operate and/or remove any poles, towers, crossarms, guys, foundations, anchors, braces, ducts, manholes, fences, gates, and other structures, lines, wires, filament, cables, including fiber optic and communication cables, other conductors, antennas, and other structures, fixtures and appurtenances useful for the conducting and the transmission and distribution of electric current, energy, intelligence, wireless signals, light and communications of any character (collectively, the "Additional Installations").  CL&P shall be entitled to make and/or otherwise exploit such Additional Installations directly and/or through any CL&P Affiliate and/or any Third Party, and CL&P shall have the right, at CL&P's sole cost and expense, to relocate all or any portion of the assets comprising the Group of Purchased UI Assets to accommodate any such Additional Installations.  CL&P shall provide UI reasonable notice of any such Additional Installations, including any planned and/or potential relocation of any of the assets comprising the Group of Purchased UI Assets, and the Parties shall reasonably cooperate and coordinate to effect such Additional Installations in a timely and cost-effective manner and to minimize, to the extent possible, any conflict between the Parties' respective activities on the Licensed Premises.  UI shall not take any action, and shall not allow any Person acting for or on behalf of UI to take any action, that could reasonably be expected to affect CL&P's exercise of rights with respect to such Additional Installations, including the installation of gates or other obstructions that could reasonably be expected to interfere with CL&P's free and unrestricted access to the Licensed Premises.  CL&P shall not install any Additional Installation in a manner that unreasonably interferes with UI's ownership and operation of the Group of Purchased UI Assets for the transmission of electric energy as part of the regional transmission grid in accordance with Good Utility Practices.  UI shall promptly notify CL&P of any instance in which UI in good faith believes that such Additional Installation could reasonably be expected to result in a violation of Good Utility Practices.  Such notice shall include reasonable detail regarding the alleged consequence and a certification to the effect that UI currently prohibits such installations and/or uses in connection with its other transmission facilities (or indicating the conditions under which UI permits the same).

Section 1.3 – Disclaimer.  UI ACKNOWLEDGES AND AGREES THAT CL&P IS LICENSING THE LICENSED PREMISES "AS IS, WHERE IS" AS OF THE DATE HEREOF,

AND IN ITS CONDITION AS OF THE DATE HEREOF, AND THAT PRIOR TO THE EXECUTION OF THIS AGREEMENT, UI HAS CONDUCTED TO ITS SATISFACTION ALL NECESSARY AND SUFFICIENT EXAMINATION OF THE LICENSED PREMISES, AND THAT UI IS RELYING ON ITS OWN EXAMINATION OF THE LICENSED PREMISES, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY CL&P.  CL&P EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY, USAGE, OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) AS TO THE LICENSED PREMISES, INCLUDING WHETHER THE GRANTING OF THE LICENSE HEREUNDER VIOLATES ANY INSTRUMENT, MORTGAGE, INDENTURE, DEED OF TRUST, AGREEMENT, CONTRACT AND/OR PERMIT RELATED TO THE LICENSED PREMISES, OR COMPLIANCE WITH ANY LAW, OR AS TO THE CONDITION OF THE LICENSED PREMISES, OR ANY PART THEREOF, INCLUDING WHETHER CL&P POSSESSES SUFFICIENT RIGHTS TO PERMIT THE PRESENCE AND OPERATION OF THE GROUP OF PURCHASED UI ASSETS ON THE LICENSED PREMISES.  CL&P FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING TITLE TO THE LICENSED PREMISES, THE ABSENCE OF HAZARDOUS MATERIALS ON, IN AND/OR UNDER THE LICENSED PREMISES, OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ANY ENVIRONMENTAL LAW.

Section 1.4 – Limitation on Liability.  To the fullest extent allowable under Law, and notwithstanding anything to the contrary in the other Transaction Documents, if CL&P has any Liability to UI under this Agreement, CL&P's aggregate maximum Liability to UI under this Agreement, whether founded in contract, tort (whether due to negligence, strict liability or otherwise), statute or regulation, or otherwise, shall at all times be limited to Ten Thousand Dollars ($10,000.00).  This Section 1.4 shall survive termination or expiration of this Agreement.

ARTICLE II

Term

Section 2.1 – Term.  Unless earlier terminated as a result of a Repurchase Closing or a Put Closing, the term of this Agreement shall commence upon the date of the Conveyance and shall expire upon the date that UI, pursuant to Paragraph J.3(b) of the Purchase and Sale Terms, has completed the dismantling and removal of the Group of Purchased UI Assets to be retired and the restoration of the Licensed Premises, as determined by CL&P, in its sole and exclusive discretion (the "Term").

ARTICLE III

Intentionally Omitted

ARTICLE IV

Use

Section 4.1 – Use of Licensed Premises.  UI covenants and agrees that during the Term UI shall use, and shall ensure that any Person acting for or on behalf of UI shall use, the Licensed Premises exclusively in connection with, and solely to the extent necessary and required for, UI's ownership and operation of the Group of Purchased UI Assets in compliance with UI's obligations under the Transaction Documents.  Without limiting the generality of the foregoing, UI shall not use, and shall not allow any Person acting for or on behalf of UI to use, the Licensed Premises for any purpose other than for ownership and operation of the Group of Purchased UI Assets in a manner that is consistent with CL&P's underlying real property rights and with the Parties' respective rights and obligations under the Transaction Documents.  UI shall comply with any and all good faith requirements of CL&P that restrict UI's activities and use of the Licensed Premises for any purpose other than for the ownership and operation of the Group of Purchased UI Assets in a manner that is consistent with CL&P's underlying real property rights and with the Parties' respective rights and obligations under the Transaction Documents.

Section 4.2 – Unlawful Purpose.  UI will not (a) use or allow the Licensed Premises or any part thereof to be used or occupied for any purpose in violation of Law; or (b) take any action with respect to the Licensed Premises that would interfere with any present and/or future use by CL&P and/or any Person acting for or on behalf of CL&P with respect to the Licensed Premises.

Section 4.3 – Compliance With Law.  Throughout the Term, UI, at its sole cost and expense, will promptly comply with Law.

Section 4.4 – Compliance With CL&P Requirements.  UI shall comply with any and all policies, rules and regulations established by CL&P from time to time with regard to the use of the Licensed Premises.  Without limiting the generality of the foregoing, UI acknowledges that due to security and safety considerations with regard to activities conducted on the Licensed Premises, including the transmission of electricity through the Group of Purchased UI Assets, UI shall comply and otherwise cooperate with any restrictions required by CL&P in connection with access to the Licensed Premises (including advance notice to affected landowners, compliance with safety requirements, and escorted access).  UI shall not access, and shall not authorize any Person acting for or on behalf of UI to access, any of the Group of Purchased UI Assets without providing (written) notice to CL&P at least ten (10) Business Days before the day that UI has scheduled for such access; provided that if UI requires such access to address a safety concern and/or other exigent circumstances, UI shall provide (written) notice to CL&P in advance of such access as is reasonable under the circumstances.  If either Party determines that it is necessary to restrict access to the Licensed Premises for security and/or safety considerations, the Parties shall reasonably coordinate and cooperate in the implementation of such security and/or safety measures.

Section 4.5 – Compliance With Owner Requirements.  UI acknowledges that CL&P may have acquired the Licensed Premises subject to certain restrictions and/or may not own all of the Licensed Premises in fee simple, in which case, the underlying landowner may have reserved rights in instruments granting the right to install, operate and maintain the facilities that CL&P has constructed on the Licensed Premises (including the Group of Purchased UI Assets).  In addition, CL&P may have granted certain rights and/or permitted certain uses (including for agricultural development) to other Persons and/or to CL&P's Affiliates with respect to the Licensed Premises.  UI shall comply with any and all such limitations, restrictions, reserved and/or granted rights, permitted uses and/or other instruments, agreements and/or other arrangements relating to the Licensed Premises (collectively, the "Third Party Rights & Encumbrances").  The Parties shall reasonably cooperate in the identification of, and compliance with, all such Third Party Rights & Encumbrances; provided, however, that all costs, fees and expenses that are reasonably necessary or advisable to achieve and/or maintain compliance with the Third Party Rights & Encumbrances shall be borne by UI.  UI acknowledges and agrees that such instruments, agreements and/or other arrangements may limit UI's rights to relocate, move or otherwise alter the present location of any of the Group of Purchased UI Assets.

ARTICLE V

Covenants

Section 5.1 – UI's Covenants.  With respect to the Licensed Premises, UI covenants that it will commit no waste, damage, or disfigurement to any portion of the Licensed Premises, nor suffer the same to be committed thereon, nor injure nor misuse the Licensed Premises, nor make alterations thereon, nor use the Licensed Premises for any purpose but that hereinbefore authorized without prior (written) permission from CL&P, which may be granted or denied in CL&P's sole and exclusive discretion.  Without limiting the generality of the foregoing, UI shall not relocate, move, or otherwise alter the present location of any of the Group of Purchased UI Assets without prior (written) permission from CL&P, which may be granted or denied in CL&P's sole and exclusive discretion.  UI acknowledges that CL&P's reserved rights, including future planning, may limit CL&P's ability to grant such permission even if any such request for relocation might not otherwise interfere with any other installation then located on the Licensed Premises.

Section 5.2 – Taxes.  UI shall solely pay and shall bear the entire responsibility for Taxes that are assessed upon the Group of Purchased UI Assets.  If any Taxes are assessed collectively on all or any portion of the Group of Purchased UI Assets and property owned by CL&P (including the Licensed Premises), then such Tax shall be allocated in accordance with the Property Tax Agreement.  If any property of another Person (including the Licensed Premises) is jointly taxed with the Transmission Facilities and/or property owned by CL&P, then the Parties shall act in good faith to allocate such Tax in a manner consistent with the Property Tax Agreement.

ARTICLE VI

Condition, Alteration and Repairs

Section 6.1 – Existing Conditions.  During the Term, UI shall, at its sole cost and expense, maintain and repair the Licensed Premises in accordance with Good Utility Practices.  Without limiting the generality of the foregoing, UI, at its sole cost and expense, shall:

(a)

keep the Licensed Premises neat and clean, and in good repair, order and condition; and

(b)

repair any damage to the Licensed Premises caused by UI, its Affiliates, any Third Party acting for or pursuant to rights granted by UI or any of its Affiliates and/or their respective servants, agents, employees, contractors and/or subcontractors;

provided, that the foregoing maintenance and repair obligations of UI shall be suspended during any period in which the O&M Agreement is in effect for the Group of Purchased UI Assets, but only to the extent such maintenance and repair obligations are covered by the O&M Agreement.

Section 6.2 – Improvements by UI.  UI shall not make changes and/or improvements to the Licensed Premises without prior (written) permission from CL&P, which may be granted or denied in CL&P's sole and exclusive discretion.  Without limiting the generality of the foregoing, UI shall not erect any building, fence or other structure, conduct any grading, lay down any gravel or crushed stone, or construct any improvement on the Licensed Premises without such prior (written) permission of CL&P.  To secure such permission from CL&P, UI shall provide to CL&P detailed (written) plans and specifications describing any proposed work or improvements at the Licensed Premises.

Section 6.3 – Liens.  UI shall not create, incur, assume or suffer to exist any lien and/or encumbrance of any kind upon all or any portion of the Licensed Premises; provided that UI may conditionally assign this Agreement to any Person providing financing in connection with the Conveyance.  In accordance with Paragraph G of the Purchase and Sale Terms, UI shall indemnify and save the Indemnified Persons harmless from any Liabilities for material and/or labor in connection with any construction, repairs or improvements performed or made by or on behalf of UI and/or any of its Affiliates or by or on behalf of any Person acting under authority from UI and/or any of its Affiliates at the Licensed Premises.  If any mechanic's lien or other non-consensual lien shall at any time be filed against the Licensed Premises, UI shall, within sixty (60) days after notice of filing thereof, cause such lien to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction, or otherwise.

ARTICLE VII

Intentionally Omitted

ARTICLE VIII

Insurance

Section 8.1 – Insurance Requirements.  With respect to the Licensed Premises, during the Term (unless a longer duration is specified in Schedule 8), UI shall maintain in full force and effect, at its sole cost and expense, the policies of insurance described in Schedule 8 attached hereto and made a part hereof, through insurance carrier(s) having an AM Best rating of A or better (or otherwise acceptable to CL&P in its reasonable discretion); provided that during the period that UI and/or its Affiliates (as opposed to a Third Party transferee) owns all of the Group of Purchased UI Assets, the carrier(s) insuring the other transmission facilities of UI and/or such Affiliate shall be deemed acceptable under this Agreement.  All insurance required hereunder shall be endorsed to name CL&P and its Affiliates as additional insureds (other than for workers' compensation insurance). The amount of deductibles or self-insured retentions shall be for the sole account of UI.  All evidence of insurance maintained by UI shall be available for CL&P's review and will be furnished by UI to CL&P within ten (10) days after CL&P's request therefor.  No later than ten (10) days after the Conveyance, UI shall provide CL&P with certificate(s) of insurance demonstrating such coverages, and UI shall ensure that its broker or insurer provide CL&P with replacement certificates evidencing required insurance coverage prior to the expiration of prior certificates.  Such certificate(s) shall contain statements (a) indicating that CL&P shall receive a written notice at least thirty (30) days before cancellation/non-renewal or significant modification of any of such policies; and (b) confirming that CL&P and its Affiliates (as their interests may appear) have been named as additional insureds (other than under coverage for workers' compensation) and providing a waiver of subrogation which UI may have against them.  Such insurance coverages shall be primary to any other coverage available to CL&P or its Affiliates, and shall not be deemed to limit UI's Liability under this Agreement.

ARTICLE IX

Assignment, Sublicensing and Other Use and Occupancy Rights

Section 9.1 – Assignments.  UI is not authorized to and shall not directly or indirectly (through an equity sale, merger or other transaction) sell, assign or otherwise transfer its interest in this Agreement, in whole or in part, other than in full compliance with Section 23(f)(iii) of the Definitive Agreement, in which case this Agreement shall be assigned to any Person that so acquires ownership of the Group of Purchased UI Assets.

Section 9.2 – Sublicenses.  UI may not sublicense the Licensed Premises or otherwise convey or transfer, in whole or in part, any of its rights under this Agreement to use the Licensed Premises (or any portion thereof) to any other Person.

Section 9.3 – Leases.  UI may not lease or otherwise grant permission for use or occupancy of all or any portion of the Licensed Premises to any other Person.

ARTICLE X

Default

Section 10.1 – UI Default.  In the event UI refuses, neglects or fails to perform or comply in any material respect with any of the agreements, terms, covenants or conditions of this Agreement and such failure is not cured within thirty (30) days after receipt of notice of such failure from CL&P, then CL&P, without prejudice to any other right or remedy CL&P may have under the Transaction Documents, at Law and/or in equity, may exercise the Buy-Back Option pursuant to Paragraph I.2(a) of the Purchase and Sale Terms.  If CL&P exercises such Buy-Back Option, then this Agreement shall terminate upon consummation of the Repurchase Closing as provided in Paragraph I.2(a) of the Purchase and Sale Terms.  In the event of any such termination of this Agreement, UI shall immediately quit and surrender the Licensed Premises to CL&P.

Section 10.2 – CL&P Default.  In the event CL&P refuses, neglects or fails to perform or comply in any material respect with any of the agreements, terms, covenants or conditions of this Agreement and such failure is not cured by CL&P within thirty (30) days after CL&P's receipt of notice of such failure from UI, then UI, without prejudice to any other right or remedy UI may have under the Transaction Documents, at Law and/or in equity, may exercise the UI Put Option pursuant to Paragraph I.2(b) of the Purchase and Sale Terms.  If UI exercises such UI Put Option, then this Agreement shall terminate upon consummation of the Put Closing as provided in Paragraph I.2(b) of the Purchase and Sale Terms.  In the event of any such termination of this Agreement, UI shall immediately quit and surrender the Licensed Premises to CL&P.

Section 10.3 – Injunction.  In the event of any breach or threatened breach by UI of any of the agreements, terms, covenants, or conditions contained in this Agreement, CL&P shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed by Law and/or in equity, or by statute or otherwise, as though other remedies were not provided for in this Agreement.

ARTICLE XI

Intentionally Omitted

ARTICLE XII

Termination, Expiration and Surrender

Section 12.1 – Condition of Licensed Premises.

(a)

Upon termination of this Agreement in accordance with the terms hereof prior to expiration of the Term, UI, at its sole cost and expense, shall:

(i)

quit and surrender the Licensed Premises (or the relevant portion thereof) in as good condition as of the date hereof, reasonable use and wear and damage by the elements excepted; and

(ii)

remove from the Licensed Premises (or the relevant portion thereof) UI's goods and effects and those of all Persons claiming under or through UI; provided, however, that UI shall, at its sole cost and expense, repair all damage to the Licensed Premises by reason of such removal.

(b)

Upon expiration of the Term, UI's obligations to dismantle and remove the Group of Purchased UI Assets from the Licensed Premises and restore such Licensed Premises shall be pursuant to Paragraph J.3(b) of the Purchase and Sale Terms.

ARTICLE XIII

Nature of Agreement

Section 13.1 - Notice of Agreement.  This Agreement shall not be recorded in any public record, including the land records of any municipalities in the State of Connecticut.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

THE CONNECTICUT LIGHT AND POWER COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

THE UNITED ILLUMINATING COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

Schedule 8

Insurance Requirements

UI shall maintain the following insurance coverages in accordance with Section 8.1 of this Agreement and Paragraph G.6 of the Purchase and Sale Terms:

(a)

Workers' Compensation - Statutory coverage and Employers Liability Insurance with limits of $1,000,000.

(b)

General Liability Insurance excluding Professional Liability but including Operations, Products and Completed Operations, Contractual Liability and Broad Form Property Damage Liability written in one or more layers with a combined single limit for Bodily Injury and Property Damage of $20,000,000 per occurrence and annual aggregate.  Products and Completed Operations coverage shall remain in effect for a minimum of three (3) years from the date of termination of this Agreement.

(c)

Comprehensive Automobile Liability Insurance, including all owned, non-owned, and hired vehicles, with a combined single limit for Bodily Injury and Property Damage of $20,000,000 per accident.

Attachment D-4 to Exhibit D

Form of Property Tax Agreement

This Property Tax Agreement ("Agreement") is made as of [_________], 201[_], by and between THE CONNECTICUT LIGHT AND POWER COMPANY ("CL&P"), a specially chartered Connecticut corporation with offices at 107 Selden Street, Berlin, Connecticut 06037 and THE UNITED ILLUMINATING COMPANY ("UI"), a specially chartered Connecticut corporation with offices at 157 Church Street, New Haven, Connecticut 06510.  CL&P and UI are sometimes referred to herein individually as a "Party" and collectively as the "Parties".  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in Section 1(a) of the Agreement Re: Connecticut NEEWS Projects, dated [________], 2010 (the "Definitive Agreement").

WHEREAS, CL&P and UI have entered into the Definitive Agreement pursuant to which the Parties have executed and delivered the Bill of Sale contemporaneously herewith, under which CL&P is transferring to UI on an "as is, where is" basis, and on the other terms and conditions stated in the Bill of Sale, the Group of Purchased UI Assets, and pursuant to which the Parties have executed and delivered the Assignment and Assumption Agreement contemporaneously herewith, under which UI is assuming and agreeing to discharge the Assumed Liabilities, subject to the terms and conditions set forth therein;

WHEREAS, in connection with such transfer under the Bill of Sale, the Parties have executed and delivered the License Agreement contemporaneously herewith;

WHEREAS, due to the nature of the Group of Purchased UI Assets, municipal taxing authorities may not recognize the separation of ownership of the Group of Purchased UI Assets (and/or personal property of UI attached to, and/or otherwise installed in connection with UI's ownership of the Group of Purchased UI Assets) and the Licensed Premises and/or personal property of CL&P (including interconnecting electric transmission facilities), and it would be beneficial for the Parties to address real and personal property Taxes in that instance; and

WHEREAS, the Parties have agreed to a methodology for addressing such real and personal property Taxes for each other's properties, to the extent that they are taxed collectively, and desire to set forth such agreements in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and obligations of the Parties herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Intent.  In carrying out the provisions of this Agreement in connection with the Transaction, neither Party will seek, directly or indirectly, through negotiations with municipalities, payments in lieu of Taxes, agreements, accounting allocations or otherwise, to shift its property Tax expenses to the other Party, except in accordance with this Agreement; provided that, subject to Section 5, the foregoing shall not be deemed to prevent in any way either Party from initiating and prosecuting Proceedings to reduce the property Taxes paid by such Party; and provided, further, that the foregoing shall not waive, restrict, limit or release the specific property Tax obligations and allocations that Sections 2 and 3 impose on each Party.  Except as set forth in Section 3 with respect to personal property taxed as fixtures, this Agreement shall not apply to any real property Taxes assessed on either Party.

2.

Personal Property.  Each Party shall bear the entire responsibility for personal property Taxes that are assessed upon personal property owned by such Party, whether or not such property is physically located on real property owned or controlled by the other Party.  If personal property Taxes are assessed collectively on personal property owned by both Parties and located on the Licensed Premises, then such Tax shall be allocated between the Parties based upon the ratio of the net book values of such property as of the date such Tax was levied.  The Party that received such collective assessment shall invoice the other Party for such other Party's pro rata share of such personal property Taxes (which invoice shall include a calculation, in reasonable detail, of the allocation of Taxes pursuant to this Section 2), and the other Party shall pay to such receiving Party such pro rata share of the personal property Tax payment within thirty (30) days after the effective date of delivery of such invoice (pursuant to Section 23(b) of the Definitive Agreement).

3.

Fixtures.  If any of the assets comprising the Group of Purchased UI Assets are taxed as fixtures and/or otherwise assessed collectively with the CL&P Property that constitutes the Licensed Premises, UI shall reimburse CL&P for UI's pro rata portion of such Taxes paid by CL&P on the Group of Purchased UI Assets.  Such allocation will be based on the ratio of the assessed value of the affected properties; provided that if assessments are not available for fixtures, payments will be allocated based on the net book value of the relevant properties.  UI shall pay to CL&P such pro rata share of the real property Tax payment within thirty (30) days after the date of CL&P's (written) request therefor (which request shall include a calculation, in reasonable detail, of the allocation of Taxes pursuant to this Section 3).

4.

Information; Filings.  Each Party shall provide the other Party with a copy of any property report, list or other information required by or submitted to the applicable taxing authority that has a bearing on the assessment, payment, abatement or appeal of any real or personal property Tax that is subject to this Agreement.  Any filing required by Law in connection with a Party's ownership of real and/or personal property, or payment of property Taxes thereon, shall be the responsibility of such owner, including any and all interest and late charges incurred by such owner.

5.

Challenge.  Each Party shall have the right to challenge at its own expense by Proceedings or by exercise of a statutory right to abate any assessment of Tax that affects its interest, and the other Party shall reasonably cooperate with such other Party in any such challenge, at the sole cost and expense of the Party undertaking such challenge.  If any such challenge would involve a potential shifting of a Tax burden from one Party to the other Party in a manner that is inconsistent with the specific property Tax obligations and allocations that Sections 2 and 3 of this Agreement impose on each Party, then notwithstanding the foregoing, the Parties shall be under no obligation to cooperate with each other in such challenge, and the Party who would be adversely affected by such challenge shall be entitled to oppose such challenge in any manner it determines to be appropriate, at its sole cost and expense.  If a joint challenge is made by the Parties, each Party shall bear its own costs and such percentage of the joint costs incurred by them in such challenge as shall equal the percentage of the benefits realized by each such Party from such challenge or, if no benefit is realized by either Party from such challenge, then the percentage of joint costs borne by each Party shall equal the percentage of benefits sought by each Party in such challenge.

6.

Ancillary Uses.  Pursuant to the Transaction Documents, UI, CL&P, their respective Affiliates and/or Third Parties may use the Group of Purchased UI Assets for other purposes.  To the extent that the provisions of this Agreement do not adequately address the real and/or personal property Taxes associated with such uses, any such uses are hereby conditioned upon modifying this Agreement or the entering into of a separate property tax agreement (in the case of ancillary uses by Persons other than the Parties) as necessary or advisable to address allocation of real and/or personal property Taxes with respect to such uses.

7.

Additional Taxing Authorities.  The Taxes referenced in this Agreement shall apply to Taxes assessed by and payable to local taxing and service districts, as well as to any other governmental or quasi-governmental authority with the power, as of the date of this Agreement or in the future, to levy and collect Taxes attributable to the ownership of real or personal property.

8.

Late Charges.  If either Party fails to make any payment to the other Party when due hereunder, a late charge shall accrue thereon at the rate of one and one-half percent (1.5%) per month (or if less, the maximum rate allowable by Law) from the applicable due date for payment, which late charge shall be immediately due and payable.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Witnessed by		THE CONNECTICUT LIGHT AND POWER COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

THE UNITED ILLUMINATING COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

Attachment D-5 to Exhibit D

Form of Asset Demarcation Agreement

This Asset Demarcation Agreement ("Agreement") is made as of [_________], 201[_], by and between THE CONNECTICUT LIGHT AND POWER COMPANY ("CL&P"), a specially chartered Connecticut corporation with offices at 107 Selden Street, Berlin, Connecticut 06037, and THE UNITED ILLUMINATING COMPANY ("UI"), a specially chartered Connecticut corporation with offices at 157 Church Street, New Haven, Connecticut 06510.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in Section 1(a) of the Definitive Agreement, the ISO-NE Tariff or the TOA.

WITNESSETH:

WHEREAS, CL&P and UI independently own and operate Facilities that are interconnected to provide continuity of electric transmission service between the Parties; and

WHEREAS, CL&P and UI are entering into this Agreement to evidence their agreement on the demarcation of ownership of the Facilities acquired by UI pursuant to the Definitive Agreement; and

WHEREAS, the Parties are signatories to the TOA; and

WHEREAS, as owners of Facilities, the Parties have agreed that the operation and maintenance of their respective Facilities shall be in accordance with the ISO-NE Tariff, the TOA, and applicable ISO-NE rules, operating procedures and manuals, as they may be amended from time, or any successor document(s) thereto (collectively the "Operating Requirements").

NOW, THEREFORE, in consideration of the foregoing, CL&P and UI hereby agree as follows:

1.

Definitions.  Whenever used in this Agreement with initial capitalization, the following terms shall have the meanings specified or referred to in this section.

"CL&P Facilities" means any and all Facilities owned by CL&P and interconnected to the UI Facilities, including any such Facilities (or any portion thereof) located on the Licensed Premises or property of UI to the Ownership Demarcation Point.

"Definitive Agreement" means the Agreement Re: Connecticut NEEWS Projects, dated [________], 2010, by and between the Parties.

"Facilities" means all utility equipment used in the transmission of electricity including all equipment, fixtures, cables, wires and associated structures.

"Ownership Demarcation Point" means the point where the CL&P Facilities and the UI

Facilities change ownership.  The Ownership Demarcation Points for such Facilities are identified in Exhibit A attached hereto.

"Plan" means (a) the surveys, easement or plot plans and sketches, and (b) engineering plans, including electrical plans and diagrams that pictorially identify Ownership Demarcation Point(s) in Exhibit A hereto, attached hereto as Exhibit B.

"UI Facilities" means any and all Facilities acquired by UI pursuant to the Definitive Agreement, including any such Facilities (or any portion thereof) located on CL&P Property or other property of CL&P, to the Ownership Demarcation Point.

2.

Agreement on Demarcation.  UI and CL&P hereby agree that the respective Ownership Demarcation Points between the CL&P Facilities and UI Facilities shall be as delineated in Exhibits A and B hereto.  Except to the extent provided otherwise under Section 3 of this Agreement, CL&P shall be responsible for operation and maintenance of CL&P Facilities up to, and at, each Ownership Demarcation Point, and UI shall be responsible for operation and maintenance of UI Facilities up to, and at, each Ownership Demarcation Point.

3.

Use, Maintenance and Operation of the Facilities.  The use, maintenance and operation by UI of UI Facilities and by CL&P of CL&P Facilities, to the extent located on the property of the other Party, shall be governed by the Operating Requirements and/or by the relevant agreement conferring title and/or rights to the applicable Party, including as described in Article 4 of the License Agreement for CL&P Property.  Each Party shall use, operate and maintain its respective Facilities in compliance with the Operating Requirements.

4.

Change or Modification of Demarcation.  Either Party may at any time propose to the other Party a change or other modification with respect to any Ownership Demarcation Point.  No such proposed change or modification shall be valid and binding unless both Parties execute a (written) amendment to this Agreement, specifying in detail such change or modification in Exhibit A hereto, including a revised Plan depicting the new or modified Ownership Demarcation Point(s) and attaching a revised Plan depicting the new or modified Ownership Demarcation Point in Exhibit B.  Any such change or modification shall be subject to prior regulatory approval, if required, and Law.

5.

Additional Documentation of Transfer.  In the event of a change in any Ownership Demarcation Point, each Party shall execute and deliver to the other Party such bills of sale or other instruments of transfer, and such other documentation, as may be necessary under Law, or as may be reasonably requested by the other Party to effectuate or confirm the transfer of that portion of the Facilities affected by the modification in the Ownership Demarcation Point(s).

6.

Costs.  Unless otherwise agreed by the Parties, all costs and expenses reasonably attributable to the Facilities shall be borne by the Party owning such Facilities, and, all costs and expenses reasonably attributable to a change or modification of any Ownership Demarcation Point shall be borne by the Party that proposed such change or modification.

7.

Regulation.  Nothing in this Agreement shall require the Parties to own any asset or equipment other than as provided for herein.

8.

Ancillary Uses.  Pursuant to the Transaction Documents, UI, CL&P, their respective Affiliates and/or Third Parties may use the Group of Purchased UI Assets for other purposes.  To the extent that any of such uses affect the Ownership Demarcation Point(s), such uses are hereby conditioned upon modifying this Agreement or the entering into of a separate asset demarcation agreement (in the case of ancillary uses by Persons other than the Parties) as necessary or advisable to address asset demarcation.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Witnessed by		THE CONNECTICUT LIGHT AND POWER COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

THE UNITED ILLUMINATING COMPANY

By:
Name: [_________]
Title: [_________]
Duly Authorized

Exhibit A

Ownership Demarcation Points

EXHIBIT H

OPERATION AND MAINTENANCE AGREEMENT

between

THE UNITED ILLUMINATING COMPANY, as Owner

and

THE CONNECTICUT LIGHT AND POWER COMPANY, as Contractor

[_____________], 20[__]

Page

ARTICLE 1.	DEFINITION OF TERMS; INTERPRETATION

1.1. Definitions
1.2. Entire Agreement; Interpretation

ARTICLE 2.	SERVICES

2.1. Services
2.2. Access
2.3. Identification
2.4. Warranties
2.5. Hazardous Materials
2.6. Permits
2.7. Regulatory Affairs
2.8. Independent Contractor; Subcontactors
2.9. Contractor Records
2.10. Contractor Representative

ARTICLE 3.	OWNER RESPONSIBILITIES

3.1. Cost; Risk
3.2. Site
3.3. Compliance
3.4. Operations
3.5. Taxes
3.6. Insurance
3.7. Owner Records
3.8. Compliance with CEII and CIP
3.9. Owner Representative

ARTICLE 4.	CAPITAL IMPROVEMENTS

4.1. Owner Obligations
4.2. Implementation
4.3. Cost Recovery

ARTICLE 5.	COST ALLOCATION

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5.1. Calculation; Payment
5.2. Adjustment
5.3. No True-Up
5.4. Partial Calculation Periods
5.5. No Supsension

ARTICLE 6.	BILLING AND PAYMENT

6.1. Monthly Invoices
6.2. Taxes
6.3. Estimates
6.4. Security Deposit
6.5. Adjustments; Disputes
6.6. Late Charges; Collection Costs
6.7. Records
6.8. Survival
6.9. Dispute Resolution

ARTICLE 7.	FORCE MAJEURE

7.1. Force Majeure
7.2. Procedure on Force Majeure Claim
7.3. Effects of Force Majeure

ARTICLE 8.	TERMINATION; LIMITATIONS OF LIABILITY

8.1. Termination of Asset Retirement
8.2. Events of Default
8.3. Remedies
8.4. No Consequential Damages
8.5. Limitations of Contractor’s Liability
8.6. Mitigation
8.7. No Recourse

ARTICLE 9.	INDEMNIFICATION

9.1. General Indemnification by Owner
9.2. Environmental Indemnification
9.3. Indemnification Notice
9.4. Indemnification Procedure
9.5. Insurance
9.6. Survival
9.7. Indemnification Limitation

ARTICLE 10.	TERM

ARTICLE 11.	DISPUTE RESOLUTION

ii

11.1. Negotiation Between Executives
11.2. Mediation
11.3. Arbitration
11.4. Powers of Arbitrator(s)
11.5. Deferral
11.6. Continued Performance
11.7. Compelled Arbitration
11.8. Related Parties and Proceedings

ARTICLE 12.	REPRESENTATIONS

ARTICLE 13.	MISCELLANEOUS PROVISIONS

13.1. Applicable Law
13.2. Binding Effect; Assignment
13.3. Notices
13.4. Waivers
13.5. Invalid Provisions
13.6. Survival
13.7. Confidentiality
13.8. Publicity
13.9. Further Assurances
13.10. Counterparts/Facsimiles/PDF Copies
13.11. FERC Acceptance

Schedules:

Schedule 2.7(b)  Pending Regulatory Proceedings

Schedule 3.6

Required Insurance Coverages

Schedule 5.1

Illustrative Cost Allocation Calculation

Schedule 5.4

Initial Cost Allocation Calculation

Schedule 6.1

Initial Wire Transfer Instructions

iii

OPERATION AND MAINTENANCE AGREEMENT

THIS OPERATION AND MAINTENANCE AGREEMENT made as of the [___] day of [_________], 20[__] ( the "Effective Date"), by and between THE UNITED ILLUMINATING COMPANY ("UI"), a specially chartered Connecticut corporation with offices at 157 Church Street, New Haven, Connecticut 06510, and THE CONNECTICUT LIGHT AND POWER COMPANY ("Contractor"), a specially chartered Connecticut corporation with offices at 107 Selden Street, Berlin, Connecticut 06037.  Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in Article 1.

WITNESSETH:

WHEREAS, Owner owns the Transmission Facilities; and

WHEREAS, Owner desires to retain Contractor to operate and maintain the Transmission Facilities, in accordance with the terms and conditions of this Agreement, and Contractor agrees to be so retained.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1.

DEFINITION OF TERMS; INTERPRETATION

1.1.

Definitions.  As used herein, the following terms shall have the following meanings:

"Affiliate" shall mean, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control or ownership with the specified Person, including, in case of each Party, the ultimate parent company of such Party.  For purposes of this definition, "control" means the power to direct the management and policies of the specified Person.

"Agreement" shall mean this Operation and Maintenance Agreement including all schedules hereto, as well as any items specifically incorporated by reference herein or therein, and any and all amendments hereto or thereto agreed to in writing by the Parties.

"Applicable Percentage" shall mean the percentage determined pursuant to Section 5.1(b).

"Asset Demarcation Agreement" shall mean the Asset Demarcation Agreement dated [____________], 20[__], by and between the Parties.

"Assignment" shall mean each and every Assignment and Assumption Agreement dated [____________], 20[__], by and between the Parties executed and delivered

1

pursuant to the Definitive Agreement.

"Bankrupt" shall mean with respect to a Person, if such Person or any of its Affiliates (a) files a petition or otherwise commences a Proceeding under any bankruptcy, insolvency, reorganization or similar Law, or has any such petition filed or commenced against it; (b) makes an assignment or any general arrangement (other than an assignment undertaken in connection with a financing) for the benefit of creditors; (c) otherwise becomes bankrupt or insolvent (however evidenced); (d) has a liquidator, administrator, receiver, bankruptcy trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, provided that if such action is taken without the consent of such Person, then such Person shall be allowed twenty (20) days to dismiss such appointment; or (e) is generally unable to pay its debts as they fall due.

"Business Day" shall mean any day other than Saturday and Sunday and other than when the following holidays are celebrated: New Year's Day; Presidents' Day; Good Friday; Memorial Day; Independence Day; Labor Day; Columbus Day; Veterans Day; Thanksgiving Day; day after Thanksgiving; and Christmas Day.

"Calculation Period" shall mean the from time to time period over which Contractor calculates revenue requirements for regional rates.  As of the Effective Date, the Calculation Period is the twelve-month period beginning [June 1] of a year and ending [May 31] of the following year.

"Capital Costs" shall have the meaning set forth in Section 4.3(a).

"Capital Improvement" shall mean any addition, improvement, upgrade and/or other modification to the Transmission Facilities, in whole or in part, the cost of which constitutes a capital expenditure.

"CEII" shall mean critical energy infrastructure information, as defined by FERC pursuant to 18 C.F.R. § 388.113(c)(1), or any successor designation of information having a similar effect.

"C.F.R." shall mean the Code of Federal Regulations of the United States of America.

"CIP" shall have the meaning set forth in Section 3.8.

"Claiming Party" shall have the meaning set forth in Section 7.1.

"Connecticut NEEWS Project" shall have the meaning set forth in the Definitive Agreement.

"Contractor" shall mean The Connecticut Light and Power Company and its successors and assigns.

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"Contractor Facilities" shall mean collectively all electric transmission facilities (including towers, poles, conductors, conduits, substations and associated land and land rights) owned by Contractor.

"Contractor Representative" shall mean the representative of Contractor designated pursuant to Section 2.10.

"CONVEX" shall mean The Connecticut Valley Electric Exchange.  CONVEX is a Local Control Center (as defined in the ISO-NE Tariff) and performs certain functions regarding the operation of the electric transmission system and dispatch of generation in the State of Connecticut and the Commonwealth of Massachusetts in accordance with the ISO-NE Tariff and the TOA.

"Cost Allocation" shall mean the charge for Services determined in accordance with Section 5.1.

"CPR" shall mean the CPR Institute for Dispute Resolution (formerly known as the Center for Public Resources).

"CPR Mediation Procedure" shall mean the procedures developed by CPR to facilitate the conduct of the mediation process.

"CPR Panels of Distinguished Neutrals" means a list of qualified mediators and arbitrators developed and maintained by CPR available to help resolve complex business disputes.

"CPR Rules for Non-Administered Arbitration" shall mean the rules developed by CPR to facilitate the conduct of the arbitration process.

"Credit Rating" means, with respect to any Person, the rating assigned to such Person by Moody's and S&P (or if only one such entity provides a rating, then Moody's or S&P) for such Person's senior unsecured, unsubordinated long-term debt obligations (not supported by third party credit enhancements) or, if such Person does not have a rating for its senior unsecured, unsubordinated long-term obligations, then the rating one notch below the rating then assigned to such Person as a corporate or long-term issuer rating.  If a Person has a rating from Moody's and S&P and the ratings differ, the lower of the two Credit Ratings shall apply.

"Defaulting Party" shall have the meaning set forth in Section 8.2.

"Definitive Agreement" shall mean the Agreement Re: Connecticut NEEWS Projects dated [____________], 2010, by and between the Parties, including all of the exhibits and schedules thereto, as the same may be amended from time to time.

"Effective Date" shall have the meaning set forth in the preamble above.

3

"Environment" means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air (including indoor air) and any other environmental medium or natural resource.

"Environmental Law" shall mean Law relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land, natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Materials, including all applicable common law pertaining to actions for personal injury and/or property damage resulting from Hazardous Materials with respect to both on-Site and off-Site contamination; or (d) noise.

"Environmental Liability" means any Liability (including enhanced oversight expenses) under or related to Environmental Law arising as a result of or in connection with (a) the construction, installation, ownership, use, operation and/or maintenance of all or any portion of any Transmission Facilities whether occurring prior to, on, or after the Effective Date; (b) the presence or Release of Hazardous Materials at, on, in, under, adjacent to or migrating from the location of any of the assets comprising all or any portion of any Transmission Facilities prior to, on or after the Effective Date; (c) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Effective Date or commences on or after the Effective Date) of Hazardous Materials that are present or have been Released prior to, on or after the Effective Date at, on, in, under, adjacent to or migrating from the location of any of the assets comprising all or any portion of any Transmission Facilities; (d) the off-site disposal, treatment, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Materials, prior to, on or after the Effective Date, in connection with the construction, installation, ownership, use, operation and/or maintenance of all or any portion of any Transmission Facilities; and (e) the investigation and/or Remediation of Hazardous Materials that are generated, disposed, treated, stored, transported, discharged, Released, recycled, or the arrangement of such activities, prior to, on or after the Effective Date, in connection with the construction, installation, ownership, use, operation and/or maintenance of all or any portion of any Transmission Facilities at any Offsite Disposal Facility.

"Event of Default" shall have the meaning set forth in Section 8.2.

"FERC" shall mean the Federal Energy Regulatory Commission or any successor agency having jurisdiction over the Transmission Facilities.

"Force Majeure" shall have the meaning set forth in Section 7.1.

"Good Utility Practices" shall have the meaning set forth in the TOA from time to time.

"Governmental Authority" shall mean any federal, state, commonwealth, county,

4

local or other governmental, quasi-governmental, regulatory or administrative authority, agency, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitral body, government-owned corporation or other governmental authority or department thereof.

"Hazardous Materials" shall mean: (a) any petrochemical or petroleum products, oil, waste oil, asbestos in any form that is or could become friable, urea formaldehyde foam insulations, lead-based paint and polychlorinated biphenyls; (b) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges or any chemical, material or substance that may give rise to Liability pursuant to, or is listed or regulated under, or the human exposure to which or the release of which is controlled or limited by Environmental Law; and (c) any materials or substances defined in Environmental Law as "hazardous", "toxic", "pollutant", or "contaminant", or defined in Environmental Law using any words of similar meaning or legal or regulatory effect.

"Indemnified Environmental Obligations" shall have the meaning set forth in Section 9.2.

"Indemnified Person" shall have the meaning set forth in Section 9.1.

"Initial Term" shall have the meaning set forth in Article 10.

"Investment Grade" shall mean Credit Ratings of at least BBB- by S&P and Baa3 by Moody's (or the equivalent of such ratings if either of such rating agencies has modified its rating scale).

"ISO-NE" shall mean ISO New England Inc. and any successor thereto as the independent system operator (including a regional transmission organization) for the regional transmission grid that includes the Transmission Facilities.

"ISO Tariff" shall mean the ISO-NE Transmission, Markets, and Services Tariff, FERC Electric Tariff No. 3.

"Law" shall mean any current and future applicable federal, state, local or other governmental or quasi-governmental constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, decree, ruling, decision, judgment, license or Permit.

"Liability" or "Liabilities" shall mean any claim, loss, fee (including experts' and/or attorneys' fees), cost, damage, expense, fine, penalty, liability, demand, action, settlement, judgment, award or other obligation of whatever nature including cost and expense of claims management and litigation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due) including those arising as a result of any Proceeding and including any Environmental Liability.

5

"License Agreement" shall mean each and every License Agreement by and between the Parties executed and delivered pursuant to the Definitive Agreement.

"Managed Claim" shall have the meaning set forth in the Definitive Agreement.

"Moody's" means Moody's Investor Services, Inc.

"NERC" shall mean the North American Electric Reliability Corporation or any successor thereto to the extent affecting the operation and/or maintenance of the Transmission Facilities.

"NPCC" shall mean the Northeast Power Coordinating Council and any successor thereto.

"NUSCO" shall mean Northeast Utilities Service Company, a Connecticut corporation.

"O&M Assets" shall mean collectively Contractor Facilities and electric transmission facilities (including substations) owned by Persons other than Contractor and being maintained by Contractor (including through an operation and maintenance arrangement); excluding, however, the Transmission Facilities.

"O&M Costs" shall mean collectively all direct and indirect costs and expenses suffered and/or incurred by Contractor in connection with, and/or allocated by Contractor to, the operation and maintenance of Contractor Facilities.  O&M Costs include:

(a)

all costs and expenses incurred in connection with such operation and/or maintenance;

(b)

all costs and expenses relating to planning, studies, engineering, permitting and/or supervision and management (before, during and after construction) of operation and maintenance;

(c)

all costs and expenses related to operation and maintenance of computer hardware and software and communications equipment serving the transmission function;

(d)

all costs and expenses for equipment, spare parts, materials, supplies, storage, security, fuel and other consumables;

(e)

the cost of services performed by subcontractors and any other Third Party expenses incurred in connection with such operation and/or maintenance (including vegetation management, environmental and permitting consultants, procurement, surveying and engineering services, testing, lobbyists, supplemental labor, and/or other work performed by Third Parties);

6

(f)

any and all fees, charges, expenses and other costs of whatever nature charged by any Third Party in connection with such operation and/or maintenance, including Taxes, rents, fees for Permits (including charges to review and issue such Permits), charges due to land owners (including railroads) and Governmental Authorities, and any other one-time and/or recurring costs imposed on the performance of such work;

(g)

non-Third Party expenses incurred by Contractor during the performance of such operation and/or maintenance, including direct labor costs and the costs of employee benefits, overhead allocations and other embedded costs of Contractor and its Affiliates (including corporate center service level agreement costs (such as legal, human resources, insurance and payroll), business support costs and expenses, vacations, holidays, and other non-productive time); and

(h)

loaders and overheads (including administrative and general charges).

"Offsite Disposal Facility" means a location, other than the location of any asset comprising all or any part of any Transmission Facilities, that receives or received Hazardous Materials for storage and/or disposal by or on behalf of Contractor prior to the Effective Date or by or on behalf of UI on or after the Effective Date.

"Operating Authority" shall mean that authority vested in ISO-NE pursuant to the TOA.

"Owner" shall mean UI and its permitted successors and assigns.

"Owner Representative" shall mean the representative of Owner designated pursuant to Section 3.9.

"Participating Transmission Owners" shall mean those transmission owners who have executed the TOA with ISO-NE with the consent and approval of ISO-NE.

"Party" shall mean either Contractor or Owner, and "Parties" shall mean both of them.

"Permits" shall mean collectively all approvals, authorizations, certificates, permits, agreements, orders, consent orders and licenses issued with respect to the ownership, installation, use, operation and/or maintenance of electric transmission facilities, including the Transmission Facilities, by any Governmental Authority.

"Person" shall mean a natural person, a corporation, a partnership, a limited liability company, a limited liability partnership, or any other entity.

"Planning Authority" shall mean ISO-NE and/or any other regional and/or national planning authority for electric transmission facilities, including any committees,

7

commissions and/or other organizations that make recommendations with respect to, and/or have a role in the approval of, the operation, maintenance, improvement and/or expansion of transmission facilities.

"Points of Demarcation" shall mean the interconnection points between the Transmission Facilities and the electrical transmission system not owned by Owner, as more particularly described in the Asset Demarcation Agreement.

"Proceeding" shall mean (a) any action, cause of action, and/or proceeding of whatever form including any writ, filing, complaint, hearing, lawsuit, litigation, mediation, arbitration, regulatory proceeding, investigation, petition for relief, appeal, injunction, declaratory action, and/or any process that has any effect similar to any of the foregoing; and (b) without limiting the generality of clause (a), any process that involves the enforcement and/or declaration of any right, benefit and/or entitlement, seeks the relief from, and/or imposition of, any Liability of whatever nature, and/or requests any decision, authorization and/or other action from a Person other than a Party, whether or not a Governmental Authority.

"Regulatory Proceeding" shall mean any Proceeding before and/or administered by any Governmental Authority (including FERC and ISO-NE) and/or NERC, including any federal and/or state legislative, regulatory and/or court Proceedings, and any resulting court Proceedings.

"Related Agreement" shall have the meaning set forth in Section 3.4(a).

"Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Materials into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Materials).

"Remediation" means any or all of the following activities to the extent required to address the presence or Release of Hazardous Materials: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice (or an oral notice that is appropriately documented or memorialized) from a Governmental Authority with competent jurisdiction under Environmental Law or a written opinion of a Licensed Environmental Professional (as defined in Connecticut General Statutes § 22a-133v), as contemplated by the relevant Environmental Law and in lieu of a written notice from a Governmental Authority, that no material additional work is required; and (d) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Law.

"S&P" means Standard and Poor's Rating Group (a division of McGraw-Hill,

8

Inc.).

"Services" shall have the meaning set forth in Section 2.1(a).

"Site" shall mean those parcels of real property on which Owner possesses the right to locate the Transmission Facilities as identified in the License Agreement.

"Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, franchise, profits, withholding, real property, personal property, sales, use, transfer, conveyance, registration, value added, alternative or add-on minimum, estimated, or other tax, fees and other charges of any Governmental Authority of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Term" shall mean the term of this Agreement, as determined in accordance with Article 10 and includes the Initial Term.

"Third Party" shall mean any Person other than the Parties or any of their respective Affiliates.

"TOA" shall mean that certain Transmission Operating Agreement dated February 1, 2005, between ISO-NE and the Participating Transmission Owners (as amended from time to time) on file with FERC or any successor document thereto.

"Transmission Facilities" shall mean the electric transmission facilities conveyed to Owner pursuant to the Definitive Agreement, as the same may be replaced, improved and/or altered from time to time in accordance with the terms hereof.

"UI" shall have the meaning set forth in the preamble above.

"U.S.C." shall mean the United States Code.

1.2.

Entire Agreement; Interpretation.

(a)

Entire Agreement.  This Agreement and the Transaction Documents (as defined in the Definitive Agreement) contain the entire agreement between the Parties pertaining to the operation and maintenance of the Transmission Facilities and the provision of the Services and supersede any and all prior oral or written agreements, terms, understandings, conditions, proposals, negotiations and representations with respect to that subject matter.

(b)

Amendments.  No amendments or modifications of this Agreement shall be valid unless evidenced in writing, and signed and delivered by duly authorized officers or agents of Owner and Contractor.

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(c)

No Third Party Beneficiaries.  This Agreement and all rights hereunder are intended for the sole benefit of the Parties and shall not imply or create any rights on the part of, or obligations to, any other Person (other than the Indemnified Persons).

(d)

Documents Comprising the Agreement.  The terms and conditions of this Agreement are complementary.  Insofar as possible, all of such terms and conditions shall be construed and interpreted consistently.  In any case of inconsistency, conflict or ambiguity between or among such terms and conditions (including any schedules and/or documents incorporated by reference), the order of precedence shall be as follows:

(i)

the body of this Agreement;

(ii)

the schedules to this Agreement; and

(iii)

all other documents.

In the event of any conflict or inconsistency between any provisions of separate schedules, such conflict or inconsistency shall be resolved in favor of the first such schedule and thereafter proceeding in descending order.

(e)

Scope.  This Agreement shall not modify, limit or otherwise affect the rights and obligations of the Parties under the Definitive Agreement.  In the event of any conflict or inconsistency between any provision of the Definitive Agreement and this Agreement, such conflict or inconsistency shall be resolved in favor of the provision of the Definitive Agreement.

(f)

References.  Reference to a given article, section or schedule is reference to an article, section or schedule of this Agreement, unless otherwise specified.  The terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Agreement as a whole.

(g)

Number.  As used in this Agreement, all singular terms shall include the plural and vice versa as the context may require.

(h)

Interpretation.  Except where otherwise expressly provided or unless the context otherwise necessarily requires in this Agreement:  (i) reference to a given Law or tariff shall mean such Law or tariff in effect as amended or modified as of the Effective Date, or on the date on which the reference is made, or performance and/or compliance is required;  (ii) reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made to that agreement or instrument or performance is required under that agreement or instrument; (iii) "include(s)", "including" or any other variant thereof means "include(s), without limitation" or "including, without limitation," or any other variant thereof as the context

10

requires; (iv) the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; (v) reference to a Person includes its heirs, executors, administrators, successors and permitted assigns; and (vi) any pronoun includes the corresponding masculine, feminine and/or neuter forms as the context may require.  The words "will" and "shall" are used interchangeably throughout this Agreement; the use of either connotes a mandatory requirement; and the use of one or the other will not mean a different degree of right or obligation for either Party.  The headings and captions for the articles, sections and subsections contained in this Agreement have been inserted for convenience only and form no part of this Agreement and shall not be deemed to affect the meaning or construction of any of the terms or conditions of this Agreement.

(i)

Days.  Unless otherwise indicated, whenever this Agreement refers to a (i) number of days, such number shall refer to calendar days; and (ii) year, such year shall refer to a calendar year.  If any deadline calculated in accordance with the provisions of this Agreement falls on a day that is not a Business Day, such deadline shall be extended automatically to the next Business Day.

(j)

Construction.  The Parties acknowledge that (i) they are of equal bargaining strength and have jointly participated in the preparation of this Agreement; and (ii) any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of all or any portion of this Agreement, or to any amendment of this Agreement.

ARTICLE 2.

SERVICES

2.1.

Services.

(a)

Scope.  Commencing on the Effective Date and throughout the Term, Contractor will exclusively manage, operate, and maintain the Transmission Facilities, including all repairs, replacements, upgrades, maintenance, overhauls, inspections, emergency services and procedures, procurement, capital additions and other improvements thereto, in accordance with the  terms and conditions of this Agreement (collectively, the "Services").  Contractor shall be responsible for operation and maintenance means, methods, techniques, sequences, procedures and safety and security programs in connection with the performance of the Services.  The Parties acknowledge that the Transmission Facilities are an integral component of the regional electric transmission system, and as such, ISO-NE retains Operating Authority over the Transmission Facilities in accordance with the terms of the TOA.  Given the nature of the Transmission Facilities and the desire of the Parties to have a consistent approach to the maintenance of all transmission facilities being maintained by Contractor, Contractor will have full and exclusive control over the physical aspects of the Transmission Facilities, and Owner shall not interfere, or allow any Person acting for or on behalf of Owner to interfere, in the performance of the Services.

(b)

Performance Standard.  Contractor shall provide, or cause to be

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provided, the Services in accordance with Good Utility Practices and Law.  EXCEPT AS SET FORTH IN THIS SECTION 2.1(b), CONTRACTOR MAKES NO OTHER GUARANTEES AND/OR WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE SERVICES OR THE PERFORMANCE OF ANY OTHER OBLIGATIONS UNDER THIS AGREEMENT, AND CONTRACTOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

2.2.

Access.  Contractor shall be responsible for managing access to the Transmission Facilities by Persons other than those acting on behalf of Contractor consistent with Good Utility Practices.  Owner acknowledges that since (a) the Transmission Facilities are located on land not owned by Owner, (b) the violation of rights reserved by the underlying land owner in instruments granting the right to install the Transmission Facilities may result in Liability and/or adversely affect future maintenance practices, and (c) Contractor, in its discretion, has or will install gates to restrict access to certain properties and otherwise promote safety, security and good community relations, Owner shall comply and otherwise cooperate with any restrictions required by Contractor in connection with such access (including advance notice to affected land owners, compliance with safety requirements, and escorted access).  Owner shall not access, and shall not authorize any Person acting for or on behalf of Owner to access, any of the Transmission Facilities without providing (written) notice to Contractor at least ten (10) Business Days before the day that Owner has scheduled for such access; provided that, if Owner requires such access to address a safety concern and/or other exigent circumstances, Owner shall provide (written) notice in advance of such access as is reasonable under the circumstances.  Owner shall be solely responsible for, and shall indemnify, and shall defend and save the Indemnified Persons harmless from and against any Liability arising out of such access by Owner and/or Persons authorized by Owner in accordance with Article 9.  Contractor reserves the right to charge Owner for costs incurred by Contractor in connection with such access to the extent that Contractor's staff would not have been at such location at such time other than in connection with such access; provided that Contractor shall not charge Owner in connection with infrequent requests for access for legitimate business purposes.

2.3.

Identification.  Contractor reserves the right to mark, identify or otherwise designate the Transmission Facilities in connection with the performance of the Services.  Owner acknowledges that Contractor intends to maintain the Transmission Facilities utilizing the system employed by Contractor for the identification and tracking of the O&M Assets; accordingly, Owner shall not take, and shall not allow any Person acting for or on behalf of Owner to take any action that could interfere, deface, or otherwise impair the effectiveness of Contractor's identification system.

2.4.

Warranties.  Contractor shall use commercially reasonable efforts to administer and enforce any Third Party warranties applicable to the Transmission Facilities; provided that the terms and conditions of Section 1 of the Assignment shall

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govern the respective rights and obligations of the Parties with respect to Partially Assigned Contracts (as defined in the Assignment).

2.5.

Hazardous Materials.  The Parties acknowledge that the performance of the Services is not expected to involve the handling, removal, storage, exposure to, disposal of, or other contact with, Hazardous Materials in any manner whatsoever.  If that expectation changes during the Term, the Parties will develop a plan to ensure the environmentally responsible management of any Hazardous Materials in full compliance with Law.  In the case of an emergency, including as a result of storm restoration and/or other casualty, that requires any environmental remediation and/or the handling, removal, storage, exposure to, disposal of, or other contact with, Hazardous Materials (including any treated wood poles), Contractor shall manage such environmental conditions in accordance with Good Utility Practices (including Contractor's procedure for the disposal of wood poles) on Owner's behalf.  Owner shall, at its sole cost and expense, do all such acts, execute and/or file all such documents (including any manifests and other documents required under Law), and cause to be done all such other things as Contractor may reasonably request from time to time in connection with such conditions; provided that Contractor shall not charge Owner an additional cost for the Services associated with such management of Hazardous Materials if and to the extent that the O&M Costs include similar services performed with respect to Contractor Facilities (in which case the Cost Allocation already accounts for such management).  Owner shall be designated as the owner and/or responsible party on any documentation required in connection with any Hazardous Materials.

2.6.

Permits.  Contractor shall maintain all Permits required for performing Services hereunder.  As part of the Services, Contractor shall administer the Permits for the Transmission Facilities.  If requested by Owner in connection with the fulfillment of its obligations under Section 3.3, Contractor shall assist Owner in the preparation and submission of applications for Permits to the extent applicable to the operation and maintenance of the Transmission Facilities.

2.7.

Regulatory Affairs.

(a)

Intent.  The Parties acknowledge the benefits of cooperating and coordinating in the prosecution or defense of any Regulatory Proceeding that involves the Transmission Facilities and all or any portion of the Connecticut NEEWS Projects (irrespective of whether also involving any other Contractor Facilities and/or other electric transmission facilities of Owner).  This Section 2.7 reflects the desire of Owner and Contractor to align their interests in any such Regulatory Proceedings.

(b)

Pending Proceedings.  Contractor shall exclusively manage and control all Regulatory Proceedings pending as of the Effective Date that involve the Transmission Facilities.  Schedule 2.7(b) describes all such pending Regulatory Proceedings.

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(c)

Future Proceedings.  Contractor shall exclusively manage and control all future Regulatory Proceedings that involve the Transmission Facilities.  To the extent Contractor files any documents in such Regulatory Proceedings that are not available to the public, Contractor shall promptly provide to Owner a copy of such documents on a confidential basis; provided that Contractor may (i) further condition such disclosure on Owner's compliance with additional restrictions designed to preserve the confidentiality of such documents and/or the integrity of such Regulatory Proceedings; and (ii) redact or otherwise withhold any portion of such documents that contains information that Contractor considers proprietary, company confidential, or otherwise inappropriate for disclosure to a Third Party but for such Regulatory Proceedings.

(d)

Owner Actions.  Owner, at its sole cost and expense, will perform all such acts, file all such documents, and cause to be done all such other things as Contractor may reasonably request from time to time in connection with any Regulatory Proceeding being managed by Contractor hereunder and otherwise fully cooperate with Contractor in such regard.  Owner hereby appoints Contractor (and its agents) as the exclusive attorney-in-fact of Owner for the purpose of carrying out the provisions of this Section 2.7 and taking any action and executing any instrument that Contractor may deem necessary or advisable to accomplish the purposes hereof.  Owner understands and agrees that the power of attorney granted to Contractor for purposes of this Section 2.7 is coupled with an interest and is irrevocable, and Owner hereby ratifies all actions taken by Contractor (and its agents) as Owner's attorney-in-fact by virtue hereof.

(e)

Owner Reservations.  Notwithstanding anything to the contrary in this Section 2.7:

(i)

Owner reserves the right to participate in any Regulatory Proceeding that involves the Transmission Facilities in a manner that is not inconsistent with, or in any other manner adverse to, the positions and/or actions being taken and/or advanced by Contractor.  To the extent that Owner desires to exercise such reserved right, the Parties shall reasonably cooperate and coordinate to ensure that Owner's participation supports Contractor's efforts.  Without limiting the generality of the foregoing, Owner shall not file or otherwise submit any documentation in any such pending Regulatory Proceeding without furnishing a copy thereof to Contractor no later than ten (10) Business Days before the date the documentation is to be filed, and Owner shall modify such documentation in a manner reasonably requested by Contractor; and

(ii)

Contractor shall have no obligation whatsoever regarding, and this Section 2.7 shall not apply to, any Regulatory Proceeding for the rate making and/or cost recovery on account of the Transmission Facilities, including any Regulatory Proceeding pursuant to Section 205 of the Federal Power Act for incentive rates for the Transmission Facilities.  Owner reserves the right to fully and solely manage and control any such Regulatory Proceeding; provided that nothing in this Agreement or elsewhere shall prohibit, restrict, limit and/or otherwise affect Contractor's ability to participate in,

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and/or to take any action or position (even if adverse or contrary to Owner) during the course of, any such Regulatory Proceeding as a party, intervener or otherwise.

(f)

No Liability.  Contractor shall have no Liability for, and Owner shall have no recourse whatsoever against Contractor with respect to, the disposition of any Regulatory Proceeding that involves the Transmission Facilities.  Owner fully accepts and will solely bear the effects of any decision, order and/or other result in such Regulatory Proceedings.

2.8.

Independent Contractor; Subcontractors.

(a)

No Agency or Venture.  Contractor shall perform this Agreement as an independent contractor and shall not be an agent (except to the extent specifically authorized herein) or an employee of Owner.  Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship between the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to either Party.  Owner shall remain the exclusive owner of the Transmission Facilities, and nothing herein shall grant any right of ownership of whatever nature to Contractor.

(b)

Subcontracting.  Contractor shall have the right to cause the Services to be accomplished by subcontractors, pursuant to subcontracts between Contractor and such subcontractors.  Owner acknowledges that to the extent that Contractor requires services from any such subcontractor with respect to any O&M Assets, Contractor may include the Transmission Facilities and such O&M Assets within the scope of the same subcontract.  This Agreement shall create no contractual relationship between Owner and any subcontractor of Contractor; provided that if any subcontractor has provided any warranties for its services performed with respect to the Transmission Facilities, the Services will include the administration and enforcement of any claims under such warranty.

(c)

Employment Policies.  Contractor shall retain sole authority, control and responsibility with respect to its employment policies in connection with the performance of its obligations hereunder.

2.9.

Contractor Records.  During the period required by FERC, Contractor shall keep and maintain, in accordance with Contractor's usual and customary record keeping system for its ordinary course corporate documents, appropriate records relating to Contractor's operation and maintenance of the Transmission Facilities.  Upon reasonable advance notice by Owner to Contractor during the Term and for a period of one (1) year thereafter, Owner or its designee may audit and copy at its own expense, at reasonable times during normal business hours, such records maintained by, or in the possession of, Contractor for purposes of determining Contractor's compliance with the provisions of this Agreement; provided that (a) Contractor shall not be required to furnish any confidential or proprietary information; (b) Owner shall use such records solely for purposes related to the ownership, operation and maintenance of the Transmission

15

Facilities; and (c) Contractor reserves the right to condition Owner's access to certain records to maintain system integrity or similar purposes (including the inability to practically separate electronic records relating to the Transmission Facilities from records regarding other aspects of Contractor's business).  Contractor shall make such records available to Owner or its designee at an office of Contractor located in Connecticut.  Owner's review and audit right shall survive for one (1) year from the termination or expiration of this Agreement.

2.10.

Contractor Representative.  Contractor shall designate (in writing) the Contractor Representative by notice to Owner given before or on the Effective Date.  The Contractor Representative shall be authorized to receive direct communications from Owner and shall serve as the primary liaison with Contractor's senior management for any formal action required under this Agreement.  The Contractor Representative has no authority to bind Contractor.  Contractor may change the Contractor Representative from time to time by (written) notice to Owner.

ARTICLE 3.

OWNER RESPONSIBILITIES

3.1.

Cost; Risks.  Owner shall bear all costs and risks associated with the ownership, operation and maintenance of the Transmission Facilities.  Without limiting the generality of the foregoing, Owner acknowledges that Contractor is not assuming any risk or responsibility whatsoever, and has not granted any assurances of any kind with respect to the condition and/or operability of the Transmission Facilities, including the compliance thereof with Law.  Subject to the collateral assignment of this Agreement in financing arrangements of Owner, Owner shall at all times retain the record and/or beneficial ownership of the Transmission Facilities.  Contractor shall not receive or otherwise be entitled to any claim of ownership to the Transmission Facilities as a result of the performance of the Services.  Contractor's obligations hereunder shall pertain solely to the Services pursuant to this Agreement, and Contractor shall not be deemed to be assuming any of the risks, obligations or benefits of ownership of the Transmission Facilities.

3.2.

Site.  Owner shall maintain the License Agreement in full force and effect throughout the Term.  Owner shall not take any action and/or allow any condition that could interfere with Contractor's full access to the Site during the Term.  If any Third Party asserts a claim or interest based on any act or omission of Owner that could impair the full access to the Site by Contractor, and/or otherwise impair Contractor's ability to perform the Services, Contractor shall defend such claim and shall take such other actions as are necessary and appropriate to preserve Contractor's use of the Site, all at Owner's sole expense (which costs and expenses shall be in addition to, and shall not be considered part of, the Cost Allocation).

3.3.

Compliance.  Owner shall comply with all Law and the rules, regulations and requirements of FERC, NERC, NPCC, ISO-NE, CONVEX and/or any other regional and/or national electric transmission authority (including the Planning Authority) and the TOA, in each case to the extent applicable to the Transmission Facilities.  Owner shall be

16

responsible for obtaining and maintaining all Permits in full force and effect, including any fees and usage charges associated therewith; provided that to the extent that any Permit affects the Transmission Facilities and any O&M Assets, and without limiting the terms and conditions of Section 1 of the Assignment with respect to Common Permits (as defined in Exhibit D to the Definitive Agreement), Contractor shall be responsible for obtaining and maintaining such Permit in full force and effect, and Owner shall pay a proportionate share of any fees and/or usage charges associated therewith based on the ratio of the adjusted gross plant of the Transmission Facilities compared to the adjusted gross plant of all electric transmission facilities under such Permit.  Unless otherwise required by Law, Permits solely applicable to the Transmission Facilities issued after the Effective Date shall be held in the name of Owner.  Owner shall provide copies of all Owner-obtained Permits to Contractor promptly after issuance thereof to Owner.  The Parties shall reasonably coordinate permitting activities, consistent with their respective obligations hereunder, and each Party shall notify the other if such Party becomes aware of any Permits required but not yet obtained by such other Party.  Owner shall reasonably cooperate and assist Contractor in its efforts to comply with Permits.

3.4.

Operations.

(a)

Related Agreements.  Owner shall promptly notify Contractor of any contracts, agreements and/or other undertakings of Owner or its Affiliates that could reasonably be expected to materially affect the operation and/or maintenance of the Transmission Facilities or any portion thereof (each a "Related Agreement").  Such notice shall include copies of any pertinent written materials regarding such Related Agreement and such additional details as may be available at such time.  Owner shall be responsible for, and the Cost Allocation shall not include, all costs and expenses suffered or incurred by Contractor in connection with Contractor's compliance with any of such operational constraints.

(b)

Limitation.  Notwithstanding anything to the contrary in this Agreement, Owner shall not (and/or shall not authorize or permit any other Person to): (a) attach and/or otherwise place any equipment and/or other items (including conductor, wires, telecommunication devices, microwave transmitters, and electronic equipment broadband) on or near the vicinity of any of the Transmission Facilities; or (b) physically alter any of the Transmission Facilities, in each case without (written) notice given at least thirty (30) days before taking of such action.  Owner shall suspend or otherwise delay the taking of such action to account for any operational (including safety) concerns raised by Contractor with regard to such proposed action, and Owner shall modify such proposed action (including any Related Agreement) to the fullest extent possible to address Contractor's concerns.  Nothing in this Agreement shall affect Owner's sole obligation to obtain any and all Permits required for such activities, and Contractor shall have no obligation whatsoever to assist or otherwise participate on Owner's behalf in such permitting effort.

(c)

No Contractor Liability.  Contractor shall have no Liability of whatever nature with regard to, and/or arising out of, any Related Agreement and/or any

17

of the actions and/or events resulting from, and/or in connection with, such Related Agreement.  Owner shall solely bear any Liability associated with each Related Agreement including the economic consequences of each such Related Agreement, any Regulatory Proceeding resulting from any Related Agreement, and/or any adverse effect of whatever nature on any of the Transmission Facilities due to any Related Agreement.  Owner shall indemnify, defend and save the Indemnified Persons harmless from and against any and all Liability arising out of each Related Agreement in accordance with Article 9.

(d)

Definitive Agreement.  Nothing herein shall amend, modify, change or otherwise affect Owner's obligations under the Definitive Agreement, including the compliance of any Related Agreement with applicable terms of the Definitive Agreement.

3.5.

Taxes.  Owner shall solely bear and timely pay all Taxes (and/or payments in lieu thereof) associated with the Transmission Facilities and Owner shall prepare and file or cause to be filed all returns, certificates, applications or other documents relating thereto, in connection with all such Taxes.  For the avoidance of doubt, the Cost Allocation does not include such Taxes.

3.6.

Insurance.  Owner shall solely bear all risk of loss and casualty with respect to the Transmission Facilities.  Owner shall obtain and maintain in effect throughout the Term (unless a longer duration is specified in Schedule 3.6), at a minimum, the insurance coverages set forth in Schedule 3.6 attached hereto and required under Section 9.5, through insurance carrier(s) having an AM Best rating of A or better (or otherwise acceptable to Contractor in its reasonable discretion); provided that during the period that UI and/or its Affiliates owns all of the Transmission Facilities, the carrier(s) insuring the other transmission facilities of UI and/or such Affiliates shall be deemed acceptable under this Agreement.  All insurance required hereunder shall be endorsed to name Contractor and its Affiliates as additional insureds (other than for workers' compensation insurance). The amount of deductibles or self-insured retentions shall be for the sole account of Owner.  All evidence of insurance maintained by Owner (including copies of policies) shall be available for Contractor's review and will be furnished to Contractor within ten (10) days after request.  No later than ten (10) days after the Effective Date, Owner shall provide Contractor with certificate(s) of insurance demonstrating such coverages, and Owner shall ensure that its broker or insurer provides Contractor with replacement certificates evidencing required insurance coverage prior to the expiration of prior certificates.  Such certificate(s) shall contain statements (a) indicating that Contractor shall receive a written notice at least thirty (30) days before cancellation/non-renewal or significant modification of any of such policies; and (b) confirming that Contractor and its Affiliates (as their interests may appear) have been named as additional insureds (other than under coverage for workers' compensation) and providing a waiver of subrogation which Owner may have against them.  Such insurance coverages shall be primary to any other coverage available to Contractor or its Affiliates, and shall not be deemed to limit Owner's Liability under this Agreement.

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3.7.

Owner Records.  Owner shall keep and maintain, in accordance with Owner's usual and customary record keeping system for its ordinary course corporate documents, appropriate records relating to the Transmission Facilities.  Upon reasonable advance notice by Contractor to Owner, Contractor or its designee may audit and copy, at reasonable times during normal business hours, such records maintained by, or in the possession of, Owner for purposes of determining Owner's compliance with the provisions of this Agreement; provided that (a) Owner shall not be required to furnish any confidential or proprietary information; and (b) Contractor shall use such records solely for purposes related to this Agreement.  Owner shall make such records available to Contractor or its designee at an office of Owner located in Connecticut.  Contractor's review and audit right shall survive for one (1) year from the termination or expiration of this Agreement.

3.8.

Compliance with CEII and CIP.  In addition to the obligations set forth in Section 13.7, to the extent that Owner obtains any CEII in its exercise of its rights under this Agreement, Owner shall keep confidential any and all CEII whether or not solely applicable to the Transmission Facilities.  To the extent any Services involve critical assets and critical cyber assets, Owner shall be bound by and comply with the NERC Critical Infrastructure Protection ("CIP") standards (CIP-002 through CIP-009).  In addition, upon request by Contractor, Owner shall execute a certificate confirming full compliance with the foregoing obligations.

3.9.

Owner Representative.  Owner shall designate (in writing) the Owner Representative by (written) notice given to Contractor before or on the Effective Date.  The Owner Representative shall be authorized to receive direct communications from Contractor and shall serve as the primary liaison with Owner's senior management for any formal action required under this Agreement.  The Owner Representative has no authority to bind Owner.  Owner may change the Owner Representative from time to time by (written) notice to Contractor.

ARTICLE 4.

CAPITAL IMPROVEMENTS

4.1.

Owner Obligations.

(a)

Compliance with Approved Upgrades.  Owner shall be solely responsible for all costs and expenses associated with Capital Improvements (including casualty repairs and upgrades).  To the extent that a Planning Authority mandates, requires, approves and/or otherwise authorizes any Capital Improvement, including as a result of any request from a transmission owner (including Contractor), Owner shall be solely responsible for any and all costs associated therewith.

(b)

Planning Authority Interface.  Contractor will exclusively interface, handle and otherwise communicate with ISO-NE and/or any other Planning Authority with respect to all matters relating to Capital Improvements.  Without limiting the generality of the foregoing, Contractor shall participate on Owner's behalf before ISO-NE and/or any other Planning Authority in the planning and advocating of any and

19

all potential Capital Improvements, and Contractor shall prosecute and obtain all approvals from ISO-NE and/or any other Planning Authority required for any Capital Improvements.  Owner, at its sole cost and expense, will do such acts, file such documents, and cause to be done all such other things as Contractor may reasonably request from time to time in connection with any Capital Improvement being managed by Contractor hereunder and otherwise cooperate with Contractor in such regard.  Owner hereby appoints Contractor (and its agents) as the exclusive attorney-in-fact of Owner for the purpose of planning, implementing and otherwise advancing all Capital Improvements and taking any action and executing any instrument that Contractor may deem necessary or advisable to accomplish such purpose.  Owner understands and agrees that the power of attorney granted to Contractor for purposes of this Section 4.1(b) is coupled with an interest and is irrevocable, and Owner hereby ratifies all actions taken by Contractor (and its agents) as Owner's attorney-in-fact by virtue hereof.

(c)

Limitation.  Except to the extent that repairs made by Contractor under emergency conditions would constitute Capital Improvements, Owner shall not make or authorize any Capital Improvement without prior approval from ISO-NE and/or any other Planning Authority.

(d)

Generator Interconnection.  For purposes of this Agreement, work resulting from proposals and/or other requests by the owner and/or operator of an electric generating facility to interconnect to the regional electric transmission grid through the Transmission Facilities shall not be considered Capital Improvements.  In such case, Owner shall solely retain the rights and obligations associated with such requests and any resulting interconnection activities and/or related activities, including the construction and/or other installation of equipment.  Owner shall promptly notify Contractor of any such request, and the Parties shall reasonably coordinate with respect to such interconnection activities and/or related activities to minimize, to the extent possible, any effect thereof on the performance of the Services.

(e)

Contractor Reservation.  Nothing in this Agreement or elsewhere shall prohibit, restrict, limit and/or otherwise affect Contractor's ability to participate in, and/or to take any action or position (even if adverse or contrary to Owner) during the course of, any Proceeding regarding Capital Improvements; provided that in any such Proceeding, Contractor's position with respect to Contractor Facilities adjacent to the Points of Demarcation shall be consistent with Contractor's position with respect to the Transmission Facilities.

4.2.

Implementation.

(a)

Construction.  As part of the Services, Contractor shall exclusively manage all phases of all Capital Improvements, including design and engineering, procurement, construction and installation.  Contractor shall be responsible for all construction means, methods, techniques and procedures in connection with the performance of Capital Improvements and for overall control of the construction activities on the Site for such purposes.

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(b)

Synergies.  Owner acknowledges that for planned Capital Improvements, Contractor intends to implement such Capital Improvements in connection with related improvements to Contractor Facilities that interconnect with the Transmission Facilities and that such Capital Improvements may result in adjustments by Contractor to the Points of Demarcation.  Contractor shall manage the Capital Improvements in the same manner that Contractor manages such related improvements to Contractor Facilities, and the Parties shall reasonably coordinate all planned Capital Improvements.

(c)

Storm Restoration.  Contractor shall manage any and all Capital Improvements resulting from damage to the Transmission Facilities due to weather conditions in substantially the same manner that Contractor manages the restoration of Contractor Facilities.

4.3.

Cost Recovery.

(a)

Capital Costs.  Owner shall pay Contractor all direct and indirect costs and expenses suffered and/or incurred by Contractor in connection with, and/or allocated by Contractor to, each Capital Improvement (collectively, "Capital Costs"), including:

(i)

all costs and expenses incurred in connection with the design, engineering, procurement, construction and installation of such Capital Improvement;

(ii)

all costs and expenses for equipment, parts, materials, supplies, storage, security, fuel and other consumables;

(iii)

all costs and expenses relating to planning, studies, engineering, permitting and/or management (before, during and after construction) of Capital Improvements;

(iv)

the cost of services (including the Services) performed by subcontractors and any other Third Party expenses incurred in connection with such Capital Improvement (including project management, environmental and permitting consultants, procurement, surveying and engineering services, testing, lobbyists, supplemental labor, and/or other work performed by Third Parties);

(v)

any and all fees, charges, expenses and other costs of whatever nature charged by any Third Party in connection with such Capital Improvement, including Taxes, fees for Permits (including charges to review and issue such Permits), charges due to land owners (including railroads) and Governmental Authorities, and any other one-time and/or recurring costs imposed on the performance of such work;

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(vi)

non-Third Party expenses incurred by Contractor during the performance of the services (including the Services) associated with such Capital Improvement, including direct labor costs and the costs of employee benefits, overhead allocations and other embedded costs of Contractor and its Affiliates (including corporate center service level agreement costs (such as legal, human resources, insurance and payroll), business support costs and expenses, vacations, holidays, other non-productive time); and

(vii)

loaders and overheads (including administrative and general charges).

Contractor shall calculate the Capital Costs for each Capital Improvement and the resulting charges to Owner in substantially the same manner that Contractor determines cost allocation and recovery associated with similar capital projects performed with respect to Contractor Facilities.

(b)

Project Plan.  Contractor will submit to Owner a proposed project plan, including a non-binding cost estimate (including contingencies and other reserves), for each Capital Improvement.  Within thirty (30) days following such submission, the Parties will meet to review the proposed project plan and assess whether such plan reasonably satisfies the requirements of ISO-NE and/or any other Planning Authority for electric transmission facilities being addressed by such Capital Improvement.  The Parties shall negotiate in good faith and with fair dealing to resolve any differences regarding the proposed plan; provided, however, if Contractor will be making capital improvements to any O&M Assets in connection with any Capital Improvement, Contractor shall be entitled to proceed with the implementation of such plan (including the making of such Capital Improvement) during such negotiation and resolution process to the extent appropriate to maintain schedule and/or minimize additional potential costs, as determined in Contractor's sole and exclusive discretion.  The foregoing project planning provisions shall not apply to any Capital Improvement resulting from storm restoration and/or other emergency conditions, all of which shall be performed by Contractor in an effort to restore service pursuant to Good Utility Practices.

(c)

Performance Assurance.  For each planned Capital Improvement, Owner shall deposit with Contractor within thirty (30) days after Contractor's request therefor, an amount equal to the average Capital Costs expected to be incurred over a one hundred twenty (120) day period based on the anticipated cash flow in the proposed project plan.  Contractor shall calculate such security deposit amount in a manner consistent with the methodology used by Contractor to calculate security deposits under similar circumstances such as Contractor's construction of interconnection facilities for the owner (or developer) of a generating facility, and the amount on deposit shall vary from time to time based on projected cash flow during such one hundred twenty (120) day period on a rolling basis; provided that Contractor shall not release, other than in accordance with Section 6.4, any amounts to Owner during the final one hundred twenty (120) days of such installation period.  For any Capital Improvement resulting from storm restoration and/or other emergency conditions, Contractor shall be entitled to (i) invoice

22

(including on an estimated basis subject to adjustment pursuant to Article 6) the Capital Costs associated with such Capital Improvement as part of the monthly invoice and/or as an out of cycle invoice that Owner shall pay within thirty (30) days after the date of invoice; and/or (ii) request a security deposit in an amount equal to Contractor's estimate of Capital Costs associated with such Capital Improvement, in which case Owner shall pay such security deposit to Contractor within fifteen (15) days after Contractor's request therefor.  Interest shall accrue on amounts deposited as security at the FERC-approved interest rate for security deposits at such time, and accrued interest shall be paid to Owner in connection with the final release of such security deposit pursuant to Section 6.4.  In addition to all of Contractor's rights and remedies hereunder and under Law, Owner shall be liable for late charges and costs of collection pursuant to Section 6.6 if Owner fails to provide any security deposit in full compliance with this Section 4.3(c).  If Owner possesses a Credit Rating of Investment Grade or better as of the commencement of any Capital Improvement, Contractor shall waive the requirement of a security deposit under this Section 4.3(c) so long as Owner maintains such Credit Rating throughout the installation of such Capital Improvement, in which case, in lieu of such security deposit, Contractor shall invoice Owner in advance for the projected Capital Costs of such Capital Improvement on a monthly basis.

(d)

Payment.  Owner shall pay Capital Costs to Contractor pursuant to Article 6.  Monthly invoices issued pursuant to Section 6.1 shall reflect Capital Costs incurred during the immediately preceding month or estimates thereof.

(e)

Exclusion from Cost Allocation.  All Capital Costs paid by Owner to Contractor on account of Capital Improvements shall be in addition to, and shall not be considered part of, the Cost Allocation.

ARTICLE 5.

COST ALLOCATION

5.1.

Calculation; Payment.

(a)

Owner Forecasting.  No later than ninety (90) days before the commencement of each Calculation Period, Owner shall provide Contractor with information for such Calculation Period regarding (i) the gross plant value of the Transmission Facilities on Owner's books forecasted as of the first day of such Calculation Period using a methodology reasonably consistent with that used by Owner in its preparation of FERC Form 1 filed with respect to such adjusted gross plant values; (ii) any anticipated changes to such gross plant value during such Calculation Period; and (iii) any other data requested by Contractor in connection with the calculation of the Cost Allocation.

(b)

Applicable Percentage.  The Applicable Percentage for each Calculation Period shall be equal to (i) the O&M Costs for the calendar year immediately preceding the commencement of the Calculation Period divided by (ii) the average of the beginning and end-of-year gross plant balances of CL&P Facilities for the calendar year immediately preceding the commencement of such Calculation Period.  For example, the

23

Applicable Percentage for June 1, 20[__] through May 31, 20[__] is equal to the O&M Costs for 20[__] divided by the average of the beginning and end-of-year gross plant balances of CL&P Facilities for 20[__].  No later than thirty (30) days after the commencement of each Calculation Period, Contractor shall determine and submit to Owner the Applicable Percentage for such Calculation Period and the average forecasted gross plant value of the Transmission Facilities during such Calculation Period.

(c)

Cost Allocation.  Commencing on the Effective Date, for each Calculation Period during the Term, Owner shall pay to Contractor the Cost Allocation for the Services (in addition to the cost of Capital Improvements and any other amounts due Contractor as authorized herein).  The Cost Allocation for each Calculation Period shall equal the product, as determined by Contractor as of the commencement of each Calculation Period, of (i) the Applicable Percentage for such Calculation Period, times (ii) the average forecasted gross plant value of the Transmission Facilities during such Calculation Period, each as submitted by Contractor to Owner pursuant to Section 5.1(b).  Schedule 5.1 sets forth an illustrative, non-binding calculation of the Cost Allocation based on certain assumptions (including the Calculation Period and assumed average gross plant values).

(d)

Payment.  Owner shall pay the Cost Allocation in approximately equal monthly installments, in advance, as reflected in invoices issued by Contractor pursuant to Section 6.1.

5.2.

Adjustment.  The Cost Allocation for each Calculation Period shall be adjusted as of the commencement of such Calculation Period in accordance with this Article 5.

5.3.

No True-Up.  The Applicable Percentage and the average forecasted gross plant value of the Transmission Facilities for each Calculation Period shall be fixed as of the commencement of each Calculation Period and, unless ordered by FERC, shall not be subject to any true-up, adjustment and/or other modification whatsoever, including if the forecasted average gross plant value of the Transmission Facilities differs from actual amounts experienced during such Calculation Period.  The Parties acknowledge that the use of such forecasts and averages is a reasonable basis for determining costs allocable to the Transmission Facilities.

5.4.

Partial Calculation Periods.  Schedule 5.4 hereto sets forth the calculation of the Cost Allocation for the initial Calculation Period.  If the Term expires before the end of a Calculation Period, the Cost Allocation for any such Calculation Period shall equal the product of (a) the entire Cost Allocation determined in accordance with Section 5.1, times (b) a fraction, the numerator of which is the number of days that this Agreement was in effect during such Calculation Period, and the denominator of which is the total days in such Calculation Period.  For the avoidance of doubt, the Cost Allocation shall not be adjusted in any manner to reflect the actual gross plant value of the Transmission Facilities during any such partial periods.

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5.5.

No Suspension.  Notwithstanding anything to the contrary in this Agreement, any interruption of the use of the Transmission Facilities, the occurrence of any casualty or other damage that affects the operation of the Transmission Facilities, and/or any other event or circumstance that affects the operation of the Transmission Facilities, in whole or in part, shall not affect in any manner whatsoever the Cost Allocation which shall remain due and payable in full in accordance with this Agreement, and Owner's obligation to pay the Cost Allocation in full shall not be diminished or otherwise affected in any respect.

ARTICLE 6.

BILLING AND PAYMENT

6.1.

Monthly Invoices.  Contractor shall prepare and submit monthly invoices to Owner for payments due hereunder, including the Cost Allocation and charges for Capital Costs for Services rendered during the preceding calendar month with respect to Capital Improvements (unless such Capital Costs shall be billed in advance pursuant to Section 4.3(c)).  All invoices shall be subject to true-up for estimates and otherwise in accordance with this Article 6; provided that the foregoing shall not affect the restriction on any true-up hereunder, including under Section 5.3.  Contractor shall supply any reasonably necessary data and calculations supporting an invoice.  Owner shall pay the full amount of such invoices (including disputed amounts) within thirty (30) days after the date of invoice.  Payment shall be made by wire transfer to an account from time to time designated by Contractor, or by other mutually agreeable method(s).  Schedule 6.1 sets forth Contractor's initial wire transfer instructions.

6.2.

Taxes.  Owner shall be responsible for all applicable Taxes (excluding income taxes imposed on Contractor) associated with the performance of the Services under this Agreement.  Contractor shall use reasonable efforts to include, for remittance to the appropriate Governmental Authority, all such sales, use or other applicable Taxes in all invoices submitted hereunder.  Owner shall be responsible for (a) any such Taxes that Contractor is obligated by Law to have collected, but shall not have collected; and (b) identifying and requesting any exemption from the collection of any such Tax by providing appropriate documentation to Contractor.  Owner's obligations with respect to such Taxes shall survive the termination or expiration of this Agreement.

6.3.

Estimates.  In the event that necessary billing data is not available in time to prepare a monthly invoice (including actual Capital Costs), Contractor may issue an invoice based on an estimate for that billing period, using good faith calculations.  Any over-charge or under-charge resulting from such estimate shall be accounted for in the next billing period for which actual data is available.

6.4.

Security Deposit.  If Owner has provided a security deposit for any Capital Costs pursuant to Section 4.3(c), such security deposit shall not be applied as a credit against the current amount due for the relevant Capital Improvement.  Instead, Contractor shall refund such security deposit, together with interest at the rate set forth in Section 4.3(c), to Owner after the completion of such Capital Improvement and payment in full by Owner of all Capital Costs associated therewith.

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6.5.

Adjustments; Disputes.  Contractor may adjust any invoice previously rendered for any arithmetic, computational or other error, within one (1) year after the date of the invoice.  Owner may challenge, in good faith, the correctness of all or any portion of any invoice rendered and/or adjusted by Contractor under this Agreement by (written) notice given within one (1) year after the issuance date of the affected invoice, and in the event of such challenge, payment of the full amount, whether or not disputed, shall be made when due.  Any billing challenge or billing adjustment shall be given as soon as possible (in writing) and shall state the specific basis for the challenge or adjustment.  An invoice, including an adjusted invoice, rendered under this Agreement shall be conclusive and binding on Owner unless challenged in accordance with this Section 6.5 within such one (1) year period from issuance.  If it is determined that a payment is required from one Party to the other, such payment shall be made within thirty (30) days after such determination.  Notwithstanding anything to the contrary in this Agreement, Owner shall not assert as a basis for withholding or otherwise not making payment that the amount(s) in question may or will not be recoverable in rates, and Owner hereby waives any excuse, right or other defense to payment on that basis.

6.6.

Late Charges; Collection Costs.  In addition to all other payment obligations hereunder and under Law, if Owner fails to make any payment when due hereunder, interest shall accrue thereon as a late charge at the rate of one and one-half percent (1.5%) per month (or if less, the maximum rate allowable by Law (including under applicable FERC requirements)) from the date of issuance of the applicable invoice, which shall be immediately due and payable.  Owner shall pay for all reasonable costs of collection and enforcement, including reasonable attorneys' fees, which may be incurred by Contractor in collecting or attempting to collect amounts due to Contractor hereunder or in otherwise enforcing its rights and remedies against Owner hereunder including its indemnification rights under Article 9.

6.7.

Records.  Each Party shall keep such financial records as are necessary for verification of invoiced amounts and charges for Services.  Such records shall be available for inspection and copying (to the extent not proprietary or otherwise containing trade secrets) by the other Party, at its cost, upon reasonable advance notice and at reasonable times during normal business hours, in accordance with Section 2.9 or Section 3.7, as the case may be, including the time period to conduct such inspections.

6.8.

Survival.  The applicable provisions of this Agreement shall remain in effect after the expiration or termination of this Agreement to the extent necessary to provide for final billings, billing adjustments, the resolution of any billing disputes, and payment.

6.9.

Dispute Resolution.  Any billing dispute that cannot be resolved through good faith negotiations shall be subject to the dispute resolution process in Article 11.

ARTICLE 7.

FORCE MAJEURE

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7.1.

Force Majeure.  As used in this Agreement, "Force Majeure" means an event or circumstance that prevents a Party from performing its obligations under this Agreement and is not within the reasonable control of such Party claiming Force Majeure (the "Claiming Party").  Consistent with the above, Force Majeure includes sabotage, strikes or other labor difficulties, riots or civil disturbance, acts of God, acts or omissions of ISO-NE or any regulatory or other Governmental Authority (including any such act or omission that prevents the Claiming Party from performing any of its material obligations hereunder), act of public enemy, drought, earthquake, flood, explosion, fire, lightning, landslide, or similarly cataclysmic occurrence, vehicular accidents, transmission outages or sudden or disruptive electrical events or disturbances on the Transmission Facilities, disruption of equipment and other materials necessary to perform the Services, or any other cause, whether of the kind herein enumerated or otherwise.  The settlement of strikes, walkouts, lockouts, and other labor disputes shall be entirely within the discretion of Contractor, and Contractor may settle such dispute at such time and on such terms and conditions as it may deem to be advisable.  Failure or delay of any subcontractor or vendor due to an event of Force Majeure, including unavailability of supplies or delays in deliveries by suppliers, shall be Force Majeure as to Contractor.  Notwithstanding the foregoing, neither (a) mere economic hardship of a Party, (b) commercial impracticability experienced by a Party (including market changes, increased costs or insufficient money), and/or (c) inability of a Party to make payments shall constitute a Force Majeure.

7.2.

Procedure on Force Majeure Claim.

(a)

If the Claiming Party wishes to claim relief by reason of Force Majeure, it shall give (written) notice stating the date of commencement of such Force Majeure event and the predicted extent, estimated consequences and the cause thereof to the other Party as soon as reasonably practical after becoming aware of such event or circumstance.

(b)

The Claiming Party shall keep the other Party fully informed of any developments with respect to any Force Majeure.

(c)

If the Claiming Party claims relief by reason of Force Majeure and the other Party disputes the existence, nature, extent or condition of the event or circumstances giving rise to such claim for relief, then such dispute shall be resolved pursuant to Article 11.

(d)

The Claiming Party shall give notice to the other Party of the cessation of the relevant event or circumstance of Force Majeure as soon as practical after becoming aware of such cessation.

(e)

In the event that Force Majeure causes the Claiming Party to be unable to serve any notice hereunder, the period for the serving of such notice (if any) shall be extended for every day while such event or circumstance of Force Majeure prevents the service of such notice.

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7.3.

Effects of Force Majeure.  In the event the Claiming Party is prevented, in whole or in part, by a condition of Force Majeure from performing its obligations under this Agreement, the Claiming Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, during continuance of the Force Majeure.  The Claiming Party shall use commercially reasonable efforts to eliminate the Force Majeure condition as quickly as possible.  A Force Majeure shall not excuse or otherwise affect Owner's obligations hereunder, including the payment of the Cost Allocation, and to the extent that Contractor continues to incur the same during continuance of the Force Majeure, Capital Costs.

ARTICLE 8.

TERMINATION; LIMITATION OF LIABILITY

8.1.

Termination for Asset Retirement.  The Parties acknowledge that since the Transmission Facilities are interconnected to Contractor Facilities at the Points of Demarcation, the Transmission Facilities will not be retired by Owner except in connection with Contractor's decision to retire such interconnecting Contractor Facilities.  Subject to the receipt of required retirement approvals, including those from ISO-NE, Owner shall take such action as appropriate to effect such retirement in a manner consistent with the retirement, in whole or in part, of such interconnecting Contractor Facilities.  In the event of retirement, the Parties shall terminate this Agreement as to the Transmission Facilities affected by such retirement decision, effective on the date of such retirement as established by ISO-NE or other relevant authority.  Each Party shall promptly notify the other Party after it becomes aware of any public effort to retire the Transmission Facilities in whole or in part, and without limiting the respective rights of the Parties under Section 2.7, the Parties shall reasonably coordinate and cooperate during the retirement process.  Such termination shall be effective to the extent and on the date of such retirement.  Notwithstanding anything to the contrary in this Section 8.1:

(a)

any partial termination of this Agreement due to retirement of a portion of the Transmission Facilities shall not affect in any manner whatsoever the calculation of, and/or Owner's obligations hereunder with respect to, the Cost Allocation, it being understood by the Parties that the Cost Allocation in the then current Calculation Period would reflect the anticipated effect of such retirement and subsequent Calculation Periods shall account for changes in gross plant values; and

(b)

termination of this Agreement due to retirement of all Transmission Facilities shall not excuse, discharge and/or affect in any manner whatsoever Owner's obligations hereunder with respect to the Cost Allocation for the remainder of the Calculation Period in which termination occurs, it being understood by the Parties that the average forecasted gross plant value for the Transmission Facilities in the Cost Allocation accounts for such retirement in such Calculation Period.

Termination due to retirement shall not affect any Liability incurred or accrued by, or on behalf of, Owner hereunder prior to the effective date of such retirement.  Without limiting the generality of the foregoing, Contractor shall be compensated for all Services performed through the date of termination (in addition to the payment in full of the Cost

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Allocation for the Calculation Period in which termination occurs).  Nothing herein shall affect in any manner whatsoever the responsibility of Owner, including any and all Liability in connection therewith, to dismantle and remove the Transmission Facilities and to restore the Site after retirement of any Transmission Facilities.

8.2.

Events of Default.  An "Event of Default" shall mean, with respect to a Party ("Defaulting Party"), the occurrence of any of the following:

(a)

the failure to pay any amount due hereunder within thirty (30) days after its due date, or if such payment is being contested in good faith by Contractor, Contractor shall fail to provide, within such thirty (30) day period, adequate assurance of its ability to pay such amount (including any late charges and collection costs) after resolution of such dispute;

(b)

the failure to perform any material obligation set forth in this Agreement (other than a payment default addressed in Section 8.2(a)), and such failure is not cured within ninety (90) days after receipt of notice of such failure from the non-defaulting Party; provided if such failure cannot be cured in ninety (90) days with the exercise of reasonable diligence, such failure shall not result in an Event of Default if (i) the Defaulting Party is diligently proceeding to cure such failure, and (ii) such Event of Default does not materially and adversely affect the operation of the Transmission Facilities; or

(c)

the Defaulting Party is Bankrupt.

Notwithstanding anything to the contrary in the foregoing, Owner shall promptly notify Contractor of any instance in which Owner has been notified by a Third Party or reasonably believes that Contractor has failed to operate and maintain the Transmission Facilities in accordance with Good Utility Practices.  Such notice shall include reasonable detail regarding the alleged violation, the proposed compliance requirements, and a certification to the effect that Owner currently operates and maintains Owner's other electric transmission facilities using such proposed compliance requirements.  If the Parties agree that such proposed compliance requirements or another change in practice is appropriate (including in connection with any dispute resolution), then Contractor shall proceed with reasonable diligence to effect such change, and the Parties shall reasonably cooperate in such regard.  If Contractor disagrees with Owner's assertion of such failure, then such dispute shall be resolved pursuant to Article 11; provided that if such alleged violation could reasonably be expected to materially affect public health, safety, and welfare; worker health and safety (including safety conscious work environment); and/or environmental health and safety, then Contractor shall promptly effect such proposed compliance requirements (or a reasonable equivalent) pending the resolution of such dispute.  If the results of such dispute resolution would require Contractor to implement changes in Contractor's standard operating practices, and Contractor is unwilling to do so, then Contractor shall advise Owner of such position, in which case Owner has the right to terminate this Agreement upon (written) notice to Contractor given within fifteen (15) days after being advised by Contractor of such position.  Termination shall be the sole

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and exclusive remedy of Owner in the event of any such dispute regarding Contractor's compliance with Good Utility Practices.

8.3.

Remedies.  Upon the occurrence and continuance of an Event of Default, the non-defaulting Party has the right to terminate this Agreement upon ninety (90) days (written) notice to the Defaulting Party; provided that (a) this Agreement shall automatically terminate upon the occurrence of an Event of Default under Section 8.2(c); and (b) termination shall be subject to FERC acceptance or approval, if required.  This Agreement shall not be terminated if the Event of Default is cured within such ninety (90) day notice period.  Termination of this Agreement shall not affect any Liability incurred or accrued by, or on behalf of, a Party hereunder prior to the effective date of such termination.

8.4.

No Consequential Damages.  NONE OF CONTRACTOR OR ITS AFFILIATES, PARTNERS, AGENTS, SUBCONTRACTORS OR VENDORS, OR THEIR RESPECTIVE EMPLOYEES, SHALL BE LIABLE HEREUNDER FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, INDIRECT, OR INCIDENTAL DAMAGES OR LOSSES, INCLUDING COST OF CAPITAL, LOSS OF GOODWILL, LOST REVENUES OR INCREASED OPERATING COSTS, REGARDLESS OF ANY UNAVAILABILITY OF ANY TRANSMISSION FACILITIES.  NONE OF OWNER OR ITS AFFILIATES, PARTNERS, AGENTS, SUBCONTRACTORS OR VENDORS OR THEIR RESPECTIVE EMPLOYEES SHALL BE LIABLE HEREUNDER FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, INDIRECT OR INCIDENTAL DAMAGES OR LOSSES.  The foregoing waiver of consequential damages shall not affect in any manner Owner's indemnification of the Indemnified Persons under Article 9.  The waivers, releases and disclaimers of Liability expressed in this Agreement shall survive termination, cancellation or expiration of this Agreement, and shall apply (unless otherwise expressly indicated), whether in contract, equity, tort or otherwise, even in the event of fault, negligence, including sole negligence, foreseeable damages, strict liability, or breach of warranty of the Party released or whose Liabilities are limited, and shall extend to the partners, principals, directors, officers and employees, agents and other Affiliates of such Party, and their partners, principals, directors, officers and employees.

8.5.

Limitations of Contractor's Liability.

(a)

Owner Damage Limitation.  Owner and/or any of Owner's Affiliates shall not be entitled to recover from Contractor and/or any of Contractor's Affiliates any damages resulting from the error or delay in the management, improvement, operation and/or maintenance of any of the Transmission Facilities, any damage to any of the Transmission Facilities, any outage or other unavailability of any of the Transmission Facilities, or any damages of any kind occurring during the management, improvement, operation and/or maintenance of any of the Transmission Facilities or otherwise arising out of the performance of this Agreement, unless such damages shall have resulted from a conscious, voluntary act or omission by CL&P in reckless disregard of a legal duty and of the consequences to another Person.

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(b)

Maximum Contractor Liability.  To the fullest extent allowable under Law and without limiting the scope of the limitations set forth in this Section 8.5 and elsewhere in this Agreement, Contractor's aggregate Liability to Owner and/or any of its Affiliates under or on account of this Agreement, whether founded in contract, tort (whether due to negligence, gross negligence, willful misconduct, strict liability or otherwise), statute or regulation, indemnity or otherwise, shall at all times be limited to One Million Two Hundred Thousand Dollars ($1,200,000.00).

(c)

Waiver.  Owner hereby irrevocably waives, releases and discharges any and all rights, entitlements, objections, claims, discrepancies, disputes or other challenges, direct or indirect, relating to, or arising out of, any Liability of Contractor and/or any of its Affiliates in excess of the limitations set forth in this Section 8.5.

(d)

Survival.  The provisions of this Section 8.5 shall survive termination or expiration of this Agreement.

8.6.

Mitigation.  Each Party shall act in good faith to mitigate any Liability of a Party hereunder.  This Section 8.6 shall survive termination or expiration of this Agreement.

8.7.

No Recourse.  Neither Party shall have any recourse whatsoever against any of the directors, officers or employees of the other Party or against any of the other Party's Affiliates.  Without limiting the generality of the foregoing, each Party, on behalf of itself and its Affiliates, hereby fully and irrevocably waives any right, claim or entitlement whatsoever against any such directors, officers or employees and/or such Affiliates relating to any Liability suffered or incurred by any of them from any acts or omissions of any of such Persons.  Nothing in this Section 8.7 shall affect any separate guaranty, agreement and/or other undertaking by an Affiliate or any other Person with respect to the performance of a Party.  This Section 8.7 shall survive termination or expiration of this Agreement.

ARTICLE 9.

INDEMNIFICATION

9.1.

General Indemnification by Owner.  Owner shall be responsible for and shall indemnify, and shall defend and save Contractor, its Affiliates and their respective employees, trustees, shareholders, officers, and directors, as well as their respective agents, contractors and consultants (each, an "Indemnified Person") harmless from and against any and all Proceedings and/or Liabilities whatsoever (including consequences resulting from exposure to electromagnetic fields) regardless of whether or not such Proceeding and/or Liability is caused by or is attributable in whole or in part to any negligent act or omission of an Indemnified Person, suffered or incurred by any of such Indemnified Persons arising out of, and/or related to, the Transmission Facilities, the performance of the Services, and/or Owner's failure to comply with any of the terms and conditions of this Agreement; provided that if and to the extent that a court of competent jurisdiction conclusively determines that any such Proceeding and/or Liability has been

31

solely caused by the conscious, voluntary act or omission of an Indemnified Person in reckless disregard of a legal duty and of the consequences to another Person, then the foregoing indemnification shall not extend to (a) such Indemnified Person to the extent of the Proceeding and/or Liability solely caused by such act or omission of such Indemnified Person; or (b) any Indemnified Person to the extent of the Proceeding and/or Liability solely caused by such act or omission of such Indemnified Person if such Indemnified Person acted pursuant to authorized corporate action of Contractor.

9.2.

Environmental Indemnification.  Without limiting the generality and scope of Section 9.1, Owner agrees to indemnify each Indemnified Person against, and defend and hold each of them harmless from any and all Environmental Liabilities (collectively, the "Indemnified Environmental Obligations") suffered or incurred by any of them, including any such Indemnified Environmental Obligation alleged, asserted, initiated or otherwise existing in respect of injury to persons, including death, and damage to property, business and/or natural resources or trespass or nuisance to property suffered by any Person.  The foregoing indemnification shall include any Indemnified Environmental Obligation arising out of, and/or relating to, any acts or omissions of Contractor, any consultants, contractors, subcontractors, transporters, recyclers, or any treatment, storage or disposal facility or location used by Contractor or such other Persons, whether or not based upon any act or omission on or off the Site.  Further, Indemnified Environmental Obligations shall include any Proceeding and/or Liability suffered, incurred and/or imposed as a result of actions pursued by any Governmental Authority.  If and to the extent that a court of competent jurisdiction conclusively determines that any such Proceeding and/or Liability has been solely caused by the conscious, voluntary act or omission of an Indemnified Person in reckless disregard of a legal duty and of the consequences to another Person, then the foregoing indemnification shall not extend to (a) such Indemnified Person to the extent of the Proceeding and/or Liability solely caused by such act or omission of such Indemnified Person; or (b) any Indemnified Person to the extent of the Proceeding and/or Liability solely caused by such act or omission of such Indemnified Person if such Indemnified Person acted pursuant to authorized corporate action of Contractor.

9.3.

Indemnification Notice.  Whenever a claim for indemnification shall arise under this Article 9, the affected Indemnified Person(s) shall give notice to Owner of the claim, including reasonable detail about the facts and circumstances thereof.  Such notice shall be given as soon as reasonably practical following the time that such Indemnified Person realized its entitlement to indemnification hereunder.  Notwithstanding the foregoing, the failure to provide such notice shall not prejudice, impair or otherwise adversely affect in any manner whatsoever the rights of the Indemnified Persons and the obligations of Owner, and such Indemnified Person(s) shall have no Liability to Owner as a result of the failure to provide such notice and such Indemnified Person(s) shall have all of the rights and benefits provided for in this Agreement, notwithstanding failure to provide such notice, except to the extent that such failure to provide notice prevents Owner from, or materially disadvantages Owner in, effectively defending any claim to which Owner's indemnification obligations under this Article 9 apply.  Any notice given by an Indemnified Person pursuant to this Section 9.3 shall be deemed to have satisfied

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the notice requirement with respect to any Managed Claim.

9.4.

Indemnification Procedure.

(a)

Assumption of Defense.  If Owner has acknowledged, by notice given to the affected Indemnified Person(s) within a reasonable period after receiving the notice from such Indemnified Person(s) (based on the circumstances, but no more than five (5) Business Days after receipt of such notice), its indemnification obligation with respect to a particular claim, Owner, upon giving such notice to such Indemnified Person(s), may assume, at its sole cost and expense, the defense of any Third Party claim.  Counsel selected for such defense of any Third Party claim shall be reasonably acceptable to such Indemnified Person(s), and such Indemnified Person(s) shall be entitled to participate in (but not control) such defense through its/their own counsel and at its/their own cost and expense; provided that, if the counsel selected by Owner advises that, due to actual or potential conflicts, separate counsel should represent such Indemnified Person(s), the expense of such separate counsel shall be an indemnified expense in accordance with the terms and conditions hereof, the full cost of which shall be borne by Owner.  Such Indemnified Person(s) shall reasonably cooperate with Owner in connection with the defense of such Third Party claim.  Notwithstanding anything to the contrary herein, each Indemnified Person shall have the right to retain separate counsel to represent such Indemnified Person, at the sole cost and expense of such Indemnified Person, concerning such Third Party claim, except to the extent such cost and expense are subsequently determined to be an indemnified expense.

(b)

Indemnified Persons' Rights.  If Owner does not acknowledge its indemnification obligation for a particular Third Party claim, or does not timely assume the defense thereof, such Indemnified Person may defend such claim in such manner as it may deem appropriate.  Owner shall bear all of the costs and expenses, including attorneys' fees, incurred by each Indemnified Person in connection with such defense all of which shall be paid from time to time within twenty (20) days after Owner receives a written request from any Indemnified Person for reimbursement (including reasonably detailed documentation in support of any such request), and Owner shall be entitled to participate (but not control) such defense through its own counsel and at its own cost and expense.  Owner shall reasonably cooperate with such Indemnified Person in connection with the defense of such Third Party claim.

(c)

Owner Obligations.  Notwithstanding its control of a defense of any Third Party claim, Owner shall not (i) make any admission or take any other action that is binding on, or otherwise attributable to any Indemnified Person; and/or (ii) consent to any settlement, entry of judgment or other disposition, in any or all instances without the prior written consent of the affected Indemnified Person(s).

(d)

Managed Claims.  Notwithstanding anything to the contrary in this Section 9.4 and without affecting in any manner Owner's Liability with respect to any claim to which Owner's indemnification obligations apply under this Article 9, Managed Claims shall be managed and controlled pursuant to Paragraph F of the Purchase and Sale

33

Terms (as defined in the Definitive Agreement).

9.5.

Insurance.  Owner shall obtain, and maintain at its sole cost and expense, such insurance as will insure its obligations under this Article 9; provided that the amount of available insurance shall not limit or otherwise restrict Owner's indemnity obligations hereunder.  Nothing in this Article 9 shall prejudice or otherwise impair the rights of Contractor with respect to insurance coverage.

9.6.

Survival.  Indemnification shall apply irrespective of the date of the assertion of any claim against an Indemnified Person and/or whether the Indemnified Person suffers or incurs any Liability before or after the expiration or earlier termination of this Agreement.  The applicable provisions of this Agreement shall remain in effect after the expiration or termination of this Agreement to the extent necessary to provide for the determination and enforcement of Owner's indemnification obligation with respect to acts or events that occurred while this Agreement was in effect.

9.7.

Indemnification Limitation.  Any indemnification or similar hold harmless obligation(s) under this Agreement shall not be enforceable to the extent that a court of competent jurisdiction conclusively determines that such obligation(s) is/are prohibited by Law.  The Parties expressly acknowledge that none of the Transaction Documents constitutes a "contract or agreement relative to the construction, alteration, repair or maintenance of any building, structure or appurtenances thereto" as that phrase is used in Connecticut General Statutes § 52-572k.

ARTICLE 10.   TERM

Subject to Section 13.11, this Agreement shall become effective upon the Effective Date and, unless earlier terminated in writing pursuant to this Agreement, shall remain in effect through December 31, 20__ [40 years] (the "Initial Term").  Unless either Party has notified the other Party at least two (2) years before the expiration of the Initial Term that such Party does not wish to continue this Agreement (in which case this Agreement shall terminate upon the expiration of the Initial Term), the Term shall be extended for an initial renewal term of twenty (20) years after the Initial Term, and thereafter, further renewed in ten (10) year increments.  Either Party may elect not to renew this Agreement at the end of such initial or subsequent renewal term by giving a (written) notice to the other Party of such decision at least two (2) years before the expiration of the then current renewal term.  Notwithstanding anything to the contrary in this Agreement, the Term shall expire simultaneously with the consummation of the Repurchase Closing or the Put Closing, each in accordance with (and as defined in) the Definitive Agreement.

ARTICLE 11.   DISPUTE RESOLUTION

11.1.

Negotiation Between Executives.  The Parties shall attempt in good faith to promptly resolve any dispute arising out of or relating to this Agreement by negotiation between executives who have authority to settle the controversy and who are

34

at a higher level of management than the Persons with direct responsibility for administration of this Agreement.  Either Party may give the other Party (written) notice of any dispute not resolved in the normal course of business.  Such notice shall include: (a) a statement of that Party's position and a summary of arguments supporting that position; and (b) the name and title of the executive who will be representing that Party and of any other Person who will accompany the executive.  Within fifteen (15) days after delivery of the notice, the receiving Party shall respond with: (i) a statement of that Party's position and a summary of arguments supporting that position; and (ii) the name and title of the executive who will represent that Party and of any other Person who will accompany the executive.  Within thirty (30) days after delivery of the initial notice, the designated executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they deem necessary, in good faith, to attempt to resolve the dispute.  All reasonable requests for information made by one Party to the other will be honored.  All negotiations pursuant to this Section 11.1 shall be confidential, subject to the provisions of Section 13.7 and shall be treated as compromise and settlement negotiations for purposes of Law and rules of evidence.

11.2.

Mediation.  If the dispute has not been resolved by negotiation within forty-five (45) days after the disputing Party's notice, or if the Parties have failed to meet within thirty (30) days, each as contemplated in Section 11.1, the Parties shall attempt to settle the dispute by mediation under the then current CPR Mediation Procedure; provided, however, that if one Party refuses or fails to participate in negotiation pursuant to Section 11.1, the other Party may then immediately initiate mediation prior to the expiration of the forty-five (45) day negotiation period.  Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals.

11.3.

Arbitration.  Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, that has not been resolved by a non-binding procedure as provided in Section 11.1 and/or Section 11.2 within ninety (90) days after notice of the dispute, shall be resolved by final and binding arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration by a sole neutral arbitrator designated in accordance with CPR Rule 5.3, for any dispute involving amounts in the aggregate under Three Million Dollars ($3,000,000.00), or, for any dispute involving amounts in the aggregate equal to or greater than Three Million Dollars ($3,000,000.00), by three (3) arbitrators, with each Party designating one (1) arbitrator in accordance with the "screened" appointment procedure set forth in CPR Rule 5.4, and with the third arbitrator being appointed in accordance with CPR Rule 5.4(e); provided, however, that if either Party will not participate in a non-binding mediation Proceeding as specified in Section 11.2, the other Party may thereafter immediately initiate arbitration (before expiration of the above-mentioned ninety (90) day period).  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, inclusive, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The place of arbitration shall be Hartford, Connecticut.

11.4.

Powers of Arbitrator(s).  Except with respect to any and all claims of Third Parties, the arbitrator(s) are not empowered to award damages in excess of

35

compensatory damages (subject to the limitation on Liability set forth herein) and each Party expressly waives and foregoes any right to have the arbitrator(s) award indirect, incidental, consequential, special, exemplary, punitive or similar damages, except to the extent Law requires that compensatory damages be increased in a specified manner, or except with respect to any and all Claims of Third Parties.  All costs of the arbitration shall be paid equally by the Parties, unless the award shall specify a different division of such costs.  Each Party shall be responsible for its own expenses, including attorneys' fees.  Each Party shall be afforded adequate opportunity to present information in support of its position on the dispute being arbitrated.  The arbitrator(s) also may request additional information from the Parties.

11.5.

Deferral.  The Parties may agree to defer any arbitration Proceeding, without prejudice to any Indemnified Person, pending the resolution of a particular claim of a Third Party disputed by the Parties.

11.6.

Continued Performance.  Contractor shall continue performance of the Services in conformance with the requirements of this Agreement notwithstanding the existence of any dispute or controversy between the Parties; provided that Owner shall continue to make disputed and undisputed payments to Contractor in accordance with the terms hereof.

11.7.

Compelled Arbitration.  Each Party will proceed in good faith to conclude the arbitration Proceeding as quickly as reasonably possible.  If a Party refuses or fails to participate in an arbitration Proceeding as required by this Agreement, the other Party may petition any Governmental Authority having proper jurisdiction for an order directing the refusing Party to participate in the arbitration Proceeding.  All costs and expenses, including attorneys' fees, incurred by the petitioning Party in enforcing such participation will be paid for by the refusing Party.

11.8

Related Parties and Proceedings.

(a)

Related Parties.  Each Party shall have the right, but not the obligation, to join or otherwise require others (including any guarantor of such Party's obligations) to participate as parties and/or witnesses, in the sole and exclusive discretion of each such Party exercised in good faith, in any dispute resolution Proceeding hereunder (including any negotiation between executives, mediation and/or arbitration).  If either Party, in its sole and exclusive discretion exercised in good faith, exercises such right, then such additional party and/or parties shall be an equal participant in, and subject to all rules and requirements of, such Proceeding; provided that if such additional participation involves an arbitration Proceeding for disputes involving amounts in the aggregate equal to or greater than Three Million Dollars ($3,000,000.00), then three (3) arbitrators shall be designated pursuant to the "screened" appointment procedure referenced in Section 11.3, with one (1) arbitrator being appointed by Contractor, one (1) arbitrator being appointed by Owner, and the third arbitrator appointed in accordance with CPR Rule 5.4(e).

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(b)

Participation.  Each Party shall have the right, but not the obligation, to require the other Party to join or otherwise participate as a party and/or witness, in the sole and exclusive discretion of such Party exercised in good faith, in any dispute resolution Proceeding (including any negotiation between executives, mediation and/or arbitration) involving all or any portion of the Transmission Facilities.  If either Party, in its sole and exclusive discretion exercised in good faith, exercises such right, then the other Party shall act in good faith, coordinate and cooperate with such Party and the other parties to the Proceeding, and otherwise proceed as though such Proceeding involved a dispute under this Agreement.  Both Parties hereby consent to being so joined and waive and release, to the fullest extent permitted by Law, any objection, right or other claim that such Party cannot be compelled or otherwise has no obligation to participate in any such Proceeding.  The joined or otherwise participating Party shall solely bear all costs and expenses incurred in connection with such participation.

(c)

Compelled Participation.  If either Party refuses or fails to comply with this Section 11.8, in whole or in part, the other Party may petition any Governmental Authority having proper jurisdiction for an order directing such refusing or non-complying Party to so comply.  All costs and expenses, including attorneys' fees, incurred by the other Party in enforcing such participation will be paid by such refusing or non-complying refusing Party.

ARTICLE 12.   REPRESENTATIONS

As of the Effective Date, each Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, (b) it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement, (c) the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party, or any Law applicable to it, (d) this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, (e) there is not pending or, to its knowledge, threatened against it any Proceedings that could materially adversely affect its ability to perform its obligations under this Agreement, and (f) no Event of Default or event which, absent a cure, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1.

Applicable Law.

(a)

Governing Law.  This Agreement and the rights and duties of the Parties hereunder shall be governed by and construed, enforced and performed in accordance with the Law of the State of Connecticut, without regard to principles of

37

conflicts of law thereof, except to the extent that the Laws of another jurisdiction must govern certain aspects of the enforcement of the rights and remedies of the Parties (including legal process and procedure).

(b)

Jurisdiction.  The Parties hereby consent to the exclusive personal and subject matter jurisdiction of any federal or state court located within the State of Connecticut for the enforcement of the outcome of any and all arbitration Proceedings pursuant to Article 11 and any other legal or equitable Proceedings arising out of or relating to this Agreement.  Each Party hereby irrevocably waives and releases, to the fullest extent permitted by Law:  (i) any objection to the venue of any such Proceeding brought in such a court; and (ii) any claim that any such Proceeding brought in such court has been brought in an inconvenient forum.

(c)

Waiver of Jury Trial.  The Parties hereby expressly, irrevocably, fully and forever, release, waive and relinquish any and all right to trial by jury with respect to any Proceeding by or against the other arising under this Agreement.

13.2.

Binding Effect; Assignment.

(a)

This Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

(b)

Owner is not authorized to and shall not directly or indirectly (through an equity sale, merger or other transaction) sell, assign or otherwise transfer its interest in this Agreement, in whole or in part, other than in full compliance with Paragraph H of Exhibit D to the Definitive Agreement, in which case this Agreement shall be assigned to any Person that so acquires ownership of the Transmission Facilities.

(c)

Contractor shall not assign or otherwise transfer its interest in this Agreement without the prior (written) consent of Owner, which shall not be unreasonably withheld or delayed; provided, however, Contractor may assign, without recourse, this Agreement without the consent of Owner to (i) an Affiliate; (ii) any Person acquiring all or substantially all of the electric transmission assets of Contractor; and/or (iii) any Person providing operations and maintenance services to Contractor Facilities located in the vicinity of the Transmission Facilities.  Contractor also may assign this Agreement without the consent of Owner to any Person if Contractor remains unconditionally liable for all of the obligations and other Liabilities of such transferee hereunder notwithstanding such transfer.  Any and all rights and/or obligations of Contractor under this Agreement may be exercised and/or performed by NUSCO or any other Affiliate of Contractor acting as agent for Contractor, and such performance shall not constitute an assignment and/or assumption of Liability by NUSCO and/or any such Affiliate.

(d)

Any purported direct or indirect sale, assignment or other transfer of any interest, in whole or in part, in violation of this Section 13.2 shall be null, void and of no force or effect.

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(e)

Notwithstanding anything to the contrary in this Section 13.2 or elsewhere in this Agreement and without limiting Contractor's discretion with respect to any proposed transfer, unless otherwise directed by Contractor, this Agreement shall be assigned to any purchaser or other transferee of the Transmission Facilities, to the extent of the transferred interest, for the remainder of the Term under an assumption and assignment agreement pursuant to which the transferee agrees to be bound by the terms of this Agreement in a form acceptable to Contractor.  Without limiting the generality of the foregoing, in connection with such assumption and assignment, such purchaser or other transferee of the Transmission Facilities shall demonstrate to Contractor compliance with all of the requirements of this Agreement applicable to Owner, including the maintenance of insurance pursuant to Section 3.6.

13.3.

Notices.  All notices, demands, directions, approvals, requests, acknowledgements, consents, authorizations, permission, invoices and/or other communications required or permitted to be given hereunder by the Parties shall be in writing, sent to the recipient's address set forth below and shall be effective: (a) when personally delivered to the recipient; (b) five (5) days after deposit of the notice addressed as provided below in the U.S. mail, if sent by U.S. certified mail, return receipt requested; or (c) one (1) Business Day after deposit with a recognized overnight courier or delivery service for delivery on the next Business Day.

The addresses for notice are:

Owner:

The United Illuminating Company

157 Church Street

New Haven, Connecticut 06510

Attention:

______________

With a copy to:

The United Illuminating Company

157 Church Street

New Haven, Connecticut 06510

Attention:

General Counsel

Contractor:

c/o Northeast Utilities Service Company

107 Selden Street

Berlin, Connecticut 06037

Attention:

___________

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With a copy to:

Northeast Utilities Service Company

P. O. Box 270

Hartford, Connecticut 06141

Attention:

General Counsel

Address for couriers:

56 Prospect Street

Hartford, Connecticut 06103-2818

Either Party may send any such notice or other communication using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail), but no such notice or other communication using such other means shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

13.4.

Waivers.  Any and all waivers by either Party of any breach of, and/or other non-compliance with, any term and/or condition of this Agreement must be in writing, delivered to the other Party in accordance with Section 13.3.  The waiver by either Party of any breach of, and/or other non-compliance with, any term and/or condition of this Agreement shall not operate or be construed as a waiver of any subsequent breach or non-compliance (except to the extent expressly so stated in the applicable (written) waiver).  No course of dealing shall operate as a waiver of any right, power or privilege hereunder, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.5.

Invalid Provisions.  If any provision of this Agreement is adjudged in arbitration or by a court of competent jurisdiction to be illegal, invalid or unenforceable at law or in equity for any reason, the same shall, if possible, be modified to the extent necessary to make it legal, valid and enforceable, or, if not possible, such provision shall be deleted.  The remaining provisions of this Agreement shall remain enforceable notwithstanding the illegality, invalidity or unenforceability of any individual provision.  The Parties also shall negotiate an equitable adjustment to this Agreement with a view toward effecting, to the extent possible, the original purpose and intent of the severed provision.

13.6.

Survival.  All agreements, representations, warranties and covenants made by each Party in this Agreement and in the documents delivered by each Party pursuant to this Agreement shall be considered to have been relied upon by the other Party and shall survive expiration or earlier termination of this Agreement for so long as is necessary to fulfill the intent thereof.  All requirements, terms, conditions and provisions that by their nature are incapable of being fully performed within the Term, including

40

each Party's non-disclosure obligations, Owner's payment obligations, and Owner's indemnities for the benefit of Indemnified Persons, shall survive cancellation, termination or expiration of this Agreement for so long as is necessary to fulfill the intent thereof.  The remaining terms and conditions of this Agreement shall survive to the extent necessary to give effect to such surviving requirements, terms, conditions and provisions.

13.7.

Confidentiality.  During the Term and for a period of one (1) year thereafter, each Party shall (a) keep confidential the terms of this Agreement and all written information furnished by the other Party in furtherance hereof and conspicuously marked as "Confidential Information;" (b) not disclose or reveal, except as permitted pursuant to this Section 13.7, any such confidential information to any Person other than such Party's employees directly involved with the transactions contemplated hereby; and (c) not use such information other than consistent with the terms hereof.  Each Party shall notify the other Party of any unauthorized disclosure and shall be responsible for any breach hereof by such Party and its representatives.  The receiving Party and/or its representatives may disclose such confidential information under any of the following conditions:

(i)

if required by Law, including as required in connection with Permits contemplated hereunder;

(ii)

to attorneys for, or consultants or independent public accountants of, any Party, or any Person who has provided financing to a Party for the transactions contemplated hereunder, provided that in each case only if such Person shall be bound by a confidentiality agreement embodying the terms of this Section 13.7;

(iii)

if required to be disclosed in connection with the prosecution or defense of any Proceeding;

(iv)

if such confidential information is or becomes part of the public domain by means other than actions taken by the receiving Party or on its behalf;

(v)

if the receiving Party rightfully received such confidential information from sources other than the disclosing Party without breach of an obligation of confidentiality;

(vi)

if the receiving Party independently developed such information without reliance on the confidential information disclosed by the disclosing Party; or

(vii)

if agreed to in writing by the disclosing Party.

In the event disclosure is made pursuant to clause (i), the Party effecting such disclosure shall (1) promptly notify the other Party thereof so that such Party may seek a protective order or other appropriate remedy, and (2) use reasonable efforts to minimize the scope

41

of any disclosure and to require that the recipient(s) maintain the confidentiality of any confidential information covered by this Section 13.7.  Notwithstanding anything to the contrary in this Agreement, the receiving party shall not make use of any such confidential information other than for the sole purpose of operating and/or maintaining the Transmission Facilities.  Each Party acknowledges that the other Party would not have an adequate remedy at law and would be irreparably harmed if such Party breached this Section 13.7; accordingly, without prejudice to the rights and remedies otherwise available, each Party shall be entitled to equitable relief by way of injunction to prevent breaches of this Section 13.7 by the other Party or any other recipients of such confidential information.

13.8.

Publicity.  Except as required by Law, Owner shall not publicize (including through any press release, advertising or other promotional or publicity activity) the relationship between the Parties, this Agreement, the Services, or the transactions contemplated hereunder without the prior (written) consent of Contractor (which consent may be granted or withheld in Contractor's sole and exclusive discretion) whether prior to or after expiration or earlier termination of this Agreement.

13.9.

Further Assurances.  The Parties shall from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to clarify, confirm and assure the rights and obligations provided for in this Agreement.

13.10.

Counterparts/Facsimiles/PDF Copies.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts; provided that the counterpart produced bears the signature of the Party sought to be bound.  Facsimile signatures and "portable document format" (PDF) copies of signatures shall be deemed original signatures.

13.11.

FERC Acceptance.  The effectiveness of this Agreement shall be subject to acceptance by FERC of the terms and conditions hereunder.  If FERC does not accept this Agreement, or conditions acceptance of this Agreement, the Parties shall negotiate in good faith to develop an alternate arrangement (including appropriate modifications to this Agreement) that will accomplish the purpose and intent of this Agreement in a manner acceptable to FERC.  The effectiveness of the termination of this Agreement shall be subject to acceptance by FERC, if and to the extent required.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

Signed in the Presence of:	THE UNITED ILLUMINATING COMPANY

By:
Name:
Name:
Title:

Name:

Signed in the Presence of:	THE CONNECTICUT LIGHT AND POWER COMPANY

By:
Name:
Name:
Title:

Name:

STATE OF CONNECTICUT	)
	)	ss. Berlin
COUNTY OF HARTFORD	)

This Agreement was acknowledged before me on the ___ day of _______, 20[__], by _______________, a _______________ of The United Illuminating Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:
Notary Public

Notary’s Printed/Typed Name

43

STATE OF CONNECTICUT	)
	)	ss.
COUNTY OF	)

This Agreement was acknowledged before me on the ___ day of _______, 20[__], by _______________, a _______________ of The Connecticut Light and Power Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:
Notary Public

Notary’s Printed/Typed Name

44

Schedule 3.6

Insurance Requirements

Owner shall maintain the following insurance coverages in accordance with Section 3.6 and Section 9.5 of this Agreement:

(a)

Workers' Compensation - Statutory coverage and Employers Liability Insurance with limits of $1,000,000.

(b)

General Liability Insurance excluding Professional Liability but including Operations, Products and Completed Operations, Contractual Liability and Broad Form Property Damage Liability written in one or more layers with a combined single limit for Bodily Injury and Property Damage of $20,000,000 per occurrence and annual aggregate.  Products and Completed Operations coverage shall remain in effect for a minimum of three (3) years from the date of termination of this Agreement.

(c)

Comprehensive Automobile Liability Insurance, including all owned, non-owned, and hired vehicles, with a combined single limit for Bodily Injury and Property Damage of $20,000,000 per accident.

EXHIBIT I

STEP-IN AGREEMENT

THIS STEP-IN AGREEMENT made as of the [___] day of [______________], 20[__] (the "Effective Date"), by and between THE UNITED ILLUMINATING COMPANY ("UI"), a specially chartered Connecticut corporation with offices at 157 Church Street, New Haven, Connecticut 06510, and THE CONNECTICUT LIGHT AND POWER COMPANY ("CL&P"), a specially chartered Connecticut corporation with offices at 107 Selden Street, Berlin, Connecticut 06037.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in Article 1.

WITNESSETH:

WHEREAS, the Parties have entered into that certain Agreement Re: Connecticut NEEWS Projects, dated as of [__________], 2010 (the "Definitive Agreement"), pursuant to which UI purchased from CL&P the UI Assets;

WHEREAS, pursuant to Section 7(d) of the Definitive Agreement, the Parties have agreed that CL&P has the right to step-in and operate the UI Assets if at any time UI fails to operate and maintain any or all of the UI Assets in accordance with Good Utility Practices; and

WHEREAS, the Parties have agreed to enter into this Agreement to provide CL&P with such right to step-in and operate such UI Assets, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1.

DEFINITION OF TERMS; INTERPRETATION

1.1.

Definitions.  Unless the context otherwise requires, capitalized terms not defined herein shall have the meanings ascribed thereto in the Definitive Agreement (including Exhibit D thereto), irrespective of whether in effect for the entire Term.  Also, as used herein, the following terms shall have the following meanings:

"Agreement" shall mean this Step-In Agreement including all schedules hereto, as well as any items specifically incorporated by reference herein or therein, and any and all amendments hereto or thereto agreed to in writing by the Parties.

"Applicable Percentage" shall mean the percentage determined pursuant to Section 4.2.

"Calculation Period" shall mean the from time to time period over which CL&P calculates revenue requirements for regional rates.  As of the Effective Date, the Calculation Period is the twelve-month period beginning [June 1] of a year and ending [May 31] of the following year.

"Capital Costs" shall have the meaning set forth in Section 5.4(a).

"Capital Improvement" shall mean any addition, improvement, upgrade and/or other modification to the UI Assets, in whole or in part, the cost of which constitutes a capital expenditure.

"CIP" shall have the meaning set forth in Section 7.8.

"CL&P" shall have the meaning set forth in the preamble of this Agreement.

"CL&P Facilities" shall mean collectively all electric transmission facilities (including towers, poles, conductors, conduits, substations and associated land and land rights) owned by CL&P.

"Cost" or "Costs" shall mean any cost, expense and/or other expenditure of whatever nature (whether accrued or unaccrued, whether incurred or consequential and whether due or to become due) incurred from time to time by CL&P in the exercise and/or attempted exercise of rights hereunder, and/or the management, improvement, operation and/or maintenance of the UI Assets during a Step-In Period.

"Cost Allocation" shall mean the charge for certain Costs incurred in managing, operating, and maintaining the UI Assets during a Step-In Period, as determined in accordance with Section 4.1.

"Definitive Agreement" shall have the meaning set forth in the first recital of this Agreement.

"Effective Date" shall have the meaning set forth in the preamble of this Agreement.

"Exercise Date" shall mean the date on which CL&P exercises its rights pursuant to Section 2.1(b).

"Force Majeure" shall mean an event or circumstance that prevents a Party from managing, operating and/or maintaining the UI Assets and is not within the reasonable control of such Party, and includes sabotage, strikes or other labor difficulties, riots or civil disturbance, acts of God, acts or omissions of any Governmental Authority (including any such act or omission that prevents a Party from managing, operating and/or maintaining the UI Assets), act of public enemy, drought, earthquake, flood, explosion, fire, lightning, landslide, or similarly cataclysmic occurrence, vehicular accidents, transmission outages or sudden or disruptive electrical events or disturbances on the UI Assets, disruption of equipment and other materials necessary to manage, operate and/or maintain the UI Assets (including failure or delay of any subcontractor or vendor), or any other cause, whether of the kind herein enumerated or otherwise.  Notwithstanding the foregoing, neither (a) mere economic hardship of a Party, (b) commercial impracticability experienced by a Party (including market changes, increased costs or insufficient money), and/or (c) inability of a Party to make payments shall constitute a Force Majeure.

"Governmental Authority" shall mean any federal, state, commonwealth, county, local or other governmental, quasi-governmental, regulatory or administrative authority, agency, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitral body, government-owned corporation or other governmental authority or department thereof, including any Relevant Authority.

"Indemnified Environmental Obligations" shall have the meaning set forth in Section 9.2.

"Indemnified Person" shall have the meaning set forth in Section 9.1.

"Investment Grade" shall mean having a Credit Rating of at least BBB- by S&P and Baa3 by Moody's (or the equivalent of such ratings if either of such rating agencies has modified its rating scale).

"Law" shall mean any current and future applicable federal, state, local or other governmental or quasi-governmental constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, decree, ruling, decision, judgment, license or Permit.

"License Agreement" shall mean each and every License Agreement by and between the Parties executed and delivered pursuant to the Definitive Agreement.

"O&M Costs" shall mean collectively all direct and indirect costs and expenses suffered and/or incurred by CL&P in connection with, and/or allocated by CL&P to, the operation and maintenance of CL&P Facilities.  O&M Costs include:

(a)

all costs and expenses incurred in connection with such operation and/or maintenance;

(b)

all costs and expenses relating to planning, studies, engineering, permitting and/or supervision and management (before, during and after construction) of operation and maintenance;

(c)

all costs and expenses related to operation and maintenance of computer hardware and software and communications equipment serving the transmission function;

(d)

all costs and expenses for equipment, spare parts, materials, supplies, storage, security, fuel and other consumables;

(e)

the cost of services performed by subcontractors and any other Third Party expenses incurred in connection with such operation and/or maintenance (including vegetation management, environmental and permitting consultants, procurement, surveying and engineering services, testing, lobbyists, supplemental labor, and/or other work performed by Third Parties);

(f)

any and all fees, charges, expenses and other costs of whatever nature charged by any Third Party in connection with such operation and/or maintenance, including Taxes, rents, fees for Permits (including charges to review and issue such Permits), charges due to land owners (including railroads), Governmental Authorities, and any other one-time and/or recurring costs imposed on the performance of such work;

(g)

non-Third Party expenses incurred by CL&P during such operation and/or maintenance, including direct labor costs and the costs of employee benefits, overhead allocations and other embedded costs of CL&P and its Affiliates (including corporate center service level agreement costs (such as legal, human resources, insurance and payroll), business support costs and expenses, vacations, holidays, and other non-productive time); and

(h)

loaders and overheads (including administrative and general charges).

"Operating Authority" shall mean that authority vested in ISO-NE pursuant to the TOA.

"Party" shall mean either UI or CL&P, and "Parties" shall mean both of them.

"Permits" shall mean collectively all approvals, authorizations, certificates, permits, agreements, orders, consent orders and licenses issued with respect to the ownership, installation, use, operation and/or maintenance of electric transmission facilities, including the UI Assets, by any Governmental Authority.

"Planning Authority" means ISO-NE and/or any other regional and/or national planning authority for electric transmission facilities, including any committees, commissions and/or other organizations that make recommendations with respect to, and/or have a role in the approval of, the operation, maintenance, improvement and/or expansion of transmission facilities.

"Recovery Plan" shall have the meaning set forth in Section 3.2.

"Site" shall mean those parcels of real property on which the UI Assets are located.

"Step-In Period" shall mean a period commencing with each Exercise Date and ending upon the date of reinstatement of UI's right to operate and maintain the UI Assets pursuant to Article 3.

"Term" shall mean the term of this Agreement as determined in accordance with Article 10.

"UI" shall have the meaning set forth in the preamble of this Agreement.

"UI Assets" shall mean the electric transmission facilities of UI acquired from CL&P pursuant to the Definitive Agreement, as the same may be replaced, improved and/or altered from time to time.

1.2.

Entire Agreement; Interpretation.

(a)

Entire Agreement.  This Agreement and the Definitive Agreement contain the entire agreement between the Parties pertaining to CL&P's step-in rights with respect to the UI Assets and supersede any and all prior oral or written agreements, terms, understandings, conditions, proposals, negotiations and representations with respect to that subject matter.

(b)

Amendments.  No amendments or modifications of this Agreement shall be valid unless evidenced in writing, and signed and delivered by duly authorized officers or agents of the Parties.

(c)

No Third Party Beneficiaries.  This Agreement and all rights hereunder are intended for the sole benefit of the Parties and shall not imply or create any rights on the part of, or obligations to, any other Person (other than the Indemnified Persons).

(d)

Documents Comprising the Agreement.  The terms and conditions of this Agreement are complementary.  Insofar as possible, all of such terms and conditions shall be construed and interpreted consistently.  In any case of inconsistency, conflict or ambiguity between or among such terms and conditions (including any schedules and/or documents incorporated by reference), the order of precedence shall be as follows:

(i)

the body of this Agreement;

(ii)

the schedules to this Agreement; and

(iii)

all other documents.

(e)

Scope.  This Agreement shall not modify, limit or otherwise affect the rights and obligations of the Parties under the Definitive Agreement.  In the event of any conflict or inconsistency between any provision of the Definitive Agreement and this Agreement, such conflict or inconsistency shall be resolved in favor of the provision of the Definitive Agreement.

(f)

References.  Reference to a given article, section, or schedule is reference to an article, section, or schedule of this Agreement, unless otherwise specified.  The terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Agreement as a whole.

(g)

Number.  As used in this Agreement, all singular terms shall include the plural and vice versa as the context may require.

(h)

Interpretation.  Except where otherwise expressly provided or unless the context otherwise necessarily requires in this Agreement:  (i) reference to a given Law or tariff shall mean such Law or tariff in effect as amended or modified as of the Effective Date, or on the date on which the reference is made, or performance and/or compliance is required;  (ii) reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made to that agreement or instrument or performance is required under that agreement or instrument; (iii) "include(s)", "including" or any other variant thereof means "include(s), without limitation" or "including, without limitation," or any other variant thereof as the context requires; (iv) the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; (v) reference to a Person includes its heirs, executors, administrators, successors and permitted assigns; and (vi) any pronoun includes the corresponding masculine, feminine and/or neuter forms as the context may require.  The words "will" and "shall" are used interchangeably throughout this Agreement; the use of either connotes a mandatory requirement; and the use of one or the other will not mean a different degree of right or obligation for either Party.  The headings and captions for the articles, sections and subsections contained in this Agreement have been inserted for convenience only and form no part of this Agreement and shall not be deemed to affect the meaning or construction of any of the terms or conditions of this Agreement.

(i)

Days.  Unless otherwise indicated, whenever this Agreement refers to a (i) number of days, such number shall refer to calendar days; and (ii) year, such year shall refer to a calendar year.  If any deadline calculated in accordance with the provisions of this Agreement falls on a day that is not a Business Day, such deadline shall be extended automatically to the next Business Day.

(j)

Construction.  The Parties acknowledge that (i) they are of equal bargaining strength and have jointly participated in the preparation of this Agreement; and (ii) any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of all or any portion of this Agreement, or to any amendment of this Agreement.

ARTICLE 2.

CL&P STEP-IN RIGHTS

2.1.

Step-In Rights.  In the event that UI fails, for whatever reason, to operate and maintain any or all of the UI Assets in accordance with Good Utility Practices, CL&P shall have the right, but not the obligation, to:

(a)

cure such failure in such manner as CL&P, acting in accordance with Good Utility Practices, deems necessary and/or appropriate.  In the case of an emergency and/or any other condition that could reasonably be expected to adversely affect the operation of the regional electric transmission grid, CL&P shall attempt in good faith to contact UI before taking action in the field to effect such cure, but UI acknowledges that in such instance, CL&P may proceed, in its sole discretion, without prior notice to UI; provided that CL&P will notify UI of such actions within a reasonable period after commencing such cure, taking into account such emergency and/or other conditions.  In all other cases, CL&P shall notify UI at least three (3) days before commencing actions in the field to effect such cure; provided that CL&P may take action, including making such preparations and coordinating with any Governmental Authorities, after learning of such failure and before giving any notice to UI; and/or

(b)

notify UI of its intent to exercise its rights under this Agreement to step-in and manage, operate and maintain the UI Assets, and if UI fails to cure such failure within five (5) days after receipt of notice of such failure from CL&P (or if UI does not have immediate access to the Site pursuant to the License Agreement, five (5) days after receipt of such access), then CL&P shall have the right, but not the obligation, to at any time thereafter undertake the exclusive management, operation, and maintenance of the UI Assets, in accordance with the terms and conditions of this Agreement.  CL&P reserves the right, exercisable in CL&P's sole discretion, to require that UI furnish adequate assurance of the future operation and maintenance of the UI Assets in accordance with Good Utility Practices as a condition of any such purported cure by UI.

UI shall pay, on demand, to CL&P the amount of any and all Costs that CL&P incurs in connection with the exercise or enforcement of any rights or interests hereunder, including all sums spent in curing any failure to operate and maintain any or all of the UI Assets in accordance with Good Utility Practices, and/or in exercising rights and undertaking the management, operation and maintenance of the UI Assets pursuant to the terms of this Agreement; provided that CL&P shall not charge UI any of such Costs if and to the extent that the Cost Allocation already accounts for such Costs.  Without limiting the generality of the foregoing, UI shall indemnify, defend and save CL&P harmless from and against any and all Liability arising out of, and/or relating to, its exercise and/or attempted exercise of rights under this Agreement in accordance with Article 9.

2.2.

Remedies.

(a)

Specific Performance.  Each Party acknowledges that due to the unique nature of the undertakings of the Parties in this Agreement, CL&P would be irreparably harmed and damaged and would not have an adequate remedy at law if any of the provisions of this Agreement were not performed in strict accordance and compliance with their specific terms or otherwise were breached by UI; accordingly, without prejudice to the rights and remedies otherwise available, CL&P shall be entitled to equitable relief by way of injunction to prevent breaches of this Agreement (even if the Parties are proceeding under Article 11 to resolve a dispute regarding the existence of a breach).

(b)

Remedies Cumulative.  All right(s) and remedy(ies) of each Party as set forth in any provision of this Agreement is/are cumulative and is/are in addition to any other right(s) and remedy(ies) of such Party under any other provision of this Agreement, the Definitive Agreement and otherwise at law and/or in equity.  Without limiting the generality of the foregoing, the Parties acknowledge that:

(i)

in connection with, or in lieu of exercising rights under this Agreement, CL&P shall be entitled to exercise its rights under the Definitive Agreement and related agreements, including the Buy-Back Option; and/or

(ii)

a default by UI under this Agreement that UI fails to cure within ten (10) days after receipt of notice of such default from CL&P shall constitute an Event of Default by UI under the Definitive Agreement and related agreements, including for purposes of the Buy-Back Option.

Failure of CL&P to exercise any of its rights under this Agreement will not excuse UI from compliance with Good Utility Practices, nor constitute a waiver of, or otherwise prejudice any rights and/or remedies of CL&P.

2.3.

Relationship of Parties.

(a)

No Effect on Ownership.  UI acknowledges that notwithstanding any exercise of rights hereunder, CL&P is not assuming any risks, obligations or benefits or responsibilities whatsoever associated with the ownership, condition and/or operability of the UI Assets, including the compliance thereof with Law, and UI shall at all times remain the record and/or beneficial owner of the UI Assets.  Nothing herein shall grant any right of ownership of whatever nature to CL&P with respect to the UI Assets.  Without limiting the generality of the foregoing, any exercise of rights by CL&P hereunder shall not relieve UI of any Liability relating to, and/or resulting from, the failure by UI to operate and maintain any or all of the UI Assets in accordance with Good Utility Practices, including any Liabilities resulting from actions of Governmental Authorities on account of such failure.

(b)

No Agency or Venture.  CL&P shall exercise its rights under this Agreement (including the management, operation, and maintenance of the UI Assets) as an independent party and not as an agent (except to the extent specifically authorized herein) or an employee of UI.  Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship between the Parties, or impose a trust, partnership or fiduciary duty, obligation, or Liability on or with respect to either Party.

(c)

Subcontracting.  CL&P shall have the right to cause the management, operation, and maintenance of the UI Assets hereunder to be accomplished by subcontractors, pursuant to subcontracts between CL&P and such subcontractors.  UI acknowledges that to the extent that CL&P requires services from any such subcontractor with respect to any CL&P Facilities, CL&P may include the UI Assets and such CL&P Facilities within the scope of the same subcontract.  This Agreement shall create no contractual relationship between UI and any subcontractor of CL&P.

(d)

Cooperation.  The Parties shall generally cooperate as reasonably required to effect each Party's exercise of its rights hereunder and otherwise transition the management, operation and maintenance of the UI Assets to CL&P during any Step-In Period and the reinstatement of UI under Article 3, and take such actions as may be reasonably required in furtherance of the foregoing.

ARTICLE 3.

REINSTATEMENT

3.1.

Withdrawal.  CL&P shall have the right, exercisable by CL&P at any time after the taking of action pursuant to Section 2.1, to terminate such exercise of rights, including:

(a)

ceasing efforts to effect a cure of UI's failure, irrespective of whether CL&P has fully effected such cure; and/or

(b)

termination of any Step-In Period.

CL&P shall exercise such right of withdrawal and/or termination by notice given to UI, and such withdrawal and/or termination shall be effective as of the date and time specified by CL&P in such notice.

3.2.

Recovery Plan.  At any time during a Step-In Period, UI shall have the right to submit to CL&P, for CL&P's review and acceptance (in the exercise of CL&P's reasonable business judgment), a written recovery plan ("Recovery Plan") that sets forth, in reasonable detail, UI's plan for resuming operation and maintenance of the UI Assets in accordance with Good Utility Practices (including the specific actions for addressing the prior non-compliance with Good Utility Practices, the qualifications and training of staff, any proposed contractor(s),

UI's safety plan, assurances to CL&P regarding payment of all amounts due hereunder, and the proposed implementation schedule).  CL&P's review and acceptance of such Recovery Plan represents only the consent of CL&P to UI's resumption of operation and maintenance of the UI Assets, and shall not relieve UI of its obligation to fully comply with Good Utility Practices and/or the terms of this Agreement, the Definitive Agreement and/or any other agreements between the Parties with respect to the UI Assets.  If CL&P accepts such Recovery Plan, UI shall strictly comply with the terms and conditions thereof and shall not be entitled to any cure rights hereunder in the event of UI's non-compliance.  If CL&P does not accept such Recovery Plan, CL&P shall state, in reasonable detail, its reasons therefor, and UI may use all reasonable efforts to address such reasons and submit to CL&P for acceptance a revised Recovery Plan within a reasonable period after such rejection.  Such procedure may be repeated as necessary until CL&P accepts a Recovery Plan, in which case, the Parties shall coordinate the resumption of UI's operation and maintenance of the UI Assets pursuant to such accepted Recovery Plan.

3.3.

Effect of Reinstatement.  Notwithstanding the reinstatement of UI's right to operate and maintain the UI Assets after CL&P's exercise of rights hereunder, including due to any withdrawal by CL&P pursuant to Section 3.1, or the acceptance by CL&P of UI's Recovery Plan under Section 3.2, this Agreement shall remain in full force in effect for the entire Term.  Without limiting the generality of the foregoing, CL&P shall be entitled to exercise its rights under this Agreement if UI again fails, for whatever reason, to operate and maintain any or all of the UI Assets in accordance with Good Utility Practices.

ARTICLE 4.

COMPENSATION

4.1.

Cost Allocation.  During each Step-In Period, UI shall pay to CL&P the Cost Allocation for each Calculation Period occurring, in whole or in part, during such Step-In Period. The Cost Allocation for each Calculation Period shall equal the product, as determined by CL&P as of the commencement of each Calculation Period, of (a) the Applicable Percentage for such Calculation Period, times (b) the average forecasted gross plant value of the UI Assets during such Calculation Period, each as submitted by CL&P to UI pursuant to Section 4.2.  If the Step-In Period commences before the start and/or terminates before the end of a Calculation Period, the Cost Allocation for any such Calculation Period shall equal the product of (i) the entire Cost Allocation determined for such Calculation Period, times (ii) a fraction, the numerator of which is the number of days of the Step-In Period during such Calculation Period, and the denominator of which is the total days in such Calculation Period.  For the avoidance of doubt, the Cost Allocation shall not be adjusted in any manner to reflect the actual gross plant value of the UI Assets during any such partial periods.  UI shall pay the Cost Allocation in approximately equal monthly installments, in advance, as reflected in invoices issued by CL&P pursuant to Section 6.1.

4.2.

Cost Allocation Calculation.  No later than (a) ten (10) days after each Exercise Date, and (b) ninety (90) days before the commencement of each Calculation Period thereafter occurring during such Step-In Period, UI shall provide CL&P with information for such Calculation Period regarding (i) the gross plant value of the UI Assets on UI's books forecasted as of such Exercise Date or the first day of such Calculation Period using a methodology reasonably consistent with that used by UI in its preparation of FERC Form 1 filed with respect to such adjusted gross plant values; (ii) any anticipated changes to such gross plant value; and (iii) any other data requested by CL&P in connection with the calculation of the Cost Allocation. The Applicable Percentage for each Calculation Period shall be equal to (1) the O&M Costs for the calendar year immediately preceding the commencement of the Calculation Period divided by (2) the average of the beginning and end-of-year gross plant balances of CL&P Facilities for the calendar year immediately preceding the commencement of such Calculation Period.  No later than thirty (30) days after the commencement of (A) any Step-In Period and (B) each Calculation Period thereafter occurring during such Step-In Period, CL&P shall determine and submit to UI the Applicable Percentage for such Calculation Period and the average forecasted gross plant value of the UI Assets during such Calculation Period.

4.3.

No True-Up.  The Cost Allocation for each Calculation Period shall be adjusted as of the commencement of such Calculation Period in accordance with this Article 4.  The Applicable Percentage and the average forecasted gross plant value of the UI Assets for each Calculation Period shall be fixed as of the commencement of each Calculation Period and, unless ordered by FERC, shall not be subject to any true-up, adjustment and/or other modification whatsoever, including if the forecasted average gross plant value of the UI Assets differs from actual amounts experienced during such Calculation Period.  The Parties acknowledge that the use of such forecasts and averages is a reasonable basis for determining costs allocable to the UI Assets.

4.4.

No Suspension.  Notwithstanding anything to the contrary in this Agreement, any interruption of the use of the UI Assets, the occurrence of any casualty or other damage that affects the operation of the UI Assets, and/or any other event or circumstance that affects the operation of the UI Assets, in whole or in part, shall not affect in any manner whatsoever the Cost Allocation which shall remain due and payable in full in accordance with this Agreement, and UI's obligation to pay the Cost Allocation in full shall not be diminished or otherwise affected in any respect.

4.5.

No Off-Set.  Notwithstanding the exercise of step-in rights hereunder by CL&P, UI shall bear all costs and risks associated with the ownership, operation and maintenance of the UI Assets.  Without limiting the generality of the foregoing, amounts paid to CL&P under this Article 4 shall not diminish or otherwise affect in any manner whatsoever UI's responsibility to fully pay CL&P for all other Costs incurred by CL&P in connection with the exercise and/or attempted exercise of its rights hereunder.

ARTICLE 5.

CAPITAL IMPROVEMENTS

5.1.

UI Obligations.  UI shall be solely responsible for all Costs associated with Capital Improvements (including casualty repairs and upgrades) occurring during any Step-In Period.  To the extent that a Planning Authority mandates, requires, approves and/or otherwise authorizes any Capital Improvement, including as a result of any request from a transmission owner (including CL&P), UI shall be solely responsible for any and all costs associated therewith.  Nothing in this Agreement or elsewhere shall prohibit, restrict, limit and/or otherwise affect CL&P's ability to participate in, and to take any action or position (even if adverse or contrary to UI) during the course of, any Proceeding regarding Capital Improvements; provided that in any such Proceeding, CL&P's position with respect to CL&P Facilities adjacent to the UI Assets shall be consistent with CL&P's position with respect to the UI Assets.  Notwithstanding anything to the contrary in the foregoing or elsewhere in this Agreement, for purposes of this Agreement, work resulting from proposals and/or other requests by the owner and/or operator of an electric generating facility to interconnect to the regional electric transmission grid through UI shall not be considered Capital Improvements.  In such case, UI shall solely retain the rights and obligations associated with such requests and any resulting interconnection activities and/or related activities, including the construction and/or other installation of equipment.  UI shall promptly notify CL&P of any such request, and the Parties shall reasonably coordinate with respect to such interconnection activities to minimize, to the extent possible, any effect thereof on CL&P's management, operation and maintenance of the UI Assets.

5.2

Planning Authority Interface.  During any Step-In Period, CL&P will exclusively interface, handle and otherwise communicate with ISO-NE and/or any other Planning Authority with respect to all matters relating to Capital Improvements.  Without limiting the generality of the foregoing, during each Step-In Period, CL&P shall participate on UI's behalf before ISO-NE and/or any other Planning Authority in the planning and advocating of any and all potential Capital Improvements, and CL&P shall prosecute and obtain all approvals from ISO-NE and/or any other Planning Authority required for any Capital Improvements.  UI, at its sole cost and expense, will do such acts, file such documents, and cause to be done all such other things as CL&P may reasonably request from time to time in connection with any Capital Improvement being handled by CL&P hereunder and otherwise cooperate with CL&P in such regard.  UI hereby appoints CL&P (and its agents) as the exclusive attorney-in-fact of UI during each Step-In Period for the purpose of planning, implementing and otherwise advancing all Capital Improvements and taking any action and executing any instrument that CL&P may deem necessary or advisable to accomplish such purpose.  UI understands and agrees that the power of attorney granted to CL&P for purposes of this Section 5.2 is coupled with an interest and is irrevocable, and UI hereby ratifies all actions taken by CL&P (and its agents) as Owner's attorney-in-fact by virtue hereof.

5.3.

Implementation.

(a)

Construction.  CL&P shall exclusively handle all phases of all Capital Improvements, including design and engineering, procurement, construction and installation, implemented during any Step-In Period.  CL&P shall control all construction means, methods, techniques and procedures in connection with the performance of such Capital Improvements and overall conduct of the construction activities on the Site for such purposes.

(b)

Synergies.  UI acknowledges that for planned Capital Improvements during any Step-In Period, CL&P may implement such Capital Improvements in connection with related improvements to CL&P Facilities that interconnect with the UI Assets.  In such instance, CL&P shall handle the Capital Improvements in the same manner that CL&P handles such related improvements, and the Parties shall reasonably coordinate all planned Capital Improvements.

(c)

Storm Restoration.  During each Step-In Period, CL&P shall handle any and all Capital Improvements resulting from damage to the UI Assets due to weather conditions in substantially the same manner that CL&P handles the restoration of CL&P Facilities.

5.4.

Cost Recovery.

(a)

Capital Costs.  UI shall pay CL&P all direct and indirect Costs suffered and/or incurred by CL&P in connection with, and/or allocated by CL&P to, each Capital Improvement (collectively, "Capital Costs"), including:

(i)

all costs and expenses incurred in connection with the design, engineering, procurement, construction and installation of such Capital Improvement;

(ii)

all Costs for equipment, parts, materials, supplies, storage, security, fuel and other consumables;

(iii)

all Costs relating to planning, studies, engineering, permitting and/or management (before, during and after construction) of Capital Improvements;

(iv)

the Cost of services performed by subcontractors and any other Third Party expenses incurred in connection with such Capital Improvement (including project management, environmental and permitting consultants, procurement, surveying and engineering services, testing, lobbyists, supplemental labor, and/or other work performed by Third Parties);

(v)

any and all fees, charges, expenses and other Costs of whatever nature charged by any Third Party in connection with such Capital Improvement, including Taxes, fees for Permits (including charges to review and issue such Permits), charges due to land owners (including railroads), Governmental Authorities, and any other one-time and/or recurring Costs imposed on the performance of such work;

(vi)

non-Third Party expenses incurred by CL&P associated with such Capital Improvement, including direct labor Costs and the Costs of employee benefits, overhead allocations and other embedded Costs of CL&P and its Affiliates (including corporate center service level agreement Costs (such as legal, human resources, insurance and payroll), business support Costs and expenses, vacations, holidays, other non-productive time); and

(vii)

loaders and overheads (including administrative and general charges).

CL&P shall calculate the Capital Costs for each Capital Improvement and the resulting charges to UI in substantially the same manner that CL&P determines cost allocation and recovery associated with similar capital projects performed with respect to CL&P Facilities.

(b)

Performance Assurance.  For each planned Capital Improvement handled by CL&P hereunder, UI shall deposit with CL&P within thirty (30) days after CL&P's request therefor, an amount equal to the average Capital Costs expected to be incurred over a one hundred twenty (120) day period based on CL&P's good faith estimate.  CL&P shall calculate such security deposit amount in a manner consistent with the methodology used by CL&P to calculate security deposits under similar circumstances such as CL&P's construction of interconnection facilities for the owner of a generating facility, and the amount on deposit shall vary from time to time based on projected cash flow during such one hundred twenty (120) day period on a rolling basis; provided that CL&P shall not release, other than in accordance with Section 6.4, any amounts to UI during the final one hundred twenty (120) days of such installation period.  For any Capital Improvement resulting from storm restoration and/or other emergency conditions, CL&P shall be entitled to (i) invoice (including on an estimated basis subject to adjustment pursuant to Article 6) the Capital Costs associated with such Capital Improvement as part of the monthly invoice and/or as an out of cycle invoice that UI shall pay within thirty (30) days after the date of invoice; and/or (ii) request a security deposit in an amount equal to CL&P's estimate of Capital Costs associated with such Capital Improvement, in which case UI shall pay such security deposit to CL&P within fifteen (15) days after CL&P's request therefor.  Interest shall accrue on amounts deposited as security at the FERC-approved interest rate for security deposits at such time, and accrued interest shall be paid to UI in connection with the final release of such security deposit pursuant to Section 6.4.  In addition to all of CL&P's rights and remedies hereunder and under Law, UI shall be liable for late charges and costs of collection pursuant to Section 6.6 if UI fails to provide any security deposit in full compliance with this Section 5.4(b).  If UI possesses a Credit Rating of Investment Grade or better as of the commencement of any Capital Improvement, CL&P shall waive the requirement of a security deposit under this Section 5.4(b) so long as UI maintains such Credit Rating throughout the installation of such Capital Improvement, in which case, in lieu of such security deposit, CL&P shall invoice UI in advance for the projected Capital Costs of such Capital Improvement on a monthly basis.

(c)

Payment.  UI shall pay Capital Costs to CL&P pursuant to Article 6.  Monthly invoices issued pursuant to Section 6.1 shall reflect Capital Costs incurred during the immediately preceding month or estimates thereof.

(d)

Exclusion from Cost Allocation.  All Capital Costs paid by UI to CL&P on account of Capital Improvements shall be in addition to, and shall not be considered part of, the Cost Allocation.  All Capital Costs paid to CL&P shall not diminish or otherwise affect in any manner whatsoever UI's responsibility to fully pay CL&P for all other Costs incurred by CL&P in connection with the exercise and/or attempted exercise of its rights hereunder.

ARTICLE 6.

BILLING AND PAYMENT

6.1.

Monthly Invoices.  CL&P shall prepare and submit monthly invoices to UI for payments due hereunder, including Costs (including the Cost Allocation and charges for Capital Costs incurred during the preceding calendar month with respect to Capital Improvements (unless such Capital Costs shall be billed in advance pursuant to Section 5.4(b))).  All invoices shall be subject to true-up for estimates and otherwise in accordance with this Article 6; provided that the foregoing shall not affect the restriction on any true-up hereunder, including under Section 4.3.  CL&P shall supply any reasonably necessary data and calculations supporting an invoice.  UI shall pay the full amount of such invoices (including disputed amounts) within thirty (30) days after the date of invoice.  Payment shall be made by wire transfer to an account from time to time designated by CL&P, or by other mutually agreeable method(s).

6.2.

Taxes.  UI shall be responsible for all applicable Taxes (excluding income taxes imposed on CL&P) associated with payments under this Agreement.  CL&P shall use reasonable efforts to include, for remittance to the appropriate Governmental Authority, all such sales, use or other applicable Taxes in all invoices submitted hereunder.  UI shall be responsible for (a) any such Taxes that CL&P is obligated by Law to have collected, but shall not have collected; and (b) identifying and requesting any exemption from the collection of any such Tax by providing appropriate documentation to CL&P.  UI's obligations with respect to such Taxes shall survive the termination or expiration of each Step-In Period and/or this Agreement.

6.3.

Estimates.  In the event that necessary billing data is not available in time to prepare a monthly invoice (including actual Capital Costs), CL&P may issue an invoice based on an estimate for that billing period, using good faith calculations.  Any over-charge or under-charge resulting from such estimate shall be accounted for in the next billing period for which actual data is available.

6.4.

Security Deposit.  If UI has provided a security deposit for any Capital Costs pursuant to Section 5.4(b), such security deposit shall not be applied as a credit against the current amount due for the relevant Capital Improvement.  Instead, CL&P shall refund such security deposit, together with interest at the rate set forth in Section 5.4(b), to UI after the completion of such Capital Improvement and payment in full by UI of all Capital Costs associated therewith.

6.5.

Adjustments; Disputes.  CL&P may adjust any invoice previously rendered for any arithmetic, computational or other error, within one (1) year after the date of the invoice.  UI may challenge, in good faith, the correctness of all or any portion of any invoice rendered and/or adjusted by CL&P under this Agreement by (written) notice given within one (1) year after the issuance date of the affected invoice, and in the event of such challenge, payment of the full amount, whether or not disputed, shall be made when due.  Any billing challenge or billing adjustment shall be given as soon as possible in writing and shall state the specific basis for the challenge or adjustment.  An invoice, including an adjusted invoice, rendered under this Agreement shall be conclusive and binding on UI unless challenged in accordance with this Section 6.5 within such one (1) year period from issuance.  If it is determined that a payment is required from one Party to the other, such payment shall be made within thirty (30) days after such determination.  Notwithstanding anything to the contrary in this Agreement, UI shall not assert as a basis for withholding or otherwise not making payment that the amount(s) in question may or will not be recoverable in regional rates, and UI hereby waives any excuse, right or other defense to payment on that basis.

6.6.

Late Charges; Collection Costs.  In addition to all other payment obligations hereunder and under Law, if UI fails to make any payment when due hereunder, interest shall accrue thereon as a late charge at the rate of one and one-half percent (1.5%) per month (or if less, the maximum rate allowable by Law (including under applicable FERC requirements)) from the date of issuance of the applicable invoice, which shall be immediately due and payable.  UI shall pay for all reasonable costs of collection and enforcement, including reasonable attorneys' fees, which may be incurred by CL&P in collecting or attempting to collect amounts due to CL&P hereunder or in otherwise enforcing its rights and remedies against UI hereunder including its indemnification rights under Article 9.

6.8.

Survival.  The applicable provisions of this Agreement shall remain in effect after the expiration or termination of any Step-In Period and/or this Agreement to the extent necessary to provide for final billings, billing adjustments, the resolution of any billing disputes, and payment.

6.9.

Dispute Resolution.  Any billing dispute that cannot be resolved through good faith negotiations shall be subject to the dispute resolution process in Article 11.

ARTICLE 7.

OPERATIONS DURING STEP-IN

7.1.

Scope of Step-In Rights.  During each Step-In Period, CL&P will exclusively manage, operate, and maintain the UI Assets, including all repairs, replacements, upgrades, maintenance, overhauls, inspections, emergency services and procedures, procurement, capital additions and other improvements thereto, in accordance with the terms and conditions of this Agreement.  CL&P shall be responsible for operation and maintenance means, methods, techniques, sequences, procedures and safety and security programs.  The Parties acknowledge that the UI Assets are an integral component of the regional electric transmission system, and as such, ISO-NE retains Operating Authority over the UI Assets in accordance with the terms of the TOA.  Subject to the foregoing, during each Step-In Period, CL&P will have full and exclusive control over the physical aspects of the UI Assets, and UI shall not interfere, or allow any Person acting for or on behalf of UI, to interfere in CL&P's operation and maintenance of the UI Assets.

7.2.

Performance Standard.  During each Step-In Period, CL&P shall manage, operate, and maintain the UI Assets in accordance with Good Utility Practices.  EXCEPT AS SET FORTH IN THIS SECTION 7.2, CL&P MAKES NO OTHER GUARANTEES AND/OR WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE MANAGEMENT, OPERATION AND/OR MAINTENANCE OF THE UI ASSETS, OR THE PERFORMANCE OF ANY OBLIGATIONS UNDER THIS AGREEMENT, AND CL&P SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.3.

Access.  During each Step-In Period, UI shall maintain the License Agreement in full force and effect.  UI shall not take any action and/or allow any condition that could interfere with CL&P enjoying full access to the Site during each Step-In Period.  If any Third Party asserts a Claim or interest based on any act or omission of UI that could impair the full access to the Site by CL&P, and/or otherwise impair CL&P's ability to manage, operate and/or maintain the UI Assets during a Step-In Period, CL&P shall defend such Claim and shall take such other actions as are necessary and appropriate to preserve CL&P's use of the Site, all at UI's sole expense (which Costs shall be in addition to, and shall not be considered part of, the Cost Allocation).  During each Step-In Period, CL&P will manage access to the UI Assets by Persons other than those acting on behalf of CL&P consistent with Good Utility Practices.  Without limiting the generality of the foregoing, during a Step-In Period, UI shall not access, and shall not authorize any Person acting for or on behalf of UI to access, any of the UI Assets without providing (written) notice to CL&P at least ten (10) Business Days before the day that UI has scheduled for such access; provided that if UI requires such access to address a safety concern and/or other exigent circumstances, UI shall provide (written) notice in advance of such access as is reasonable under the circumstances.  UI shall comply and otherwise cooperate with any restrictions required by CL&P in connection with such access (including advance notice to affected land owners, compliance with safety requirements, and escorted access).  UI shall be solely responsible for, and shall indemnify, and shall defend and save the Indemnified Persons harmless from and against any Liability arising out of such access by UI and/or Persons authorized by UI in accordance with Article 9.  UI shall bear all Costs incurred by CL&P in connection with such access; provided that CL&P shall not charge UI in connection with infrequent requests for access for legitimate business purposes.

7.4.

Identification.  CL&P reserves the right to mark, identify or otherwise designate the UI Assets in connection with the management, operation and/or maintenance of the UI Assets during a Step-In Period.  UI shall not take, and shall not allow any Person acting for or on behalf of UI to take any action that could interfere, deface, or otherwise impair the effectiveness of CL&P's identification system.

7.5.

Hazardous Materials.  To the extent that CL&P's operation and maintenance of the UI Assets hereunder involves the handling, removal, storage, exposure to, disposal of, or other contact with, Hazardous Materials in any manner whatsoever, CL&P shall manage such environmental conditions in accordance with Good Utility Practices (including CL&P's procedure for the disposal of wood poles) on UI's behalf, and UI shall, at its sole cost and expense, do all such acts, execute and/or file all such documents (including any manifests and other documents required under Law), and cause to be done all such other things as CL&P may reasonably request from time to time in connection with such conditions; provided that CL&P shall not charge UI an additional cost for the management of Hazardous Materials if and to the extent that the O&M Costs include similar services performed with respect to CL&P Facilities (in which case the Cost Allocation already accounts for such management).  UI shall be designated as the owner and/or responsible party on any documentation required in connection with any such Hazardous Materials.

7.6.

Compliance with Laws.  CL&P's exercise of step-in rights hereunder shall not alter, impair and/or otherwise affect UI's obligation to comply with all Law and the rules, regulations and requirements of FERC, NERC, NPCC, ISO-NE, CONVEX and/or any other regional and/or national electric transmission authority (including the Planning Authority) and the TOA, in each case to the extent applicable to the UI Assets.  Without limiting the generality of the foregoing, UI shall (a) obtain and maintain any and all Permits for the ownership and/or operation of the UI Assets, including any fees and usage charges associated therewith; and (b) solely bear and timely pay all Taxes (and/or payments in lieu thereof) associated with the UI Assets and UI shall prepare and file or cause to be filed all returns, certificates, applications or other documents relating thereto, in connection with all such Taxes.  CL&P shall maintain all Permits required for its management, operation and maintenance of the UI Assets during any Step-In Period.

7.7.

Insurance.  During each Step-In Period, UI shall solely bear all risk of loss and casualty with respect to the UI Assets.  UI shall obtain and maintain in effect throughout the Term (unless a longer duration is specified in Schedule 7.7), at a minimum, the insurance coverages set forth in Schedule 7.7 attached hereto and required under Section 9.5, through insurance carrier(s) having an AM Best rating of A or better (or otherwise acceptable to CL&P in its reasonable discretion); provided that during the period that UI and/or its Affiliates (as opposed to a Third Party transferee) owns all of the UI Assets, the carrier(s) insuring the other transmission facilities of UI and/or such Affiliates shall be deemed acceptable under this Agreement.  All insurance required hereunder shall be endorsed to name CL&P and its Affiliates as additional insureds (other than for workers' compensation insurance). The amount of deductibles or self-insured retentions shall be for the sole account of UI.  All evidence of insurance maintained by UI (including copies of policies) shall be furnished to CL&P within ten (10) days after request.  No later than ten (10) days after each Exercise Date, UI shall provide CL&P with certificate(s) of insurance demonstrating such coverages, and UI shall ensure that its broker or insurer provides CL&P with replacement certificates evidencing required insurance coverage prior to the expiration of prior certificates.  Such certificate(s) shall contain statements (a) indicating that CL&P shall receive a (written) notice at least thirty (30) days before cancellation/non-renewal or significant modification of any of such policies; and (b) confirming that CL&P and its Affiliates (as their interests may appear) have been named as additional insureds (other than under coverage for workers' compensation) and providing a waiver of subrogation which UI may have against them.  Such insurance coverages shall be primary to any other coverage available to CL&P or its Affiliates, and shall not be deemed to limit UI's Liability under this Agreement.

7.8.

Compliance with CEII and CIP.  In addition to compliance with the confidentiality provisions of the Definitive Agreement and Section 13.7, to the extent that UI obtains any CEII during any Step-In Period, UI shall keep confidential any and all CEII whether or not solely applicable to the UI Assets.  To the extent that the management, operation and/or maintenance of the UI Assets involve critical assets and critical cyber assets, UI shall be bound by and comply with the NERC Critical Infrastructure Protection ("CIP") standards (CIP-002 through CIP-009).  In addition, upon request by CL&P, UI shall execute a certificate confirming full compliance with the foregoing obligations.

7.9.

Force Majeure.  If a Party is prevented, in whole or in part, by a condition of Force Majeure from managing, operating and/or maintaining the UI Assets, such Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, during continuance of the Force Majeure.  Such Party shall give (written) notice to the other Party of such Force Majeure event as soon as reasonably practical after becoming aware of such event or circumstance.  The affected Party shall use commercially reasonable efforts to eliminate the Force Majeure condition; provided that the settlement of strikes, walkouts, lockouts, and other labor disputes shall be entirely within the discretion of a Party, and such Party may settle such dispute at such time and on such terms and conditions as it may deem to be advisable.  A Force Majeure shall not excuse or otherwise affect UI's obligations hereunder, including the timely payment of Costs (including the Cost Allocation), and to the extent that CL&P continues to incur the same during continuance of the Force Majeure, Capital Costs.

ARTICLE 8.

LIMITATION OF LIABILITY

8.1.

No Consequential Damages.  NEITHER CL&P NOR ANY OF ITS AFFILIATES, PARTNERS, AGENTS, SUBCONTRACTORS OR VENDORS, OR THEIR RESPECTIVE EMPLOYEES, SHALL BE LIABLE HEREUNDER FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, INDIRECT, OR INCIDENTAL DAMAGES OR LOSSES, INCLUDING COST OF CAPITAL, LOSS OF GOODWILL, LOST REVENUES OR INCREASED OPERATING COSTS, REGARDLESS OF ANY UNAVAILABILITY OF ANY UI ASSETS.  NONE OF UI OR ITS AFFILIATES, PARTNERS, AGENTS, SUBCONTRACTORS OR VENDORS OR THEIR RESPECTIVE EMPLOYEES SHALL BE LIABLE HEREUNDER FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, INDIRECT OR INCIDENTAL DAMAGES OR LOSSES.  The foregoing waiver of consequential damages shall not affect in any manner UI's indemnification of the Indemnified Persons under Article 9.  The waivers, releases and disclaimers of Liability expressed in this Agreement shall survive termination, cancellation or expiration of each Step-In Period and/or this Agreement, and shall apply (unless otherwise expressly indicated) whether in contract, equity, tort or otherwise, even in the event of fault, negligence, including sole negligence, foreseeable damages, strict liability, or breach of warranty of the Party released or whose Liabilities are limited, and shall extend to the partners, principals, directors, officers and employees, agents and other Affiliates of such Party, and their partners, principals, directors, officers and employees.

8.2.

Limitations of CL&P's Liability.

(a)

No CL&P Liability.  Neither CL&P nor any of CL&P's Affiliates shall have any Liability of whatever nature with regard to, and/or arising out of, any contracts, agreements and/or other undertakings of UI and/or any of UI's Affiliates relating to the operation and/or maintenance of the UI Assets or any portion thereof, including performing any of UI's obligations under, and/or otherwise complying with, any such agreements.  UI shall solely bear any Liability associated with each such agreement including the economic consequences of each such agreement, any Proceeding resulting from any such agreement, and/or any adverse effect of whatever nature on any of the UI Assets due to any such agreement.  UI shall indemnify, defend and save the Indemnified Persons harmless from and against any Liability relating to, and/or arising out of, each such agreement in accordance with Article 9.

(b)

Damage Limitation.  Neither UI nor any of UI's Affiliates shall be entitled to recover from CL&P and/or any of CL&P's Affiliates for any damages resulting from the error or delay in the management, operation and/or maintenance of any of the UI Assets, any damage to any of the UI Assets, any outage or other unavailability of any of the UI Assets, or any damages of any kind occurring during the management, operation and/or maintenance of any of the UI Assets or otherwise arising out of the exercise and/or attempted exercise of rights under this Agreement, unless such damages shall have resulted from a conscious, voluntary act or omission by CL&P in reckless disregard of a legal duty and of the consequences to another

Person.

(c)

Maximum CL&P Liability.  To the fullest extent allowable under Law and without limiting the scope of the limitations set forth in this Section 8.2 and elsewhere in this Agreement, CL&P's aggregate Liability to UI and/or any of its Affiliates under or on account of this Agreement, whether founded in contract, tort (whether due to negligence, gross negligence, willful misconduct, strict liability or otherwise), statute or regulation, indemnity or otherwise, shall at all times be limited to:

(i)

in the case of Liability arising out of, and/or relating to the exercise of rights by CL&P pursuant to Section 2.1(a), fifty percent (50%) of the aggregate Cost reimbursement paid by UI to CL&P in connection with such exercise; and

(ii)

in all other instances, the lower of (1) fifty percent (50%) of the aggregate Cost reimbursement paid by UI to CL&P for the Step-In Period in which CL&P incurred such Liability; or (2) One Million Two Hundred Thousand Dollars ($1,200,000.00).

(d)

Waiver.  UI hereby irrevocably waives, releases and discharges any and all rights, entitlements, objections, Claims, discrepancies, disputes or other challenges, direct or indirect, relating to, or arising out of, any Liability of CL&P and/or any of its Affiliates in excess of the limitations set forth in this Section 8.2.

(e)

Survival.  The provisions of this Section 8.2 shall survive termination or expiration of each Step-In Period and/or this Agreement.

8.3.

No Recourse.  UI shall not have any recourse whatsoever against any of the directors, officers or employees of CL&P or against any of CL&P's Affiliates.  Without limiting the generality of the foregoing, UI, on behalf of itself and UI's Affiliates, hereby fully and irrevocably waives any right, Claim or entitlement whatsoever against any such directors, officers or employees and/or such Affiliates relating to any Liability suffered or incurred by any of them from any acts or omissions of any of such Persons.  This Section 8.3 shall survive termination or expiration of each Step-In Period and/or this Agreement.

ARTICLE 9.

INDEMNIFICATION

9.1.

General Indemnification by UI.  UI shall be responsible for and shall indemnify, and shall defend and save CL&P, its Affiliates and their respective employees, trustees, shareholders, officers, and directors, as well as their respective agents, contractors and consultants (each, an "Indemnified Person") harmless from and against any and all Proceedings and/or Liabilities whatsoever (including consequences resulting from exposure to EMFs), regardless of whether or not such Liability is caused by or is attributable in whole or in part to any negligent act or omission of an Indemnified Person, suffered or incurred by any of such

Indemnified Persons arising out of, and/or related to, the UI Assets and/or UI's failure to operate and maintain any or all of the UI Assets in accordance with Good Utility Practices; provided that if and to the extent that a court of competent jurisdiction conclusively determines that any such Liability has been solely caused by the a conscious, voluntary act or omission of an Indemnified Person in reckless disregard of a legal duty and of the consequences to another Person, then the foregoing indemnification shall not extend to (a) such Indemnified Person to the extent of the Liability solely caused by such act or omission of such Indemnified Person; or (b) any Indemnified Person to the extent of the Liability solely caused by such act or omission of such Indemnified Person if such Indemnified Person acted pursuant to authorized corporate action of CL&P.

9.2.

Environmental Indemnification by UI.  Without limiting the generality and scope of Section 9.1, UI agrees to indemnify each Indemnified Person against, and defend and hold each of them harmless from any and all Environmental Liabilities (collectively, the "Indemnified Environmental Obligations") suffered or incurred by any of them, including any such Indemnified Environmental Obligation alleged, asserted, initiated or otherwise existing in respect of injury to persons, including death, and damage to property, business and/or natural resources or trespass or nuisance to property suffered by any Person.  The foregoing indemnification shall include any Indemnified Environmental Obligation arising out of, and/or relating to, any acts or omissions of CL&P, any consultants, contractors, subcontractors, transporters, recyclers, or any treatment, storage or disposal facility or location used by CL&P or such other Persons, whether or not based upon any act or omission on or off the Site.  Further, Indemnified Environmental Obligations shall include any Liability suffered, incurred and/or imposed as a result of actions pursued by any Governmental Authority.  If and to the extent that a court of competent jurisdiction conclusively determines that any such Liability has been solely caused by the conscious, voluntary act or omission of an Indemnified Person in reckless disregard of a legal duty and of the consequences to another Person, then the foregoing indemnification shall not extend to (a) such Indemnified Person to the extent of the Liability solely caused by such act or omission of such Indemnified Person; or (b) any Indemnified Person to the extent of the Liability solely caused by such act or omission of such Indemnified Person if such Indemnified Person acted pursuant to authorized corporate action of CL&P.

9.3.

Indemnification Notice.  Whenever a Claim for indemnification shall arise under this Article 9, the affected Indemnified Person(s) shall give notice to UI of the Claim, including reasonable detail about the facts and circumstances thereof.  Such notice shall be given as soon as reasonably practical following the time that such Indemnified Person realized its entitlement to indemnification hereunder.  Notwithstanding the foregoing, the failure to provide such notice shall not prejudice, impair or otherwise adversely affect in any manner whatsoever the rights of the Indemnified Persons and the obligations of UI, and such Indemnified Person(s) shall have no Liability to UI as a result of the failure to provide such notice and such Indemnified Person(s) shall have all of the rights and benefits provided for in this Agreement, notwithstanding failure to provide such notice except to the extent that such failure to provide notice prevents UI from, or materially disadvantages UI in, effectively defending any Claim to which UI's indemnification obligations under this Article 9 apply.  Any notice given by an Indemnified Person pursuant to this Section 9.3 shall be deemed to have satisfied the notice requirement with respect to any Managed Claim.

9.4.

Indemnification Procedure.

(a)

Assumption of Defense.  If UI has acknowledged, by notice given to the affected Indemnified Person(s) within a reasonable period after receiving the notice from such Indemnified Person(s) (based on the circumstances, but no more than five (5) Business Days after receipt of such notice), its indemnification obligation with respect to a particular Claim, UI, upon giving such notice to such Indemnified Person(s), may assume, at its sole cost and expense, the defense of any Claim by a Third Party.  Counsel selected for such defense of any Claim by a Third Party shall be reasonably acceptable to such Indemnified Person(s), and such Indemnified Person(s) shall be entitled to participate in (but not control) such defense through its/their own counsel and at its/their own cost and expense; provided that, if the counsel selected by UI advises that, due to actual or potential conflicts, separate counsel should represent such Indemnified Person(s), the expense of such separate counsel shall be an indemnified expense in accordance with the terms and conditions hereof, the full cost of which shall be borne by UI.  Such Indemnified Person(s) shall reasonably cooperate with UI in connection with the defense of such Claim by a Third Party.  Notwithstanding anything to the contrary herein, each Indemnified Person shall have the right to retain separate counsel to represent such Indemnified Person, at the sole cost and expense of such Indemnified Person concerning such Claim by a Third Party, except to the extent such cost and expense are subsequently determined to be an indemnified expense.

(b)

Indemnified Persons' Rights.  If UI does not acknowledge its indemnification obligation for a particular Claim by a Third Party, or does not timely assume the defense thereof, such Indemnified Person may defend such claim in such manner as it may deem appropriate.  UI shall bear all of the costs and expenses, including attorneys' fees, incurred by each Indemnified Person in connection with such defense all of which shall be paid from time to time within twenty (20) days after UI receives a (written) request from any Indemnified Person for reimbursement (including reasonably detailed documentation in support of any such request), and UI shall be entitled to participate (but not control) such defense through its own counsel and at its own cost and expense.  UI shall reasonably cooperate with such Indemnified Person in connection with the defense of such Claim by a Third Party.

(c)

UI Obligations.  Notwithstanding its control of a defense of any Claim by a Third Party, UI shall not (i) make any admission or take any other action that is binding on, or otherwise attributable to any Indemnified Person; and/or (ii) consent to any settlement, entry of an Order or other disposition, in any or all instances without the prior written consent of the affected Indemnified Person(s).

(d)

Managed Claims.  Notwithstanding anything to the contrary in this Section 9.4 and without affecting in any manner UI's Liability with respect to any Claim to which UI's indemnification obligations apply under this Article 9, Managed Claims shall be managed and controlled pursuant to Paragraph F of the Purchase and Sale Terms.

9.5.

Insurance.  UI shall obtain, and maintain at its sole cost and expense, such insurance as will insure its obligations under this Article 9; provided that the amount of available insurance shall not limit or otherwise restrict UI's indemnity obligations hereunder.  Nothing in this Article 9 shall prejudice or otherwise impair the rights of CL&P with respect to insurance coverage.

9.6.

Survival.  Indemnification shall apply irrespective of the date of the assertion of any Claim against an Indemnified Person and/or whether the Indemnified Person suffers or incurs any Liability before or after the expiration or earlier termination of any Step-In Period and/or this Agreement.  The applicable provisions of this Agreement shall remain in effect after the expiration or termination of this Agreement to the extent necessary to provide for the determination and enforcement of UI's indemnification obligation with respect to acts or events that occurred while this Agreement was in effect.

9.7.

Indemnification Limitation.  Any indemnification or similar hold harmless obligation(s) under this Agreement shall not be enforceable to the extent that a court of competent jurisdiction conclusively determines that such obligation(s) is/are prohibited by Law.  The Parties expressly acknowledge that none of the Transaction Documents constitutes a "contract or agreement relative to the construction, alteration, repair or maintenance of any building, structure or appurtenances thereto" as that phrase is used in Connecticut General Statutes § 52-572k.

ARTICLE 10.

TERM

10.1.

Term.  This Agreement shall become effective upon the Effective Date and, unless earlier terminated by mutual agreement of the Parties, shall remain in effect until the earlier to occur of:

(a)

UI permanently retires all of the UI Assets in accordance with the requisite approval(s) from the Governmental Authorities, in which case the term of this Agreement shall automatically expire as of the date that UI commences the dismantling and removal of the UI Assets;

(b)

the consummation of the Repurchase Closing; or

(c)

the consummation of the Put Closing.

The Parties acknowledge that any developments with respect to the UI Assets, including the partial retirement thereof, shall not terminate, impair, change, and/or otherwise affect in any manner whatsoever this Agreement.

10.2.

Effect of Termination.  Termination of this Agreement shall not affect any Liability incurred or accrued by, or on behalf of, UI hereunder prior to the effective date of such termination.  Without limiting the generality of the foregoing, CL&P shall be compensated for all amounts due hereunder through the date of termination.  Nothing herein shall affect in any manner whatsoever the Liability of UI to dismantle and remove the UI Assets and to restore the Site after retirement of any UI Assets.

10.3.

O&M Agreement.  The effectiveness of this Agreement shall be temporarily suspended during any period in which the O&M Agreement for the UI Assets remains in effect.

ARTICLE 11.

DISPUTE RESOLUTION

11.1.

Negotiation Between Executives.  The Parties shall attempt in good faith to promptly resolve any dispute arising out of or relating to this Agreement by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the Persons with direct responsibility for administration of this Agreement.  Either Party may give the other Party (written) notice of any dispute not resolved in the normal course of business.  Such notice shall include: (a) a statement of that Party's position and a summary of arguments supporting that position; and (b) the name and title of the executive who will be representing that Party and of any other Person who will accompany the executive.  Within fifteen (15) days after delivery of the notice, the receiving Party shall respond with: (i) a statement of that Party's position and a summary of arguments supporting that position; and (ii) the name and title of the executive who will represent that Party and of any other Person who will accompany the executive.  Within thirty (30) days after delivery of the initial notice, the designated executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they deem necessary, in good faith, to attempt to resolve the dispute.  All reasonable requests for information made by one Party to the other will be honored.  All negotiations pursuant to this Section 11.1 shall be confidential, subject to the provisions of Section 13.7 and shall be treated as compromise and settlement negotiations for purposes of Law and rules of evidence.

11.2.

Mediation.  If the dispute has not been resolved by negotiation within forty-five (45) days after the disputing Party's notice, or if the Parties have failed to meet within thirty (30) days, each as contemplated in Section 11.1, the Parties shall attempt to settle the dispute by mediation under the then current CPR Mediation Procedure; provided, however, that if one Party refuses or fails to participate in negotiation pursuant to Section 11.1, the other Party may then immediately initiate mediation prior to the expiration of the forty-five (45) day negotiation period.  Unless otherwise agreed, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals.

11.3.

Arbitration.  Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, that has not been resolved by a non-binding procedure as provided in Section 11.1 and/or Section 11.2 within ninety (90) days after notice of the dispute, shall be resolved by final and binding arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration by a sole neutral arbitrator designated in accordance with CPR Rule 5.3, for any dispute involving amounts in the aggregate under Three Million Dollars ($3,000,000.00), or, for any dispute involving amounts in the aggregate equal to or greater than Three Million Dollars ($3,000,000.00), by three (3) arbitrators, with each Party designating one (1) arbitrator in accordance with the "screened" appointment procedure set forth in CPR Rule 5.4, and with the third arbitrator being appointed in accordance with CPR Rule 5.4(e); provided, however, that if either Party will not participate in a non-binding mediation Proceeding as specified in Section 11.2, the other Party may thereafter immediately initiate arbitration (before expiration of the above-mentioned ninety (90) day period).  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, inclusive, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The place of arbitration shall be Hartford, Connecticut.

11.4.

Powers of Arbitrator(s).  Except with respect to any and all Claims of Third Parties, the arbitrator(s) are not empowered to award damages in excess of compensatory damages (subject to the limitation on Liability set forth herein) and each Party expressly waives and foregoes any right to have the arbitrator(s) award indirect, incidental, consequential, special, exemplary, punitive or similar damages, except to the extent Law requires that compensatory damages be increased in a specified manner, or except with respect to any and all Claims of Third Parties.  All costs of the arbitration shall be paid equally by the Parties, unless the award shall specify a different division of such costs.  Each Party shall be responsible for its own expenses, including attorneys' fees.  Each Party shall be afforded adequate opportunity to present information in support of its position on the dispute being arbitrated.  The arbitrator(s) also may request additional information from the Parties.

11.5.

Deferral.  The Parties may agree to defer any arbitration Proceeding, without prejudice to any Indemnified Person, pending the resolution of a particular Claim by a Third Party disputed by the Parties.

11.6.

Continued Performance.  Notwithstanding the existence of any dispute or controversy between the Parties, UI shall continue to make disputed and undisputed payments to CL&P in accordance with the terms hereof.

11.7.

Compelled Arbitration.  Each Party will proceed in good faith to conclude the arbitration Proceeding as quickly as reasonably possible.  If a Party refuses or fails to participate in an arbitration Proceeding as required by this Agreement, the other Party may petition any Governmental Authority having proper jurisdiction for an order directing such Party to participate in the arbitration Proceeding.  All costs and expenses, including attorneys' fees, incurred by the petitioning Party in enforcing such participation will be paid for by the refusing Party.

11.8

Related Parties and Proceedings.

(a)

Related Parties.  Each Party shall have the right, but not the obligation, to join or otherwise require others (including any guarantor of such Party's obligations) to participate as parties and/or witnesses, in the sole and exclusive discretion of each such Party exercised in good faith, in any dispute resolution Proceeding hereunder (including any negotiation between executives, mediation and/or arbitration).  If either Party, in its sole and exclusive discretion exercised in good faith, exercises such right, then such additional party and/or parties shall be an equal participant in, and subject to all rules and requirements of, such Proceeding; provided that if such additional participation involves an arbitration Proceeding for disputes involving amounts in the aggregate equal to or greater than Three Million Dollars ($3,000,000.00), then three (3) arbitrators shall be designated pursuant to the "screened" appointment procedure referenced in Section 11.3, with one (1) arbitrator being appointed by CL&P, one (1) arbitrator being appointed by UI, and the third arbitrator appointed in accordance with CPR Rule 5.4(e).

(b)

Participation.  Each Party shall have the right, but not the obligation, to require the other Party to join or otherwise participate as a party and/or witness, in the sole and exclusive discretion of such Party exercised in good faith, in any dispute resolution Proceeding (including any negotiation between executives, mediation and/or arbitration) involving all or any portion of the UI Assets.  If either Party, in its sole and exclusive discretion exercised in good faith, exercises such right, then the other Party shall act in good faith, coordinate and cooperate with such Party and the other parties to the Proceeding, and otherwise proceed as though such Proceeding involved a dispute under this Agreement.  Both Parties hereby consent to being so joined and waive and release, to the fullest extent permitted by Law, any objection, right or other Claim that such Party cannot be compelled or otherwise has no obligation to participate in any such Proceeding.  The joined or otherwise participating Party shall solely bear all costs and expenses incurred in connection with such participation.

(c)

Compelled Participation.  If either Party refuses or fails to comply with this Section 11.8, in whole or in part, the other Party may petition any Governmental Authority having proper jurisdiction for an order directing such refusing or non-complying Party to so comply.  All costs and expenses, including attorneys' fees, incurred by the other Party in enforcing such participation will be paid by such refusing or non-complying Party.

ARTICLE 12.

REPRESENTATIONS

As of the Effective Date, each Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party, or any Law applicable to it, (c) this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, and (d) there is not pending or, to its knowledge, threatened against it any Proceedings that could materially adversely affect its ability to perform its obligations under this Agreement.

ARTICLE 13.

MISCELLANEOUS

13.1.

Applicable Law.

(a)

Governing Law.  This Agreement and the rights and duties of the Parties hereunder shall be governed by and construed, enforced and performed in accordance with the Law of the State of Connecticut, without regard to principles of conflicts of law thereof, except to the extent that the Law of another jurisdiction must govern certain aspects of the enforcement of the rights and remedies of the Parties (including legal process and procedure).

(b)

Jurisdiction.  The Parties hereby consent to the exclusive personal and subject matter jurisdiction of the courts of the State of Connecticut for enforcement of the outcome of any and all arbitration Proceedings pursuant to Article 11 and any other legal or equitable Proceedings arising out of or relating to this Agreement.  Each Party hereby irrevocably waives and releases, to the fullest extent permitted by Law:  (i) any objection to the venue of any such Proceeding brought in such a court; and (ii) any Claim that any such Proceeding brought in such court has been brought in an inconvenient forum.

(c)

Waiver of Jury Trial.  The Parties hereby expressly, irrevocably, fully and forever, release, waive and relinquish any and all right to trial by jury with respect to any action by or against the other arising under this Agreement.

13.2.

Binding Effect; Assignment.

(a)

This Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

(b)

UI is not authorized to and shall not directly or indirectly (through an equity sale, merger or other transaction) sell, assign or otherwise transfer its interest in this Agreement, in whole or in part, other than in full compliance with Paragraph H of Exhibit D to the Definitive Agreement, in which case this Agreement shall be assigned to any Person that so acquires ownership of the UI Assets.

(c)

CL&P shall not assign or otherwise transfer its interest in this Agreement without the prior (written) consent of UI, which shall not be unreasonably withheld or delayed; provided, however, CL&P may assign, without recourse, this Agreement without the consent of UI to (i) an Affiliate; (ii) any Person acquiring all or substantially all of the electric transmission assets of CL&P; and/or (iii) any Person providing operations and maintenance services to CL&P Facilities located in the vicinity of the UI Assets.  CL&P also may assign this Agreement without the consent of UI to any Person if CL&P remains unconditionally liable for all of the obligations and other Liabilities of such transferee hereunder notwithstanding such transfer.  Any and all rights and/or obligations of CL&P under this Agreement may be exercised and/or performed by NUSCO or any other Affiliate of CL&P acting as agent for CL&P, and such performance shall not constitute an assignment and/or assumption of Liability by NUSCO and/or any such Affiliate.

(d)

Any purported direct or indirect sale, assignment or other transfer of any interest, in whole or in part, in violation of this Section 13.2 shall be null, void and of no force or effect.

(e)

Notwithstanding anything to the contrary in this Section 13.2 or elsewhere in this Agreement and without limiting CL&P's discretion with respect to any proposed transfer, unless otherwise directed by CL&P, this Agreement shall be assigned to any purchaser or other transferee of the UI Assets, to the extent of the transferred interest, under an assumption and assignment agreement pursuant to which the transferee agrees to be bound by the terms of this Agreement in a form acceptable to CL&P.  Without limiting the generality of the foregoing, in connection with such assumption and assignment, such purchaser or other transferee of the UI Assets shall demonstrate to CL&P compliance with all of the requirements of this Agreement applicable to UI, including the maintenance of insurance pursuant to Section 7.7.

13.3.

Notices.  All notices, demands, directions, approvals, requests, acknowledgements, consents, authorizations, invoices and/or other communications required or permitted to be given hereunder by the Parties shall be in writing, sent to the recipient's address set forth below and shall be effective: (a) when personally delivered to the recipient; (b) five (5) days after deposit of the notice addressed as provided below in the U.S. mail, if sent by U.S. certified mail, return receipt requested; or (c) one (1) Business Day after deposit with a recognized overnight courier or delivery service for delivery on the next Business Day.

The addresses for notice are:

UI:

The United Illuminating Company

157 Church Street

New Haven, Connecticut 06510

Attention:

______________

With a copy to:

The United Illuminating Company

157 Church Street

New Haven, Connecticut 06510

Attention:

General Counsel

CL&P:

c/o Northeast Utilities Service Company

107 Selden Street

Berlin, Connecticut 06037

Attention:

___________

With a copy to:

Northeast Utilities Service Company

P. O. Box 270

Hartford, Connecticut 06141

Attention:

General Counsel

Address for couriers:

56 Prospect Street

Hartford, Connecticut 06103-2818

Either Party may send any such notice or other communication using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail), but no such notice or other communication using such other means shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

13.4.

Waivers.  Any and all waivers by either Party of any breach of, and/or other non-compliance with, any term and/or condition of this Agreement must be in writing, delivered to the other Party in accordance with Section 13.3.  The waiver by either Party of any breach of, and/or other non-compliance with, any term and/or condition of this Agreement shall not operate or be construed as a waiver of any subsequent breach or non-compliance (except to the extent expressly so stated in the applicable (written) waiver).  No course of dealing shall operate as a waiver of any right, power or privilege hereunder and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.5.

Invalid Provisions.  If any provision of this Agreement is adjudged in arbitration or by a court of competent jurisdiction to be illegal, invalid or unenforceable at law or in equity for any reason, the same shall, if possible, be modified to the extent necessary to make it legal, valid and enforceable, or, if not possible, such provision shall be deleted.  The remaining provisions of this Agreement shall remain enforceable notwithstanding the illegality, invalidity or unenforceability of any individual provision.  The Parties also shall negotiate an equitable adjustment to this Agreement with a view toward effecting, to the extent possible, the original purpose and intent of the severed provision.

13.6.

Survival.  All agreements, representations, warranties and covenants made by each Party in this Agreement and in the documents delivered by each Party pursuant to this Agreement shall be considered to have been relied upon by the other Party and shall survive expiration or earlier termination of this Agreement for so long as is necessary to fulfill the intent thereof.  All requirements, terms, conditions and provisions that by their nature are incapable of being fully performed within the Term, including each Party's non-disclosure obligations, UI's payment obligations, and UI's indemnities for the benefit of Indemnified Persons, shall survive cancellation, termination or expiration of this Agreement for so long as is necessary to fulfill the intent thereof.  The remaining terms and conditions of this Agreement shall survive to the extent necessary to give effect to such surviving requirements, terms, conditions and provisions.

13.7.

Confidentiality.  During the Term and for a period of one (1) year thereafter, each Party shall (a) keep confidential the terms of this Agreement and all written information furnished by the other Party in furtherance hereof and conspicuously marked as "Confidential Information;" (b) not disclose or reveal, except as permitted pursuant to this Section 13.7, any such confidential information to any Person other than such Party's employees directly involved with the transactions contemplated hereby; and (c) not use such information other than consistent with the terms hereof.  Each Party shall notify the other Party of any unauthorized disclosure and shall be responsible for any breach hereof by such Party and its representatives.  The receiving Party and/or its representatives may disclose such confidential information under any of the following conditions:

(i)

if required by Law, including as required in connection with Permits contemplated hereunder;

(ii)

to attorneys for, or consultants or independent public accountants of, any Party, or any Person who has provided financing to a Party for the transactions contemplated hereunder, provided that in each case only if such Person shall be bound by a confidentiality agreement embodying the terms of this Section 13.7;

(iii)

if required to be disclosed in connection with the prosecution or defense of any litigation;

(iv)

if such confidential information is or becomes part of the public domain by means other than actions taken by the receiving Party or on its behalf;

(v)

if the receiving Party rightfully received such confidential information from sources other than the disclosing Party without breach of an obligation of confidentiality;

(vi)

if the receiving Party independently developed such information without reliance on the confidential information disclosed by the disclosing Party; or

(vii)

if agreed to in writing by the disclosing Party.

In the event disclosure is made pursuant to clause (i), the Party effecting such disclosure shall (1) promptly notify the other Party thereof so that such Party may seek a protective order or other appropriate remedy, and (2) use reasonable efforts to minimize the scope of any disclosure and to require that the recipient(s) maintain the confidentiality of any confidential information covered by this Section 13.7.  Notwithstanding anything to the contrary in this Agreement, the receiving party shall not make use of any such confidential information other than for the sole purpose of operating and/or maintaining the UI Assets.  Each Party acknowledges that the other Party would not have an adequate remedy at law and would be irreparably harmed if such Party breached this Section 13.7; accordingly, without prejudice to the rights and remedies otherwise available, each Party shall be entitled to equitable relief by way of injunction to prevent breaches of this Section 13.7 by the other Party or any other recipients of such confidential information.

13.8.

Publicity.  Except as required by Law, UI shall not publicize (including through any press release, advertising or other promotional or publicity activity) the relationship between the Parties, this Agreement, or the transactions contemplated hereunder without the prior (written) consent of CL&P (which consent may be granted or withheld in CL&P's sole and exclusive discretion) whether prior to or after expiration or earlier termination of this Agreement.

13.9.

Further Assurances.  The Parties shall from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to clarify, confirm and assure the rights and obligations provided for in this Agreement.

13.10.

Counterparts/Facsimiles/PDF Copies.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts; provided that the counterpart produced bears the signature of the Party sought to be bound.  Facsimile signatures and "portable document format" (PDF) copies of signatures shall be deemed original signatures.

13.11.

FERC Acceptance.  The effectiveness of this Agreement shall be subject to acceptance by FERC of the terms and conditions hereunder.  If FERC does not accept this Agreement, or conditions acceptance of this Agreement, the Parties shall negotiate in good faith to develop an alternate arrangement (including appropriate modifications to this Agreement) that will accomplish the purpose and intent of this Agreement in a manner acceptable to FERC.  The effectiveness of the termination of this Agreement shall be subject to acceptance by FERC, if and to the extent required.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

THE UNITED ILLUMINATING COMPANY

By:

Name:

Title:

Duly Authorized

THE CONNECTICUT LIGHT AND POWER COMPANY

By:

Name:

Title:

Duly Authorized

STATE OF CONNECTICUT

)

)   ss.

Berlin

COUNTY OF HARTFORD

)

This Agreement was acknowledged before me on the      day of                 , [     ], by                         , a                              of The United Illuminating Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:

     Notary Public

     Notary's Printed/Typed Name

STATE OF CONNECTICUT

)

)   ss.

Berlin

COUNTY OF

HARTFORD

This Agreement was acknowledged before me on the      day of              , [     ], by                         , a                              of The Connecticut Light and Power Company, a specially chartered Connecticut corporation, on behalf of said corporation.

My Commission Expires:

     Notary Public

     Notary's Printed/Typed Name

Schedule 7.7

Insurance

UI shall maintain the following insurance coverages in accordance with Sections 7.7 and 9.5 of this Agreement:

(a)

Workers' Compensation - Statutory coverage and Employers Liability Insurance with limits of $1,000,000.

(b)

General Liability Insurance excluding Professional Liability but including Operations, Products and Completed Operations, Contractual Liability and Broad Form Property Damage Liability written in one or more layers with a combined single limit for Bodily Injury and Property Damage of $20,000,000 per occurrence and annual aggregate.  Products and Completed Operations coverage shall remain in effect for a minimum of three (3) years from the date of termination of this Agreement.

(c)

Comprehensive Automobile Liability Insurance, including all owned, non-owned, and hired vehicles, with a combined single limit for Bodily Injury and Property Damage of $20,000,000 per accident.

Signature Page 1

EXHIBIT J - INTENTIONALLY OMITTED

Schedule A

Calculation of Deposit Rate for payments on UI Investments

The following calculations and assumptions will be used to establish the Deposit Rate.

1.

Process for calculating Deposit Rate.

The Deposit Rate will be calculated on dates agreed to by both Parties, but will be calculated at least once every 365 calendar days.  CL&P will perform an estimated quarterly Deposit Rate calculation that will be trued up in June of each year for the prior calendar year, based on FERC Form 1 data.

2.

Deposit Rate formula.

The annual Deposit Rate will equal (a) the Return on Deposits, plus (b) Federal Income Tax Component, plus (c) State Income Tax Component.

(a)

Return on Deposits will be calculated based on CL&P’s average1 capital structure for the period of the calculation, and will equal the sum of:

i.

the long term debt component, which equals the product of the actual weighted average embedded debt rate to maturity of CL&P’s long-term debt then outstanding and the ratio of long-term debt to CL&P’s total capital;

ii.

the preferred stock component, which equals the product of the actual weighted average embedded preferred stock rate to maturity of the CL&P preferred stock then outstanding and the ratio of preferred stock to CL&P’s total capital; and

iii.

the return on equity component, which equals the product of the  Return on Equity (“ROE”), fixed at 11.14%, unless and until adjusted by mutual agreement (or pursuant to an annual review)2 and the ratio of CL&P common equity to CL&P’s total capital.

(b)

Federal Income Tax Component will equal:

[(A x (FT)] divided by (1-FT)

where FT is the Federal Income Tax Rate and A is the sum of the preferred stock component and the return on equity component, as defined in Sections 2(a)ii and 2(a)iii of this Schedule A.

(c)

State Income Tax Component will equal:

[(A + Federal Income Tax) x (ST)] divided by (1-ST)

where ST is the State Income Tax Rate and A is the sum of the preferred stock component and return on equity component, as defined in Sections 2(a)ii and 2(a)iii of this Schedule A.

3.

Payment Date.

Except as otherwise agreed by both Parties, the payment due on UI Investments held by CL&P will be calculated as of the end of each calendar quarter when information becomes available.  Payment due will be remitted to UI within 60 days after the calendar quarter’s end ("Payment Date") pursuant to Section 3(n) of this Agreement.  CL&P shall be entitled to estimate (subject to true-up) components of the Deposit Rate to the extent that such information is not reasonably available sufficiently in advance of the Payment Date.  Any such true-up shall be effected within a reasonable time after the previously estimated information becomes available.

4.

Payment formula.

The amount payable to UI on each Payment Date will equal a quarterly payment based on the average balance of deposits made by UI multiplied by the quarterly Deposit Rate.

(a)

Average deposit balance to be calculated as:

i.

the total year to date UI Investments on deposit as of the quarter end prorated for the number of days deposits are held by CL&P for payments made during the then current calendar year (including after taking into account any transfer of UI Assets (and resulting reduction in UI Investments) and/or any refund of UI Investments pursuant to this Agreement).

(b)

The quarterly Deposit Rate to be calculated as:

i.

The yearly Deposit Rate as described in Section 2 of this Schedule A divided by 4 (the number of payment periods (quarters) in one year).

Footnotes

1 Average is calculated as (beginning of period value + end of period value) / 2

2 Any such adjustment to the fixed rate shall be subject to the receipt, on terms satisfactory to each Party (in the sole and exclusive discretion of such Party exercised in good faith), of any required FERC authorization and approval.